UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

First Real Estate Investment Trust of New Jersey

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.
[X]	Fee computed on table below per Exchange Act Rules 14a(6)(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies: Shares of beneficial interest, without par value
2)	Aggregate number of securities to which transaction applies: 6,856,651
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
The proposed aggregate value of the transaction solely for purposes of calculating the filing fee is $208,300,000, the estimated aggregate of the cash to be received by the registrant. The amount of the filing fee was determined by multiplying the transaction value by 0.0001298 based on Fee Rate Advisory #1 for Fiscal Year 2020 issued by the Securities and Exchange Commission on August 23, 2019.
4)	Proposed maximum aggregate value of transaction:
$208,300,000
5)	Total Fee Paid:
$27,038
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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4)	Date Filed:

First Real Estate Investment Trust of New Jersey
505 Main Street
Hackensack, New Jersey 07601
[●], 2020

Dear shareholder:

You are cordially invited to attend a special meeting in lieu of an annual meeting of the holders of shares of beneficial interest without par value of First Real Estate Investment Trust of New Jersey (the “Trust”) to be held on [●], 2020, at [7:00 p.m.] at our principal executive offices located at 505 Main Street, Hackensack, New Jersey 07601. You may attend the special meeting in person or by proxy. At the special meeting, the Trust will be seeking your approval of:

1.	the Purchase and Sale Agreement, dated as of January 14, 2020 (the “Purchase Agreement”), by and among the Trust, certain affiliates of the Trust (together with the Trust, the “Sellers” and each a “Seller”) and Sinatra Properties LLC, a Delaware limited liability company and an affiliate of the Kushner Companies (“Purchaser”) and the transactions contemplated thereby (the “Sale”);
2.	the Plan of Voluntary Liquidation of the Trust (“Plan of Liquidation”) providing for, subject to the closing of the Sale, the winding-up and complete liquidation of the Trust, and the dissolution and termination of the Trust or the conversion of the Trust to another liquidating entity;
3.	the election of two trustees of the Trust for terms of three years each, or until their successors have been elected and qualify or, if earlier, until the Trust has been dissolved and terminated;
4.	an advisory resolution approving the compensation of the executive officers of the Trust;
5.	the ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of the Trust to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2020; and
6.	the adjournment of the special meeting, if necessary, to solicit additional votes to approve the Sale and/or the Plan of Liquidation.

Only holders of record of the shares of beneficial interest without par value of the Trust (“Shares”) at the close of business on [●], 2020, the record date for the special meeting, are entitled to notice of and to vote at the special meeting.

As described in more detail in the accompanying proxy statement, the Sale is structured as a purchase by Purchaser of the Sellers’ right, title and interests in the following multi-family residential apartment properties for an aggregate purchase price of $266,500,000, subject to certain adjustments: Berdan Court, located in Wayne, New Jersey; The Boulders at Rockaway, located in Rockaway, New Jersey; Pierre Towers, located in Hackensack, New Jersey; The Regency Club, located in Middletown, New York; Station Place, located in Red Bank, New Jersey; Steuben Arms, located in River Edge, New Jersey; and Westwood Hills, located in Westwood, New Jersey. The Trust has a 100% ownership interest in each of these properties, except for (i) Pierre Towers, in which the Trust has a 65% ownership interest in the Seller thereof, and (ii) Westwood Hills, in which the Trust has a 40% ownership interest in the Seller thereof. After taking into account the Trust’s 65% ownership interest in the Seller of Pierre Towers and 40% ownership interest in the Seller of Westwood Hills, the sale of all seven properties would result in approximately $208.3 million in aggregate consideration being received by the Trust, subject to certain adjustments.

Subject to the approval of the Plan of Liquidation by our shareholders, after the closing of the Sale, we intend to wind-up and liquidate the Trust and otherwise take action in accordance with the Plan of Liquidation adopted and approved by the Board of Trustees and more fully described in the accompanying proxy statement.

If our shareholders approve the Sale and Plan of Liquidation proposals, we currently anticipate making distributions to shareholders over time in connection with the Plan of Liquidation, taking into account estimated transaction expenses and payment of liabilities, in an amount that we estimate will range from $25.64 to $31.71 per share, which includes the net proceeds expected to be realized by the Trust from the closing of the Sale, less any applicable withholding taxes. Notwithstanding our estimates, we cannot predict with any certainty the exact timing, amount or number of distributions to our shareholders, as uncertainties as to the net proceeds available to us upon sale or disposition of our assets (including the Sale), any purchase price adjustments applicable to any such sale or disposition (including the Sale), the amount of any taxes, including withholding taxes and transfer taxes, imposed with respect to any such sale or disposition (including the Sale), the operating costs and amounts to be set aside for claims, liabilities and other obligations prior to and during the liquidation and winding-up process and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to shareholders or the timing of any such distributions.

The Board of Trustees has carefully reviewed and considered the terms and conditions of the Purchase Agreement and the transactions contemplated thereby and the Plan of Liquidation and the actions and transactions contemplated thereby, and has declared advisable and concluded that the Purchase Agreement, the Plan of Liquidation and the actions and transactions contemplated thereby, including the Sale, the winding-up and liquidation of the Trust and the taking of other actions in accordance with the Plan of Liquidation, the election of the two trustees named in the accompanying proxy statement, ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of the Trust and the adjournment of the special meeting, if necessary, are in the best interests of the Trust and its shareholders. The Board of Trustees, based in part on the unanimous recommendation of a special committee of the Board of Trustees in respect of the Sale and Plan of Liquidation proposals, has unanimously approved these proposals and recommends that you vote FOR each of the proposals set forth in the accompanying proxy statement.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card, or submit your proxy by telephone or the Internet, as soon as possible. If you hold your Shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card.

You are also encouraged to review carefully the enclosed proxy statement, as it contains important information, including copies of the Purchase Agreement and the Plan of Liquidation, which are attached as annexes to the proxy statement. In particular, please review the matters referred to under “Risk Factors” starting on page 18 for a discussion of the risks related to the business of the Trust and the proposed Sale and winding-up and liquidation of the Trust.

On behalf of the Board of Trustees of the Trust, we appreciate your continued support.

Sincerely,

Ronald J. Artinian
Chairman of the Board of Trustees

Robert S. Hekemian, Jr.
Chief Executive Officer, President and Trustee

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the transactions described in this proxy statement, or determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement is dated [●], 2020, and is first being mailed to shareholders on or about [●], 2020.

First Real Estate Investment Trust of New Jersey
505 Main Street
Hackensack, New Jersey 07601

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

To be held [●], 2020.

To the holders of shares of beneficial interest without par value of First Real Estate Investment Trust of New Jersey:

A special meeting in lieu of an annual meeting of the shareholders of First Real Estate Investment Trust of New Jersey, a New Jersey real estate investment trust (the “Trust”), will be held at our principal executive offices located at 505 Main Street, Hackensack, New Jersey 07601, on [●], 2020, at [7:00 p.m.] Eastern Time, for the following purposes:

1.	to consider and vote upon a proposal to approve the Purchase and Sale Agreement, dated as of January 14, 2020 (the “Purchase Agreement”), by and among the Trust, certain affiliates of the Trust (together with the Trust, the “Sellers” and each a “Seller”) and Sinatra Properties LLC, a Delaware limited liability company and an affiliate of the Kushner Companies, attached to the accompanying proxy statement as Annex A, and the transactions contemplated thereby (the “Sale”), which proposal is referred to herein as the “Sale Proposal”;
2.	to consider and vote upon a proposal to approve the Plan of Voluntary Liquidation of the Trust attached to the accompanying proxy statement as Annex B (the “Plan of Liquidation”) and the actions and transactions contemplated thereby, including the winding-up and complete liquidation of the Trust, and the dissolution and termination of the Trust or the conversion of the Trust to another liquidating entity, subject to the closing of the Sale, which proposal is referred to herein as the “Liquidation Proposal”;
3.	to consider and vote upon a proposal to elect two trustees of the Trust for terms of three years each, or until their successors have been elected and qualify or, if earlier, until the Trust has been dissolved and terminated, which proposal is referred to herein as the “Trustee Election Proposal”;
4.	to consider and vote upon a proposal to approve an advisory resolution approving the compensation of the executive officers of the Trust, which proposal is referred to herein as the “Executive Compensation Proposal”;
5.	to consider and vote upon a proposal to ratify the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of the Trust to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2020, which proposal is referred to herein as the “Auditor Appointment Proposal”; and
6.	to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional votes to approve the Sale Proposal and/or the Liquidation Proposal, which proposal is referred to herein as the “Adjournment Proposal”.

The accompanying proxy statement and the proxy card are being furnished to holders of the shares of beneficial interest without par value of the Trust (the “Shares”) in connection with the solicitation of proxies by the Board of Trustees for use at the special meeting.

The Board of Trustees, based in part on the unanimous recommendation of a special committee of the Board of Trustees in respect of the Sale Proposal and the Liquidation Proposal, has unanimously approved and declared advisable the Purchase Agreement (and the transactions contemplated thereby, including the Sale) and the Plan of Liquidation (and the actions and transactions contemplated thereby, including the winding-up and liquidation of the Trust, and the dissolution and termination of the Trust or the conversion of the Trust to another liquidating entity), the election of the two trustees named in the accompanying proxy statement, the ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of the Trust and the adjournment of the special meeting, if necessary, and recommends that you vote FOR the Sale Proposal, FOR the Liquidation Proposal, FOR the election of each of the nominees for trustee pursuant to the Trustee Election Proposal, FOR the Executive Compensation Proposal, FOR the Auditor Appointment Proposal and FOR the Adjournment Proposal. These proposals are described in more detail in the accompanying proxy statement, which we urge you to read in its entirety before voting on the proposals.

Only holders of record of Shares at the close of business on [●], 2020, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. Approval of each of the Sale Proposal, the Liquidation Proposal, the Executive Compensation Proposal and the Auditor Appointment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting assuming a quorum is present. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present. A plurality of the votes cast at the special meeting by the holders of Shares present in person or represented by proxy and entitled to vote is required to elect each of the nominees for trustee. Each outstanding Share entitles the shareholder thereof to one vote.

Your vote is very important. To ensure your representation at the special meeting and the presence of a quorum at the special meeting, whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it to the Trust without delay in the postage-paid envelope enclosed for your convenience or submit your proxy by telephone or the Internet as provided on the proxy card. If a quorum is not reached, our proxy solicitation costs are likely to increase. Should you receive more than one proxy card because your Shares are registered in different names and/or addresses, each proxy card should be signed, dated and returned to ensure that all of your Shares will be voted. If you are present at the special meeting or any adjournments or postponements of the special meeting, you may revoke your proxy and vote personally on the matters properly brought before the special meeting. Your Shares will be voted at the special meeting in accordance with your proxy.

By Order of the Board of Trustees,
Hackensack, New Jersey	John A. Aiello Secretary
[●], 2020

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE BY (1) TELEPHONE, (2) INTERNET OR (3) COMPLETING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

SUMMARY

The following summary highlights certain material information contained in this proxy statement. This summary may not contain all of the information that may be important for you to consider when evaluating the Sale Proposal, the Liquidation Proposal, the terms and conditions of the Purchase Agreement and the Plan of Liquidation and the transactions contemplated thereby and the other matters being considered at the special meeting. In this section and elsewhere in this proxy statement, references to “you” refer to the holders of Shares to whom the notice of special meeting and this proxy statement are addressed, and references to “we,” “us” or “our” refer to the Trust. We refer to the Board of Trustees of the Trust as the “Board” and we refer to the special committee of the Board of Trustees of the Trust as the “Special Committee.” We encourage you to read carefully this entire proxy statement, including the attached annexes. We have included in this summary cross-references to direct you to a more complete description of the topics described.

First Real Estate Investment Trust of New Jersey

First Real Estate Investment Trust of New Jersey (the “Trust”) is a New Jersey real estate investment trust organized in New Jersey in 1961 with principal offices located at 505 Main Street, Hackensack, New Jersey 07601 (telephone (201) 488-6400). Historically, the Trust has acquired, developed, constructed and held real estate investment properties for investment and not for resale.

The Sale (see page 50)

The purchaser is Sinatra Properties, LLC (“Purchaser”), a Delaware limited liability company and an affiliate of Kushner Companies LLC, with offices located at 666 Fifth Avenue, New York, New York 10103. Kushner Companies is a privately held real estate developer and landlord that holds a portfolio of 20,000 multi-family residential units and 13 million square feet of office, industrial and retail space.

Pursuant to the Purchase and Sale Agreement, dated as of January 14, 2020 (the “Purchase Agreement”), by and among the Trust, certain affiliates of the Trust (together with the Trust, the “Sellers” and each a “Seller”) and Purchaser, Purchaser will purchase seven multi-family residential apartment properties (each a “Sale Property” and collectively the “Sale Properties”) from the Sellers for an aggregate purchase price of $266,500,000, subject to certain adjustments. The Sale Properties to be sold to Purchaser pursuant to the Purchase Agreement (the “Sale”) are:

•	Berdan Court, a 176-unit residential apartment building located in Wayne, New Jersey (“Berdan Court”);
•	The Boulders at Rockaway, a 129-unit residential apartment building located in Rockaway, New Jersey;
•	Pierre Towers, a 266-unit residential apartment building located in Hackensack, New Jersey (“Pierre Towers”);
•	The Regency Club, a 132-unit residential apartment building located in Middletown, New York (the “Regency Club”);
•	Station Place, a 45-unit residential apartment building located in Red Bank, New Jersey;
•	Steuben Arms, a 100-unit residential apartment building located in River Edge, New Jersey; and
•	Westwood Hills, a 210-unit residential apartment building located in Westwood, New Jersey (“Westwood Hills”).

The Trust has a 100% ownership interest in each of these properties, except for (i) Pierre Towers, in which the Trust has a 65% ownership interest in the Seller thereof, and (ii) Westwood Hills, in which the Trust has a 40% ownership interest in the Seller thereof.

After taking into account the Trust’s 65% ownership interest in the Seller of Pierre Towers and 40% ownership interest in the Seller of Westwood Hills, the sale of all seven Sale Properties would result in approximately $208.3 million in aggregate consideration being received by the Trust, subject to certain adjustments.

Pursuant to the Purchase Agreement, the Purchaser has agreed to assume approximately $76,815,000 of outstanding mortgage loans encumbering Berdan Court and Pierre Towers. The aggregate purchase price payable to the Sellers will be reduced by the amount of the outstanding principal balance of these loans that is assumed by the Purchaser. If a lender does not permit the Purchaser to assume a loan or if a loan is not assumed under certain other circumstances, then the Purchaser or, in certain circumstances, the Sellers may elect to terminate the Purchase Agreement with respect to the applicable Sale Property and the aggregate purchase price payable pursuant to the Purchase Agreement will be reduced by an amount equal to the portion of the aggregate purchase price allocated to such Sale Property in the Purchase Agreement. Of the $266,500,000 aggregate purchase price, $42,000,000 has been allocated to Berdan Court and $80,500,000 has been allocated to Pierre Towers. In addition, if the ownership structure of Pierre Towers is not converted into a tenancy-in-common on or prior to February 28, 2020, then the Purchase Agreement will be terminated automatically with respect to Pierre Towers and the aggregate purchase price will be reduced by an amount equal to the amount allocated to such property in the Purchase Agreement ($80,500,000).

The Purchase Agreement also provides that if certain title matters affecting The Regency Club are not adequately addressed as of the tenth day prior to the scheduled special meeting of the Trust shareholders, then the Purchaser may elect to terminate the Purchase Agreement with respect to The Regency Club and the aggregate purchase price payable pursuant to the Purchase Agreement will be reduced by an amount allocated to such property in the Purchase Agreement. Of the $266,500,000 aggregate purchase price, $27,250,000 has been allocated to The Regency Club.

In the event the Purchase Agreement is terminated with respect to one or more of Pierre Towers, Berdan Court and The Regency Club, the Trust will update the shareholders with respect to such termination pursuant to a press release, as a supplement to this proxy statement and/or otherwise in accordance with applicable law.

In connection with the entry into the Purchase Agreement, the Purchaser delivered in escrow a deposit in the form of an unconditional, irrevocable letter of credit in the amount of $15,000,000 (the “Deposit”). The Deposit is non-refundable, except in connection with the termination of the Purchase Agreement in certain circumstances.

The Purchase Agreement is attached as Annex A to this proxy statement. We encourage you to read carefully the Purchase Agreement in its entirety because it is the legal document that governs the terms and conditions of the Sale and the other transactions contemplated thereby.

Plan of Liquidation (see page 63)

If the Sale Proposal is approved by our shareholders, the Sale is completed and the Liquidation Proposal is approved by our shareholders, then following the closing of the Sale we intend to wind-up our operations and liquidate the Trust in accordance with the Plan of Voluntary Liquidation of the Trust (the “Plan of Liquidation”) and to take any necessary and appropriate actions in connection therewith, including by establishing a liquidating trust or converting to another liquidating entity to make liquidating distributions to shareholders.

A copy of the Plan of Liquidation is attached as Annex B to this proxy statement. We encourage you to read carefully the Plan of Liquidation in its entirety because it is the legal document that governs the proposed winding-up and liquidation of the Trust.

Amount and Timing of Distributions to Shareholders (see page 66)

If our shareholders approve the Sale and Plan of Liquidation proposals, we currently anticipate making distributions to shareholders over time in connection with the Plan of Liquidation, taking into account estimated transaction expenses and payment of liabilities, in an amount that we estimate will range from $25.64 to $31.71 per share, which includes the net proceeds to be realized by the Trust from the closing of the Sale, less any applicable withholding taxes. Notwithstanding our estimates, we cannot predict with any certainty the exact timing, amount or number of distributions to our shareholders, as uncertainties as to the net proceeds available to us upon sale or disposition of our assets (including the Sale), any purchase price adjustments applicable to any such sale or disposition (including the Sale), the amount of any taxes, including withholding taxes and transfer taxes, imposed with respect to any such sale or disposition (including the Sale), the operating costs and amounts to be set aside for claims, liabilities and other obligations prior to and during the liquidation and winding-up process and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to shareholders or the timing of any such distributions.

Risk Factors (see page 18)

In evaluating the Sale Proposal and the Liquidation Proposal, you should carefully read this proxy statement and the attached annexes and consider, in particular, the risk factors and other information discussed in the section entitled “Risk Factors” beginning on page 18 of this proxy statement.

Special Meeting; Votes Required (see page 8)

The special meeting of the shareholders of the Trust will be held on [●], 2020, at [7:00 p.m.] Eastern Time, at our principal executive offices located at 505 Main Street, Hackensack, New Jersey 07601. At the special meeting, our shareholders will be asked to approve each of the following:

1.	a proposal to approve the Purchase Agreement and the Sale, which we refer to herein as the “Sale Proposal”;
2.	a proposal to approve the Plan of Liquidation and the actions and transactions contemplated thereby, including the winding-up and complete liquidation of the Trust, and the dissolution and termination of the Trust or the conversion of the Trust to another liquidating entity, subject to the closing of the Sale, which we refer to herein as the “Liquidation Proposal”;
3.	a proposal to elect two trustees for terms of three years each, or until their successors have been elected and qualify or, if earlier, until the Trust has been dissolved and terminated, which we refer to herein as the “Trustee Election Proposal”;
4.	a proposal to approve an advisory resolution approving the compensation of executive officers of the Trust, which we refer to herein as the “Executive Compensation Proposal”;

5.	a proposal to ratify the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of the Trust to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2020, which proposal is referred to herein as the “Auditor Appointment Proposal”; and
6.	a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional votes to approve the Sale Proposal and/or the Liquidation Proposal, which we refer to herein as the “Adjournment Proposal”.

Only holders of record of shares of beneficial interest without par value of the Trust (“Shares”) at the close of business on [●], 2020, the record date for the special meeting, are entitled to notice of and to vote at the special meeting.

Approval of each of the Sale Proposal, the Liquidation Proposal, the Executive Compensation Proposal and the Auditor Appointment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting assuming a quorum is present. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present.

A plurality of votes cast at the special meeting by the holders of the Shares present in person or represented by proxy and entitled to vote thereon is required to elect each of the nominees for trustee on the Board pursuant to the Trustee Election Proposal.

The Board’s Recommendation (see page 26)

The Board, based in part on the unanimous recommendation of the Special Committee in respect of the Sale Proposal and the Liquidation Proposal, has unanimously determined that the proposals to be acted on at the special meeting are fair to and in the best interests of the Trust and our shareholders, has declared them to be advisable and unanimously recommends that you vote FOR the Sale Proposal, FOR the Liquidation Proposal, FOR the election of each of the nominees for trustee pursuant to the Trustee Election Proposal, FOR the Executive Compensation Proposal, FOR the Auditor Appointment Proposal and FOR the Adjournment Proposal.

Opinions of Financial Advisor (see page 39)

At a meeting of our Special Committee held on January 14, 2020, the financial advisor to the Special Committee, HFF Securities, L.P. (“HFF”), delivered to the Special Committee oral opinions, which were confirmed by delivery of an opinion letter, dated January 14, 2020, upon which the Board is permitted to rely, to the effect that, as of January 14, 2020, and based upon and subject to various assumptions and limitations described in the opinion letter, (i) the portion of the transaction consideration to be paid to the Trust (including the portion of the transaction consideration to be paid by Purchaser to the Trust with respect to each of Pierre Towers and Westwood Hills) by the Purchaser in the Sale is fair, from a financial point of view, to the Trust and (ii) the Trust's estimated range of expected per share aggregate liquidating distributions is reasonable from a financial point of view.

The full text of the opinion letter of HFF, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinions of HFF, is attached as Annex C to this proxy statement and is incorporated herein by reference. We encourage you to read HFF’s opinion letter carefully and in its entirety. HFF’s opinions are limited solely to the fairness, from a financial point of view, of the purchase price to be received in the Sale by the Trust and the reasonableness from a financial point of view of the Trust's estimated range of expected per share aggregate liquidating distributions and do not address any other aspect of the Sale or of the winding-up and liquidation of the Trust pursuant to the Plan of Liquidation or the Trust’s underlying business decision to effect the Sale or the Plan of Liquidation or the relative merits of the Sale or the Plan of Liquidation as compared to any alternative business strategies or transactions that might be available with respect to the Trust. Neither HFF’s opinions nor the summary of its opinions and the related analysis set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation to any Trust shareholder as to how such shareholder should vote or act with respect to any matters relating to the Sale, the Plan of Liquidation or otherwise.

Transactions with Hekemian & Company, Inc. (see pages 38 and 47)

Hekemian & Company, Inc. (“Hekemian & Co.”) serves as the external manager of the Trust pursuant to a Management Agreement dated as of November 1, 2001 between the Trust and Hekemian & Co. (the “Management Agreement”). Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of the Trust, and David B. Hekemian, a trustee of the Trust, each holds a 33.3% equity interest in Hekemian & Co. The balance of the equity interests in Hekemian & Co. is held by other members of the Hekemian family. In connection with the transactions contemplated by the Purchase Agreement and the Plan of Liquidation, the Trust and Hekemian & Co. entered into a First Amendment to the Management Agreement (the “First Amendment”).

The First Amendment provides that upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in any real property owned directly or indirectly, in whole or in part, by the Trust (each a “Trust property”), whether pursuant to the Purchase Agreement or otherwise in furtherance of the Plan of Liquidation, (a) the Management Agreement will terminate automatically and be of no further force or effect with respect to such Trust property and (b) the Trust will pay to Hekemian & Co. (i) any and all commissions and fees for management services and reimbursement required to be paid by the Trust pursuant to the Management Agreement in respect of the applicable Trust property up to the termination date, calculated on a pro rata basis, plus (ii) a termination fee in respect to such Trust property equal to the product of (x) the Trust’s direct or indirect percentage ownership interest in such Trust property, multiplied by (y) 1.25, multiplied by (z) one (1) year’s Base Management Fee (as defined in the Management Agreement and amended pursuant to the First Amendment) in respect of such Trust property.

In addition, the First Amendment amends the Management Agreement to provide that upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property, whether pursuant to the Purchase Agreement or otherwise in furtherance of the Plan of Liquidation, the Trust will pay to Hekemian & Co. a sales fee equal to 1.65% of the sales price for such Trust property (reduced from the existing range of 2.5% to 4.5% in the Management Agreement); provided, however, that in the event that a Trust property is not wholly owned, directly or indirectly, by the Trust, the sales fee payable to Hekemian & Co. will only be payable in respect of the Trust’s percentage ownership share of the applicable Trust property.

The First Amendment provides that the foregoing fees will be paid in lieu of, and will supersede in their entirety, any other payment which otherwise would be payable to Hekemian & Co. under the Management Agreement arising out of or attributable to the sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property or the termination of the Management Agreement in respect of such Trust property (including, without limitation, any Termination Fee, M&A Termination Fee or Sale of Property Fee under the Management Agreement (each as defined in the Management Agreement)).

The First Amendment will become effective if, and only if, the Plan of Liquidation becomes effective.

Share Ownership of Our Trustees, Executive Officers and Certain Shareholders (see page 49)

As of the record date, [●], 2020, our trustees and executive officers owned and were entitled to vote, in the aggregate, [●] Shares, representing approximately [●] percent ([●]%) of the Shares outstanding on that date. Each of our trustees and executive officers has informed us that he currently intends to vote FOR each of the proposals described herein.

In connection with entering into the Purchase Agreement, each of our trustees entered into a voting agreement with the Purchaser, pursuant to which each trustee, in his capacity as a shareholder of the Trust, agreed to vote the Shares over which he has voting control (i) in favor of the Sale Proposal and (ii) against any proposal contemplating an alternative transaction and any action, agreement or transaction that would reasonably be expected to materially impede, interfere with, delay or postpone the closing of the Sale. As of the record date, a total of [872,812] Shares are subject to the voting agreement.

Interests of our Trustees and Executive Officers (see pages 47 and 67)

The interests of our trustees and executive officers in the Sale and Plan of Liquidation are generally aligned with the interests of our shareholders; however, certain of such trustees and officers have interests which differ from or are in addition to those of our shareholders. As a result of their ownership interests in Hekemian & Co., each of Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of the Trust, and David B. Hekemian, a trustee, has an interest in the Management Agreement (including as amended pursuant to the First Amendment). In addition, Robert S. Hekemian, Jr., David B. Hekemian and members of their families have ownership interests in certain entities which are co-owners with the Trust of certain entities that own and operate Trust properties.

Appraisal or Dissenters’ Rights (see pages 62 and 69)

You are not entitled to appraisal or dissenters’ rights (or rights of an objecting shareholder) in connection with the transactions comprising the Sale or contemplated by the Plan of Liquidation, whether under New Jersey law or our Amended and Restated Declaration of Trust.

Conditions to Obligations to Complete the Sale (see page 54)

The Purchase Agreement contains a number of conditions that must be satisfied before the Sale can be completed. These conditions include, among others:

•	that there is no law in effect or order entered, in each case, that (i) restrains, enjoins or prohibits the performance of all or any part of the Purchase Agreement or the closing of the Sale or (ii) declares unlawful the Purchase Agreement or the closing of the Sale;
•	the required approval of the Sale by the Trust’s shareholders (“Trust Shareholder Approval”) has been obtained; and
•	the Purchaser’s title insurance company being prepared, and having irrevocably committed, to issue a title policy in the form required under the Purchase Agreement with respect to each Sale Property.

Regulatory Matters (see pages 50 and 69)

The Trust is not aware of any regulatory or governmental actions or approvals required to complete the Sale. The Trust is also not aware of any regulatory or governmental approvals that must be obtained in connection with the Plan of Liquidation.

The Trust is Prohibited from Soliciting Other Offers (see page 38)

Under the terms of the Purchase Agreement, we are prohibited from soliciting alternative acquisition proposals (acquisitions of 50% or more of the Shares or the Trust’s consolidated assets), subject to certain limited exceptions necessary to comply with the fiduciary duties of the Board, including the right to provide non-public information to, and negotiate with, a third party that has made an unsolicited alternative acquisition proposal if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such proposal constitutes, or could reasonably be expected to lead to a superior proposal.

Subject to the Purchaser’s right to match an alternative acquisition proposal and prior to obtaining shareholder approval of the Sale, the Board may change its recommendation with respect to the Sale, or terminate the Purchase Agreement and enter into an agreement for an alternative acquisition proposal that did not result from a material breach of the non-solicitation provisions, if the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that such proposal constitutes a superior proposal and that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. If we terminate the Purchase Agreement to accept a superior proposal, or the Purchaser terminates the Purchase Agreement based on the Board withholding or withdrawing (or modifying, amending or qualifying in a manner adverse to the Purchaser) its recommendation to our shareholders in favor of the Sale Proposal, we are required to return the Deposit to the Purchaser, pay the Purchaser a termination fee of $3,500,000 and reimburse the Purchaser for its out-of-pocket expenses (subject to a $2,000,000 cap).

Termination; Termination Fee; Transaction Expenses (see page 59)

The Trust has agreed to pay the Purchaser a termination fee of $3,500,000 (“Termination Fee”) together with the reasonable and documented out-of-pocket fees and expenses incurred by the Purchaser in connection with the Purchase Agreement or the Sale, which obligation is subject to a cap of $2,000,000 (“Purchaser Expense Reimbursement”) and return the Deposit to the Purchaser if:

•	the Purchase Agreement is terminated by the Sellers in order to enter into an agreement in respect of a superior proposal;
•	the Purchase Agreement is terminated by the Purchaser as a result of a Change in Recommendation (as defined under the heading “Recommendation Change”); or
•	the Purchase Agreement is terminated (i) (A) by either party if the closing has not been consummated prior to June 15, 2020 (but if by the Sellers, only if at such time the Purchaser would not be prohibited from terminating the Purchase Agreement as a result of their delay), (B) by the Purchaser in the event of a default by Sellers or (C) by either party if the Sale Proposal is not approved at the special meeting of the Trust shareholders or at any adjournment or postponement thereof, (ii) at any time on or after

January 14, 2020 and prior to such termination, a bona fide alternative acquisition proposal becomes publicly known and not publicly withdrawn prior to such termination and (iii) within 12 months after the date of such termination, the Trust enters into an agreement for an alternative acquisition transaction or an alternative acquisition transaction is consummated.

In addition, if the Purchase Agreement is terminated because our shareholders do not approve the Sale Proposal, we are required to reimburse up to $2,000,000 of the reasonable and documented out-of-pocket fees and expenses incurred by the Purchaser in connection with the Purchase Agreement or the Sale and the Deposit will be returned to the Purchaser.

Material United States Federal Income Tax Consequences (see page 101)

You are urged to read the discussion in the section entitled “Material United States Federal Income Tax Consequences” beginning on page 101 of this proxy statement and to consult your tax advisor as to the United States federal income tax consequences of the Sale and the Plan of Liquidation, as well as the effects of state, local and foreign tax laws.

Record Holders

As of [●], 2020, the record date for the special meeting, there were approximately [●] holders of record of the Shares.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, THE SALE AND THE PLAN OF LIQUIDATION

The following are some questions that you, as a shareholder of the Trust, may have regarding the special meeting, the Purchase Agreement and the Sale, the Plan of Liquidation and the actions and transactions contemplated thereby, and the other matters being considered at the special meeting and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section may not provide all the information that might be important to you with respect to the proposals being considered at the special meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this proxy statement.

Q.	Why am I receiving this proxy statement?
A.

Under the terms of the Purchase Agreement described in this proxy statement, the Trust has agreed to sell certain of its apartment properties to the Purchaser. The completion of the transactions contemplated by the Purchase Agreement is subject to approval by a majority of the votes cast at the special meeting assuming a quorum is present, and we are holding a special meeting in order to obtain that approval.

In addition, the Board has determined that, subject to the closing of the Sale, it is advisable and in the best interests of our shareholders that the Trust wind-up its affairs, dispose of its remaining assets, pay off outstanding liabilities and distribute the net proceeds to our shareholders in accordance with the Plan of Liquidation. The Plan of Liquidation is subject to approval by a majority of the votes cast at the special meeting assuming a quorum is present, which approval we will also seek to obtain at the special meeting.

Your vote is very important. We encourage you to vote as soon as possible. The enclosed voting materials allow you to vote your Shares without attending the special meeting in person. For more specific information on how to vote, please see the questions and answers below.

Q.	What is being voted upon at the special meeting?
A.

We are asking shareholders to consider and vote upon the following proposals at the special meeting:

1.       the Sale Proposal;

2.       the Liquidation Proposal;

3.       the election of two trustees pursuant to the Trustee Election Proposal;

4.       the Executive Compensation Proposal;

5.       the Auditor Appointment Proposal; and

6.       the Adjournment Proposal.

Q.	What is the Sale?
A.	The Purchase Agreement provides for the sale by the Sellers to the Purchaser of all of the Sellers’ right, title and interests in the Sale Properties. The Trust has a 100% ownership interest in each of the Sale Properties, except for (i) Pierre Towers, in which the Trust has a 65% ownership interest in the Seller thereof, and (ii) Westwood Hills, in which the Trust has a 40% ownership interest in the Seller thereof.
Q.	Why did the Trust enter into the Purchase Agreement?
A.	Entry into the Purchase Agreement is the culmination of our thorough exploration of various potential strategic alternatives, which began in March 2019 when the Board appointed the Special Committee to explore and evaluate strategic alternatives. After due consideration of all other alternatives reasonably available to us, including maintaining our existence and continuing to own our assets and selling the assets individually, the Board, based in part on the unanimous recommendation of the Special Committee, determined that the transactions contemplated by the Purchase Agreement and winding-up the Trust pursuant to the Plan of Liquidation will result in the most favorable outcome for our shareholders. For more information, see “Proposal One—The Sale Proposal—Recommendation of the Board and Reasons for the Sale” beginning on page 36 of this proxy statement and “Proposal Two—The Liquidation Proposal—Recommendation of the Board and Reasons for the Liquidation” beginning on page 63 of this proxy statement.
Q.	Who is the Purchaser?
A.	The Purchaser, Sinatra Properties LLC, is a Delaware limited liability company and an affiliate of the Kushner Companies LLC, with offices located at 666 Fifth Avenue, New York, New York 10103. Kushner Companies LLC is a privately held real estate developer and landlord that holds a portfolio of 20,000 multi-family residential units and 13 million square feet of office, industrial and retail space.
Q.	What is the purchase price for the Sale?
A.

The aggregate purchase price for 100% ownership interest in each of the Sale Properties is $266,500,000, subject to certain adjustments. After taking into account the Trust’s 40% ownership interest in Westwood Hills and 65% ownership interest in Pierre Towers, the sale of all seven apartment properties would result in approximately $208.3 million in aggregate consideration received by the Trust, subject to certain adjustments.

Among the potential adjustments to the aggregate purchase price is a reduction in the amount of cash payable to the Sellers by the amount of the mortgage loans encumbering Berdan Court and Pierre Towers (which currently total approximately $76,815,000) that are assumed by the Purchaser at closing; however, if a lender does not permit the Purchaser to assume a loan or if a loan is not assumed under certain other circumstances, then the Purchaser or, in certain circumstances, the Sellers may elect to terminate the Purchase Agreement with respect to the applicable Sale Property, and the aggregate purchase price payable pursuant to the Purchase Agreement will be reduced by an amount equal to the portion of the aggregate purchase price allocated to such Sale Property in the Purchase Agreement. Of the $266,500,000 aggregate purchase price, $42,000,000 has been allocated to Berdan Court and $80,500,000 has been allocated to Pierre Towers.

The Purchase Agreement also provides that if certain title matters affecting The Regency Club are not adequately addressed as of the tenth day prior to the scheduled special meeting of the Trust shareholders, then the Purchaser may elect to terminate the Purchase Agreement with respect to The Regency Club and the aggregate purchase price payable pursuant to the Purchase Agreement will be reduced by an amount allocated to such property in the Purchase Agreement. Of the $266,500,000 aggregate purchase price, $27,250,000 has been allocated to The Regency Club.

The purchase price is also subject to customary prorations and/or adjustments as of the day immediately prior to closing. For more information, see “Proposal One—The Sale Proposal—Purchase Price for the Sale” beginning on page 51 of this proxy statement.

Q.	What other agreements were entered into by the Trust in connection with the Purchase Agreement and the Plan of Liquidation?
A.

The Trust entered into the First Amendment, which modifies the Management Agreement with Hekemian & Co. by providing that upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in any Trust property, whether pursuant to the Purchase Agreement or otherwise in furtherance of the Plan of Liquidation, (a) the Management Agreement will terminate automatically and be of no further force or effect with respect to such property and (b) the Trust will pay to Hekemian & Co. (i) any and all commissions and fees for management services and reimbursement required to be paid by the Trust pursuant to the Management Agreement in respect of the applicable property up to the termination date, calculated on a pro rata basis, plus (ii) a termination fee in respect to such property equal to the product of (x) the Trust’s direct or indirect percentage ownership interest in such property, multiplied by (y) 1.25, multiplied by (z) one (1) year’s Base Management Fee (as defined in the Management Agreement and First Amendment) in respect of such property.

The First Amendment also amends the Management Agreement to provide that upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in each property, whether pursuant to the Purchase Agreement or otherwise in furtherance of the Plan of Liquidation, the Trust will pay to Hekemian & Co. a sales fee equal to 1.65% of the sales price for such property (reduced from the existing range of 2.5% to 4.5% in the Management Agreement); provided, however, that in the event that a property is not wholly owned, directly or indirectly, by the Trust, the sales fee payable to Hekemian & Co. will only be payable in respect of the Trust’s percentage ownership share of the applicable property.

The First Amendment provides that the foregoing fees will be paid in lieu of, and will supersede in their entirety, any other payment which otherwise would be payable to Hekemian & Co. under the Management Agreement arising out of or attributable to the sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property or the termination of the Management Agreement in respect of such Trust property (including, without limitation, any Termination Fee, M&A Termination Fee or Sale of Property Fee under the Management Agreement (each as defined in the Management Agreement)).

The First Amendment will become effective if, and only if, the Plan of Liquidation becomes effective. For more information, see “Proposal One—The Sale Proposal—Transactions with Hekemian & Co.” beginning on page 47 of this proxy statement.

Q.	When does the Trust expect the Sale to be completed?
A.	We are working to close the Sale as soon as practicable and currently expect to close the Sale during the second calendar quarter of 2020.
Q.	What will happen if the Sale is not approved?
A.	If the Sale is not approved, the Sale will not occur, our wind-up and liquidation of the Trust will not occur, we will not make liquidating distributions to our shareholders and we will continue to operate our business and may pursue alternative strategic options. For more information, see “Risk Factors—Risk Factors Relating to the Sale.” If the Sale is not completed, the Trust would be subject to a number of material risks described on page 18 of this proxy statement.
Q.	If the Sale Proposal and the Liquidation Proposal are approved and the Sale is consummated on the terms contained in the Purchase Agreement, is there an estimate of the net proceeds that the Trust’s shareholders will receive?
A.

The amount of cash that may ultimately be received by our shareholders is not known and is difficult to estimate with certainty. We currently anticipate making distributions to shareholders over time in connection with the Plan of Liquidation, taking into account estimated transaction expenses and payment of liabilities, in an amount that we estimate will range from $25.64 to $31.71 per share, which includes the net proceeds to be realized by the Trust from the closing of the Sale, less any applicable withholding taxes. Notwithstanding our estimates, we cannot predict with any certainty the exact timing, amount or number of distributions to our shareholders, as uncertainties as to the net proceeds available to us upon sale or disposition of our assets (including the Sale), any purchase price adjustments applicable to any such sale or disposition (including the Sale), the amount of any taxes, including withholding taxes and transfer taxes, imposed with respect to any such sale or disposition (including the Sale), the operating costs and amounts to be set aside for claims, liabilities and other obligations prior to and during the liquidation and winding-up process and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to shareholders or the timing of any such distributions.

If we have underestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, or we have overestimated the amount we would receive from the disposition of our assets, including those included in the Sale, the amount ultimately distributed to our shareholders could be less than the estimated amounts set forth above. No assurance can be given as to the amounts our shareholders will ultimately receive.
Q.	What will happen under the Plan of Liquidation?
A.	Under the Plan of Liquidation we will wind-up our operations and take any other appropriate and necessary action to liquidate, dissolve and terminate the Trust or convert the Trust to another liquidating entity under applicable law and in accordance with our Amended and Restated Declaration of Trust following the closing of the Sale. If our shareholders approve the Liquidation Proposal, upon a determination made by the Board, we may transfer our remaining assets and liabilities to a liquidating trust or convert the Trust into another type of liquidating entity in accordance with applicable law that will be a limited liability company, a partnership or other trust and distribute interests in the liquidating trust or other liquidating entity to our shareholders while our remaining assets are sold and our remaining liabilities are paid.
Q.	What is a liquidating trust? What other liquidating entity may be formed?
A.	A liquidating trust is a trust organized for the primary purpose of liquidating and distributing the assets transferred to it after paying any of the remaining liabilities. We may determine, instead, to convert the Trust into another type of liquidating entity in accordance with applicable law. That entity may be a limited liability company, a partnership or a trust. If we form a liquidating trust or convert the Trust into another type of liquidating entity, at the time of the formation or conversion, the Shares would be cancelled and our shareholders will receive interests in the liquidating trust or other liquidating entity. Such interests in the liquidating trust or other liquidating entity (i) will not be transferable (except by will, intestate succession or operation of law) and (ii) will not be represented by certificates.
Q.	What vote of the Trust shareholders is required to approve the Sale Proposal and the Liquidation Proposal?
A.	Approval of each of the Sale Proposal and the Liquidation Proposal requires the affirmative vote of a majority of the votes cast at the special meeting assuming a quorum is present.
Q.	How does the Board recommend that the Trust shareholders vote on the Sale Proposal and the Liquidation Proposal?
A.	The Board, based in part on the unanimous recommendation of the Special Committee, recommends that you vote FOR the Sale Proposal and FOR the Liquidation Proposal. The Board determined and declared that the Purchase Agreement and the Sale are advisable and in the best interests of the Trust and our shareholders and it further determined and declared that, subject to the closing of the Sale, the Plan of Liquidation and the actions and transactions contemplated thereby are advisable and in the best interests of the Trust and our shareholders. Accordingly, the Board unanimously approved the Purchase Agreement and the Plan of Liquidation and the actions and transactions contemplated thereby, including the Sale, and recommends that you vote FOR these proposals at the special meeting.
Q.	What do I need to do now in order to vote on the proposals being considered at the special meeting?
A.

You should carefully read and consider the information contained in this proxy statement and the annexes attached to this proxy statement, and you may vote by proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope or by submitting a proxy over the Internet (www. [●].com) or by telephone [(___-___-____)] following the instructions on the enclosed proxy card. If you sign, date and mail your proxy card without identifying how you want to vote, your Shares will be voted FOR the Sale Proposal, FOR the Liquidation Proposal, FOR the election of each of the nominees for trustee pursuant to the Trustee Election Proposal, FOR the Executive Compensation Proposal, FOR the Auditor Appointment Proposal and FOR the Adjournment Proposal.

You may also vote by attending the special meeting and voting in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Whether or not you plan to attend the special meeting, you should submit your proxy card or voting instruction form as described in this proxy statement.

Q.	Do the trustees and executive officers of the Trust have any interest in the Sale?
A.

The interests of our trustees and executive officers in the Sale are generally aligned with the interests of our shareholders; however, certain trustees and executive officers have interests which differ from or are in addition to those of our shareholders, including an interest in the Management Agreement (including as amended pursuant to the First Amendment) and an interest in certain Trust properties which may be sold pursuant to the Purchase Agreement or the Plan of Liquidation.

In addition, each of our trustees has entered into a voting agreement with the Purchaser pursuant to which each of them has agreed to vote their respective Shares over which they have voting control (i) in favor of the Sale Proposal and (ii) against any proposal contemplating an alternative transaction and any action, agreement or transaction that would reasonably be expected to materially impede, interfere with, delay or postpone the closing of the Sale. See “Proposal One—The Sale Proposal—Interests of our Trustees and Executive Officers” beginning on page 47 of this proxy statement and “Proposal One—The Sale Proposal—Voting Agreement” beginning on page 61 of this proxy statement.

Q.	Are there any risks related to the Sale or the Plan of Liquidation?
A.	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 18 of this proxy statement.
Q.	What are the United States federal income tax consequences of the Sale and the Plan of Liquidation?
A.

In general, if the Plan of Liquidation is approved and the Trust is liquidated, distributions to you under the Plan of Liquidation, including your pro rata share of the fair market value of any the Trust assets that are transferred to a liquidating trust or deemed distributed pursuant to our conversion to another liquidating entity and other amounts deemed distributed to you, should not be taxable to you for U.S. federal income tax purposes until the aggregate amount of liquidating distributions to you exceeds your adjusted tax basis in your Shares, and then should be taxable to you as capital gain (assuming you hold your shares as a capital asset). To the extent the aggregate amount of liquidating distributions, including amounts deemed distributed, to you is less than your adjusted tax basis in your Shares, you generally will recognize a capital loss (assuming you hold your shares as a capital asset) in the year the final distribution is received by you. The transfer of our assets to a liquidating trust or the establishment of another liquidating entity, which would occur by means of a conversion of the Trust into a limited liability company, partnership or trust, will be a taxable event to our shareholders notwithstanding that the shareholders may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. Non-U.S. shareholders will be subject to U.S. federal income tax on any distributions received to the extent attributable to gains recognized by the Trust on sales of real property located in the United States. See “Material United States Federal Income Tax Consequences” beginning on page 101 of this proxy statement.

We urge you to consult with your own tax advisors regarding tax consequences of distributions made and other transactions contemplated pursuant to the Plan of Liquidation.

Q.	Is the winding-up and liquidation of the Trust conditioned upon the closing of the Sale?

A.	Yes. The Plan of Liquidation pursuant to which we intend to wind-up and liquidate the Trust is subject to the closing of the Sale.
Q.	What will happen if the Sale Proposal is approved and the Liquidation Proposal is not approved?
A.	If our shareholders approve the Sale Proposal but do not approve the Liquidation Proposal, assuming the other closing conditions to the Sale are satisfied, we will still complete the Sale. In that case, we will have transferred a substantial portion of our operating assets to the Purchaser. We do not intend to invest in another operating business following the closing of the Sale and our ongoing operating expenses may exceed the revenue generated by our remaining assets. For more information, see “Risk Factors—Risk Factors Relating to the Winding-up and Liquidation of the Trust—Our shareholders could approve the Sale Proposal but not approve the Liquidation Proposal” on page 20 of this proxy statement.
Q.	Am I entitled to appraisal rights or dissenters’ rights in connection with the Sale Proposal or the Liquidation Proposal?
A.	No. As a holder of Shares, you will not be eligible for appraisal rights or dissenters’ rights (or rights of an objecting shareholder) in connection with the Sale Proposal or the Liquidation Proposal.
Q.	Will I still be able to sell or transfer my Shares following the closing of the Sale?
A.	Yes. The Shares will be transferable following the closing of the Sale to the same extent as before the closing of the Sale until the Trust is terminated or, if applicable, the establishment of a liquidating trust or other liquidating entity. Also, upon the establishment of a liquidating trust or other liquidating entity, the interests in the trust or entity will not be transferable (except by will, intestate succession or operation of law). Following the closing of the Sale we may, however, seek relief from the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if such relief is granted, our Shares will cease to be eligible to trade on the OTC Bulletin Board. If our Shares cease to be eligible to trade on the OTC Bulletin Board, it may be more difficult to sell your Shares.
Q.	What vote of the Trust’s shareholders is required to elect Trustees?
A.	Trustees are elected by a plurality of all of the votes cast by holders of Shares represented in person or by proxy and entitled to vote thereon at the special meeting. This means that both nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Shareholders may not cumulate their votes with respect to the election of trustees. Broker non-votes will have no effect on the election of trustees. The nominees are Robert S. Hekemian, Jr. and David F. McBride.
Q.	What vote is required to ratify the appointment of EisnerAmper LLP as auditors?
A.	The ratification of the appointment of EisnerAmper LLP to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2020 requires the affirmative vote of a majority of the votes cast at the special meeting assuming a quorum is present.
Q.	Am I being asked to vote on anything else?
A.	Yes. In addition to voting FOR the Sale Proposal, the Liquidation Proposal, the election of each of the nominees for trustee pursuant to the Trustee Election Proposal, the Executive Compensation Proposal and the Auditor Appointment Proposal, the Board is also asking you to approve the proposal to adjourn the special meeting if Shares voting in favor of the Sale Proposal and/or the Liquidation Proposal are insufficient to approve both of those proposals. The Board recommends that you vote FOR the Adjournment Proposal.
Q.	Why is the Trust seeking my vote on the Adjournment Proposal?

A.	Adjourning the special meeting to a later date will give us additional time to solicit proxies to vote in favor of approval of the Sale Proposal and the Liquidation Proposal, if necessary. Consequently, we are seeking your approval of the Adjournment Proposal to ensure that, if necessary, we will have enough time to solicit the required votes for the Sale Proposal and the Liquidation Proposal.
Q.	What vote of the Trust shareholders is required to approve the Adjournment Proposal?
A.	The Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting.
Q.	When and where will the special meeting be held?
A.	The special meeting will be held at 505 Main Street, Hackensack, New Jersey 07601, on [●], 2020, at [7:00 p.m.] Eastern Time.
Q.	Who is entitled to notice of and to vote at the special meeting?
A.	Only holders of record of Shares outstanding as of the close of business on [●], 2020, the record date for the special meeting, are entitled to notice of and to vote at the special meeting. As of the close of business on the record date, there were [●] Shares outstanding and entitled to vote at the special meeting.
Q.	If my Shares are held in “street name” by my broker, will the broker vote the shares on my behalf?
A.

If your Shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of Shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those Shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to attend the special meeting. However, since you are not the shareholder of record, you may not vote these Shares in person at the special meeting, unless you request a proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your Shares.

Brokers who hold Shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Sale Proposal, the Liquidation Proposal, the Trustee Election Proposal and the Executive Compensation Proposal, and, as a result, absent specific instructions from the beneficial owner of such Shares, brokers will not vote those Shares on the Sale Proposal, the Liquidation Proposal, the Trustee Election Proposal or the Executive Compensation Proposal. This is referred to as a “broker non-vote.” Broker non-votes will be considered as “present” at the special meeting for purposes of determining a quorum. Broker non-votes will have no effect on the Sale Proposal, the Liquidation Proposal, the Trustee Election Proposal, the Executive Compensation Proposal, the Auditor Appointment Proposal or the Adjournment Proposal. Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals being considered at the special meeting. The Trust encourages all of its shareholders whose Shares are held in street name to provide their brokers with instructions on how to vote. See “Special Meeting of the Shareholders of the Trust —Abstentions; Broker Non-Votes” beginning on page 27 of this proxy statement.

Q.	What will happen if I abstain from voting or fail to vote?
A.	Your abstention will have no effect on the Sale Proposal, the Liquidation Proposal, the Trustee Election Proposal, the Executive Compensation Proposal, the Auditor Appointment Proposal or the Adjournment Proposal. Assuming a quorum is present, failure to attend and vote at the special meeting or to submit your proxy using one of the available methods will have no effect on the Sale Proposal, the Liquidation Proposal, the Trustee Election Proposal, the Executive Compensation Proposal, the Auditor Appointment Proposal or

the Adjournment Proposal, and will result in your Shares not being considered as “present” for purposes of determining a quorum.
Q.	Can I change my vote after I have delivered my proxy?
A.

Yes. If you are a shareholder of record, you can change your vote at any time before your proxy is voted at the special meeting by:

•      delivering a signed written notice of revocation to our Investor Relations Department, Attention: Investor Relations at our principal executive offices located at 505 Main Street, Hackensack, New Jersey 07601, before your proxy is voted at the special meeting;

•     signing and delivering a new, valid proxy bearing a later date but prior to the special meeting;

•      submitting another proxy by telephone or the Internet (your latest telephone or Internet voting instructions will be utilized); or

•      attending the special meeting and voting in person, although your attendance alone will not revoke your proxy.

If your Shares are held in “street name,” you must contact your broker, bank or other nominee to change your vote.

Q.	Who will count the votes cast at the special meeting?
A.	We have engaged Computershare Trust Company, N.A. (“Computershare”) to act as inspector of elections at the special meeting. In that role, Computershare will be responsible for counting the votes cast at the special meeting. In addition, we have also engaged Georgeson LLC (“Georgeson”), an independent proxy solicitation firm, to assist in the proxy solicitation process. If you are a shareholder of record, and you choose to authorize a proxy over the Internet or by phone, Computershare will access and process your vote electronically, and if you have requested and received proxy materials via mail and choose to sign and mail your proxy card, your executed proxy card will be returned directly to Computershare for processing. If you hold your shares through a broker, your broker (or its agent for tabulating votes of Shares held in “street name”) will return one proxy card to Georgeson on behalf of all its clients. Computershare will coordinate with Georgeson to ensure proper tabulation of your proxy votes at the special meeting.
Q.	Who is paying for this proxy solicitation?
A.	The Trust will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials, our trustees and executive officers may also solicit proxies in person, by phone or by other means of communication. Our trustees and executive officers will not be paid any additional compensation for soliciting proxies. We have also engaged Georgeson to assist in the proxy solicitation process. Georgeson will be paid a fee of approximately $14,000 plus disbursements. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Q.	What is the quorum requirement?
A.

A quorum of our shareholders is necessary to hold a valid special meeting. A quorum will be present if the holders of a majority of Shares outstanding as of the record date for the special meeting and entitled to vote are present (in person or represented by proxy) at the special meeting. On the record date, there were [●] Shares outstanding and entitled to vote at the special meeting. Accordingly, [●] Shares must be present (in person or represented by proxy) at the special meeting to have a quorum.

Q.	What should I do if I receive more than one set of voting materials for the special meeting?
A.

You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

• by telephone, by calling the toll-free number [(___-___-____)] as instructed on the enclosed proxy card;

• by using the Internet (www.[●].com) as instructed on the enclosed proxy card; or

• by mail, by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose.

Q.	What should I do if only one set of voting materials for the special meeting is sent and there are multiple Trust shareholders in my household?
A.	Some banks, brokers and other nominee record shareholders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. The Trust will promptly deliver a separate copy of this document to you if you contact our Investor Relations Department, Attention: Investor Relations at our principal executive offices located at 505 Main Street, Hackensack, New Jersey 07601 or by telephone at (201) 488-6400.
Q.	How can I find out the results of the voting at the special meeting?
A.	We will announce the voting results by filing a Current Report on Form 8-K within four business days after the special meeting is held. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Q.	Who can help answer my questions?
A.

If you have any questions about the proposals to approve the Sale, the Plan of Liquidation or the adjournment of the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact: the Trust or our proxy solicitor, Georgeson.

First Real Estate Investment Trust of New Jersey
505 Main Street
Hackensack, New Jersey 07601
(201) 488-6400
Attention: Investor Relations

or

1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Shareholders, Banks and Brokers
Call Toll Free: 866-767-8867

RISK FACTORS

The following risk factors, together with general risks, the other information in this proxy statement and in the “Risk Factors” sections included in the documents incorporated by reference herein (see “Where You Can Find More Information” on page 108), should be carefully considered by each shareholder before deciding whether to vote to approve the Sale Proposal and the Liquidation Proposal as described in this proxy statement. In addition, our shareholders should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. The risks described below are the risks that we currently believe are the material risks of which our shareholders should be aware. However, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important to you.

Risk Factors Relating to the Sale

If the Sale is not completed, the Trust would be subject to a number of material risks, including that:

•	we may be unable to dispose of the Sale Properties for amounts, in the aggregate, equaling or exceeding the purchase price in the Sale;
•	we may be unable to enter into an alternative transaction to dispose of the Sale Properties;
•	we would still be required to pay expenses incurred in connection with the Sale, including legal and accounting fees;
•	we may be required to reimburse the Purchaser for up to $2,000,000 in out-of-pocket expenses incurred by the Purchaser in connection with the transactions contemplated by the Purchase Agreement; and
•	we may be required to pay a termination fee of $3,500,000.

The occurrence of any of these events may impair our ability to conduct our business and may reduce the amounts otherwise available for distribution to our shareholders.

The Purchase Agreement significantly limits our ability to pursue alternatives to the Sale.

The Purchase Agreement contains provisions that make it more difficult for us to enter into a transaction with a party other than the Purchaser regarding an alternative acquisition proposal (a sale of 50% or more of the Shares or the Trust’s consolidated assets). These provisions include the general prohibition on our soliciting any third-party acquisition proposal or entering into any agreement for an alternative acquisition proposal before our shareholders vote on the Sale Proposal, and the requirement that we pay a termination fee of $3,500,000 and reimburse the Purchaser for up to $2,000,000 in out-of-pocket expenses if the Purchase Agreement is terminated in specified circumstances. See “Proposal One—The Sale Proposal—The Purchase Agreement—No Solicitation” beginning on page 55 of this proxy statement and “Proposal One—The Sale Proposal—The Purchase Agreement—Termination; Termination Fee; Transaction Expenses” beginning on page 59 of this proxy statement.

These provisions of the Purchase Agreement could discourage a third party that might have an interest in acquiring the Trust, from considering or proposing a transaction, even if that party were prepared to pay consideration with a higher value relative to the purchase price to be paid by the Purchaser for the Sale. Furthermore, the termination fee may result in a potential acquiror offering to pay a lower purchase price to acquire the Trust than it might otherwise have offered to pay. The payment of the termination fee could also have an adverse effect on our financial condition.

Our external manager has interests in the Sale which are different from the interests of our shareholders.

In considering the Board’s recommendation that you vote FOR the Sale Proposal, you should be aware that Hekemian & Co. has interests in the Sale that are different from your interests. Each of the Special Committee and the Board was aware of these interests and considered them in its decision to approve the Sale and recommend that you vote FOR the Sale Proposal. See “Proposal One—The Sale Proposal—Transactions with Hekemian & Co., Inc.” beginning on page 47 of this proxy statement.

Even if our shareholders approve the Sale Proposal, the Sale may not be completed.

In addition to the required approval of our shareholders, the closing of the Sale is subject to several closing conditions, some of which are not within our control, including:

•	compliance in all material respects by the parties to the Purchase Agreement with their respective covenants and agreements contained in the Purchase Agreement;
•	the accuracy, subject to certain materiality standards, of the representations and warranties made by the parties in the Purchase Agreement;
•	the absence of any governmental order or applicable law that prevents or prohibits the closing of the Sale; and
•	the Purchaser’s title insurance company being prepared, and irrevocably committed, to issue a title policy in the form required under the Purchase Agreement with respect to each Sale Property.

We cannot be certain when or if the conditions to the closing of the Sale will be satisfied, and, as a result, even if the Sale Proposal is approved by our shareholders at the special meeting, there can be no assurance that the Sale will be completed.

We continue to be subject to the risks of operating the Sale Properties prior to closing of the Sale.

Prior to the closing of the Sale, we will remain subject to all of the risks of operating the Sale Properties today, including those described in the “Risk Factors” sections included in the documents incorporated in this proxy statement by reference (see “Where You Can Find More Information” on page 108), and those risks could affect, among other things, the purchase price payable in the Sale and the adjustments to the purchase price in accordance with the Purchase Agreement and the satisfaction of the conditions to closing the Sale. In addition, such risks may result in our incurring additional obligations and liabilities which may be retained by us following the closing of the Sale and, in such event, could reduce the amounts ultimately available for distribution to our shareholders.

A number of the Sale Properties could be excluded from the Sale, thereby reducing the aggregate purchase price.

Pursuant to the Purchase Agreement, the Purchaser has agreed to assume the mortgage loans encumbering Berdan Court and Pierre Towers. If a lender does not permit the Purchaser to assume a loan or if a loan is not assumed under certain other circumstances, then the Purchaser or, in certain circumstances, the Sellers may elect to terminate the Purchase Agreement with respect to the applicable Sale Property and the aggregate purchase price payable pursuant to the Purchase Agreement will be reduced by an amount equal to the portion of the aggregate purchase price allocated to such Sale Property in the Purchase Agreement. Of the $266,500,000 aggregate purchase price, $42,000,000 has been allocated to Berdan Court and $80,500,000 has been allocated to Pierre Towers. In addition, if the ownership structure of Pierre Towers is not converted into a tenancy-in-common on or prior to February 28, 2020, then the Purchase Agreement will be terminated automatically with respect to Pierre Towers and the aggregate purchase price will be reduced by an amount equal to the amount allocated to such property in the Purchase Agreement ($80,500,000).

The Purchase Agreement also provides that if certain title matters affecting The Regency Club are not adequately addressed as of the tenth day prior to the scheduled special meeting of the Trust shareholders, then the Purchaser may elect to terminate the Purchase Agreement with respect to The Regency Club and the aggregate purchase price payable pursuant to the Purchase Agreement will be reduced by an amount allocated to such property in the Purchase Agreement. Of the $266,500,000 aggregate purchase price, $27,250,000 has been allocated to The Regency Club.

In addition, the Purchase Agreement provides that if a Sale Property suffers a material casualty, becomes subject to a material condemnation or becomes subject to certain title encumbrances that are not removed, then the Purchaser may elect to terminate the Purchase Agreement with respect to the applicable Sale Property and the aggregate purchase price payable pursuant to the Purchase Agreement will be reduced by an amount allocated to such Sale Property in the Purchase Agreement.

In the event the Purchase Agreement is terminated with respect to one or more of the Sale Properties, the Trust will (i) update the shareholders with respect to such termination pursuant to a press release, as a supplement to this proxy statement and/or otherwise in accordance with applicable law and (ii) seek to sell any such Sale Properties in connection with the winding-up and liquidation of the Trust pursuant to the Plan of Liquidation.

Risk Factors Relating to the Winding-up and Liquidation of the Trust

Our shareholders could approve the Sale Proposal but not approve the Liquidation Proposal.

Subject to the approval of the Sale Proposal and the Liquidation Proposal by our shareholders at the special meeting, we will proceed to wind-up and liquidate following the closing of the Sale. If our shareholders approve the Sale Proposal (and we complete the Sale) but do not approve the Liquidation Proposal, the wind-up of the Trust will be delayed or may not occur. Following the closing of the Sale, we do not intend to invest in another operating business and we will have a significantly reduced number of assets with which to generate operating revenue and support ongoing operating activity. If the Liquidation Proposal is not approved, our ongoing operating expenses may exceed revenue generated by our remaining assets. In addition, following the closing of the Sale, it may be necessary for us to retain a substantial portion of the net proceeds of the Sale in order to maintain our real estate investment trust (“REIT”) status, in which case such proceeds would not be available for distribution to our shareholders until such time that a distribution could be made and our REIT status preserved.

We cannot determine at this time the amount or timing of final distributions to our shareholders in connection with our expected winding-up and liquidation because there are many factors, some of which are not within our control, that could affect the amount or timing of any such distributions.

The amounts that may ultimately be available for distribution to our shareholders are not yet known, and while we have included in this proxy statement estimates as to the approximate amounts of the aggregate final distributions to our shareholders, there are many factors that may affect the amounts available for distribution to our shareholders, including, among other things, the net proceeds available to us upon sale or disposition of our assets (including the Sale), any purchase price adjustments applicable to any such sale or disposition (including the Sale), the amount of any taxes, including withholding taxes and transfer taxes, imposed with respect to any such sale or disposition (including the Sale), the operating costs and amounts to be set aside for claims, liabilities and other obligations prior to and during the liquidation and winding-up process, and the time required to complete the liquidation of our assets.

Additional liabilities and obligations could arise.

Following the Sale, we will retain liabilities that must be satisfied prior to any final distribution to our shareholders, and some of those liabilities are uncertain. Significant time could be required to resolve some of these liabilities, which could impact both the timing and the amount of any final distribution to our shareholders. Also, some liabilities may involve third party disputes or may be beyond our control. If we have underestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount and timing of distributions to our shareholders could be less than the amounts we have estimated. In addition, we may be required under applicable law, or it may be necessary in order to maintain our REIT status, to hold back for distribution at a later date some of the estimated amounts that we currently anticipate distributing to our shareholders. For the foregoing reasons, among others, there can be no assurance as to the timing and amount of any final distributions to our shareholders, even if the Sale is completed and the Liquidation Proposal is approved.

The Board may delay implementation of the Plan of Liquidation even if the Liquidation Proposal is approved by our shareholders.

The Board has adopted and approved the Plan of Liquidation providing for the winding-up and complete liquidation of the Trust, and the dissolution and termination of the Trust or the conversion of the Trust to another liquidating entity, following the closing of the Sale. Nevertheless, and while there is no current intention to do so, the Board could delay implementation of the Plan of Liquidation for any reason. Even if the Liquidation Proposal is approved by our shareholders, and while there is no current intention to do so, the Board could amend or modify the Plan of Liquidation, without further action or approval by our shareholders to the extent permitted under applicable law.

If we are unable to find buyers for our assets at our expected sales prices, our liquidating distributions may be delayed or reduced.

In calculating our estimated range of liquidating distributions, we assumed that we will be able to find buyers for all of our assets at amounts equal to or in excess of the low end of our estimated range of values for each asset. We, however, may have overestimated the sales prices that we will be able to obtain for these assets or underestimated the costs associated with such sales. For example, in order to find buyers in a timely manner, we may be required to lower our asking price below the low end of our current estimate of an asset’s value. If we are not able to find buyers for these assets in a timely manner or if we have overestimated the sales prices we will receive, our liquidating payments to our shareholders would be delayed or reduced. Furthermore, the projected liquidating distribution is based upon our estimated range of values for each asset based on current market conditions and asset operations, but real estate market values are constantly changing and fluctuate with changes in interest rates, supply and demand dynamics, occupancy percentages, lease rates, the availability of suitable buyers, the perceived quality and dependability of income flows from tenancies and a number of other factors, both local and national. The net liquidation proceeds from each asset may also be affected by the terms of prepayment or assumption costs associated with debt encumbering each asset. In addition, minority ownership matters, transactional fees and expenses, environmental contamination at our properties or unknown liabilities, if any, may adversely impact the net liquidation proceeds from those assets.

If any of the parties to our future sale agreements default thereunder, or if these sales do not otherwise close, our liquidating distributions may be delayed or reduced.

If you approve the Plan of Liquidation and we close the Sale, we will seek to sell all of our remaining assets. The consummation of the potential sales for which we will enter into sale agreements in the future will be subject to satisfaction of closing conditions. If any of the transactions contemplated by these future sale agreements do not close because of a buyer default, failure of a closing condition or for any other reason, we will need to locate a new buyer for the assets which we may be unable to do promptly or at prices or on terms that are not as favorable as the original sale agreement. We will also incur additional costs involved in negotiating a new sale agreement for this asset. These additional costs are not included in our projections. In the event that we incur these additional costs, our liquidating payments to our shareholders would be delayed or reduced.

If we are unable to maintain the occupancy rates of currently leased space and lease currently available space, if tenants default under their leases or other obligations to us during the liquidation process or if our cash flow during the liquidation is otherwise less than we expect, our liquidating distributions may be delayed or reduced.

In calculating our estimated liquidating distributions, we assumed that we would maintain the occupancy rates of currently leased spaces, that we would be able to rent certain currently available space and that we would not experience any significant tenant defaults during the liquidation process that were not subsequently cured. Negative trends in one or more of these factors during the liquidation process may adversely affect the resale value of the properties, which would reduce our liquidating distributions. To the extent that we receive less rental income than we expect during the liquidation process, our liquidating distributions will be reduced. We may also decide in the event of a tenant default to restructure the lease, which could require us to substantially reduce the rent payable to us under the lease, or make other modifications that are unfavorable to us.

If our transaction costs, liquidation costs or unpaid liabilities are greater than we expect, our liquidating distributions may be delayed or reduced.

Before making the liquidating distributions on our Shares, we will need to pay or arrange for the payment of all of our transaction costs in the liquidation, all other costs and all valid claims of our creditors. The Board may also decide to acquire one or more insurance policies covering unknown or contingent claims against us or them, for which we would pay a premium which has not yet been determined. The Board may also decide to establish a reserve fund to pay these contingent claims. The amounts of transaction costs in the liquidation are not yet final, so we have used estimates of these costs in calculating the amounts of our projected liquidating distributions. To the extent that we have underestimated these costs in calculating our projections or we incur unforeseen additional costs, our actual liquidating distributions may be lower than our estimated range. In addition, if the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our liquidating distributions may be delayed or reduced. Further, if a reserve fund is established, payment of liquidating distributions to our shareholders may be delayed or reduced.

You may not receive any profits resulting from the sale of one or more of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.

If you approve the Plan of Liquidation, you may experience a delay before receiving your share of the net proceeds of such liquidation. In a liquidation, we may sell our assets either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We do not have any limitations or restrictions on taking such purchase money obligations. To the extent we receive promissory notes or other property in lieu of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. We may receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments may be spread over a number of years. In such event, you may experience a delay in the distribution of the net proceeds of a sale until such time as the installment payments are received.

We may fail to continue to qualify as a REIT, which would reduce the amount of any potential distributions.

While we do not presently intend to terminate our REIT status prior to the final distribution of our assets or the establishment of a liquidating trust or other liquidating entity, pursuant to the Plan of Liquidation, we may take actions that could result in such a loss of REIT status. To qualify as a REIT, we must satisfy various ongoing requirements relating to the nature of our gross assets and income, the timing and amount of distributions and the composition of our shareholders. There can be no assurance that we will be able to maintain our REIT qualification. We may encounter difficulties satisfying these requirements as part of the liquidation process. If we lose our REIT status, we would be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to our entire income from operations and from liquidating sales of our assets, including the Sale, for the taxable year in which our qualification as a REIT terminates and in any subsequent years, and we would not be entitled to a tax deduction for distributions that we make. We would also be subject to increased state and local taxes. As a result of these consequences, our failure to qualify as a REIT could substantially reduce the funds available for distribution to our shareholders.

The sale of properties may cause us to incur penalty taxes, fail to maintain our REIT status, or own and sell properties through taxable REIT subsidiaries (“TRSs”), each of which would reduce the amount available for distribution to our shareholders, and we may defer the sale of certain properties to mitigate such risks, which may delay and/or reduce the amount available for distribution to our shareholders.

The sale of one or more of our properties may be considered a prohibited transaction under the Internal Revenue Code of 1986, as amended (the “Tax Code”). Any “inventory-like” sales or dealer sales could be considered such a prohibited transaction. If we are deemed to have engaged in a “prohibited transaction” (i.e., sale of a property held by us primarily for sale in the ordinary course of our trade or business), all net gain that we derive from such sale would be subject to a 100% penalty tax. The Tax Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. The principal requirements of the safe harbor are that: (i) the REIT must hold the applicable property for not less than two years for the production of rental income prior to its sale; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) property sales by the REIT during the particular tax year satisfy at least one of the following thresholds: (a) not more than seven sales during the year (treating the sale of multiple properties to the same buyer in a single transaction as a single sale for this purpose); (b) sales in the current year do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (c) sales in the current year do not exceed 20% of the REIT’s assets as of the beginning of the year, and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis. If a particular transaction does not satisfy all of the requirements of the foregoing safe harbor, it will not necessarily be treated as a prohibited transaction. Rather, in that case, the determination as to whether it is considered to be a dealer sale, and therefore a prohibited transaction, will instead be based upon an analysis of all of the relevant facts and circumstances.

In the event that we receive offers for sales of our properties that would cause us to fail to qualify for the safe harbor, the Board may decide to defer the sale of certain properties to a subsequent tax year to allow the Trust to meet the safe harbor described above. This deferral could reduce the amount or delay the timing of distributions to shareholders.

If we desire to sell a property pursuant to a transaction that does not satisfy the safe harbor, we could avoid the prohibited transaction tax if we hold and sell the property through a TRS. In that case, any gain would be taxable to the TRS at regular corporate income tax rates. We may decide to forgo the use of a TRS in a transaction that does not meet the safe harbor based our own internal analysis, or on the advice our tax advisors that the disposition should not be subject to the prohibited transaction tax. In cases where a property disposition is not effected through a TRS, the U.S. Internal Revenue Service (“IRS”) could assert that the disposition constitutes a prohibited transaction. If such an assertion were successful, all of the net gain from the sale of the property will be payable as a penalty tax which will have a negative impact on our cash flow and ability to make cash distributions.

As a REIT, the value of our ownership interests held in TRSs may not exceed 20% of the value of all of our assets at the end of any calendar quarter. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS could assert that the value of our interests in our TRSs exceeds 20% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. We may delay the distribution to our shareholders of cash or other assets not held in a TRS in order to comply with this test. Additionally, as a REIT, generally no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year. Consequently, the amount available for distribution to our shareholders could be significantly reduced and distributions may be delayed.

Whether an asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and, given the aforementioned considerations, we expect to structure the sales of the Trust properties pursuant to the Plan of Liquidation to avoid the prohibited transactions tax. However, due to the anticipated sales volume and other factors, the contemplated sales may not qualify for the protective safe harbor. There can be no assurance that the IRS will not successfully assert that sales of our properties are prohibited transactions which are subject to the 100% tax.

Distributing interests in a liquidating trust or conversion of the Trust to another form of liquidating entity may cause you to recognize gain prior to the receipt of cash.

The REIT provisions of the Tax Code generally require that each year we distribute as dividends to our shareholders at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gains). Our liquidating distributions generally will not qualify as deductible dividends for this purpose unless, among other things, we make such distributions within 24 months after the adoption of the Plan of Liquidation.

Conditions may arise which cause us not to be able to liquidate within such 24-month period. For instance, it may not be possible to sell our assets at acceptable prices during such period. In such event, rather than retain our assets and risk losing our status as a REIT, we may elect, for tax purposes, to transfer our remaining assets and liabilities to a liquidating trust or convert the Trust to a liquidating entity that is a limited liability company, partnership or a trust. In addition, the Board may cause the Trust to transfer its remaining assets and liabilities to a liquidating trust or to convert the Trust to another liquidating entity if the Board determines, in its discretion, that it is advantageous or appropriate to do so. Such a transfer or conversion would be treated as a distribution of our remaining assets to our shareholders, together with a contribution of the assets to the liquidating trust or other liquidating entity. As a result, you would recognize gain to the extent that your share of the cash and the net fair market value of any assets (less liabilities assumed) received or initially held by the liquidating trust or other liquidating entity was greater than your basis in your Shares, regardless of whether you contemporaneously receive a distribution of cash with which to satisfy any resulting tax liability, and the Trust may have withholding tax obligations with respect to foreign shareholders. See “Material United States Federal Income Tax Consequences—Tax Consequences of the Liquidating Trust.” In addition, it is possible that the fair market value of the assets received or initially held by the liquidating trust or other liquidating entity, as estimated for purposes of determining the extent of your gain at the time at which interests in the liquidating trust or other liquidating entity are distributed to the shareholders, will exceed the cash or fair market value of property received by the liquidating trust or other liquidating entity on a later sale of the assets. In this case, you could recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, the deductibility of which may be limited under the Tax Code. The distribution to shareholders of interests in a liquidating trust or the conversion of the Trust to a liquidating entity may also cause ongoing adverse tax consequences (particularly to tax-exempt and foreign shareholders, which may be required to file U.S. tax returns with respect to their share of income generated by the liquidating trust or other liquidating entity).

The Trust may have insufficient cash to distribute all of its capital gains.

It is possible that we may not have sufficient cash after the satisfaction of our debt obligation to make liquidating distributions in excess of our taxable income. In that case, we would expect to be subject to corporate income tax (currently at a rate of 21%) on any retained earnings. We anticipate we will have sufficient cash to make distributions at least equal to our “real estate investment trust taxable income” (determined without regard to the dividends paid deduction and by excluding any net capital gains) but may not have sufficient cash to distribute all capital gains, and, as a result, any retained earnings will be subject to corporate tax. See “Material United States Federal Income Tax Consequences—Tax Consequences to the Trust” and “Material United States Federal Income Tax Consequences—Tax Consequences to U.S. Shareholders.”

Our entity value may be adversely affected by approval of the Plan of Liquidation.

Once our shareholders approve the Plan of Liquidation, we will be committed to winding-up our operations. This may adversely affect the value that a potential acquirer might place on us or our ability to sell the Trust as a whole. It may also preclude other possible courses of action not yet identified by the Board.

Unless purchasers assume certain of our mortgages, the sale of our properties pursuant to the Plan of Liquidation will trigger prepayment fees or defeasance charges on certain mortgages.

The sale of our properties pursuant to the Plan of Liquidation will trigger prepayment fees or defeasance charges on certain mortgages unless the purchasers assume (and/or are allowed to assume) the corresponding mortgage(s). We may be unsuccessful in negotiating the assumption of any underlying mortgages in the sale of any of our properties, which could negatively affect the amount of cash available for distribution pursuant to the Plan of Liquidation.

There can be no assurance that our adoption of the Plan of Liquidation will result in greater returns to you on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time.

If our shareholders approve the Plan of Liquidation, you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once such assets are sold. While the Board believes that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time, such belief relies on certain assumptions and judgments concerning future events. Therefore, it is possible that continuing with the status quo or pursuing one or more of the other alternatives could provide you with a greater return within a reasonable period of time. In that case, we will be foregoing those opportunities if we implement the Plan of Liquidation. If the Plan of Liquidation is not approved by you and our other shareholders, the Board intends to evaluate our remaining strategic alternatives.

Other Risks Relating to the Proposals

The Trust will likely continue to incur the expenses of complying with public company reporting requirements.

Following the Sale and through our subsequent wind-up and liquidation, we will likely be required to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with these reporting requirements is economically burdensome. To the extent such compliance is required, in order to curtail expenses, we may seek relief from the Securities and Exchange Commission (the “SEC”) from certain of the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our wind-up and liquidation, along with any other reports that the SEC might require, but would discontinue filing Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Approval of the Sale and the Plan of Liquidation, and the actions and transactions contemplated thereby, may lead to shareholder litigation which could result in substantial costs and distract management.

Historically, extraordinary corporate actions such as the proposed Sale and Plan of Liquidation, and the actions and transactions contemplated thereby, sometimes lead to securities class action lawsuits being filed against the company taking such actions. We may become involved in this type of litigation as a result of the Sale Proposal and/or the Liquidation Proposal, which risk may be increased if our shareholders approve these proposals. As of the date of this proxy statement, no such lawsuits related to the Sale or the Plan of Liquidation, and the actions and transactions contemplated thereby, were pending or, to our knowledge, threatened. However, if such a lawsuit is filed against us, the litigation is likely to be expensive, and, even if we ultimately prevail, the process will divert our attention from implementing the Sale and following the closing thereof, our wind-up and liquidation. If we were not to prevail in such a lawsuit, we cannot predict the amount of any damages for which we may be obligated. However, if applicable, any such damages may be significant and may reduce the amounts available for final distributions to our shareholders.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information in this proxy statement contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Trust intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Exchange Act. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of our business and its performance, the economy, and other future conditions and forecasts of future events and circumstances. When used in this proxy statement, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “approximately,” “plan,” “continue,” “pro forma,” “may,” “will,” “seek,” “should” and “could,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Some factors that might cause such a difference include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the various other risks described in this proxy statement under the section entitled “Risk Factors” beginning on page 18, as well as those set forth in our other SEC filings incorporated by reference herein. Given these uncertainties, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they were made. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF THE SHAREHOLDERS OF FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

When and Where the Special Meeting Will Be Held

A special meeting in lieu of an annual meeting of the shareholders of the Trust will be held at our principal executive offices located at 505 Main Street, Hackensack, New Jersey 07601, on [●], 2020, at [7:00 p.m.] Eastern Time.

What Will Be Voted Upon

The purpose of the special meeting is to consider and vote upon the following proposals:

1.	the Sale Proposal;
2.	the Liquidation Proposal;
3.	the election of two trustees pursuant to the Trustee Election Proposal;
4.	the Executive Compensation Proposal;
5.	the Auditor Appointment Proposal; and
6.	the Adjournment Proposal.

The Board does not currently intend to bring any business before the special meeting other than the specific proposals set forth above and specified in the notice of the special meeting in lieu of an annual meeting, and is not aware of any other matters that are to be brought before the special meeting. If any other business properly comes before the special meeting, it is the intention of the persons named in the enclosed form of proxy to vote the Shares represented thereby as the Board may recommend.

The matters to be considered at the special meeting are of great importance to the holders of Shares. Accordingly, we urge you to read and carefully consider the information presented in this proxy statement and the annexes attached to this proxy statement, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope, or by telephone or the Internet pursuant to the instructions on the enclosed proxy card.

The Board’s Recommendation

The Board, based in part on the unanimous recommendation of the Special Committee in respect of the Sale Proposal and the Liquidation Proposal, has unanimously approved the Purchase Agreement, the Plan of Liquidation and the actions and transactions contemplated thereby and recommends that you vote FOR the Sale Proposal, FOR the Liquidation Proposal, FOR the election of each of the nominees for trustee pursuant to the Trustee Election Proposal, FOR the Executive Compensation Proposal, FOR the Auditor Appointment Proposal and FOR the Adjournment Proposal.

Which Shareholders May Vote

The Board has fixed the close of business on [●], 2020 as the record date for determining the holders of Shares that are entitled to receive notice of the special meeting and to vote their Shares at the special meeting and any adjournment or postponement of the special meeting. Only Trust shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Each outstanding Share is entitled to one vote on each of the proposals set forth in this proxy statement.

In addition, in connection with entering into the Purchase Agreement, each of our trustees entered into a voting agreement with the Purchaser pursuant to which each trustee, in his capacity as a shareholder of the Trust, agreed to vote the Shares over which he has voting control (i) in favor of the Sale Proposal and (ii) against any proposal contemplating an alternative transaction and any action, agreement or transaction that would reasonably be expected to materially impede, interfere with, delay or postpone the closing of the Sale, which Shares represent approximately 12.4% of the issued and outstanding Shares as of the record date.

At the close of business on the record date, there were issued and outstanding [●] Shares.

How Do the Trust Shareholders Vote

The proxy card accompanying this proxy statement is solicited on behalf of the Board for use at the special meeting. Our shareholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying pre-addressed, postage-paid envelope. Our shareholders can also submit their proxy by telephone or the Internet pursuant to the instructions set forth on the enclosed proxy card. All proxies that are properly executed and returned, or submitted by telephone or the Internet, and that are not revoked, will be voted at the special meeting in accordance with the instructions indicated thereon. Executed or submitted but unmarked proxies will be voted FOR approval of the Sale Proposal, the Liquidation Proposal, the election of each of the nominees for trustee pursuant to the Trustee Election Proposal, the Executive Compensation Proposal, the Auditor Appointment Proposal and the Adjournment Proposal.

Quorum and Vote Required to Approve Each Proposal

The presence at the special meeting, in person or by proxy, of the holders of a majority of the Shares outstanding as of the record date for the special meeting will be necessary to constitute a quorum. On the record date, there were [●] Shares outstanding and entitled to vote. Accordingly, [●] Shares must be represented at the special meeting in person or by proxy to constitute a quorum.

Approval of each of the Sale Proposal, the Liquidation Proposal, the Executive Compensation Proposal and the Auditor Appointment Proposal will require the affirmative vote of a majority of the votes cast at the special meeting assuming a quorum is present. Approval of the Adjournment Proposal will require the affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present. A plurality of the votes cast at the special meeting by holders of Shares present in person or represented by proxy and entitled to vote is required to elect each of the nominees for trustee pursuant to the Trustee Election Proposal.

Abstentions; Broker Non-Votes

The inspector of election at the special meeting will treat abstentions and Shares represented by proxies that reflect abstentions as Shares that are present and entitled to vote for the purpose of determining the presence of a quorum. An abstention will have no effect on the Sale Proposal, the Liquidation Proposal, the Trustee Election Proposal, the Executive Compensation Proposal, the Auditor Appointment Proposal or the Adjournment Proposal.

Brokers who hold Shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Sale Proposal, the Liquidation Proposal, the Trustee Election Proposal and the Executive Compensation Proposal, and, as a result, absent specific instructions from the beneficial owner of such Shares, brokers will not vote those Shares on the Sale Proposal, the Liquidation Proposal, the Trustee Election Proposal or the Executive Compensation Proposal,. This is referred to as a “broker non-vote.” Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have no effect on the Sale Proposal, the Liquidation Proposal, the Trustee Election Proposal, the Executive Compensation Proposal, the Auditor Appointment Proposal or the Adjournment Proposal. Your

broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals at the special meeting. We encourage all holders of Shares whose Shares are held in street name to provide their brokers with instructions on how to vote their Shares at the special meeting.

Revocability of Proxies

Shareholders of record who execute proxies may revoke them by giving written notice to, or by signing and delivering a new, valid proxy bearing a later date to, the Board at any time before such proxies are voted. Shareholders that submit a proxy by telephone or the Internet can revoke such proxy by submitting another proxy by telephone or the Internet at any time before such proxy is voted at the special meeting. Attendance at the special meeting will not have the effect of revoking a proxy unless the shareholder attending the special meeting notifies the Trust, in writing, of the revocation of the proxy at any time prior to the voting of the Shares represented by the proxy at the special meeting. If a shareholder’s Shares are held in “street name,” the shareholder must contact its broker, bank or other nominee to change its vote.

Solicitation of Proxies and Expenses of Solicitation

The Trust will bear the costs of printing, filing and mailing this proxy statement and will pay for the entire cost of soliciting proxies and holding the special meeting. In addition to mailed proxy materials, our trustees and executive officers may also solicit proxies in person, by phone or by other means of communication. Our trustees and executive officers will not be paid any additional compensation for soliciting proxies. We have also hired Georgeson to assist in the proxy solicitation process, and may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Assistance

If you have any questions about the Sale Proposal, the Liquidation Proposal, the Trustee Election Proposal, the Executive Compensation Proposal, the Auditor Appointment Proposal or the Adjournment Proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

First Real Estate Investment Trust of New Jersey
505 Main Street
Hackensack, New Jersey 07601
(201) 488-6400
Attention: Investor Relations

or

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Shareholders, Banks and Brokers
Call Toll Free: 866-767-8867

PROPOSAL ONE—THE SALE PROPOSAL

The following is a description of the material aspects of the Sale, including the Purchase Agreement. While we believe the following description covers the material terms of the Sale and the Purchase Agreement, the description may not contain all of the information that is important to you. We encourage you to read carefully this proxy statement in its entirety, including the Purchase Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Sale.

Background of the Sale

The Trust acquires, develops, constructs and holds real estate properties for long-term investment and not for resale, with a long-range investment policy to review and evaluate potential real estate investment opportunities for acquisition that it believes will (i) complement its existing investment portfolio, (ii) generate increased income and distributions to its shareholders, and (iii) increase the overall value of the portfolio. While the Trust’s general investment policy is to hold and maintain properties for the long-term, the Trust does, from time to time, evaluate different strategies for improving its competitive position and enhancing shareholder value. As part of these evaluations, the Trust has considered various strategic alternatives in pursuing its business plan, including acquisitions, mergers, divestitures, joint ventures, collaborations and business combinations.

On March 4, 2019 the Board established the Special Committee for the purpose of exploring potential strategic alternatives involving the Trust, including, without limitation, a potential sale of the Trust, a business combination involving the Trust or other alternatives for maximizing shareholder value. Ronald J. Artinian, Richard J. Aslanian, David F. McBride and Justin F. Meng were designated by the Board as the members of the Special Committee.

In furtherance of the foregoing, on March 5, 2019 the Special Committee held a meeting pursuant to which Mr. Meng was designated as the Chairman of the Special Committee, and Paul, Weiss, Rifkind, Wharton & Garrison LLP (referred to herein as “Paul Weiss”) and Lowenstein Sandler LLP were engaged as independent legal counsel to the Special Committee. At that meeting, representatives of Paul Weiss informed the members of the Special Committee of their confidentiality obligations and their need to confirm each member’s independence, and reviewed certain legal and process issues associated with the Special Committee’s evaluation and review of, and potential negotiation and recommendations to the Board with respect to, potential strategic transactions involving the Trust, including reviewing with the members of the Special Committee their fiduciary duties. Following such discussion, the Special Committee determined that each member was “independent” and that no conflicts then-existed that would preclude any of them from serving on the Special Committee. The Special Committee then discussed retaining a financial advisor. Three separate financial advisors, including HFF, were considered. A discussion then ensued regarding HFF’s qualifications to serve as financial advisor to the Trust, including its expertise in advising public companies in connection with the review of strategic alternatives, the experience of the HFF team, and the independence of HFF from the Trust and Hekemian & Co. based on prior engagements between HFF, on the one hand, and the Trust and/or Hekemian & Co., on the other hand. It was determined that, subject to receipt of certain confirmatory due diligence on those prior engagements, HFF’s prior engagements with the Trust and Hekemian & Co. would likely not affect HFF’s independence from the Trust and Hekemian & Co. in its engagement by the Committee. Lastly, the Special Committee discussed the potential fee that would be payable to HFF if it were to serve as financial advisor to the Special Committee. After discussion and consideration of the qualifications of two other investment banks that members of the Special Committee had previously interviewed, the Special Committee instructed the Chairman of the Special Committee to engage in discussions with HFF regarding the terms of the Trust’s engagement of HFF to serve as financial advisor to the Special Committee.

Between March 5, 2019 and March 27, 2019, the Chairman of the Special Committee negotiated the terms of HFF’s engagement on behalf of the Special Committee, regularly updating the members of the Special Committee on such progress (including at a March 7, 2019 meeting of the Special Committee). On March 27, 2019, HFF was formally engaged by the Special Committee. After formally engaging HFF, it was determined that HFF would spend time conducting due diligence on the Trust and preparing a presentation for the Special Committee with respect to potential strategic alternatives.

On April 11, 2019, representatives of HFF gave a presentation to the Special Committee outlining a variety of potential strategic alternatives involving the Trust, including continuing a standalone strategy. As part of the presentation, representatives of HFF provided a general overview of recent transaction activity and trends in the applicable markets, identified various parties that would potentially be interested in engaging in a strategic transaction involving the Trust and provided an overview of potential next steps, including an illustrative timeline. After discussion among the members of the Special Committee and consultation with representatives of HFF and Paul Weiss, the Special Committee authorized HFF to reach out to potential interested parties in a manner consistent with that outlined in HFF’s presentation.

During the remainder of April 2019 and through May 2019, the Trust, with assistance from its and the Special Committee’s advisors (including HFF), began preparations for the launch of the formal process to explore strategic alternatives. In particular, the Trust’s management, with assistance from its and the Special Committee’s advisors (including HFF), built-out an electronic data site containing information about the Trust and its assets and operations and to which interested parties would be given access. Also during this period, members of management, HFF, Paul Weiss, the Trust’s accountant and the Chairman of the Special Committee had various calls to discuss various considerations related to taxes, joint venture interests and/or potential liquidation.

On May 30, 2019, HFF, at the Special Committee’s direction, commenced the formal outreach process, initiating calls to a number of potentially interested parties. During June and July 2019, HFF contacted 108 potentially interested parties, including the Purchaser. Of the 108 parties contacted, 30 of them, including the Purchaser on July 11, 2019, entered into a confidentiality agreement and were given access to an electronic data site containing detailed information about the Trust and its assets, including relevant legal documentation with respect to the Trust and its assets. Each of the confidentiality agreements entered into included a customary standstill provision, but permitted confidential acquisition proposals to be made to the Special Committee. Also during this period, property tours were conducted by certain of the interested parties and one of the interested parties participated in a management meeting. The Chairman of the Special Committee and a senior member of management also made themselves available to such interested parties to address their questions.

On June 3, 2019, representatives of HFF provided an update to the Special Committee and Paul Weiss on the outreach process to date and the work done to date by the Trust’s and the Special Committee’s various advisors in reviewing potential transaction structures to maximize shareholder value, including a plan of liquidation.

On July 11, 2019, at the request of the Special Committee, HFF provided a process update to the full Board, including a summary review of the responses received to date from potential interested parties that HFF contacted.

On July 15, 2019, HFF posted a process letter to the electronic data site setting a date of August 15, 2019 for receipt of initial indications of interest.

On August 1, 2019, at the request of the Special Committee, HFF provided a process update to the full Board as well as an update on the further work done to date, at the direction of the Special Committee, by the Trust’s and the Special Committee’s various advisors, with assistance from management, on an illustrative liquidation framework. The various tax considerations for the Special Committee to consider in connection with evaluating various strategic alternatives, including liquidation, were reviewed with the Special Committee by its advisors.

On and around August 15, 2019, HFF received 13 non-binding indications of interest from 11 interested parties, including two separate non-binding indications of interest from the Purchaser: one for all assets of the Trust and one for the Trust’s “multi-family” residential properties (excluding the Icon, the residential portion of the Rotunda property located in Baltimore, Maryland) – i.e., the Sale Properties. The non-binding indications of interest received were divided into three types of proposal: (i) a whole company transaction (either a sale of substantially all of the Trust’s properties or the acquisition of all or substantially all of its outstanding shares), (ii) a transaction involving the purchase of a group of related properties (e.g., the “multi-family” residential properties) and (iii) a transaction involving the purchase of one, two or three individual properties.

The Purchaser and Parties A, B, C and D each submitted a non-binding indication of interest for a whole company transaction, none of which were deemed acceptable by the Special Committee. The Purchaser and Parties B, E, F and G each submitted a non-binding indication of interest for the “multi-family” residential properties of the Trust (excluding the Icon), which ranged in value from a proposed $260 million purchase price for 100% of those properties (including all of the joint venture interests in the properties not wholly-owned by the Trust), as proposed by the Purchaser, to a $222 million purchase price for 100% of the same properties. In addition, HFF received three non-binding indications of interest from Parties H, I and J for certain specified properties of the Trust.

On August 22, 2019, the Special Committee held a meeting attended by representatives of both HFF and Paul Weiss. At the meeting, representatives of HFF provided a summary of the non-binding indications of interest received. The Special Committee reviewed and discussed the non-binding indications of interest, including the different transaction structures and considerations proposed (including the advantages and disadvantages of each), each party’s financial ability to complete a transaction and each party’s expected timing for completing due diligence and finalizing definitive agreements. The Special Committee also discussed next steps and the possibility of approving a plan of liquidation (either alone or in connection with another transaction). Following an extensive discussion of the process to date and the potential for improving the various non-binding indications of interest received, the Special Committee authorized HFF to reach out to those parties who had submitted non-binding indications of interest with a view to improving such indications of interest and to continue to market various potential transactions to additional potentially interested parties.

During the remainder of August 2019 and through the middle of October 2019, HFF held various discussions with potentially interested parties, including a number of the parties that previously submitted non-binding indications of interest, in respect of potential strategic transactions involving the Trust.

On October 1, 2019, HFF posted a process letter to the electronic data site setting a date of October 16, 2019 for receipt of second round indications of interest. Also on October 1, 2019, representatives of the Purchaser conducted property tours of five of the Trust’s properties in New Jersey.

HFF received six non-binding indications of interest from six interested parties for the second round of the process. The second round non-binding indications of interest received were again divided into three types of proposal: (i) a whole company transaction (either a sale of substantially all of the Trust’s properties or the acquisition of all or substantially all of its outstanding shares), (ii) a transaction involving the purchase of a group of related properties (e.g., the “multi-family” residential properties) and (iii) a transaction involving the purchase of one, two or three individual properties.

In the second round, the Purchaser submitted only one non-binding indication of interest: for the Sale Properties. The non-binding indication of interest from the Purchaser for the Sale Properties proposed an increased $265 million purchase price (up from $260 million) for 100% of the Sale Properties. Party F also submitted a non-binding indication of interest for the Sale Properties with an indicative purchase price lower than the $265 million purchase price proposed by the Purchaser.

HFF also received non-binding indications of interest from Party B (for $20-21 per share) and Party K (for $20.50 per share) for all of the outstanding shares of the Trust and revised non-binding indications of interest from Parties H and J for certain specified properties of the Trust. Parties A, C, D, E, G and I each declined to submit a non-binding indication of interest for the second round.

On October 14, 2019, representatives of the Purchaser conducted a property tour of the Trust’s Rotunda property located in Baltimore, Maryland.

On October 21, 2019, the Special Committee held a meeting attended by representatives of both HFF and Paul Weiss. As a preliminary matter, a representative of HFF provided a general overview of recent activity and trends in the applicable markets as well as the overall transaction process and the potential interested parties that had been in contact with HFF regarding a potential transaction involving the Trust. Representatives of HFF then provided a summary of the non-binding indications of interest received. The Special Committee reviewed the non-binding indications of interest (including the different transaction structures and considerations proposed), each party’s financial ability to complete a transaction and each party’s expected timing for completing due diligence and finalizing definitive agreements. The Special Committee also discussed the possible tax implications of the different forms of potential transactions and whether a plan of liquidation would be recommended in connection with any such transaction.

On October 30, 2019, representatives of HFF, at the direction of the Special Committee, had in-person meetings with representatives of the Purchaser to discuss transaction price and structure, including the Trust’s position that, unlike in typical real estate transactions, there would be no due diligence out or financing contingency. At this meeting, a representative of the Purchaser also verbally increased their indicative purchase price to $267 million (from $265 million).

On November 1, 2019, representatives of HFF, at the direction of the Special Committee, had in-person meetings with representatives of Party F to discuss transaction price, structure and certainty. At this meeting, a representative of Party F also verbally increased their indicative purchase price to $265 million.

On November 7, 2019, representatives of HFF had a telephonic meeting with representatives of the Purchaser to agree on the general framework for the proposed transaction.

On November 11, 2019, a representative of the Purchaser provided HFF with a due diligence request list.

From November 15 through 22, 2019, representatives of the Purchaser conducted site visits of the Sale Properties.

On November 19, 2019, a representative of Paul Weiss provided a draft of the purchase and sale agreement to Brach Eichler LLC, counsel for the Purchaser (referred to herein as “Brach Eichler”).

On November 25, 2019, representatives of Paul Weiss had a telephonic meeting with representatives of Brach Eichler regarding various real estate-related provisions in the draft purchase and sale agreement and, on November 26, 2019, received an email from a representative of Brach Eichler with supplemental comments to the draft purchase and sale agreement as to real estate provisions. Among the more material issues identified were the size of the Purchaser’s deposit (a representative of the Purchaser proposed $5 million, which was unacceptable to the Special Committee), the Trust’s ability to seek specific performance to cause the closing to occur, indemnification-related matters (e.g., survival periods and amounts) and the process and costs associated with assuming the loans encumbering Berdan Court and Pierre Towers.

On November 27, 2019, representatives of Paul Weiss had a telephonic meeting with representatives of the Purchaser and representatives of Brach Eichler regarding various corporate / M&A-related provisions in the draft purchase and sale agreement and, following such discussion, received a markup from a representative of Brach Eichler of the draft purchase and sale agreement as to certain corporate / M&A-related provisions. Among the more material issues identified were the size of the seller termination fee (with an initial proposal by a representative of Brach Eichler of 5% of the purchase price) and the circumstances in which that fee would be payable. A representative of Brach Eichler also noted on the call (and subsequently included in the markup of the draft purchase and sale agreement) that the Purchaser expected that each of the trustees of the Trust would enter into a voting agreement in support of any transaction with the Purchaser.

Later on November 27, 2019, representatives of Paul Weiss had a telephonic meeting with representatives of HFF and representatives of the Trust to review Brach Eichler’s issues with, and comments to, the draft purchase and sale agreement.

On December 2, 2019, representatives of Paul Weiss had a telephonic meeting with representatives of Brach Eichler regarding certain provisions of the draft purchase and sale agreement, including the amount and form of the Purchaser’s deposit, the Trust’s ability to seek specific performance to cause the closing to occur, indemnification-related matters (e.g., survival periods and amounts) and the process and costs associated with assuming the loans encumbering Berdan Court and Pierre Towers.

On December 3 and 6, 2019, representatives of HFF had telephonic meetings with representatives of the Purchaser regarding certain key deal terms, including the amount and form of the Purchaser’s deposit, the amount and circumstances under which the seller termination fee would be payable, the Trust’s ability to seek specific performance to cause the closing to occur and the process and costs associated with assuming the loans associated with Berdan Court and Pierre Towers.

On December 3, 2019, the Chairman of the Special Committee had an initial discussion with a representative of Hekemian & Co. related to proposed amendments to the management agreement between the Trust and Hekemian & Co. in connection with the potential plan of voluntary liquidation.

On December 8, 2019, a representative of HFF distributed to representatives of the Purchaser a material issues list to the draft purchase and sale agreement, in preparation for the meeting scheduled to take place at the Kushner offices on December 9, 2019.

On December 9, 2019, the Chairman of the Special Committee, representatives of HFF and representatives of Paul Weiss attended a meeting at the Kushner offices with representatives of the Purchaser and representatives of Brach Eichler (by telephone). During the meeting, the parties discussed, among other things, the amount and form of the Purchaser’s deposit, the amount and circumstances under which the seller termination fee would be payable, the Trust’s ability to seek specific performance to cause the closing to occur, the process and costs associated with assuming the loans encumbering Berdan Court and Pierre Towers and transaction timing.

On December 10, 2019, representatives of HFF had telephonic meetings with representatives of the Purchaser and again discussed, among other things, the amount and form of the Purchaser’s deposit.

On December 11, 2019, the Chairman of the Special Committee, representatives of HFF and representatives of Paul Weiss attended a meeting at the offices of the Purchaser with representatives of the Purchaser and representatives of Brach Eichler (by telephone). During the meeting, the parties again discussed the amount and form of the Purchaser’s deposit (in particular, representatives of the Trust indicated that the full amount of the deposit would need to be escrowed or covered by a letter of credit), the amount and circumstances under which the seller termination fee would be payable, the Trust’s ability to seek specific performance to cause the closing to occur, the process and costs associated with assuming the loans encumbering Berdan Court and Pierre Towers, and transaction timing. During the course of the meeting, the parties agreed that the Purchaser would be entitled to a reduced seller termination fee of $3.5 million and to reimbursement of the Purchaser for expenses up to $2 million in the aggregate in the event that the purchase and sale agreement is terminated in certain circumstances. In addition, the parties agreed to split the loan assumption fees (subject to a cap).

On December 13, 2019, a representative of HFF called a representative of the Purchaser to again discuss the amount and form of the Purchaser’s deposit to be delivered at signing.

On December 15, 2019, a representative of the Purchaser sent an email to representatives of HFF, agreeing to a $15 million letter of credit for the Purchaser’s deposit to be delivered at signing.

On December 16, 2019, a representative of Paul Weiss distributed to representatives of Brach Eichler a revised draft of the purchase and sale agreement, which, among other things, incorporated those positions agreed to through such date, including the seller termination fee of $3.5 million, reimbursement of the Purchaser for up to $2 million in expenses and a $15 million letter of credit for the Purchaser’s deposit to be delivered at signing.

On December 16, 2019, a representative of Brach Eichler distributed to representatives of Paul Weiss a draft of the letter of credit contemplated by the purchase and sale agreement.

On December 17, 2019, representatives of Paul Weiss participated in a telephonic meeting with representatives of Brach Eichler regarding open legal points in the draft purchase and sale agreement, including, among other things, the loan assumption process and associated costs.

On December 19, 2019, a representative of Paul Weiss distributed a draft of the voting agreement contemplated by the purchase and sale agreement to representatives of Brach Eichler.

On December 23, 2019, a representative of Paul Weiss distributed a revised draft of the purchase and sale agreement to representatives of Brach Eichler, which, among other things, incorporated the positions agreed to through such date.

On December 24, 2019, representatives of Paul Weiss participated in a telephonic meeting with representatives of Brach Eichler regarding open legal points in the draft purchase and sale agreement, including, among other things, the loan assumption process and associated costs.

During the period between December 24, 2019 and January 6, 2020, representatives of HFF and representatives of Paul Weiss participated in a number of telephonic meetings with representatives of the Purchaser and representatives of Brach Eichler regarding various business and legal points, including, among other things, the loan assumption process and associated costs.

On January 2, 2020, a representative of Paul Weiss distributed to representatives of Brach Eichler a revised draft of the voting agreement contemplated by the purchase and sale agreement.

On January 7, 2020, the Chairman of the Special Committee, representatives of HFF and representatives of Paul Weiss attended a meeting at the offices of HFF with representatives of the Purchaser and representatives of Brach Eichler regarding various business and legal points, including, among other things, a proposed reduction in purchase price of $2.1 million associated with certain capital expenditures, certain title-related due diligence issues, the loan assumption process, indemnification-related matters (e.g., deductibles and amounts) and the circumstances under which the seller termination fee would be payable.

On January 8, 2020, a representative of Paul Weiss distributed a revised draft of the purchase and sale agreement to all parties, which, among other things, incorporated the positions agreed to since the last draft distributed by a representative of Paul Weiss on December 23, 2019, including those positions agreed to during the January 7, 2020 meeting at the offices of HFF, which did not include, however, agreement with respect to the Purchaser’s proposed reduction in purchase price of $2.1 million associated with certain capital expenditures.

On January 8 and 9, 2019, the Chairman of the Special Committee had various discussions with representatives of Hekemian & Co. related to proposed amendments to the management agreement between the Trust and Hekemian & Co. in connection with the potential plan of voluntary liquidation, providing, among other things, that upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in each real property owned directly or indirectly, in whole or in part, by the Trust, the management agreement will automatically terminate and be of no further force or effect with respect to such property and the Trust will pay to Hekemian & Co. any and all commissions and fees for management services and reimbursement required to be paid by the Trust in respect of the applicable property up to the termination date, plus a termination fee in respect of such property. The amendment to the management agreement is more fully described in “—Transactions with Hekemian & Co.” beginning on page 38 of this proxy statement.

On January 9, 2020, the Special Committee held a meeting attended by representatives of HFF and Paul Weiss. At the meeting, representatives of HFF updated the Special Committee on the status of negotiations with the Purchaser and presented to the Special Committee HFF’s financial analyses of the consideration to be received by the Trust in the proposed transaction with the Purchaser and, per management’s projections, the plan of voluntary liquidation. In addition, representatives of Paul Weiss discussed with the Special Committee (i) the current drafts of the purchase and sale agreement, the plan of voluntary liquidation and the amendment to the management agreement between the Trust and Hekemian & Co., and (ii) their fiduciary duties in connection with evaluating a potential transaction with the Purchaser, approving a plan of voluntary liquidation and entering into the amendment to the management agreement. Representatives of HFF and Paul Weiss also noted to the Special Committee that there remained a handful of remaining open points in their negotiations with the Purchaser, including a proposed reduction in purchase price associated with certain capital expenditures. The Special Committee then directed the Chairman of the Special Committee and representatives of HFF and Paul Weiss to continue negotiating with representatives of the Purchaser to finalize the draft purchase and sale agreement.

On January 9, 2020, following the meeting of the Special Committee, the Board held a special meeting attended by representatives of Hekemian & Co., Giordano, Halleran & Ciesla, HFF and Paul Weiss as guests of the Board. At the meeting, representatives of HFF updated the Board on the status of negotiations with the Purchaser and presented to the Board HFF’s financial analyses of the consideration to be received by the Trust in the proposed transaction with the Purchaser and, per management’s projections, the plan of voluntary liquidation. In addition, representatives of Paul Weiss discussed with the Board the current drafts of the purchase and sale agreement, the plan of voluntary liquidation and the amendment to the management agreement between the Trust and Hekemian & Co. Following such discussion, a representative of Giordano, Halleran & Ciesla discussed with the members of the Board their fiduciary duties in connection with evaluating a potential transaction with the Purchaser, approving a plan of voluntary liquidation and entering into the amendment to the management agreement.

From January 9, 2019 through January 14, 2019, the Chairman of the Special Committee and representatives of HFF and Paul Weiss continued to negotiate with representatives of the Purchaser and Brach Eichler to finalize the draft purchase and sale agreement and related transaction documents. On January 14, 2019, the parties agreed to a $500,000 purchase price reduction to $266,500,000 for certain capital expenditures.

In the evening on January 14, 2019, the Special Committee held a meeting attended by representatives of HFF and Paul Weiss. At the meeting, representatives of HFF (a) updated the Special Committee on the status of negotiations with the Purchaser and (b) presented to the Special Committee HFF’s financial analyses of the consideration to be received by the Trust in the proposed transaction with the Purchaser and, per management’s projections, the plan of voluntary liquidation and rendered its oral opinions, which HFF subsequently confirmed by the delivery of an opinion letter dated January 14, 2019, to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in the opinion letter, (i) the consideration to be paid to the Trust (including the portion of the consideration to be paid by purchaser with respect to each co-owned property) in the purchase and sale agreement is fair, from a financial point of view, to the Trust and (ii) the Trust’s estimated range of expected per share aggregate liquidating distributions is reasonable from a financial point of view. HFF’s financial analysis and opinions are more fully described in “—Opinions of Financial Advisor” beginning on page 39 of this proxy statement. In addition, representatives of Paul Weiss discussed with the Special Committee (x) the proposed execution versions of the purchase and sale agreement, including the revisions agreed to in the purchase and sale agreement since the prior meeting of the Special Committee on January 9, 2019 (including a $500,000 purchase price reduction to $266,500,000 for certain capital expenditures), the plan of voluntary liquidation and the amendment to the management agreement between the Trust and Hekemian & Co. and (y) their fiduciary duties in connection with evaluating a potential transaction with the Purchaser, a plan of voluntary liquidation and the amendment to the management agreement and recommending to the Board each of those actions. The Special Committee then unanimously (A) determined that it is advisable and in the best interests of the Trust and the shareholders of the Trust that the Trust enter into the purchase and sale agreement, the plan of voluntary liquidation and the amendment to the management agreement, and consummate the transactions contemplated thereby, and (B) recommended to the Board that (1) the Trust enter into the purchase and sale agreement, the plan of voluntary liquidation and the amendment to the management agreement, (2) the Board approve and declare advisable the purchase and sale agreement, the plan of voluntary liquidation and the amendment to the management agreement and the consummation of the transactions contemplated thereby and (3) the Board submit the purchase and sale agreement and the plan of voluntary liquidation to the shareholders of the Trust for their approval and, in connection therewith, that the Board recommend to the shareholders of the Trust entitled to vote that they vote in favor of the approval of the purchase and sale agreement and the plan of voluntary liquidation.

In the evening on January 14, 2019, following the meeting of the Special Committee, the Board held a special meeting attended by representatives of Hekemian & Co., Giordano, Halleran & Ciesla, HFF and Paul Weiss as guests of the Board. At the meeting, representatives of HFF updated the Board on the status of negotiations with the Purchaser, presented to the Board HFF’s financial analyses of the consideration to be received by the Trust in the proposed transaction with the Purchaser and, per management’s projections, the plan of voluntary liquidation and noted to the Board that it would be able to rely on the opinions it gave to the Special Committee as to the fairness of the consideration to be paid to the Trust and the reasonableness of the Trust’s estimated range of expected per share aggregate liquidating distributions. In addition, representatives of Paul Weiss discussed with the Board the proposed execution versions of the purchase and sale agreement, including the revisions agreed to in the purchase and sale agreement since the prior meeting of the Board on January 9, 2019 (including a $500,000 purchase price reduction to $266,500,000 for certain capital expenditures), the plan of voluntary liquidation and the amendment to the management agreement between the Trust and Hekemian & Co. Following such discussion, a representative of Giordano, Halleran & Ciesla discussed with the members of the Board their fiduciary duties in connection with evaluating a potential transaction with the Purchaser, approving a plan of voluntary liquidation and entering into the amendment to the management agreement. The Board then, consistent with the recommendation of the Special Committee, unanimously (except in respect of the amendment to the management agreement, for which Messrs. Robert Hekemian, Jr. and David Hekemian abstained from voting) (a) determined that it is advisable and in the best interests of the Trust and the shareholders of the Trust that the Trust enter into the purchase and sale agreement, the plan of voluntary liquidation and the amendment to the management agreement, and consummate the transactions contemplated thereby, (b) approved the Trust’s entry into the purchase and sale agreement, the plan of voluntary liquidation and the amendment to the management agreement, (c) resolved to submit the purchase and sale agreement and the plan of voluntary liquidation to the shareholders of the Trust for their approval and, in connection therewith, to recommend to the shareholders of the Trust entitled to vote that they vote in favor of the approval of the purchase and sale agreement and the plan of voluntary liquidation.

In the evening on January 14, 2019, following the special meeting of the Board, (i) the Trust and the other parties thereto executed the Purchase Agreement, (ii) the Trustees and the other signatories thereto executed the voting agreement, and (iii) the Trust and Hekemian & Co. executed the First Amendment.

Before the opening of trading on January 15, 2019, the Trust issued a press release announcing the execution of the Purchase Agreement and the approval of Plan of Liquidation.

Recommendation of the Board and Reasons for the Sale

At a special meeting of the Board, held on January 14, 2020, the Board, after careful review of the terms of the Purchase Agreement, facts and circumstances relating to the Sale and the unanimous recommendation of the Special Committee, and after consultation with management and our and the Special Committee’s advisors, unanimously approved and declared advisable the Purchase Agreement and the transactions contemplated thereby (including the Sale), determined that it was in the best interests of the Trust and its shareholders that the Trust enter into the Purchase Agreement and consummate the transactions contemplated by the Purchase Agreement on the terms and subject to the conditions set forth in the Purchase Agreement, and resolved to recommend that the shareholders of the Trust vote FOR the Sale Proposal. In making such determinations and recommendation, the Board considered numerous factors, including the following non-exhaustive list of material factors and benefits:

•	Strategic Review Process. The Trust publicly disclosed by issuance of a press release on March 28, 2019, that the Board had elected to establish the Special Committee to explore strategic alternatives focusing on maximizing shareholder value. Following this public announcement, the Special Committee, with the assistance of HFF, conducted a comprehensive process, and contacted or were contacted by a total of 118 potentially interested parties. Of these parties, 30 entered into confidentiality agreements with the Trust and six parties submitted nonbinding preliminary indications of interest in the final, second round of the process (all as more fully described above under the heading “—Background of the Sale”).
•	HFF’s Fairness Opinion and Related Analyses. The Board considered the financial analyses presented to the Board by HFF as well as the oral opinion of HFF delivered to the Special Committee at the meeting on January 14, 2020, and confirmed by delivery of an opinion letter dated January 14, 2020, upon which the Board is permitted to rely, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by HFF in connection the opinions of HFF, the portion of the transaction consideration to be paid to the Trust (including the portion of the transaction consideration to be paid by Purchaser to the Trust with respect to each of Pierre Towers and Westwood Hills) by the Purchaser in the Sale is fair, from a financial point of view, to the Trust, all as more fully described below under the heading “—Opinions of Financial Advisor.”
•	Other Strategic Alternatives. The Board’s belief that, in light of the Special Committee’s third-party solicitation process conducted, with the assistance of HFF, over a several month period in which 118 potential interested parties were contacted, and the proposals received, it was unlikely that any party would be willing to purchase all of the Trust or all of its assets in a single transaction that would result in more favorable outcome for our shareholders than the Sale coupled with the Plan of Liquidation, both in terms of likely total shareholder return as well as certainty of completion.

•	Likelihood of Completion; Certainty of Payment. The Board considered its belief that the Sale will likely be consummated, based on, among other factors:
•	the Deposit;
•	the absence of any financing or due diligence condition to the closing of the Sale; and
•	the specificity and limited scope of the closing conditions to the Sale.
•	Terms of the Purchase Agreement. The Board considered the fact that the terms of the Sale were the result of robust arm’s-length negotiations conducted at the direction of the Special Committee, with the assistance of outside financial and legal advisors. Terms of the Purchase Agreement supporting the Board’s belief that the Purchase Agreement and the Sale reflected the best value and other terms reasonably available to Trust and our shareholders (which are more fully described in “—The Purchase Agreement” below) include:
•	subject to compliance with the Purchase Agreement, the Board is permitted to participate in negotiations or discussions with, or provide information to, any person in response to an acquisition proposal (as defined under the heading “—No Solicitation”) made after the date of the Purchase Agreement and not resulting from a breach of the non-solicitation provisions of the Purchase Agreement, if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal;
•	subject to compliance with the Purchase Agreement, the Board is permitted to withhold or withdraw (or modify, amend or qualify in a manner adverse to the Purchaser) its recommendation to our shareholders in favor of the Sale Proposal or to terminate the Purchase Agreement to enter into an agreement for an alternative acquisition proposal if the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that such proposal constitutes a superior proposal and that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and after providing the relevant notice to the Purchaser and if requested by the Purchaser, negotiating with the Purchaser to change the terms of the Purchase Agreement and any other proposals made by the Purchaser so that such proposal would no longer be a superior proposal. If we terminate the Purchase Agreement to accept a superior proposal, or the Purchaser terminates the Purchase Agreement based on the Board withholding or withdrawing (or modifying, amending or qualifying in a manner adverse to the Purchaser) its recommendation to our shareholders in favor of the Sale Proposal, we are required to return the Deposit, pay the Purchaser a termination fee of $3,500,000 and reimburse the Purchaser for its out-of-pocket expenses (subject to a $2,000,000 cap);
•	subject to compliance with the Purchase Agreement, the Board is permitted to change its recommendation to our shareholders in favor of the Sale Proposal in response to an intervening event (other than an acquisition proposal) occurring or arising after January 14, 2020 that was not known to the Board as of January 14, 2020 (or, if known, the magnitude or consequences of which were not known or reasonably foreseeable by the Board as of January 14, 2020), if the Board determines in good faith, after consultation with outside legal counsel, that the failure to change its recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and after providing the relevant notice to the Purchaser and if requested by the Purchaser, negotiating with the Purchaser to change the terms of the Purchase Agreement and any other proposals made by the Purchaser so that a change of its recommendation would no longer be necessary. If the Purchaser terminates the Purchase Agreement based on the Board withholding or withdrawing (or modifying, amending or qualifying in a manner adverse to the Purchaser) its recommendation to our shareholders as a result of an intervening event, we are required to return the Deposit, pay the Purchaser a termination fee of $3,500,000 and reimburse the Purchaser for its out-of-pocket expenses (subject to a $2,000,000 cap); and

•	nothing in the Purchase Agreement prohibits the Trust from being able to sell any of its properties, other than the Sale Properties.
•	Transactions with Hekemian & Co. The Board considered the facts that in connection with the Sale, Hekemian & Co. would agree to amend the Management Agreement, effective if, and only if, the Plan of Liquidation becomes effective such that:
•	upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property, whether pursuant to the Purchase Agreement or otherwise in furtherance of the Plan of Liquidation (as described below), (a) the Management Agreement will terminate automatically and be of no further force or effect with respect to such Trust property and (b) the Trust will pay to Hekemian & Co. (i) any and all commissions and fees for management services and reimbursement required to be paid by the Trust pursuant to the Management Agreement in respect of the applicable Trust property up to the termination date, calculated on a pro rata basis, plus (ii) a termination fee in respect to such Trust property equal to the product of (x) the Trust’s direct or indirect percentage ownership interest in such Trust property, multiplied by (y) 1.25, multiplied by (z) one (1) year’s Base Management Fee (as defined in the Management Agreement and First Amendment) in respect of such Trust property;
•	upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property, whether pursuant to the Purchase Agreement or otherwise in furtherance of the Plan of Liquidation, the Trust will pay to Hekemian & Co. a sales fee equal to 1.65% of the sales price for such Trust property (reduced from the existing range of 2.5% to 4.5% in the Management Agreement); provided, however, that in the event that a Trust property is not wholly owned, directly or indirectly, by the Trust, the sales fee payable to Hekemian & Co. will be payable only in respect of the Trust’s percentage ownership share of the applicable Trust property; and
•	each of the foregoing fees will be paid in lieu of, and will supersede in their entirety, any other payments which otherwise would be payable to Hekemian & Co. under the Management Agreement arising out of or attributable to the sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property or the termination of the Management Agreement in respect of such Trust property (including, without limitation, any Termination Fee, M&A Termination Fee or Sale of Property Fee under the Management Agreement (each as defined in the Management Agreement)).

The Board also considered a variety of risks and potentially negative factors in its deliberations concerning the Purchase Agreement and the Sale, including the following (not in any order of importance):

•	Non-Solicitation Covenant. The Board considered that the Purchase Agreement restricts the Sellers’ solicitation of alternative acquisition proposals from third parties and prohibits the Sellers from engaging in discussions regarding alternative acquisition proposals unless, subject to certain terms and conditions in the Purchase Agreement, the failure to engage in such discussions would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.
•	Termination Fee; Expense Reimbursement. The Board considered that the Trust may be required to pay the Purchaser a termination fee of $3,500,000, in addition to reimbursement for the Purchaser’s reasonable and documented out-of-pocket fees and expenses incurred in connection with the Purchase Agreement or the Sale (subject to a $2,000,000 cap) in certain circumstances, including if the Sellers terminate the Purchase Agreement to accept a superior proposal, or if the Purchaser terminates the Purchase Agreement because the Board withholds or withdraws (or modifies, amends or qualifies in a manner adverse to the Purchaser) its recommendation to our shareholders in favor of the Sale Proposal. The Board considered that the amount of the termination fee is comparable to termination fees in transactions of a similar size and nature, is reasonable, will not likely deter serious alternative acquisition proposal bidders and is not likely to be paid unless the Sellers enter into a superior proposal that is more favorable to our shareholders than the Sale.
•	Interim Operating Covenants. The Purchase Agreement imposes limited specified restrictions on the conduct of the Sellers’ business prior to the closing of the Sale, including restrictions on the Sellers’ ability to enter into or amend leases in respect of apartment units for a term greater than one year or enter or amend any contracts affecting the Sale Properties, in each case without the Purchaser’s written consent, which may delay or prevent the Sellers from undertaking business opportunities that may arise or any other actions the Sellers would otherwise take with respect to its operations pending the closing of the Sale.
•	Risks the Sale May Not Be Completed. The Board considered the risk that conditions to the parties’ obligations to complete the Sale may not be satisfied, that the closing of the Sale may be unduly delayed, that the Sale may not otherwise be consummated despite the parties’ efforts and that certain Sale Properties may not be sold in connection with the Sale. The Board also considered the potential resulting disruptions to the Trust’s business in the event the Sale is not consummated, including the effect on tenants and others that do business with the Trust and the potential effect on the trading price of the Trust’s Shares.
•	Uncertainty of Distribution. The Board considered its inability to determine with certainty the amounts that will be available for distribution to our shareholders following the Sale, and the risk that the amounts our shareholders will ultimately receive could be less than projected by us if the Purchase Agreement is terminated with respect to certain Sale Properties, we have underestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise.
•	Other Interested Party. The Board considered that other parties expressed interest in acquiring the Trust and certain assets of the Trust, albeit at a lower price. See above under the heading “—Background.”

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the principal factors considered by the Board. The Board collectively reached the conclusion to unanimously approve the Sale, in light of the various factors described above and other factors that the Board, as applicable, believed were appropriate. The Board did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Board viewed its positions and recommendation as being based on the totality of information presented to and considered by it. In considering the factors discussed above, individual trustees may have given different weights to different factors.

The foregoing explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in “Cautionary Statement Concerning Forward-Looking Statements.”

The Board unanimously recommends that you vote FOR the Sale Proposal.

Opinions of Financial Advisor

The Special Committee retained HFF to act as the Special Committee’s financial advisor in connection with its review of potential strategic alternatives. HFF, a real estate investment banking affiliate of Jones Lang LaSalle, Americas, focuses on providing mergers and acquisitions advisory, equity placement and corporate finance services with core expertise and a depth of knowledge in the institutional real estate marketplace, and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions and valuations for corporate and other purposes. The Special Committee selected HFF to act as the Special Committee’s financial advisor in connection with its review of potential strategic alternatives after considering HFF’s qualifications, including its expertise in advising public companies in connection with the review of strategic alternatives, the experience of the HFF team, and the independence of HFF from the Trust and Hekemian & Co. based on prior engagements between HFF and the Trust, on the one hand, and/or Hekemian & Co., on the other hand.

On January 14, 2020, at a meeting of the Special Committee held to evaluate the transactions, HFF delivered to the Special Committee oral opinions, which were confirmed by delivery of an opinion letter dated January 14, 2020, upon which the Board is permitted to rely, to the effect that, as of the date of the opinion letter and based on and subject to various assumptions and limitations described in its opinion letter, (i) the portion of the transaction consideration to be paid to the Trust (including the portion of the transaction consideration to be paid by Purchaser to the Trust with respect to each of Pierre Towers and Westwood Hills) in the Sale is fair, from a financial point of view, to the Trust and (ii) the Trust’s estimated range of expected per share aggregate liquidating distributions is reasonable from a financial point of view.

The full text of HFF’s opinion letter to the Special Committee, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the scope of review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. The following summary of HFF’s opinion letter is qualified in its entirety by reference to the full text of the opinion letter. HFF delivered its opinions to the Special Committee for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the consideration to be received by the Trust in the Sale and the estimated range of expected per share aggregate liquidating distributions. HFF’s opinions do not address any other terms or aspects of the transactions and no opinion or view was expressed as to the relative merits of the transactions in comparison to other strategies or transactions that might be available to the Trust or in which the Trust might engage or as to the underlying business decision of the Trust to proceed with or effect the transactions. Neither of HFF’s opinions constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed transactions or any related matter.

In connection with rendering its opinions, HFF:

(i)	reviewed documentation provided by management of the Trust, including historical audited financial statements and certain internal financial statements and other operating data concerning the Trust prepared by the management of the Trust;
(ii)	analyzed certain financial forecasts prepared by the management of the Trust, which forecasts the Trust has represented to HFF are consistent with the best judgments of management of the Trust as to the future financial performance of the Trust and are the best currently available forecasts with respect to such future financial performance of the Trust;
(iii)	reviewed certain SEC filings of the Trust that HFF considered to be relevant;
(iv)	reviewed rent rolls of the Trust’s properties;
(v)	discussed the past and current operations, capitalization and financial condition and the prospects of the Trust with senior executives of the Trust;
(vi)	reviewed the financial terms, to the extent publicly available, of certain publicly-traded multi-family real estate investment trusts, “REITs,” that HFF considered to be generally relevant and compared to the Trust;
(vii)	performed site visits to all of the Trust’s properties;
(viii)	reviewed third-party research on the multi-family, retail, and office real estate sectors from Green Street Advisors and other reputable sources;
(ix)	reviewed the financial terms, to the extent publicly available, of certain transactions that HFF considered to be relevant;
(x)	reviewed a draft Purchase Agreement dated January 14, 2020 and certain related documents;

(xi)	reviewed a draft Plan of Liquidation dated January 14, 2020 and certain related documents;
(xii)	performed financial analyses including net asset value and discounted cash flow analyses and considered other factors as HFF deemed appropriate;
(xiii)	analyzed precedent portfolio and single asset multi-family transactions as HFF deemed relevant;
(xiv)	reviewed the internal financial analyses and projections prepared by the Trust in order to calculate the Trust’s estimated range of per share liquidating distributions, which estimate is based in part on the Trust’s estimated range of the Trust’s property values; and
(xv)	performed such other analyses, studies and investigations, and considered such other factors, as HFF has deemed appropriate.

HFF assumed and relied upon without independent verification the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, reviewed by or discussed with HFF (including information that is available from generally recognized public sources) for the purposes of its opinions. With respect to the financial projections provided to HFF, with the Trust’s consent, HFF assumed that they have been reasonably prepared and are consistent with the best currently available estimates and judgments of senior management of the Trust as to the future financial performance of the Trust and the other matters covered thereby. HFF assumes no responsibility for and expresses no view as to such forecasts or any other forward-looking information or the assumptions on which they are based, and HFF has relied upon the assurances of the senior management of the Trust that they are unaware of any facts that would make the information provided to or reviewed by HFF incomplete or misleading. In rendering HFF’s opinion, HFF expresses no view as to the reasonableness of such forward-looking information or any estimate, judgment or assumption on which it is based. HFF has not performed an independent appraisal of the assets and liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Trust, including its real estate portfolio, nor has HFF been furnished with any such appraisals, and with the Trust’s consent, HFF has relied upon and assumed the accuracy of information provided by the Trust concerning: (i) potential environmental liabilities; (ii) deferred maintenance and other property capital needs; (iii) the Trust’s ownership interest in each of its properties and the economic terms of any interests held by other parties in such properties; (iv) the Trust’s ownership interests in the billboard and vacant land parcels, each located in New Jersey, and the economic terms associated with such interests, (v) the number of Shares outstanding; and (vi) the balance sheet value determinations for non-real estate assets and liabilities of the Trust and any transaction expense and other adjustments to determine the Trust’s estimated range of expected per share aggregate liquidating distributions. In particular, HFF does not express any opinion as to the value of any asset or liability of the Trust or any of its subsidiaries, whether at current market prices or in the future. HFF has not assumed any obligation to conduct, nor has HFF conducted, any physical inspections of the properties or facilities of the Trust. In arriving at its opinion, HFF has not taken into account any litigation that is pending or may be brought against the Trust or any of its affiliates or representatives. HFF has been advised by the Trust that the Trust has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its formation as a REIT and further has assumed, at the direction of the Trust, that the Sale and the transactions contemplated by the Plan of Liquidation will not adversely affect such status or operations of the Trust. In addition, HFF has not evaluated the solvency of any party to the Purchase Agreement or the Plan of Liquidation (collectively, the “Transaction Agreements”) under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.

For purposes of rendering its opinion, HFF assumed that there had not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Trust or any of its subsidiaries since the respective dates on which the most recent financial statements or other information, financial or otherwise, relating to the Trust or any of its subsidiaries, were made available to HFF. HFF also assumed, with the Trust’s consent, that the final executed Transaction Agreements would not differ in any material respect from the draft Transaction Agreements reviewed by HFF, that the representations and warranties of each party set forth in the Transaction Agreements were true and correct, that each party to the Transaction Agreements will perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the Sale and the transactions set forth in the Plan of Liquidation will be timely satisfied and not modified or waived and that such transactions will be consummated in accordance with the terms set forth in the Transaction Agreements without modification, waiver or delay, except, in each case, as would not be material to HFF’s analyses. In addition, HFF assumed, with the Trust’s consent, that any governmental, regulatory or third-party consents, approvals or agreements necessary for the consummation of the Sale and the transactions contemplated by the Plan of Liquidation will be obtained without any imposition of a delay, limitation, restriction or condition that would, in any respect be material to HFF’s analyses, have an adverse effect on the Trust or the contemplated benefits of the Sale and the transactions contemplated by the Plan of Liquidation. Furthermore, HFF assumed, with the Trust’s consent, that the Trust will not incur any fees or costs associated with liabilities, reserves or insurance for liabilities, contingent or otherwise, during the term of the Plan of Liquidation which are not accrued in or anticipated to be paid during the Plan of Liquidation and, therefore, considered in the estimated range of expected per share aggregate liquidating distributions, and further, that the timing of the Plan of Liquidation will occur consistent with management’s best estimates for the Plan of Liquidation and as reflected in the calculations of the estimated range of expected per share aggregate liquidating distributions. In addition, HFF is not a legal, accounting, regulatory or tax expert and with the Trust’s consent HFF relied, without independent verification, on the assessment of the Trust and its advisors with respect to such matters. HFF’s opinions were necessarily based on economic, market and other conditions as in effect on, and the information made available to HFF as of, January 14, 2020. It should be understood that, although subsequent developments may affect these opinions and the assumptions used in preparing them, HFF does not have any obligation to update, revise or reaffirm its opinion letter. The credit, financial and stock markets as well as industries in which the Trust operate have experienced, and continue to experience, volatility and HFF expresses no opinion or view as to any potential effects of such volatility on the Trust, the Sale or the transactions contemplated by the Plan of Liquidation.

HFF’s opinion letter addresses only (i) the fairness from a financial point of view to the Trust of the portion of the transaction consideration (including the portion of the transaction consideration to be paid by Purchaser to the Trust with respect to each of Pierre Towers and Westwood Hills) to be received by the Trust in the Sale and (ii) the reasonableness, from a financial point of view, of the Trust’s estimated range of expected per share aggregate liquidating distributions, and HFF does not express any view as to the fairness or reasonableness of the Sale or the transactions contemplated by the Plan of Liquidation to, or any consideration of, the holders of any other class of securities of the Trust, creditors or other constituencies of the Trust or its subsidiaries or any other term of the proposed transactions or the other matters contemplated by the Transaction Agreements. HFF has not been asked to, nor does it, offer any opinion as to any other term or aspect of the Transaction Agreements or any other agreement or instrument contemplated by or entered into in connection with the Sale or Plan of Liquidation or the form or structure of the Transaction Agreements or the likely timeframe in which the Sale or the transactions contemplated by the Plan of Liquidation will be consummated. Furthermore, HFF expresses no opinion with respect to the amount or nature of any compensation to any officers, directors, employees or other affiliates of any party to the Sale or Plan of Liquidation, including Hekemian & Co., or any class of such persons, relative to the consideration to be received by the Trust’s shareholders in the transactions contemplated in the Sale and the transactions contemplated by the Plan of Liquidation or with respect to the fairness of any such compensation. HFF does not express any opinion as to any tax or other consequences that may result from Sale or the transactions contemplated by the Plan of Liquidation, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which HFF understands the Trust has received such advice as they deem necessary from qualified professionals, and which advice HFF has relied upon in rendering its opinion. HFF expresses no view or opinion as to the financing of the Sale or the transactions contemplated by the Plan of Liquidation or the terms or conditions upon which it is obtained. HFF’s opinions do not address the underlying business decision of the Trust to engage in the Sale or the Plan of Liquidation or the relative merits of such transactions as compared to any strategic alternatives that may be available to the Trust.

Summary of Financial Analysis

The following is a summary of the material financial analyses provided by HFF to the Special Committee in connection with the Sale and Plan of Liquidation. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinions of, HFF, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by HFF.

Sale Analysis

HFF compared each of the implied value ranges in the analyses below to the net aggregate consideration of approximately $208.3 million to be received by the Trust in the Sale as follows:

Comparable Single Asset Transactions

HFF reviewed comparable multi-family single-asset transactions in New Jersey (the “Asset Deals”). HFF selected the Asset Deals based on a number of factors, including age as determined by the year the asset was built, and size as measured by number of units of the Asset Deals as compared to the Sale Properties.

HFF determined the value per unit of each Asset Deal analyzed and determined the range of gross real estate value by applying the 25th percentile value per unit of $210,510 at the low end and 75th percentile value per unit of $268,176 at the high end and multiplying the range of value per unit with the number of units encompassing the Sale Properties. HFF made adjustments to deduct the Trust’s unowned interest in select Sale Properties. This analysis indicated an approximate implied value range of $177 million to $225 million.

No Asset Deal or the underlying assets involved in such Asset Deals in this analysis is identical or directly comparable to the Trust, the Sale or the transactions being contemplated by the Plan of Liquidation. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the analysis.

Comparable Portfolio Transactions

HFF performed an analysis of select precedents including certain comparable multi-family portfolio transactions completed since 2015. HFF selected portfolio transactions that were comparable in quality, location and size to the Sale Properties in the aggregate. The selected portfolio transactions ranged from 380 units to 6,030 units and involved purchase prices ranging from approximately $120 million to approximately $1.15 billion.

HFF calculated the gross real estate value range by applying the 50th percentile value per unit of $218,173 at the low end and 75th percentile value per unit of $260,984 at the high end and multiplying the range of value per unit determined with the number of units encompassing the Sale Properties. HFF made adjustments to deduct the unowned interest in select Sale Properties. This analysis indicated an approximate implied value range of $183 million to $219 million.

No such portfolio transaction or the underlying assets involved in such portfolio transactions in this analysis is identical or directly comparable to the Trust, the Sale or the transactions being contemplated by the Plan of Liquidation. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the analysis.

Discounted Cash Flow Analysis

HFF performed a discounted cash flow analysis of the Sale Properties by calculating the estimated present value as of April 30, 2020 of the stand-alone unlevered free cash flows that the Sale Properties were forecasted to generate, according to management’s projections, during the six-month period ending October 31, 2020 and during the twelve-month periods ending December 31, 2021 through December 31, 2025. HFF calculated terminal values by applying a selected range of perpetuity growth rates to the Sale Properties of 2.0% to 2.5% to stand-alone terminal unlevered free cash flows. Terminal values were then discounted to present value (as of April 30, 2020) using a selected range of discount rates of 7.05% to 7.55%. HFF made adjustments to cash flows to deduct the unowned interest in select Sale Properties. This analysis indicated an approximate implied value range of $185 million to $221 million.

Liquidation Analysis

HFF compared each of the implied value ranges in the analyses detailed below to the range of liquidating distributions per share as estimated by the Trust’s management of $25.64 to $31.71 as follows:

Discounted Cash Flow Analysis

HFF performed a discounted cash flow analysis of the sale of the Trust properties pursuant to the Purchase Agreement and Plan of Liquidation by calculating the estimated present value as of April 30, 2020 of the stand-alone unlevered free cash flows that the Trust properties were forecasted to generate, according to management projections during the six-month period ending October 31, 2020 and during the twelve-month periods ending December 31, 2021 through December 31, 2025. HFF calculated (i) terminal values by applying a selected range of perpetuity growth rates to the office and retail assets of the Trust of 0.75% to 1.25% to stand-alone terminal unlevered free cash flows and terminal values were then discounted to present value (as of April 30, 2020) using a selected range of discount rates of 8.15% to 8.65% for such assets and (ii) terminal values by applying a selected range of perpetuity growth rates to the multi-family assets of the Trust of 2.0% to 2.5% to stand-alone terminal unlevered free cash flows and terminal values were then discounted to present value (as of April 30, 2020) using a selected range of discount rates of 7.05% to 7.55% for such assets. HFF made adjustments to cash flows to deduct the unowned interest in select properties, secured debt, asset level transaction costs and cash from operations net of corporate expenses. This analysis indicated the approximate implied range of liquidating distributions per share of $23.62 to $32.81 and an approximate implied value range of $411 million to $479 million.

Comparable Single Asset Transactions

HFF reviewed comparable retail, office and multi-family single-asset transactions and selected certain transactions based on a number of factors, including age as determined by the year the asset was built and size as measured by number of square feet of the single-asset transactions as compared to the sale of the Trust properties pursuant to the Purchase Agreement and Plan of Liquidation.

HFF determined, based on a sum of the parts valuation, (1) the value per square foot of each retail transaction analyzed and determined the range of gross real estate value by applying the 25th percentile value per square foot of $139.00 at the low end and 75th percentile value per square foot of $176.00 at the high end and multiplying the range of value per square foot with the number of total square feet encompassing the liquidation assets, (2) the value per unit of each Asset Deal analyzed and determined the range of gross real estate value by applying the 25th percentile value per unit of $210,510 at the low end and 75th percentile value per unit of $268,176 at the high end and multiplying the range of value per unit with the number of units encompassing the Sale Properties and (3) the value per unit, in the case of multifamily, and the value per square foot, in the case of office and retail, of each mixed-use comparable transaction analyzed and determined the range of gross real estate value of $103 million at the 25th percentile low end of the range and $135 million at the 75th percentile high end of the range by multiplying the range of value per square foot or value per unit, as applicable, with the number of total square feet and value per unit, as applicable, encompassing the mixed-use retail, office and multifamily asset. HFF made adjustments to deduct the Trust’s unowned interest in select properties, secured debt, asset level transaction costs and cash from operations net of corporate expenses. This analysis indicated the approximate implied range of liquidating distributions per share of $20.75 to $35.50 and an approximate implied value range of $391 million to $499 million.

No transaction or the underlying assets involved in such transactions in this analysis is identical or directly comparable to the Trust, the Sale or the transactions being contemplated by the Plan of Liquidation. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the analysis.

Direct Capitalization Analysis

Utilizing a range of capitalization rates determined based upon reviews of published surveys of buyers of similar properties and by a review of comparable sale transactions, as described below, HFF capitalized the Projections consolidating next-twelve months NOI (beginning on May 1, 2020) for the Trust properties as discussed in “Proposal One--The Sale Proposal; Projected Financial Information.” HFF established an estimated range of direct capitalization rates for each of the Trust properties based upon its review of the

NOI being capitalized, a review of each such property’s market and historical operating trends and information concerning capitalization rates from published national surveys and regional sale data. HFF made adjustments to cash flows to deduct the unowned interest in select properties, secured debt, asset level transaction costs and cash from operations net of corporate expenses.

This analysis indicated the approximate implied range of liquidating distributions per share of $22.76 to $30.70 and an approximate implied value range of $405 million to $464 million.

General

As noted above, the discussion set forth above is a summary of the material financial analyses and other factors reviewed by HFF with the Special Committee in connection with the Sale and the transactions contemplated by the Plan of Liquidation and is not a comprehensive description of all analyses undertaken or factors considered by HFF. The preparation of a financial opinion or analyses is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. HFF believes that the analyses summarized above must be considered as a whole. HFF further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying HFF’s analyses and opinions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, HFF considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Trust. The estimates of the future performance of the Trust in or underlying HFF’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by HFF’s analyses. These analyses were prepared solely as part of HFF’s analysis of (i) the fairness from a financial point of view to the Trust of the portion of the transaction consideration (including the portion of the transaction consideration to be paid by Purchaser to the Trust with respect to each of Pierre Towers and Westwood Hills) to be received by the Trust in the Sale and (ii) the reasonableness, from a financial point of view, of the estimated range of expected per share aggregate liquidating distributions, and were provided to the Special Committee in connection with its evaluation of the Sale and the transactions contemplated by the Plan of Liquidation. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be HFF’s view of the actual value of the Sale consideration and the estimated range of expected per share aggregate liquidating distributions.

The type and amount of consideration payable in the Sale and the transactions contemplated by the Plan of Liquidation were determined through negotiations between the Special Committee and the Purchaser, rather than by any financial advisor, and were approved by the Special Committee and the Board. The decision to enter into the Purchase Agreement was solely that of the Board based in part upon the recommendation of the Special Committee. As described above, HFF’s opinions and analyses were only two of many factors considered by each of the Special Committee and the Board, as applicable, in its evaluation of the transactions and should not be viewed as determinative of the views of the Special Committee, the Board, management or any other party with respect to the Sale and the transactions contemplated by the Plan of Liquidation or the consideration payable in connection with such transactions.

The Trust has agreed to pay HFF for its services as financial advisor to the Special Committee in connection with the Sale and the transactions contemplated by the Plan of Liquidation an aggregate fee currently estimated to be approximately $3.2 million, of which $1.5 million was payable upon delivery of its opinion letter, $250,000 was payable upon execution of HFF’s engagement with the Special Committee, $125,000 is payable in connection with the Plan of Liquidation and the balance is contingent upon consummation of the Sale and certain transactions contemplated by the Plan of Liquidation. In addition, the Trust has agreed to reimburse HFF for its reasonable travel and third-party out-of-pocket expenses incurred in connection with HFF’s engagement and to indemnify HFF and certain related parties for liabilities arising in connection with its engagement.

HFF’s opinion letter was approved by a committee of HFF’s investment banking and other professionals in accordance with its customary practice. HFF and its affiliates comprise a full-service securities firm engaged in investment, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies and individuals.

HFF and its affiliates in the two years preceding the date of the opinion letter, provided financial advisory services to the Trust and certain of its affiliates and have received compensation for the rendering of these services. Such relationships included arranging for placement of debt financings on behalf of the Trust and its affiliates, each of which has been completed and paid as of the date hereof and such fees in the aggregate totaled $692,000. During the same period, neither HFF nor its affiliates have been engaged as a financial advisor to, or received any fees from Purchaser or its affiliates. HFF and its affiliates may in the future provide, financial advice and services to the Trust, the Kushner Companies, Purchaser or their respective affiliates for which HFF and its affiliates would expect to receive compensation.

Projected Financial Information

As a matter of course, the Trust does not publicly disclose long-term projections or internal projections of our future performance due to the unpredictability of the underlying assumptions and estimates. However, in connection with our review of strategic alternatives described in this proxy statement, the Special Committee and the full Board authorized senior management to prepare and provide to the Special Committee, our Board and HFF certain non-public, unaudited prospective financial information regarding the Sale Properties and the Trust to assist the Special Committee, our Board and HFF in considering, analyzing and evaluating our strategic alternatives.

The Projections set forth below, prepared in December, 2019, were considered by the Special Committee, our Board and HFF in evaluating our strategic alternatives, including the Sale and the Plan of Liquidation. The Projections were not prepared with a view to compliance with generally accepted accounting principles in the United States (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. For example, certain metrics included in the Projections are non-GAAP financial measures, and the Projections do not include footnote disclosures as may be required by GAAP. Furthermore, EisnerAmper LLP, our independent registered public accounting firm, has not examined, reviewed, compiled or otherwise applied procedures to the Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, the Projections. The Projections included in this proxy statement have been prepared by, and are the responsibility of, our management.

The Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, changes to our business, financial condition or results of operations and other matters. Many of these estimates and assumptions are difficult to predict, subject to significant economic and competitive uncertainties, are beyond our control and may cause the Projections or the underlying assumptions to be inaccurate. Since the Projections cover multiple years, the information contained therein and the estimates and assumptions on which the Projections are based, by their nature become less reliable with each successive year.

The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Trust contained in our public filings with the SEC. Further, the Projections do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Projections will be realized or that our actual results will not be significantly higher or lower than projected. Finally, the Projections do not take into account the effect of any failure of the Sale to be consummated and should not be viewed as accurately reflecting the projected performance of the Trust in that context.

For the foregoing reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, we do not intend to update or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

The Projections are forward-looking statements and are protected accordingly under the securities laws. For information on factors that may cause our future financial results to materially vary see “Cautionary Statement Concerning Forward-Looking Statements” in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2019, as amended by the Form 10-K/A filed with the SEC.

In light of the foregoing factors and the uncertainties inherent in the Projections, we caution our shareholders not to place undue, if any, reliance on the Projections included in this proxy statement.

Projections

The following is a summary of the financial projections relating to the Sale Properties and the Trust for the second half of fiscal year 2020 and fiscal years 2021 through 2025 included in the Projections:

Sale Properties	2H 2020	2021	2022	2023	2024	2025
Total Cash NOI	$6.5	$13.3	$13.7	$14.0	$14.4	$14.8
Unlevered Free Cash Flow	$6.2	$12.7	$13.1	$13.4	$13.8	$14.2

All Trust Properties (ex. billboard)	2H 2020	2021	2022	2023	2024	2025
Total Cash NOI	$18.0	$36.5	$38.0	$40.8	$42.2	$43.2
Unlevered Free Cash Flow	$16.3	$31.6	$27.5	$37.8	$39.9	$40.1

($ in millions; shown on a consolidated basis; dates based on fiscal year)

(1)	Net Operating Income (“NOI”) is based on operating revenue and expenses directly associated with the operations of the real estate properties, but excludes deferred rents (straight lining), depreciation, financing costs and certain other items.
(2)	“Unlevered Free Cash Flow” is NOI less capital expenditures.
(3)	The reduction in the Unlevered Free Cash Flow for 2022 is driven by projected tenant improvements and leasing commissions at the Trust’s retail properties. The impact of these expenditures results in increased projected total cash NOI and Unlevered Free Cash Flows in 2023 through 2025.

Interests of Our Trustees and Executive Officers

The interests of our executive officers and trustees of the Trust in the Sale are generally aligned with the interests of our shareholders; however, certain of such trustees and officers have interests which differ from or are in addition to those of our shareholders.

Transactions with Hekemian & Co.

Each of Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of the Trust, and David B. Hekemian, a trustee, owns a 33% equity interest in Hekemian & Co. The balance of the equity interests in Hekemian & Co. is held by other members of the Hekemian family.

Hekemian & Co. serves as the manager of the Trust pursuant to the Management Agreement which became effective as of March 1, 2001. The term of the Management Agreement was automatically renewed as of November 1, 2019 for a two-year period expiring October 31, 2021. The term of the Management Agreement automatically renews for periods of two years unless either party gives not less than six months’ prior notice to the other of the non-renewal. The Trust may terminate the Management Agreement (i) without cause upon one year’s prior written notice, (ii) for cause if Hekemian & Co. has not cured an event of default within 30 days of receipt of notice of termination from the Trust or (iii) in the event of an acquisition of the Trust where the Trust ceases to effectively exist as an operating entity. The Management Agreement provides for a termination fee in the event of a termination by the Trust without cause or following a merger or acquisition of the Trust.

On January 14, 2020, in connection with the transactions contemplated by the Purchase Agreement and the Plan of Liquidation, the Trust and Hekemian & Co. entered into a First Amendment, which will become effective upon the effectiveness of the Plan of Liquidation. The First Amendment provides that upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property, whether pursuant to the Purchase Agreement or otherwise in furtherance of the Plan of Liquidation, (a) the Management Agreement will terminate automatically and be of no further force or effect with respect to such Trust property and (b) the Trust will pay to Hekemian & Co. (i) any and all commissions and fees for management services and reimbursement required to be paid by the Trust pursuant to the Management Agreement in respect of the applicable Trust property up to the termination date, calculated on a pro rata basis, plus (ii) a termination fee in respect to such Trust property equal to the product of (x) the Trust’s direct or indirect percentage ownership interest in such Trust property, multiplied by (y) 1.25, multiplied by (z) one (1) year’s Base Management Fee (as defined in the Management Agreement and First Amendment) in respect of such Trust property.

In addition, the First Amendment amends the Management Agreement to provide that upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property, whether pursuant to the Purchase Agreement or otherwise in furtherance of the Plan of Liquidation, the Trust will pay to Hekemian & Co. a sales fee equal to 1.65% of the sales price for such Trust property (reduced from the existing range of 2.5% to 4.5% in the Management Agreement); provided, however, that in the event that a Trust property is not wholly owned, directly or indirectly, by the Trust, the sales fee payable to Hekemian & Co. will only be payable in respect of the Trust’s percentage ownership share of the applicable Trust property.

The First Amendment provides that the foregoing fees will be paid in lieu of, and will supersede in their entirety, any other payments which otherwise would be payable to Hekemian & Co. under the Management Agreement arising out of or attributable to the sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property or the termination of the Management Agreement in respect of such Trust property (including, without limitation, any Termination Fee, M&A Termination Fee or Sale of Property Fee under the Management Agreement (each as defined in the Management Agreement)). The First Amendment will become effective if, and only if, the Plan of Liquidation becomes effective.

Joint Ventures

The Trust owns a 65% interest in S and A Commercial Associates Limited Partnership, a limited partnership which owns Pierre Towers located in Hackensack, New Jersey. The other 35% interest in S and A Commercial Associates Limited Partnership (“S&A”), a limited partnership, is owned by Robert S. Hekemian, Jr., David B. Hekemian, members of their families and other employees and affiliates of Hekemian & Co. These owners will share in the proceeds of the sale of Pierre Towers if it is sold pursuant to the Purchase Agreement.

The Trust owns a 40% membership interest in Westwood Hills, LLC, a New Jersey limited liability company, which is the owner of Westwood Hills. In addition, an aggregate of 35% of the membership interests in Westwood Hills, LLC is beneficially owned by, among others, Ronald J. Artinian, the Chairman of the Board, Robert S. Hekemian, Jr., David B. Hekemian and members of the Hekemian family. These owners will share in the proceeds of the sale of Westwood Hills if sold pursuant to the Purchase Agreement.

Compensation Arrangements

Under the Trust’s Deferred Fee Plan (as defined under the heading “Compensation Discussion and Analysis—Elements of Executive Compensation”), trustees may elect to defer amounts payable to them for their services as trustees. Amounts deferred, together with interest accrued on a participating trustee’s balance, are converted on the last day of each calendar quarter into share units that are equivalent to Shares and credited to the trustee’s account. See “Compensation Discussion and Analysis—Amended and Restated Deferred Fee Plan.” If all of the Sale Properties are sold pursuant to the Purchase Agreement, the closing of the Sale will constitute a “change in control” under the Deferred Fee Plan and entitle participants to receive payment of their accrued benefits under the Deferred Fee Plan, including payment of any amounts maintained in their accounts in the form of cash pursuant to the terms of the Deferred Fee Plan and issuance of Shares in respect of all share units credited to their accounts. .. The following table sets forth the accrued benefits of the current executive officers and trustees under the Deferred Fee Plan as of January 31, 2020. The following table does not reflect benefits that may accrue for the listed individuals between January 31, 2020 and the closing of the Sale. The following table also does not reflect accrued benefits of a former executive officer and trustee who retired as an executive officer and trustee prior to January 31, 2020, and who elected to have his benefits under the Deferred Fee Plan paid to him over a period of 10 years from the date of his retirement.

Name	Amount of Cash Payable	Number of Shares to be Issued

Robert S. Hekemian, Jr.	$265,690	19,900
David B. Hekemian	—	3,999
Allan Tubin	—	—
John A. Aiello, Esq	—	—
Ronald J. Artinian	$838,345	34,753
David F. McBride	$263,184	25,898
Justin F. Meng	—	15,321
Richard J. Aslanian	—	7,044

Share Ownership of Our Trustees, Executive Officers and Certain Shareholders

The following table sets forth certain information regarding the beneficial ownership of Shares for (i) each person who is a beneficial owner of 5% or more of our outstanding Shares, (ii) each of our trustees and executive officers and (iii) all of our trustees and executive officers as a group, each as of February 11, 2020 unless otherwise indicated in the table below.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner (1)	(A) Aggregate Number of Shares Beneficially Owned (2)		(B) Number of Shares Acquirable within 60 Days		(C) Aggregate Number of Shares Deemed to be Beneficially Owned (Column A plus Column B)		(D) Percent of Class (3)

Ronald J. Artinian (4)	443,392	(6)	23,400	(5)	466,792	(6)	6.8%
David F. McBride, Esq. (4)	5,000	(7)	19,000	(5)	24,000	(7)	*
Robert S. Hekemian, Jr. (4)(8)	300,148	(9)	23,000	(5)	323,148	(9)	4.7%
John A. Aiello, Esq. (4)(8)	5,000		11,400	(5)	16,400		*
Justin F. Meng (4)	15,000	(10)	11,400	(5)	26,400	(10)	*
David B. Hekemian (4)	405,546	(11)	18,800	(5)	424,346	(11)	6.2%
Richard J. Aslanian (4)	10,200		3,800	(5)	14,000		*
Allan Tubin (8)	7,662		6,000	(5)	13,662		*
All trustees and executive officers as a group (8 persons) (6)(7)(9)(10)(11)(12)	1,089,732	(12)	116,800	(5)	1,206,532	(12)	17.3%

*	Shares beneficially owned do not exceed 1% of the Trust’s issued and outstanding Shares.
(1)	All trustees and executive officers listed in this table, with the exception of John A. Aiello, maintain a mailing address at 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602. John A. Aiello maintains a mailing address at 125 Half Mile Road, Suite 300, Red Bank, New Jersey 07701.
(2)	Except as otherwise indicated, all of the Shares are held beneficially and of record.
(3)	Based on 6,856,651 Shares outstanding as of February 11, 2020.
(4)	A trustee of the Trust.
(5)	Vested options to acquire Shares that are currently exercisable, or options that vest and become exercisable within 60 days after February

11, 2020.

(6)	Includes 52,504 Shares held in Individual Retirement Accounts for the benefit of Mr. Artinian. Also includes 4,250 Shares which are held by Mr. Artinian’s son, with respect to which Mr. Artinian disclaims beneficial ownership.
(7)	Includes 4,000 Shares held by Mr. McBride’s wife.
(8)	An “Executive Officer” of the Trust.
(9)	Includes (i) an aggregate of 102,216 Shares which are held by certain partnerships and limited liability companies in which Mr. Hekemian is a partner or member, (ii) 9,238 Shares which are held in trust by Mr. Hekemian for the benefit of his children and (iii) an aggregate of 11,000 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and of which Mr. Hekemian is trustee. Also includes 25,458 Shares held in a trust of which Mr. Hekemian is a beneficiary. Mr. Hekemian disclaims beneficial ownership of the foregoing Shares held in partnerships, limited liability companies and trusts except to the extent of his pecuniary interest in such partnerships, limited liability companies and trusts.
(10)	Includes 2,400 Shares held by Mr. Meng’s wife, with respect to which Mr. Meng disclaims beneficial ownership.
(11)	Includes (i) an aggregate of 102,216 Shares which are held by certain partnerships and limited liability companies in which Mr. Hekemian is a partner or member, (ii) an aggregate of 17,638 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and niece and of which Mr. Hekemian is a trustee, (iii) 25,458 Shares held in a trust of which Mr. Hekemian is a beneficiary, (iv) an aggregate of 88,940 Shares held by the Robert and Mary Jane Hekemian Foundation, Inc. of which Mr. Hekemian is the Vice President/Treasurer and (v) 6,000 Shares held in trust by Mr. Hekemian for the benefit of his children. Mr. Hekemian disclaims beneficial ownership of the foregoing Shares held in partnerships, limited liability companies and trusts except to the extent of his pecuniary interest in such partnerships, limited liability companies and trusts. Also includes 1,600 Shares held by Mr. Hekemian’s wife, with respect to which Mr. Hekemian disclaims beneficial ownership.
(12)	Robert S. Hekemian, Jr. and David B. Hekemian are both deemed to be the beneficial owner of 102,216 Shares held by certain partnerships and limited liability companies in which each of them is a partner or member. Therefore, the total number of Shares beneficially owned by all executive officers and trustees as a group, which includes both Robert S. Hekemian, Jr. and David B. Hekemian, is not merely the aggregate of the beneficial ownership of each executive officer and trustee, since calculating the aggregate number of Shares beneficially owned by all executive officers and trustees as a group on that basis would result in the 102,216 Shares of which both Robert S. Hekemian, Jr. and David B. Hekemian are deemed the beneficial owner being double-counted. As disclosed above, Robert S. Hekemian, Jr. and David B. Hekemian disclaim beneficial ownership of the 102,216 Shares except to the extent of their respective pecuniary interests in the partnerships and limited liability companies that hold such Shares.

Regulatory Matters

The Trust does not believe that the Sale is subject to review by any governmental authorities under the antitrust laws of the jurisdictions or otherwise in the jurisdictions where the Trust conducts business.

The Purchase Agreement

The following summary describes the material provisions of the Purchase Agreement. This summary does not purport to be complete and may not contain all of the information about the Purchase Agreement that is important to you. This summary has been included solely to provide you with information regarding the terms of the Purchase Agreement, and is not intended to provide any other factual information about the parties to the Purchase Agreement or their respective affiliates, their respective businesses or the actual conduct of their respective businesses during the period prior to the closing of the Sale. The summary of the material terms of the Purchase Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated in this document by reference. We encourage you to read the Purchase Agreement carefully in its entirety for a more complete understanding of its terms, as the rights and obligations of the parties are governed by the express terms of the Purchase Agreement and not by this summary or other information contained in this proxy statement.

The Sale

The Purchase Agreement provides for the sale by the Sellers to the Purchaser of all of the Sellers’ right, title and interests in the following multi-family residential apartment properties for an aggregate purchase price of $266,500,000, subject to certain adjustments: Berdan Court; The Boulders at Rockaway, located in Rockaway, New Jersey; Pierre Towers; The Regency Club; Station Place, located in Red Bank, New Jersey; Steuben Arms, located in River Edge, New Jersey; and Westwood Hills. The Trust has a 100% ownership interest in each of the Sale Properties, except for (i) Pierre Towers, in which the Trust has a 65% ownership interest in the Seller thereof, and (ii) Westwood Hills, in which the Trust has a 40% ownership interest in the Seller thereof.

Purchase Price for the Sale

The aggregate purchase price for 100% ownership interest in each of the Sale Properties is $266,500,000, subject to certain adjustments (described below).

Pursuant to the Purchase Agreement, the Purchaser has agreed to assume at the closing of the Sale the outstanding mortgage loans encumbering Berdan Court and Pierre Towers (collectively, the “Assumption Loans”). The aggregate purchase price payable to the Sellers will be reduced by the amount of the outstanding principal balance of these loans that is assumed by the Purchaser. The Assumption Loans are expected to have an aggregate outstanding balance of $76,815,000 at closing.

The aggregate purchase price is also subject to customary prorations and/or adjustments as of 11:59 p.m. on the day immediately prior to closing for:

•	rent and other income and revenues from the Sale Properties;
•	real estate ad valorem and similar taxes or assessments payable in respect of each Sale Property;
•	utility charges for which the owner is liable with respect to each Sale Property;
•	amounts payable under any assigned contracts;
•	interest required to be paid in respect of the Assumption Loans; and
•	all other costs and expenses incurred in connection with the ownership and operation of the Sale Properties that are customarily prorated.

Subject to the adjustment at the closing of the Sale of the purchase price in accordance with the Purchase Agreement, taking into account the Trust’s 40% ownership interest in the Seller of Westwood Hills and 65% ownership interest in the Seller of Pierre Towers, payment of the fees and expenses related to the Sale (including any loan assumption fees), and payment of any transfer taxes imposed with respect to the Sale, we estimate net consideration of approximately $208.3 million to the Trust from the Sale (which amount would be subject to reduction by the Trust’s allocable portion of the assumption by the Purchaser at closing of the Assumption Loans).

As noted above, the Purchaser has agreed to assume, subject to lender approval, the Assumption Loans. In the event one or both of the lenders of the Assumption Loans disapprove the assumption, or if one or both of the Assumption Loans are not assumed under certain other circumstances described in the Purchase Agreement (including, at the election of each party, if a lender fails to approve the assumption of the Assumption Loans on or before February 28, 2020), then the Purchaser or, in certain circumstances, the Sellers may elect to terminate the Purchase Agreement with respect to the applicable Sale Property and the aggregate purchase price payable pursuant to the Purchase Agreement will be reduced by an amount equal to the portion of the aggregate purchase price allocated to such Sale Property in the Purchase Agreement. In addition, if the ownership structure of Pierre Towers is not converted into a tenancy-in-common on or prior to February 28, 2020, then the Purchase Agreement will be terminated automatically solely as to Pierre Towers and the aggregate purchase price will be reduced by an amount equal to the amount allocated to such property in the Purchase Agreement. Of the $266,500,000 aggregate purchase price, $42,000,000 has been allocated to Berdan Court and $80,500,000 has been allocated to Pierre Towers.

The Purchase Agreement also provides that the Purchaser, on one hand, and the owner of Pierre Towers (the “Pierre Towers Seller(s)”) (with respect to Pierre Towers only) or the owner of Berdan Court (with respect to Berdan Court only), on the other hand, will each pay 50% of all transfer or assumption fees to be paid to or on behalf of each lender of the Assumption Loans imposed or charged by such lenders in connection with seeking and obtaining the releases of the Assumption Loans (the “Loan Assumption Fees”), subject to a cap of 0.50% of the outstanding principal balance of the applicable Assumption Loan. Notwithstanding the foregoing, the Purchaser is responsible for all costs and expenses (other than the Loan Assumption Fees) to be paid to or on behalf of each lender of the Assumption Loans and to their other representatives in connection with seeking and obtaining the releases of the Assumption Loans and each party is responsible for their own costs and expenses of their attorneys in connection with pursuing the releases of the Assumption Loans.

The Purchase Agreement also provides that if certain title matters affecting The Regency Club are not adequately addressed as of the tenth day prior to the scheduled special meeting of the Trust shareholders, then the Purchaser may elect to terminate the Purchase Agreement with respect to The Regency Club and the aggregate purchase price payable pursuant to the Purchase Agreement will be reduced by an amount allocated to such property in the Purchase Agreement. Of the $266,500,000 aggregate purchase price, $27,250,000 has been allocated to The Regency Club.

In the event the Purchase Agreement is terminated with respect to one or more of Pierre Towers, Berdan Court and The Regency Club, the Trust will update the shareholders with respect to such termination pursuant to a press release, as a supplement to this proxy statement and/or otherwise in accordance with applicable law.

In connection with the entry into the Purchase Agreement, the Purchaser delivered in escrow the Deposit. The Deposit is non-refundable, except in connection with the termination of the Purchase Agreement in certain circumstances.

Representations and Warranties

The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and made to, and solely for the benefit of, the parties as of specified dates. The assertions embodied in those representations and warranties are subject to materiality, knowledge and other similar qualifications and limitations agreed to by the respective parties. The representations and warranties were negotiated with the principal purpose of allocating risk among the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

In the Purchase Agreement, each Seller has made representations and warranties to the Purchaser, with respect to, among other things:

•	corporate matters, such as organization, standing, qualification, power and authority;
•	authority and enforceability relative to the Purchase Agreement;
•	absence of bankruptcy;
•	absence of litigation and condemnation or eminent domain proceedings;
•	required consents and approvals, and no violations of organizational documents, contracts or applicable law as a result of the Sale;
•	ownership of personal property;
•	rent roll, leases and assumption loans;
•	service contracts and absence of any material defaults thereunder;
•	status under the regulations of Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Office of Foreign Asset Control;

•	brokers fees;
•	employee matters;
•	taxes; and
•	environmental matters.

In the Purchase Agreement, the Purchaser has made representations and warranties to each Seller with respect to, among other things:

•	corporate matters, such as organization, standing, qualification, power and authority;
•	authority and enforceability relative to the Purchase Agreement;
•	required consents and approvals, and no violations of organizational documents, contracts or applicable law as a result of the Sale;
•	absence of bankruptcy;
•	absence of litigation;
•	brokers fees;
•	status under the regulations of Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Office of Foreign Asset Control; and
•	absence of rejections for loan applications for any multi-family property within the three years immediately prior to the date of the Purchase Agreement.

Some of the representations and warranties in the Purchase Agreement made by the Sellers and the Purchaser are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the representations and warranties made by the Sellers in the Purchase Agreement, a “Material Adverse Effect” means a material adverse effect on the business, financial condition or results of operations of the Sale Properties, taken as a whole.

The representations and warranties of the parties contained in the Purchase Agreement and in any certificate delivered pursuant to the Purchase Agreement will survive the closing of the Sale for a period of 180 days (the “Survival Period”); provided, however, that the fundamental Sellers’ representations (i.e., brokerage, organization and authority, no conflicts, no bankruptcy and prohibited persons) and the Purchaser’s representations will survive until the expiration of the applicable statute of limitations.

Conduct of Business Pending the Sale

Each Seller has agreed that, from the date of the Purchase Agreement until the earlier of the closing of the Sale and the termination of the Purchase Agreement, it will continue to conduct its business with respect to the applicable Sale Property or Sale Properties in the ordinary course of business consistent with past practices, including continuing to:

•	comply, in all material respects, with the assigned contracts and the leases for the Sale Properties and use commercially reasonable efforts to enforce its rights under the assigned contracts and the leases for the Sale Properties;
•	maintain, or cause to be maintained, the Sale Properties in the ordinary course of its business consistent with past practice;

•	maintain, or cause to be maintained, insurance coverage in full force and effect with respect to the Sale Properties in the ordinary course of its business consistent with past practice;
•	not cause or initiate any zoning changes; and
•	use commercially reasonable efforts to maintain, or cause to be maintained, in full force and effect all licenses and permits required for the Sale Properties to comply with legal requirements.

The Purchaser acknowledged and agreed that the Sellers will terminate the following management agreements in place with respect to each Sale Property in connection with the closing: (i) that certain Property Management Agreement, dated January 5, 2018, between Pierre Towers Seller and Hekemian & Co., (ii) that certain Management Agreement, dated November 1, 2001, between the Trust and Hekemian & Co. and (iii) that certain Management Agreement, dated August 26, 2019, between Berdan Court, LLC, and Hekemian & Co., as each of the same may have been supplemented, amended, restated or otherwise modified from time to time.

Each Seller has also agreed that, from the date of the Purchase Agreement until the earlier of the closing of the Sale and the termination of the Purchase Agreement, it will not:

•	enter into or amend or modify, in any material respect, any existing service agreement which is being assumed by the Purchaser at closing, except if such agreement is terminable upon not more than 30 days’ notice without penalty or is otherwise consented to in the Purchaser’s reasonable discretion;
•	amend, modify, extend, renew or terminate any assumption loan document which increases the obligations or potential liability of, or reduces the rights and benefits of, the borrowers, guarantors and/or indemnitors thereunder without the Purchaser’s written consent (not to be unreasonably withheld, conditioned or delayed);
•	enter into any new lease documents with affiliates of Sellers or any leases of any apartment units for a term greater than one year without the Purchaser’s written consent (not to be unreasonably withheld, delayed or conditioned);
•	except as otherwise permitted and subject to certain enumerated exceptions, enter into any new contract or amend any existing contract affecting the Sale Properties without the Purchaser’s written consent (not to be unreasonably withheld, conditioned or delayed);
•	grant any voluntary new encumbrances to title to any of the Sale Properties, unless expressly permitted under the Purchase Agreement; or
•	commence any new proceedings to contest any real estate taxes.

Conditions to Obligations to Complete the Sale

The obligation of each party to consummate the Sale is subject to the fulfillment or written waiver of the following conditions:

•	there is no law in effect and no order entered, in each case, that (i) restrains, enjoins or prohibits the performance of all or any part of the Purchase Agreement or the closing of the Sale or (ii) declares unlawful the Purchase Agreement or the closing of the Sale; and
•	Trust Shareholder Approval has been obtained.

The obligation of the Sellers to consummate the Sale is further subject to the fulfillment or waiver of the following conditions:

•	the representations and warranties of the Purchaser in the Purchase Agreement (without regard to materiality qualifiers) are true and correct in all material respects as of the closing date of the Sale; and
•	the Purchaser has performed and complied with all of its covenants and other agreements in the Purchase Agreement required to be performed or complied with prior to or on the closing of the Sale in all material respects.

The obligation of the Purchaser to consummate the Sale is further subject to the fulfillment or waiver of the following conditions:

•	the representations and warranties of the Sellers in the Purchase Agreement (without regard to materiality qualifiers) are true and correct in all respects as of the closing date of the Sale, except where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect;
•	Sellers have performed and complied with all of the covenants and other agreements in the Purchase Agreement required to be performed or complied with prior to or on the closing of the Sale in all material respects; and
•	the Purchaser’s title insurance company is prepared, and has irrevocably committed, to issue a title policy in the form required under the Purchase Agreement with respect to each Sale Property.

No Solicitation

Subject to certain exceptions described below, the Sellers agreed that they will not, and will use their reasonable best efforts to cause their respective affiliates and representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal or any inquiry, proposal or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal;
•	engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning the Sellers or any of their respective affiliates to, any third party in connection with, or for the purpose of encouraging or facilitating, an Acquisition Proposal (other than informing third parties of the existence of the no-solicitation provisions of the Purchase Agreement);
•	recommend, approve, authorize or enter into any letter of intent, memorandum of understanding, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal, other than a confidentiality agreement entered into in accordance with the terms of the Purchase Agreement (“Alternative Acquisition Agreement”); or
•	approve, authorize or agree to do any of the foregoing.

In addition, the Sellers agreed that they will, and will direct their respective representatives to, cease and cause to be terminated any solicitation and any and all existing activities, discussions or negotiations with any person conducted prior to the date of the Purchase Agreement with respect to any Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal. The Sellers agreed that they will (i) request each third party (and its representatives) that executed a confidentiality agreement in connection with their consideration of making an Acquisition Proposal, to promptly return or destroy all non-public information related to the Sale Properties furnished to such third party by or on behalf of the Sellers or any of their respective affiliates and (ii) immediately terminate all physical and electronic data room access for such third parties (and their representatives) to diligence or other information regarding the Sale Properties. The Sellers agreed to not modify, amend or terminate, or waive, release or assign, any provisions of, any confidentiality or standstill agreement (or any similar agreement) to which the Sellers or any of their respective affiliates is a party relating to any such Acquisition Proposal and to enforce the provisions of any such agreement; provided, however, that the Trust is permitted on a confidential basis to release or waive any explicit or implicit standstill obligations solely to the extent necessary to permit the party referred to therein to submit an Acquisition Proposal to the Board on a confidential basis. The Trust is required to provide written notice to the Purchaser of waiver or release of any standstill by the Trust, including disclosure of the identities of the parties thereto and circumstances relating thereto. For the avoidance of doubt and notwithstanding anything to the contrary contained in the Purchase Agreement, in no event shall (x) any third party or its representatives be required to return or destroy any non-public information related to the properties of the Trust (other than the Sale Properties) or the Trust as a whole to the extent that such third party is considering or pursuing a strategic transaction in respect of such properties of the Trust (other than the Sale Properties) and (y) the Trust or any other person be required to terminate all physical and electronic data room access for any third party or its representatives to diligence or other information regarding the properties of the Trust (other than the Sale Properties).

Notwithstanding the limitations described above, if, prior to obtaining the Trust Shareholder Approval, the Trust receives a bona fide written Acquisition Proposal (which Acquisition Proposal was made after the date of the Purchase Agreement and did not result from a breach of the no-solicitation provisions), and the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then the Trust and its representatives may: (i) furnish any information with respect to the Trust and its subsidiaries and access thereto to any third party making such Acquisition Proposal; provided that (A) prior to furnishing any such information, the Trust receives from such third party an executed confidentiality agreement containing terms as to confidentiality that are substantially the same, in all material respects, as those set forth in the Confidentiality Agreement, dated July 11, 2019, between the Trust and Kushner Realty Acquisition LLC and (B) any such non-public information so furnished has been previously provided or otherwise made available (including through the data site) to the Purchaser or is provided or otherwise made available (including through the data site) to the Purchaser concurrently with it being so furnished to such third party; or (ii) participate or engage in negotiations or discussions with the third party making such Acquisition Proposal and its representatives regarding such Acquisition Proposal.

“Acquisition Proposal” means any indication of interest, offer or proposal, including any amendment or modification to any existing indication of interest, offer or proposal, contemplating an Acquisition Transaction (other than, for the avoidance of doubt, any indication of interest, offer or proposal made or submitted by or on behalf of the Purchaser or one or more of its affiliates).

“Acquisition Transaction” means any transaction (including any single- or multi-step transaction) or series of related transactions with any person or “group” (as defined in the Exchange Act) involving (x) the issuance to such person or “group” or acquisition by such person or “group” of, or a tender offer or exchange offer that if consummated would result in such person or “group” beneficially owning (within the meaning of Section 13(d) of the Exchange Act), at least 50% of the outstanding equity interests in the Trust or (y) the acquisition by such person or “group” of at least 50% of the consolidated assets, or assets generating at least 50% of the consolidated net revenue or consolidated net income, of the Trust and its subsidiaries, in each case of clauses (x) and (y), whether pursuant to a merger (including a reverse merger in which the Trust is the surviving entity), reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer, liquidation, dissolution or other similar transaction, other than in each case of clauses (x) and (y) the Sale.

“Superior Proposal” means a bona fide written Acquisition Proposal made by a third party that the Board determines in its good faith judgment (after consultation with its financial advisor and outside legal counsel) would, if consummated, result in a transaction that is more favorable to the Trust’s shareholders from a financial point of view than the transactions contemplated by the Sale.

Recommendation Change

As described in this proxy statement, the Board has determined to recommend that the Trust shareholders vote FOR the Sale Proposal. Such recommendation is referred to herein as the “Trust Board Recommendation.” Except as described below, neither the Board nor any committee thereof may do any of the following (a “Change in Recommendation”):

•	withhold or withdraw (or modify, amend or qualify in a manner adverse to the Purchaser), or propose publicly to withhold or withdraw (or modify, amend or qualify in a manner adverse to the Purchaser), the Trust Board Recommendation;
•	approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal; or
•	fail to include the Trust Board Recommendation in this proxy statement.

Additionally, neither the Board nor any committee thereof may cause or permit the Trust to enter into an Alternative Acquisition Agreement.

Notwithstanding the foregoing, at any time prior to obtaining the Trust Shareholder Approval, if, in response to a bona fide written Acquisition Proposal made after the date of the Purchase Agreement and not withdrawn, the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) the failure to take an action set forth in clause (x) or (y) below would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the Board may (x) make a Change in Recommendation or (y) terminate the Purchase Agreement in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided that in either case (A) the Trust has provided to the Purchaser four (4) business days’ prior written notice (which notice will not constitute a Change in Recommendation) advising the Purchaser that the Trust intends to take such action (and specifying, in reasonable detail, the material terms and conditions of any such Superior Proposal) and providing the Purchaser with a copy of the most current version of the Alternative Acquisition Agreement and any other documents containing the material terms of such Superior Proposal, and (B):

•	during such four (4) business day-period, if requested by the Purchaser, the Board and its representatives has negotiated in good faith with the Purchaser regarding changes to the terms of the Purchase Agreement and any other proposals made by the Purchaser intended by the Purchaser to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and
•	the Board has considered in good faith any and all adjustments to the Purchase Agreement (including any change to the price terms hereof) and any other agreements that may be proposed in writing by the Purchaser (the “Proposed Changed Terms”) no later than 5:00 p.m., New York City time, on the fourth business day of such four business day-period and has determined in good faith (after consultation with its outside legal counsel and financial advisors) that (x) such Acquisition Proposal continues to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect and (y) the failure to make the Change in Recommendation or terminate the Purchase Agreement would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.

Additionally, at any time prior to obtaining the Trust Shareholder Approval, the Board may make a Change in Recommendation in response to an Intervening Event if (i) the Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, (ii) (A) the Trust has provided the Purchaser four business days’ prior written notice (which notice will not constitute a Change in Recommendation) advising the Purchaser that the Trust intends to make a Change in Recommendation (and specifying, in reasonable detail, the Intervening Event), and (B):

•	during such four business day period, if requested by the Purchaser, the Trust and its representatives has negotiated in good faith with the Purchaser regarding any changes to the terms of the Purchase Agreement and any other proposals made by the Purchaser so that a Change in Recommendation would no longer be necessary; and
•	the Board has considered in good faith any and all adjustments to the Purchase Agreement (including any change to the price terms hereof) and any other agreements that may be proposed by the Purchaser no later than 5:00 p.m., New York City time, on the fourth business day of such four business day period and has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to make a Change in Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

“Intervening Event” means an event, circumstance, change, development, occurrence or fact occurring or arising after the date of the Purchase Agreement that was not known to the Board as of the date of the Purchase Agreement (or, if known, the magnitude or consequences of which were not known or reasonably foreseeable by the Board as of the date of the Purchase Agreement), other than any event, circumstance, change, development, occurrence or fact in respect of an Acquisition Proposal.

At any time between the date of the Purchase Agreement and the earlier of the termination of the Purchase Agreement and the closing date, the Trust will (i) in the event that the Trust receives any Acquisition Proposal or any request for information or inquiry that contemplates or that could reasonably be expected to lead to an Acquisition Proposal, advise the Purchaser as promptly as practicable (and in any event within 48 hours after the receipt thereof) of the receipt of such Acquisition Proposal, request or inquiry, the material terms and conditions thereof and the identity of the person making such Acquisition Proposal, request or inquiry, (ii) provide to the Purchaser copies of such Acquisition Proposal and other substantive correspondence relating to such Acquisition Proposal, request or inquiry made in writing and (iii) thereafter, keep the Purchaser reasonably informed on a reasonably current basis regarding the status, material details and material terms of any such Acquisition Proposal and any discussions and negotiations concerning the material terms and conditions thereof, including unredacted copies of any proposed Alternative Acquisition Agreements and any other writings or media (whether or not electronic) containing any material terms or conditions of any Acquisition Proposal.

Indemnification

Indemnification by the Purchaser

Pursuant to the Purchase Agreement, the Purchaser has agreed to indemnify each Seller, its affiliates and the respective shareholders, members, managers, partners, directors, trustees, officers, employees and agents of each of the foregoing (“Seller Indemnified Parties”) harmless from and against any and all Damages suffered by any of the Seller Indemnified Parties (without duplication) resulting from or arising out of any breach of or inaccuracy in any of the Purchaser’s representations.

“Damages” mean all actions, suits, proceedings, governmental investigations, injunctions, demands, charges, claims, judgments, awards, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, fees and expenses (including court costs and reasonable and documented out-of-pocket attorneys’ and accountants’ fees and expenses); provided, however, that “Damages” does not include punitive, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or diminution in value, except to the extent that such damages are payable by the party to be indemnified to a third party.

Indemnification by the Sellers

Pursuant to the Purchase Agreement, the Sellers have agreed to indemnify the Purchaser, its designees or purchasers of the Sale Properties (which must be affiliates of the Purchaser), its affiliates and their respective shareholders, members, managers, partners, directors, trustees, officers, employees and agents (“Purchaser Indemnified Parties”) harmless from and against all Damages suffered by any of the Purchaser Indemnified Parties (without duplication) resulting from or arising out of any breach of or inaccuracy in any of the Sellers’ representations; provided, that with respect to matters described above, all Sellers (other than the owner of Westwood Hills (the “Westwood Hills Seller”) and Pierre Towers Seller(s), (collectively, the “Sole-Owner Sellers”)) are not required to indemnify the Purchaser Indemnified Parties unless and until the aggregate amount of Damages (excluding Damages in connection with a claim or claims for $35,000 or less (“De Minimis Claims”)), which are not subject to indemnification under the Purchase Agreement) incurred or suffered exceeds 0.1% of the aggregate purchase prices for all of the Sale Properties other than Pierre Towers and Westwood Hills (“Sole-Owned Sale Properties”) and the Sole-Owner Sellers’ aggregate liability is capped at 1.5% of the aggregate amount of the allocated purchase prices for the Sole-Owned Sale Properties. Similarly, Pierre Towers Seller is not required to indemnify the Purchaser Indemnified Parties unless and until the aggregate amount of Damages (excluding Damages in connection with De Minimis

Claims) incurred or suffered exceeds 0.1% of the amount of the allocated purchase price for Pierre Towers and Pierre Towers Seller’s aggregate liability is capped at 1.5% of the allocated purchase price for Pierre Towers. The Westwood Hills Seller is not required to indemnify the Purchaser Indemnified Parties unless and until the aggregate amount of Damages (excluding Damages in connection with De Minimis Claims) incurred or suffered exceeds 0.1% of the amount of the allocated purchase price for Westwood Hills and Westwood Hills Seller’s aggregate liability is capped at 1.5% of the allocated purchase price for Westwood Hills. Notwithstanding anything to the contrary in the Purchase Agreement, the liability of Sellers with respect to the Cap Exclusions will not be subject to any floors or maximum liabilities set forth above. “Cap Exclusions” means the following: (i) a breach of any fundamental Sellers’ representations; (ii) a breach of any certifications in any FIRPTA affidavit; and (iii) the indemnification obligations of Sellers with respect to brokers and brokerage fees.

In furtherance of the foregoing indemnification provisions, the Trust also agreed that, if at any time within the six-month period immediately following the closing, it sells all or any part of its interest in that certain mixed-use property located at 711 W. 40th Street, Baltimore, Maryland, and commonly known as “The Rotunda,” then following such sale it will retain liquid assets until the expiration of the Survival Period in an amount sufficient to satisfy its indemnification obligations (and if there is a claim which the indemnified person has provided notice for which remains outstanding following the expiration of the Survival Period, then in an amount reasonably sufficient to satisfy its indemnification obligations in respect of such claim for so long as it remains outstanding).

Termination; Termination Fee; Transaction Expenses

Termination

The Purchase Agreement may be terminated as follows:

•	at any time prior to the closing of the Sale, by mutual written agreement of the Sellers and the Purchaser;
•	by either the Sellers or the Purchaser, if the closing of the Sale has not been consummated by June 15, 2020 (“Outside Closing Date”) unless the failure of the closing to occur before the Outside Closing Date was principally caused by or directly resulted from the terminating party’s actions or failure to act resulting in a breach of the Purchase Agreement;
•	by Seller, if, prior to the consummation of the closing, either (x) the conditions to the Purchaser’s obligations to consummate the Sale set forth in the Purchase Agreement have been satisfied and the Purchaser defaults on its closing deliveries obligations under the Purchase Agreement or (y) the Purchaser defaults in any material respect on any of its other performance obligations under the Purchase Agreement or has breached any of its representations, such default or breach results in the closing conditions set forth in the Purchase Agreement not being satisfied as of the Outside Closing Date and such default or breach is not cured within five (5) days after written notice from Sellers;
•	by the Purchaser, if, prior to the consummation of the closing, either (x) the conditions to the Sellers’ obligations to consummate the Sale set forth in the Purchase Agreement have been satisfied and the Sellers default on their closing deliveries obligations under the Purchase Agreement or (y) the Sellers default in any material respect on any of their other performance obligations under the Purchase Agreement or have breached any of their representations, such default or breach results in a Material Adverse Effect, and such default or breach is not cured on or prior to the Outside Closing Date;
•	by either the Sellers or the Purchaser, if a duly held meeting of the shareholders has been held for the purpose of obtaining the shareholders’ approval of the Sale Proposal and the Trust Shareholder Approval is not obtained at the special meeting (or at any adjournment or postponement thereof);
•	by the Sellers, if prior to obtaining the Trust Shareholder Approval, (i) the Board determines that an Acquisition Proposal constitutes a Superior Proposal, (ii) the Trust has complied in all material respects with its obligations related to Superior Proposals under the Purchase Agreement, (iii) the Trust pays, or causes to be paid, to the Purchaser the termination fee payable as further described below and (iv) subsequently concurrently with such termination, the Trust enters into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal;
•	by the Purchaser, if, prior to obtaining the Trust Shareholder Approval, the Board makes a Change in Recommendation;
•	by the Purchaser, if a Sale Property suffers a material casualty (the cost to restore exceeds 15% of the purchase price allocated to such Sale Property) or becomes subject to a material condemnation (more than 15% of improvements are inaccessible or unusable or access to or parking at a Sale Property is materially impaired by a condemnation) (“Material Event”), solely with respect to the applicable Sale Property(ies); or
•	by the Purchaser, if the Sellers do not remove an Objected New Exception or Other Monetary Lien (“Title Issue”) (except in the event removal would require Sellers to expend more than 1% of the purchase price with respect to the Sole-Owned Sale Properties, or 1% of the purchase price allocable to Pierre Towers or Westwood Hills with respect to Pierre Towers or Westwood Hills, as applicable), solely with respect to the applicable Sale Property(ies). For purposes of the foregoing, “Objected New Exceptions” means any title encumbrance which is first disclosed after execution of the Purchase Agreement, other than mortgages, mechanic’s liens, judgment liens, tax liens or liens voluntarily created by Sellers and “Other Monetary Liens” means (i) any judgment lien against a Seller or (ii) any mechanic’s, materialman’s or other monetary lien or encumbrance (excluding any of the foregoing liens or encumbrances to the extent they constitute permitted encumbrances pursuant to the Purchase Agreement).

Termination Fee; Transaction Expenses

The Trust has agreed to pay the Purchaser the Termination Fee and the Purchaser Expense Reimbursement (“Termination Payments”) if:

•	the Purchase Agreement is terminated by the Sellers in order to enter into an Alternative Acquisition Agreement;
•	the Purchase Agreement is terminated by the Purchaser as a result of a Change in Recommendation; or
•	the Purchase Agreement is terminated (i) (A) by either party if the closing has not been consummated prior to the Outside Closing Date (but if by the Sellers, only if at such time the Purchaser would not be prohibited from terminating the Purchase Agreement as a result of their delay), (B) by the Purchaser in the event of a Sellers default or (C) by either party if Trust Shareholder Approval is not obtained at the special meeting of the Trust shareholders or at any adjournment or postponement thereof, (ii) at any time on or after January 14, 2020 and prior to such termination a bona fide Acquisition Proposal becomes publicly known and not publicly withdrawn prior to such termination and (iii) within 12 months after the date of such termination, the Trust enters into an Alternative Acquisition Agreement or an Acquisition Transaction is consummated.

In addition, in the event the Purchase Agreement is validly terminated for failure to obtain the Trust Shareholder Approval, the Trust has agreed to pay to the Purchaser, upon receipt of request from the Purchaser therefor, the Purchaser Expense Reimbursement.

The Purchaser’s right to receive payment of the Termination Payments is the sole and exclusive remedy of the Purchaser or any of its affiliates or its or their respective representatives against the Sellers and any of their respective former, current or future officers, directors, partners, shareholders (or other equityholders), managers, members or affiliates (“Trust Related Parties”) under the circumstances described above, and upon payment of the applicable Termination Payments, none of the Trust Related Parties will have any further liability or obligation relating to or arising out of the Purchase Agreement or the Sale, and the maximum aggregate amount that the

Purchaser (or its designee) is entitled to receive in respect of any and all losses suffered as a result of the failure of the Sale to be consummated or for any breach or failure to perform hereunder will be an amount equal to the Termination Payments. In no event is the Trust required to pay the Termination Fee on more than one occasion, and the Trust will not be required to pay an aggregate amount in excess of $2,000,000 in respect of the Purchaser Expense Reimbursement, whether or not either is payable under more than one provision of the Purchase Agreement.

The Purchase Agreement further provides that the Deposit will be returned to the Purchaser in the event that the Purchase Agreement is terminated (i) by mutual consent, (ii) by the Purchaser if the closing has not been consummated prior to the Outside Closing Date, (iii) by the Purchaser in the event of a Sellers default, (iv) by either party if Trust Shareholder Approval is not obtained at the special meeting of the Trust shareholders or at any adjournment or postponement thereof, (v) by the Sellers in order to enter into an Alternative Acquisition Agreement or (vi) by the Purchaser as a result of a Change in Recommendation.

The Purchase Agreement also provides that the Deposit will be paid to the Sellers as liquidated damages upon termination in the event of a Purchaser default.

In the event the Purchase Agreement is terminated by the Purchaser solely with respect to a Sale Property or Sale Properties which suffered a Material Event or a Title Issue, the total purchase price will be reduced by the amount of the purchase price allocated to such terminated Sale Property(ies).

Amendment and Waiver

The Purchase Agreement may be amended only by a writing signed by the Sellers and the Purchaser.

Voting Agreement

Concurrently with the execution of the Purchase Agreement, the trustees of the Trust entered into a voting agreement with the Purchaser that covers an aggregate of 872,812 Shares over which they have voting control, which represents approximately 12.4% of the issued and outstanding Shares. Under the terms of the voting agreement, the trustees of the Trust have agreed to vote or cause or direct to be voted (including by written consent) all of the Shares over which they have voting control (A) in favor of the Sale Proposal and (B) against any alternative acquisition proposal and any action, agreement or transaction that would reasonably be expected to materially impede, interfere with, delay or postpone the closing of the Sale. The trustees of the Trust further agreed to appear at every meeting of shareholders or otherwise cause their Shares over which they have voting control to be present thereat for purposes of establishing a quorum.

The trustees of the Trust have also agreed in the voting agreement with the Purchaser not to, directly or indirectly, without the written consent of the Purchaser, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of Shares over which they have voting control, (ii) transfer, in any way, any interest in the Shares over which they have voting control, or any interest therein, unless such transfer is made in compliance with the voting agreement (including certain customary permitted transferee exceptions) or (iii) knowingly take any action, in each case, that would have the effect of preventing or delaying such trustee of the Trust from performing any of its obligations under the voting agreement.

The voting agreement was entered into by the trustees of the Trust solely in their capacity as shareholders of the Trust, and the voting agreement does not limit or affect any actions taken by any officer or trustee of the Trust solely in his or her capacity as a trustee or officer of the Trust.

The trustees’ obligations under the voting agreement will terminate upon the earliest to occur of (i) the mutual agreement of the parties thereto to terminate the voting agreement, (ii) the termination of the Purchase Agreement in accordance with its terms and (iii) the closing of the Sale.

The foregoing summary of the voting agreement does not purport to be complete and is qualified in its entirety by reference to the voting agreement. A copy of the voting agreement is attached as Annex D.

Completion of the Sale

The Sellers and the Purchaser will complete the Sale when all of the conditions to completion of the sale contained in the Purchase Agreement, which are described in the section entitled “—The Purchase Agreement—Conditions to Obligations to Complete the Sale” beginning on page 54 of this proxy statement, are satisfied or waived, including the requisite approval of our shareholders for the Sale Proposal and currently expect to close the Sale during the second calendar quarter of 2020.

Regulatory Matters

Other than in connection with the filing of this proxy statement with the SEC, we are not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Sale.

Appraisal or Dissenters’ Rights

You are not entitled to appraisal or dissenters’ rights (or rights of an objecting shareholder) in connection with the transactions comprising the Sale, whether under New Jersey law or our Amended and Restated Declaration of Trust.

Required Vote

The affirmative vote of a majority of the votes cast at the special meeting, assuming a quorum is present, is required for the approval of the Sale Proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Sale Proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE SALE PROPOSAL.

PROPOSAL TWO—THE LIQUIDATION PROPOSAL

General

The Trust is seeking shareholder approval of the Liquidation Proposal at the special meeting. The Plan of Liquidation, and the actions and transactions contemplated thereby, were, based in part on the unanimous recommendation of the Special Committee, unanimously approved and declared as advisable and in the best interests of the Trust and holders of its Shares by the Board on January 14, 2020, subject to approval of the Liquidation Proposal by our shareholders and the closing of the Sale. The following summary describes the material provisions of the Plan of Liquidation and such actions and transactions. This summary does not purport to be complete and may not contain all of the information about the Plan of Liquidation that is important to you, and is qualified in its entirety by reference to the Plan of Liquidation which is attached to this proxy statement as Annex B and is incorporated by reference into this proxy statement. We encourage you to read the Plan of Liquidation carefully and in its entirety for a more complete understanding of its terms.

Although we are proposing that our shareholders approve the Liquidation Proposal at the same time as the Sale Proposal, the Plan of Liquidation and the actions and transactions contemplated thereby are separate from the Sale. Our shareholders may approve the Sale Proposal without regard to the Plan of Liquidation and whether or not the Liquidation Proposal is approved; provided, however, that even in the event the shareholders approve the Liquidation Proposal, the Plan of Liquidation will only become effective upon the closing of the Sale pursuant to the Purchase Agreement. If our shareholders approve the Sale Proposal, we intend to consummate the Sale even if our shareholders do not approve the Liquidation Proposal.

Recommendation of the Board and Reasons for the Plan of Liquidation

In connection with the Special Committee’s review of strategic alternatives, on January 14, 2020, the Board, after careful review of the terms of the Plan of Liquidation, facts and circumstances relating to the Plan of Liquidation and the unanimous recommendation of the Special Committee, and after consultation with management and our and the Special Committee’s advisors, unanimously approved and declared advisable the Plan of Liquidation, subject to approval of the Liquidation Proposal by our shareholders and the closing of the Sale, determined that it was in the best interests of the Trust and its shareholders that the Trust consummate the transactions contemplated thereby on the terms and subject to the conditions set forth in the Plan of Liquidation, and resolved to recommend that the shareholders of the Trust vote FOR the Liquidation Proposal. In making such determinations and recommendation, the Board considered numerous factors, including the following non-exhaustive list of material factors and benefits:

•	HFF’s Reasonableness Opinion and Related Analyses. The Board considered the financial analyses presented to the Board by HFF as well as the oral opinion of HFF delivered to the Special Committee at the meeting on January 14, 2020, and confirmed by delivery of an opinion letter dated January 14, 2020, upon which the Board is permitted to rely, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by HFF in connection the opinions of HFF, the Trust’s estimated range of expected per share aggregate liquidating distributions is reasonable from a financial point of view, all as more fully described above under the heading “Proposal One—The Sale Proposal—Opinions of Financial Advisor.”
•	Other Strategic Alternatives. The Board’s belief that, in light of the Special Committee’s third-party solicitation process conducted, with the assistance of HFF, over a several month period in which 118 potential interested parties were contacted, and the proposals received, it was unlikely that any party would be willing to purchase all of the Trust or all of its assets in a single transaction that would result in more favorable outcome for our shareholders than the Sale coupled with the Plan of Liquidation, both in terms of likely total shareholder return as well as certainty of completion.
•	Share Price; Liquidity. The Board considered (i) the limited trading volume and the relatively stagnant price of the Shares over the past two years that was prevalent prior to the announcement of the Board’s determination to adopt and approve a Plan of Liquidation; (ii) the continued failure of the share price to reflect the underlying value of the Trust’s properties; and (iii) the certainty of liquidity that a liquidation offers.
•	Lack of Accretive Investments Opportunities. The nature of our business strategy which is to invest in real estate investment opportunities that (i) complement our existing investment portfolio, (ii) generate increased income and distributions to our shareholders, and (iii) increase the overall value of our portfolio and the lack of such investments in the current market environment which would be accretive to our shareholders particularly in light of our cost of capital.
•	Liquidation Range. The Board’s estimate that, based on current market conditions, the amount ultimately distributable per Share in connection with a liquidation would range from $25.64 to $31.71, after taking into account our costs, expenses and other obligations, and considering that we cannot assure you that the Trust will be successful in disposing of its assets at these values (see “Risk Factors” above).
•	All Cash Consideration. The expectation that all liquidating distributions will be paid in cash thereby eliminating the uncertainty associated with the receipt of noncash consideration.
•	Cost of Public Company Compliance. The costs of continuing to operate as a public company.
•	Federal Income Tax Benefits. The potential federal income tax benefits to our shareholders that may be derived from the adoption and approval of a plan of liquidation.

In addition to the risk factors noted above under “Risk Factors,” the Board also considered potentially negative factors in its deliberations concerning the liquidation, including the following:

•	Disposing of Remaining Assets. The Board considered that there could be no assurance that the Trust would be successful in disposing of its remaining assets for values equal to or exceeding the low range of our estimate of distributable proceeds or that the dispositions would occur in the time frame expected.
•	Unforeseen Expenses. The Board considered the fact that there could be unanticipated or unforeseen expenses that will or may be incurred in connection with the sale of our remaining assets and the continued operation of the Trust, which unanticipated or unforeseen expenses could result in shareholders receiving distributions of less than our low range of the estimate of distributable proceeds.
•	Inability to Make Future Investments. The Board considered the fact that the Trust would no longer be able to take advantage of future changes in market conditions which could provide for presently unforeseen opportunistic investments that satisfy our investment strategy and minimum return parameters.
•	Shareholders May Recognize Taxable Gain. The Board considered that (i) depending on their tax basis in their shares, shareholders may recognize taxable gain in connection with the completion of the liquidation, and (ii) we may determine to transfer unsold assets to a liquidating trust, which may cause our shareholders to recognize taxable gain at the time of such transfer and may have adverse tax consequences on tax-exempt and foreign shareholders.
•	No Further Participation in Future Earnings or Growth. The Board considered that, if the plan is approved and implemented, shareholders will no longer participate in any future earnings or growth of the Trust’s assets or benefit from any increases in their value once the Trust’s assets are sold;
•	Timing of Liquidation Process. As opposed to a business combination with a relatively short time frame during which a third party would acquire the Trust, the Board considered the fact that the liquidation process would likely involve a longer distribution process and will require the Trust to incur potentially larger administrative and other costs.
•	Certain Conflicts. The Board considered that certain conflicts of interest could exist for the Trust’s management in connection with the liquidation. See “Proposal Two—Plan of Liquidation— Interests of Our Trustees and Executive Officers” below.
•	Share Price. The Board considered the possibility that, as we make distributions to shareholders of proceeds received from sales of properties pursuant to the Plan of Liquidation, the price of Shares could decrease by amounts greater than the amount of the distribution.

Purpose of the Plan of Liquidation; Certain Effects of the Liquidation

The principal purpose of the Plan of Liquidation is to maximize the value we provide to our shareholders following the closing of the Sale. In the liquidation following the closing of the Sale (to the extent not sold or disposed of prior to the closing of the Sale), we will sell or otherwise dispose of all of our assets (including, without limitation, any assets held by our subsidiaries) that are not included in the Sale, and the ultimate purchasers of those assets will be the sole beneficiaries of any earnings and appreciation thereof following the sale of such asset. Accordingly, we and our shareholders will no longer benefit from any potential increase in the value of the assets not included in the Sale, nor will we or our shareholders bear the risk of any potential decrease in the value of such assets following the sale thereof.

Following the closing of the Sale, and the sale or other disposition of all of our assets not included in the Sale, pursuant to the Plan of Liquidation we will wind-up our operations, pay or provide for our liabilities and expenses, dissolve and terminate, or convert to another liquidating entity, and distribute the remaining proceeds of the liquidation of our assets to our shareholders either directly or through a liquidating trust or other liquidating entity.

Principal Provisions of the Plan of Liquidation

Following the closing of the Sale and pursuant to the Plan of Liquidation we will, among other things, undertake the following:

•	sell, or otherwise dispose of, all of our remaining assets (including, without limitation, any assets held by our subsidiaries) in exchange for cash, notes or such other assets, upon such terms as the Board may deem advisable, and without further approval of the Trust’s shareholders;
•	pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;
•	distribute the remaining proceeds of the Sale and our liquidation to our shareholders after the payment of or provision for our liabilities and expenses, and take all necessary or advisable actions to wind-up our affairs and dissolve and terminate our existence or convert to another liquidating entity; and
•	wind-up our operations and liquidate the Trust, all in accordance with the Plan of Liquidation attached hereto as Annex B.

Assets Remaining Following Completion of the Sale

The Trust and certain of its subsidiaries currently own the following real properties, which are not being transferred as part of the Sale:

Asset	Location
Residential Properties
Icon	Baltimore, MD

Commercial Properties
Damascus Shopping Center	Damascus, MD
Franklin Crossing	Franklin Lakes, NJ
Glen Rock	Glen Rock, NJ
Westridge Square S/C	Frederick, MD
Westwood Plaza	Westwood, NJ
Preakness S/C	Wayne, NJ
The Rotunda	Baltimore, MD

Land Leased
---	Rockaway, NJ

Vacant Land
---	Franklin Lakes, NJ
---	Wayne, NJ
---	Rockaway, NJ

In the event the Purchase Agreement is terminated with respect to one or more of Pierre Towers, Berdan Court and The Regency Club, the Trust will update the shareholders with respect to such termination pursuant to a press release, as a supplement to this proxy statement and/or otherwise in accordance with applicable law.

Amount and Timing of Distributions to the Trust Shareholders

If our shareholders approve the Sale and Plan of Liquidation proposals, we currently anticipate making distributions to shareholders over time in connection with the Plan of Liquidation, taking into account estimated transaction expenses and payment of liabilities, in an amount that we estimate will range from $25.64 to $31.71 per share, which includes the net proceeds to be realized by the Trust from the closing of the Sale, less any applicable withholding taxes.

Notwithstanding our estimates, we cannot predict with any certainty the exact timing, amount or number of distributions to our shareholders, as uncertainties as to the net proceeds available to us upon sale or disposition of our assets (including the Sale), any purchase price adjustments applicable to any such sale or disposition (including the Sale), the amount of any taxes, including withholding taxes and transfer taxes, imposed with respect to any such sale or disposition (including the Sale), the operating costs and amounts to be set aside for claims, liabilities and other obligations prior to and during the liquidation and winding-up process and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to shareholders or the timing of any such distributions.

If we have underestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, or if we overestimated the amount we would receive from the disposition of our remaining assets, the amount ultimately distributed to our shareholders could be less than the estimated amounts set forth above. Ultimately, the aggregate of all liquidating distributions may be less or more than the amounts we anticipate. No assurance can be given as to the amounts our shareholders will ultimately receive. The actual amounts and times of payment of the liquidating distributions to be made to you will be determined by the Board in its discretion. If you transfer your Shares during the liquidation, the right to receive further liquidating distributions will transfer with those shares.

Liquidating Trust/Conversion to Another Liquidating Entity

Under the terms of the Plan of Liquidation, upon a determination made by the Board, if in its discretion it is advantageous or appropriate to do so, we may transfer any remaining assets, including any reserve fund or other cash on hand, and liabilities to a liquidating trust and distribute interests in the liquidating trust to our shareholders following the closing of the Sale. Moreover, under the terms of the Plan of Liquidation, the Board may determine, instead, to convert the Trust into another type of liquidating entity. This entity may be a limited liability company, a partnership or other appropriate legal entity. The creation of a liquidating trust or conversion to another form of liquidating entity will allow us to avoid most of the costs of operating as a public company and enable us to maintain our status as a REIT. Upon establishing a liquidating trust or conversion to another form of liquidating entity, our shareholders will receive interests in the liquidating trust or other liquidating entity in proportion to the number of Shares owned by such shareholders. Such interests in the liquidating trust or other liquidating entity (i) will not be transferable (except by will, intestate succession or operation of law) and (ii) will not be represented by certificates. The purpose of the liquidating trust or other liquidating entity will be to liquidate any remaining assets on terms satisfactory to the directors, managers, trustees or similar members of the governing body of the liquidating trust or the other liquidating entity and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the shareholders of the interests in the liquidating trust. The liquidating trust or other liquidating entity will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the Liquidation Proposal will constitute the approval by our shareholders of, in the discretion of the Board, the establishment of a liquidating trust or the conversion to another liquidating entity, the Board’s appointment of one or more individuals, who may or may not be former members of the Board or officers, or corporate persons to act as directors, managers, trustees or similar members of the governing body of the liquidating trust or any other liquidating entity and the terms of any declaration of trust or other governing instruments of the liquidating trust or any other liquidating entity that may be adopted and approved by the Board. As noted above, the interests in the liquidating trust or any other liquidating entity will not be freely transferable. Therefore, the recipients of interests in the liquidating trust or any other liquidating entity will not realize any value from these interests unless and until the liquidating trust or the other liquidating entity distributes cash or other assets to them, which will be solely in the discretion of the directors, managers, trustees or similar members of the governing body of the liquidating trust or any other liquidating entity. There may be certain adverse tax consequences to our shareholders of receiving and owning interests in a liquidating trust or another liquidating entity as described under the heading “Material United States Federal Income Tax Consequences” beginning on page 101.

Termination

The Plan of Liquidation authorizes and empowers the Board and such officers, managers, agents or other representatives of the Trust as the Board may authorize and direct, when appropriate, as determined by the Board in its discretion, to take such action as necessary to terminate the existence of the Trust by voluntary dissolution under applicable law, to determine the effective date of such dissolution and termination and, to the extent required, to notify any applicable governmental authority of such dissolution and termination.

Interests of Our Trustees and Executive Officers

The interests of our executive officers and trustees of the Trust in the winding-up and liquidation of the Trust pursuant to the Plan of Liquidation following the Sale are generally aligned with the interests of our shareholders; however, certain of such trustees and officers have interests which differ from or are in addition to those of our shareholders. Each of Robert S. Hekemian, Jr. and David B. Hekemian owns a 33% equity interest in Hekemian & Co. The balance of the equity interests in Hekemian & Co. is held by other members of the Hekemian family. As a result of their ownership interest in Hekemian & Co., each of Robert S. Hekemian, Jr. and David B. Hekemian have an interest in the First Amendment and the Management Agreement which will become effective upon the effectiveness of the Plan of Liquidation. For more information, see “Proposal One—The Sale Proposal—Transactions with Hekemian & Co.” beginning on page 47 of this proxy statement.

The Trust owns a 60% interest in Grande Rotunda, LLC (“Grande Rotunda”), a limited liability company which owns a mixed use (office, retail and residential) property in Baltimore, Maryland. The other 40% interest in Grande Rotunda is owned by Rotunda 100, LLC, a limited liability company (“Rotunda 100”) owned by Robert S. Hekemian, Jr., David Hekemian, other members of the Hekemian family and employees of Hekemian & Co. Rotunda 100 will share in the proceeds for the sale of the Grande Rotunda property if it is sold pursuant to the Plan of Liquidation.

The Trust owns a 70% interest in Damascus Centre, LLC, a limited liability company which owns a shopping center located in Damascus, Maryland. The other 30% interest is owned by Damascus 100, LLC, a limited liability company (“Damascus 100”) owned by Robert S. Hekemian, Jr., David B. Hekemian, other members of the Hekemian family and certain employees of Hekemian & Co.. Damascus 100 will share in the proceeds of the sale of the Damascus Centre, LLC property if it is sold pursuant to the Plan of Liquidation.

The Trust owns a 40% interest in Wayne PSC, LLC, a limited liability company which owns a shopping center located in Wayne, New Jersey. The other 60% interest in Wayne PSC, LLC is owned by H-TPKE, LLC, a limited liability company which is controlled by Robert S. Hekemian, Jr., David B. Hekemian and other members of their families. H-TPKE, LLC will receive a share of the proceeds of the sale of the Wayne PSC, LLC property if it is sold pursuant to the Plan of Liquidation.

As of [●], 2020, our executive officers and trustees own, in the aggregate, [●] Shares, for which they will receive, assuming the accuracy of our estimates regarding cash available for distribution to holders of the Shares, aggregate cash distributions of approximately $[●] to $[●] million in connection with the contemplated winding-up and liquidation of the Trust pursuant to the Plan of Liquidation. If the Sale is completed but the Liquidation Proposal is not approved by the Trust’s shareholders, the vesting of options outstanding under our Trust’s Equity Incentive Plan (the “Equity Incentive Plan”) will not accelerate but the Compensation Committee of the Board may consider and approve a reduction of the exercise price of outstanding options at such time as the Board approves a distribution to the Trust’s shareholders.

If the Liquidation Proposal is approved by the Trust’s shareholders, then all unvested outstanding options will become vested upon the closing of the Sale.

The following table indicates the value of options owned by our executive officers and trustees as of [●], 2020 and the estimated compensation to be received in respect of the outstanding options that will vest on the date of the Sale and the special meeting, if the Liquidation Proposal is approved by the Trust’s shareholders, based on our estimates of the amount of cash available for distribution to holders of Shares following the closing of the Sale and pursuant to the Plan of Liquidation.

Executive Officers and Trustees	Number of Shares	Shares Underlying Vested Options or Options that will Vest	Estimated Value of total Shares (including Shares Underlying Vested Options and Options that will Vest) (1)
Robert S. Hekemian, Jr.	300,148	23,000	$7,861,164.72 to $9,822,673.08
David B. Hekemian	405,546	34,000	$10,698,709.44 to $13,366,753.66
Allan Tubin	7,662	6,000	$239,593.68 to $322,522.02
John A. Aiello, Esq.	5,000	19,000	$216,360.00 to $362,040.00
Ronald J. Artinian	443,392	27,400	$11,660,106.88 to $14,517,814.32
David F. McBride	5,000	19,000	$264,810.00 to $410,490.00
Justin F. Meng	15,000	19,000	$472,760.00 to $679,140.00
Richard J. Aslanian	10,200	19,000	$454,188.00 to $631,432.00

Trustees and Executive Officers as a Group (2)	1,089,732	166,400	$29,246,874.48 to $36,871,595.72

(1)	This estimated value of the shares is based upon the estimated aggregate distribution of $25.64 to $31.71 per Share in connection with the Sale and the contemplated winding-up and liquidation of the Trust pursuant to the Plan of Liquidation after the Sale.
(2)	Robert S. Hekemian, Jr. and David B. Hekemian are both deemed to be the beneficial owner of 102,216 Shares held by certain partnerships and limited liability companies in which each of them is a partner or member. Therefore, the total number of Shares beneficially owned by all executive officers and trustees as a group, which includes both Robert S. Hekemian, Jr. and David B. Hekemian, is not merely the aggregate of the beneficial ownership of each executive officer and trustee, since calculating the aggregate number of Shares beneficially owned by all executive officers and trustees as a group on that basis would result in the 102,216 Shares of which both Robert S. Hekemian, Jr. and David B. Hekemian are deemed the beneficial owner being double-counted. As disclosed above, Robert S. Hekemian, Jr. and David B. Hekemian disclaim beneficial ownership of the 102,216 Shares except to the extent of their respective pecuniary interests in the partnerships and limited liability companies that hold such Shares.

The Shares; Reporting Requirements

The Shares will be transferable following the closing of the Sale to the same extent as before the closing of the Sale until the Trust is terminated or, if applicable, the establishment of a liquidating trust or other liquidating entity. Also, upon the establishment of a liquidating trust or other liquidating entity, the interests in the trust or entity (i) will not be transferable (except by will, intestate succession or operation of law) and (ii) will not be represented by certificates.

The Shares are currently registered under the Exchange Act. If the Trust is converted to a liquidating trust or other liquidating entity in connection with our winding-up and liquidation, we expect to terminate registration of all Shares under the Exchange Act and cancel all Shares, and the rights and interests of all Trust shareholders will cease.

Following the Sale and through our subsequent winding-up and liquidation, we will be required to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with these reporting requirements is economically burdensome. In order to curtail expenses, we may seek relief from the SEC from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file Current Reports on Form 8-K to disclose material events relating to our winding-up and liquidation, along with any other reports that the SEC might require, but would discontinue filing Quarterly Reports on Form 10-Q and would not be required to file audited financial statements in our Annual Reports on Form 10-K.

Regulatory Matters

Other than in connection with the filing of this proxy statement with the SEC, the deregistration of the Shares under the Exchange Act and any requirements under applicable law, we are not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Plan of Liquidation.

Appraisal or Dissenters’ Rights

You are not entitled to appraisal or dissenters’ rights (or rights of an objecting shareholder) in connection with the transactions contemplated by the Plan of Liquidation, whether under New Jersey law or our Amended and Restated Declaration of Trust.

Required Vote

The affirmative vote of a majority of the votes cast at the special meeting, assuming a quorum is present, is required for the approval of the Liquidation Proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Liquidation Proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE LIQUIDATION PROPOSAL.

PROPOSAL THREE—THE TRUSTEE ELECTION PROPOSAL

The Board governs the Trust. The Trust’s Amended and Restated Declaration of Trust, as amended (the “Declaration of Trust”), provides that the Board will consist of not fewer than five nor more than nine trustees.

The size of the Board is currently fixed at seven trustees. In order to allow the Board to strike a balance with respect to the number of trustees whose terms are expiring at each annual meeting of the shareholders, the Declaration of Trust authorizes the Board to designate whether the term of a nominee for trustee will either be two years or three years at the time a trustee is nominated for election.

The Trust’s Declaration of Trust was amended in December 2017 to provide that no person who has reached the age of 75 will be permitted to serve as a trustee, except that any Trustee who reaches the age of 75 while in office will be permitted to complete his or her then-current term. In addition, any Trustee who was in office as of November 1, 2017 is permitted to remain in office until such Trustee reaches the age of 79, at which time such Trustee is permitted to either retire as a trustee upon reaching the age of 79, or continue to serve as a trustee for the remainder of the then-current term.

Nominees

Consistent with the recommendation of the Nominating Committee of the Board, the Board has nominated Robert S. Hekemian, Jr. and David F. McBride for election as trustees each for a three-year term to commence at the special meeting and expire at the 2023 annual meeting.

Robert S. Hekemian, Jr. and David F. McBride are currently members of the Board, with their terms of office scheduled to expire in April 2020. Please see the section captioned “Board of Trustees” below for a description of the business experience of and other relevant information with respect to the nominees.

Unless otherwise instructed, the persons named in the accompanying proxy intend to vote in favor of the election of Robert S. Hekemian, Jr. and David F. McBride to three-year terms as trustees. Should Robert S. Hekemian, Jr. or David F. McBride be unable to serve, the proxies will be voted for the election of such other person or persons as will be determined by the persons named in the proxy in accordance with their judgment, and any such person elected in their place will be elected to a three-year term as Trustee. Management of the Trust is not aware of any reason why Robert S. Hekemian, Jr. or David F. McBride would be unable to serve as a trustee if elected.

The Board unanimously recommends that you vote FOR the election of each of Robert S. Hekemian, Jr. and David F. McBride for trustee pursuant to the Trustee Election Proposal.

Executive Officers, Trustees and Nominees for Trustee

The executive officers and trustees of the Trust, and the nominees for trustee, are as follows:

Name	Age	Position(s)
Robert S. Hekemian, Jr.	60	Chief Executive Officer, President and Trustee*
Ronald J. Artinian	71	Chairman of the Board and Trustee
David F. McBride, Esq.	72	Trustee*
John A. Aiello, Esq.	70	Executive Secretary, Secretary and Trustee
Justin F. Meng	41	Trustee
David B. Hekemian	53	Trustee
Richard J. Aslanian	59	Trustee
Allan Tubin	81	Chief Financial Officer and Treasurer

* Nominee for re-election as Trustee at the special meeting.

There are no family relationships among the trustees, nominees for trustee and the executive officers, except that Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of the Trust, and David B. Hekemian, a trustee, are siblings and the sons of the late Robert S. Hekemian, the Trust’s former Chairman and Chief Executive Officer and the former Chairman and Chief Executive Officer and former shareholder of Hekemian & Co. During the past five years, none of the trustees, nominees for trustee or executive officers of the Trust have served as directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, except Robert S. Hekemian, Jr., who was a director of Oritani Financial Corp. (ORIT), the holding company for Oritani Bank, of which he was also a director until Oritani Financial Corp. merged into Valley National Bancorp in December 2019, and Ronald J. Artinian, who served as a director of CommonWealth REIT (now known as Equity Commonwealth) during 2014, and The Reserve, The Reserve Primary Fund in Liquidation and The Reserve Yield Plus Fund in Liquidation, which are registered investment companies, from 2006 to 2016.

Each of the executive officers of the Trust serves in his office(s) until such time as his successor is elected and qualified.

Biographical Information

Robert S. Hekemian, Jr. has served as a trustee since 2007, and he was appointed as Chief Executive Officer of the Trust in April 2018 following the retirement of the late Robert S. Hekemian as Chairman and Chief Executive Officer of the Trust. Mr. Hekemian was additionally appointed to the office of President of the Trust in February 2019. Mr. Robert Hekemian, Jr.’s current term as a member of the Board is scheduled to expire in April 2020, and his term as Chief Executive Officer will expire at such time as his successor is appointed and qualifies. Mr. Hekemian has been involved in a variety of real estate activities for over 35 years, including property management, leasing, mortgage financing, construction and acquisitions of residential and commercial properties located throughout the Northeast and Mid-Atlantic regions of the United States. He has served as President and Chief Operating Officer of Hekemian & Co. since 2004, and is a member of the Executive Committee of Hekemian & Co. From 1983 to 2003, Mr. Hekemian served as Executive Vice President of Hekemian & Co. Mr. Hekemian is principally responsible for identifying real estate acquisitions and evaluating the performance of the real estate properties managed by Hekemian & Co. with a view toward maintaining or altering management and/or leasing strategies. Mr. Hekemian also serves on the boards of the New York Philharmonic and the Bergen Community College Foundation. He is a member of the Board of Governors of Hackensack University Medical Center, a trustee of the Hackensack University Medical Center Foundation and a member of the Board of Governors of Hackensack Meridian School of Medicine at Seton Hall University.

Ronald J. Artinian has served as a trustee since 1992, and he was appointed as Chairman of the Trust in April 2018 following the retirement of the late Robert S. Hekemian as Chairman and Chief Executive Officer of the Trust. Mr. Artinian’s current term as a member of the Board is scheduled to expire in April 2022, and his term as Chairman will expire at such time as his successor is appointed and qualifies. Mr. Artinian worked in the financial services industry for 26 years, including with Smith Barney, Inc. from 1989 to 1998, where Mr. Artinian held positions as an Executive Vice President, Managing Director and National Sales Manager. Mr. Artinian retired from Smith Barney in January 1998 in order to pursue other business interests as a private investor. Mr. Artinian joined the board of The Reserve, a money market fund, in 2007 and served as lead independent director of such board from March 2009 through December 2016. Mr. Artinian served as a member of the board of NYMAGIC, Inc., an insurance holding company specializing in commercial lines property and casualty and ocean marine insurance, from 2008 until the sale of that company in 2010. He also served on the board of CommonWealth REIT (now known as Equity Commonwealth), a real estate investment trust, during 2014.

David F. McBride, Esq. has served as a trustee since 2007. His current term as a member of the Board is scheduled to expire in April 2020. Mr. McBride has over 45 years of diversified real estate experience. He is the Chief Executive Officer of McBride Enterprises, Inc., a family-owned real estate company started in 1898. Mr. McBride was responsible for the development of numerous office and industrial properties, as well as residential projects in Northern New Jersey. He also oversaw the operations of his family’s general construction company, the Alpert P. Schmidt Construction Company, civil engineering firm, Urban Planning and Engineering Company, and commercial brokerage firm, McBride Corporate Real Estate. Mr. McBride was also instrumental in forming the Keystone Property Trust (NYSE) in 1998 and served as Chairman of its board until its sale to ProLogis (NYSE) in 2004. Mr. McBride has also been a Partner in and is presently Of Counsel to the law firm of Harwood Lloyd, LLC, specializing in real estate matters. Since 1998, Mr. McBride has also served as the Chairman and President of the Mountain Club Inc., t/a The High Mountain Golf Club. Mr. McBride also served on the Advisory Board of the McDonough School of Business at Georgetown University from 2008 to 2018.

John A. Aiello, Esq. has served as the Secretary and Executive Secretary of the Trust since 2003 and as a member of the Board since December 2015. His current term as a member of the Board is scheduled to expire in April 2021. Mr. Aiello is an officer and shareholder of the law firm of Giordano, Halleran & Ciesla, P.C., where he has practiced law for 46 years. He is Chairman of the law firm’s Corporate and Securities practice group and concentrates his practice on corporate and securities law matters, including mergers and acquisitions and various corporate finance transactions. See the section entitled “Certain Relationships and Related Party Transactions; Trustee Independence” in this proxy statement. Mr. Aiello is an emeritus member and former Chairman of the Board of Directors of the Business Law Section of the New Jersey State Bar Association and a former member of the Board of Directors of the New Jersey chapter of the Association for Corporate Growth, a nonprofit organization of professionals and business leaders in the middle market mergers and acquisitions space. Mr. Aiello is also a member of the Advisory Board of the Leon Hess School of Business of Monmouth University.

Justin F. Meng has served as a trustee since February 2016. His current term as a member of the Board is scheduled to expire in April 2022. Mr. Meng is a Managing Partner and Co-Portfolio Manager at V3 Capital Management L.P., an investment firm focused on publicly traded real estate securities that he co-founded in 2011. Previously, he was Partner and Head of REIT Research for High Rise Capital Management, L.P., where he worked from 2005 to 2011. From 2002 to 2005, Mr. Meng served as an Associate at J.P. Morgan Asset Management in the Real Estate Investment Group, where he worked both in the acquisitions and asset management departments. From 2000 to 2002, he served as an Analyst at J.P. Morgan Asset Management in their Fixed Income Group. Mr. Meng is a CFA charterholder.

David B. Hekemian has served as a trustee since April 2018. His current term as a member of the Board is scheduled to expire in April 2021. Mr. Hekemian has served as a commercial real estate executive at Hekemian & Co. for over 30 years, holding positions of increasing responsibility throughout his tenure at the company with a focus on strategic business and investment planning, retail development and leasing, asset profitability management and lender negotiations. From 1988 to 1992, he served as Property Manager and, from 1992 to 1996, he served as Vice President-Salesperson. Since 1996, Mr. Hekemian has served as Principal/Broker-Salesperson, Director of Commercial Brokerage and as a member of Hekemian & Co.’s Executive Committee. Mr. Hekemian is a member of the Armenian Missionary Association of America, where he served as Assistant Treasurer and a member of the Budget and Finance Committee from 1998 to 2007 and as Co-Chairman of the Investment Committee from 1996 to 2009, which included oversight and management of a $100 million equity and fixed income portfolio. Mr. Hekemian is also a member of the Council for the Borough of Saddle River, NJ.

Richard J. Aslanian has served as a trustee since April 2018. His current term as a member of the Board is scheduled to expire in April 2021. Mr. Aslanian is the Co-Founder of Welcome Home Brands, LLC, a distributor of imported paper and plastic bakeware products that services cruise lines, hotels, casinos and food service companies founded in 2010. From 2007 to 2009, Mr. Aslanian was the Chief Executive Officer, sole Managing Member and founder of Blue Ram Capital Management, LLC, which managed an investment partnership of public equities in developed markets. In 2006, Mr. Aslanian retired from Goldman Sachs & Co. as a Managing Director after having been with the firm since 1991, during which time he was co-head of one of the most prominent wealth management teams of the firm. From 1985 to 1991, Mr. Aslanian was an attorney at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP where he concentrated his practice on corporate and tax matters and public and private mergers and acquisitions. Mr. Aslanian established the Richard J. Aslanian Scholarship Fund, an endowed scholarship, at the University of Pennsylvania, and has served on the boards of several charitable organizations, including the Partnership for Inner-City Education, the Harrison Educational Foundation and the Armenian Church Endowment Fund.

Allan Tubin was appointed as Chief Financial Officer and Treasurer of the Trust in February 2019. Mr. Tubin is the Chief Financial Officer of Hekemian & Co., the Trust’s Managing Agent. As Chief Financial Officer of Hekemian & Co., Mr. Tubin is responsible for corporate and project finance, budgeting and tax planning, accounting, and SEC compliance for the Trust. He is a member of Hekemian & Co.’s Acquisitions and Development Due Diligence Team, where he is responsible for financial forecasting and modeling. Mr. Tubin has over 25 years’ experience in real estate finance. Prior to joining Hekemian & Co. in 1996, he served as the Chief Financial Officer for the international real estate activities of the investment bank Donaldson, Lufkin & Jenrette, and served as a certified public accountant with Ernst & Young.

Meetings of the Board

During the fiscal year ended October 31, 2019, the Board held 13 meetings and acted by unanimous written consent on three occasions. Each incumbent member of the Board attended at least 75% of the aggregate number of (i) meetings of the Board and (ii) meetings of the committees of the Board on which he served that were held during the fiscal year ended October 31, 2019.

Trustee Attendance at Special Meeting

The Trust encourages all of the trustees to attend the special meeting, and expects that all trustees will attend the special meeting absent a valid reason such as a scheduling conflict. All of the trustees attended the Annual Meeting of Shareholders held on April 4, 2019.

Committees of the Board

The Board has five standing committees: the Executive Committee; the Nominating Committee; the Compensation Committee; the Audit Committee and the Long-Term Planning Committee. The Board also established the Special Committee in March 2019.

Executive Committee

The Executive Committee of the Board is authorized to make policy and certain business decisions during any interval between meetings of the Board. All decisions of the Executive Committee are promptly reported to the Board. During fiscal 2019, Ronald J. Artinian and Robert Hekemian, Jr. served on the Executive Committee. During the fiscal year ended October 31, 2019, the Executive Committee did not meet and did not act by unanimous written consent.

Nominating Committee

The Nominating Committee is authorized to identify, evaluate and recommend to the Board prospective nominees for Trustee, periodically review the Trust’s governance guidelines and make recommendations to the Board from time to time as to matters of governance. The Nominating Committee also periodically reviews the performance of the Board and its members and makes recommendations to the Board on the number, function, and composition of the Board and the committees of the Board, and on the terms of the trustees. The Nominating Committee’s charter is available on the Trust’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs.

The Nominating Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board, without a particular focus on diversity. The Nominating Committee considers the nominee’s business judgment, skill and experience, the nominee’s understanding of the Trust’s business and industry and other related industries, the nominee’s integrity, reputation and independence, and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board and the Trust and its shareholders. With respect to any person nominated for re-election to the Board, the Nominating Committee is authorized to consider the nominee’s performance on the Board before nominating the Trustee for re-election at an annual meeting. The Trust does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will also consider candidates for trustee recommended by the shareholders. The process by which a shareholder may suggest a candidate to be nominated for election to the Board can be found in the section of this proxy statement entitled “Shareholder Proposals and Recommendations for Nomination of Trustees.” The Nominating Committee will apply the same criteria described above to review and evaluate the qualifications of any candidate recommended by a shareholder. However, the Nominating Committee has sole discretion whether to recommend any nominee for Trustee submitted by a shareholder to the Board.

The current members of the Nominating Committee of the Board are Ronald J. Artinian, Justin F. Meng and Richard J. Aslanian. Ronald J. Artinian, Justin F. Meng and Richard J. Aslanian meet the requirements for independence set forth in the definition of “independent director” in the listing rules of the NASDAQ Stock Market (the “NASDAQ Listing Rules”). The Nominating Committee approved recommendations to the Board that Robert S. Hekemian, Jr. and David F. McBride be nominated for re-election as trustees for three-year terms. The Board subsequently approved such nominees. During the fiscal year ended October 31, 2019, the Nominating Committee did not meet and acted by unanimous written consent on one occasion.

Compensation Committee

The Compensation Committee is charged with the responsibility of defining the Trust’s compensation philosophy and objectives, reviewing the compensation of the executive officers and trustees, and making recommendations to the full Board with respect to such compensation matters. The Compensation Committee is governed by a written charter, which is available on the Trust’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs. The current members of the Compensation Committee of the Board are David F. McBride, Justin F. Meng, and Richard J. Aslanian. David F. McBride serves as the Chairman of the Compensation Committee. Each of the members of the Compensation Committee satisfies the qualifications for independence under the NASDAQ Listing Rules.

The Compensation Committee’s processes and procedures for the foregoing reviews and analyses of the compensation of the Trust’s executive officers are discussed under “Executive Compensation” below. The compensation of the trustees is discussed under “Trustee Compensation” below. During the fiscal year ended October 31, 2019, the Compensation Committee held two meetings and acted by unanimous written consent on two occasions.

Audit Committee

The current members of the Audit Committee of the Board are Ronald J. Artinian, David F. McBride and Richard J. Aslanian. Ronald J. Artinian serves as the Chairman of the Audit Committee. Each member of the Audit Committee satisfies the audit committee qualifications under the NASDAQ Listing Rules and is independent, as independence for audit committee members is defined in the NASDAQ Listing Rules, and each meets the independence requirements of Exchange Act Rule 10A-3(b)(1).

During the fiscal year ended October 31, 2019, the Audit Committee held four meetings and acted by unanimous written consent on one occasion. The Audit Committee selects the independent registered public accounting firm (the “Independent Registered Public Accountants”) to audit the books and accounts of the Trust. In addition, the Audit Committee reviews and pre-approves the scope and costs of all services (including non-audit services) provided by the Independent Registered Public Accountants. The Audit Committee also monitors the effectiveness of the audit effort and financial reporting and inquiries into the adequacy of the Trust’s financial and operating controls.

Based on its review of the criteria of an “Audit Committee Financial Expert” under the rules of the SEC, the Board does not believe that any of the members of the Trust’s Audit Committee qualify as an Audit Committee Financial Expert.

Each of Ronald J. Artinian, David F. McBride and Richard J. Aslanian has made significant contributions and provided valuable service to the Trust and its shareholders as members of the Audit Committee. The Board believes that each of Mr. Artinian, Mr. McBride and Mr. Aslanian has demonstrated that he is capable of (i) understanding GAAP, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) understanding financial statements and analyzing and evaluating the Trust’s financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rules of the SEC.

Given the business experience and acumen of Mr. Artinian, Mr. McBride and Mr. Aslanian, the Board believes that each of them is qualified to carry out all duties and responsibilities of the Trust’s Audit Committee. However, Mr. Artinian, Mr. McBride and Mr. Aslanian have not acquired these attributes through the specific experiences that are required for qualification as an Audit Committee Financial Expert under the rules of the SEC, such as experience serving as, or experience actively supervising, a principal financial officer, principal accounting officer, controller, public accountant or auditor, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements. Therefore, the Board does not believe that any of its current members meets all of the requirements under the SEC rules for qualification as an Audit Committee Financial Expert.

The Board believes that Allan Tubin, the Trust’s Chief Financial Officer and Treasurer, meets all of the requirements under the rules of the SEC for qualification as an Audit Committee Financial Expert. However, Mr. Tubin is not a trustee of the Trust and would not meet the requirements for qualification as an “independent director” under the NASDAQ Listing Rules due to the fact that Mr. Tubin is an executive officer of the Trust and an executive officer of Hekemian & Co., the Trust’s Managing Agent. As Chief Financial Officer of the Trust, Mr. Tubin will make the certifications required under the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC with respect to (i) the Trust’s financial statements and other financial information included in periodic reports filed with the SEC, (ii) the Trust’s disclosure controls and procedures regarding the disclosure to the certifying officers of material information relating to the Trust, and (iii) the Trust’s internal controls and the adequacy of the design and operation of such internal controls. As a certifying officer of the Trust, Mr. Tubin will meet with and make reports to the Audit Committee with respect to the items which are the subject matter of his certifications.

Based on the foregoing, the Board believes that the Audit Committee functions effectively and properly performs and discharges its duties, and the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board who would qualify as an Audit Committee Financial Expert.

Long-Term Planning Committee

The Long-Term Planning Committee was established in June 2018, and was charged with the exploration, evaluation and review of strategies to maximize the long-term value and liquidity of the Trust for the Trust’s shareholders, and making recommendations and providing reports and analyses to the Board regarding the same. The Long-Term Planning Committee was further charged with supervising and reporting to the Board as to the implementation of any strategy recommended by the Long-Term Planning Committee and approved by the Board, and with undertaking and pursuing any specific initiatives that the Board may assign to the Long-Term Planning Committee from time to time.

The current members of the Long-Term Planning Committee are Justin F. Meng, Robert S. Hekemian, Jr., Ronald J. Artinian, David F. McBride and Richard J. Aslanian. Mr. Meng serves as the Chairman of the Long-Term Planning Committee. During the fiscal year ended October 31, 2019, the Long-Term Planning Committee held 4 meetings and did not act by unanimous written consent. Upon establishment of the Special Committee in March 2019, the Special Committee effectively took over from the Long-Term Planning Committee the exploration, evaluation and review of strategies to maximize the long-term value and liquidity of the Trust for the Trust’s shareholders.

Special Committee

In addition to the five standing committees of the Board, the Board established the Special Committee in March 2019 and charged the Special Committee with exploring potential strategic alternatives involving the Trust, including, without limitation, a potential sale of the Trust, a business combination involving the Trust or other alternatives for maximizing shareholder value, and determining whether a potential strategic transaction is in the best interests of the Trust and its shareholders.

The current members of the Special Committee are Ronald J. Artinian, Richard J. Aslanian, David F. McBride and Justin F. Meng. Mr. Meng serves as the Chairman of the Special Committee.

Audit Committee Report

The following report of the Audit Committee (the “Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Trust specifically incorporates this Report by reference therein.

The Audit Committee meets each quarter during the fiscal year with the Trust’s Independent Registered Public Accountants and members of Hekemian & Co. and focuses on the following areas:

(1)	the adequacy of the Trust’s internal controls and financial reporting process and the reliability of its financial statements;
(2)	the independence and performance of the Trust’s Independent Registered Public Accountants and the cooperation received by the Independent Registered Public Accountants from Hekemian & Co.; and
(3)	the Trust’s compliance with all legal and regulatory requirements with particular emphasis upon all disclosures made by the Trust in its quarterly and annual reports to the SEC.

The Audit Committee and/or its chairperson meets separately with Hekemian & Co. and the Trust’s Independent Registered Public Accountants. The Independent Registered Public Accountants have unrestricted access to the Audit Committee. The Independent Registered Public Accountants make periodic reports directly to the Audit Committee out of the presence of Hekemian & Co. concerning their functions as the Trust’s Independent Registered Public Accountants.

The Board has adopted a written charter setting out the audit-related functions. The Audit Committee’s charter is available on the Trust’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs. The Audit Committee reviews its charter on an annual basis and updates the charter as necessary.

Hekemian & Co. has primary responsibility for the Trust’s financial statements and the preparation of all financial statements and the maintenance of the Trust’s internal controls. The Independent Registered Public Accountants audit the annual financial statements prepared by Hekemian & Co. and express an opinion as to whether those financial statements fairly present the Trust’s financial position, results of operations and cash flows in conformity with GAAP. The Independent Registered Public Accountants also audit the internal controls over financial reporting designed and maintained by Hekemian & Co., and express an opinion as to whether those controls are operating effectively. Any issues the Independent Registered Public Accountants believe should be raised are discussed with the Audit Committee.

For the fiscal year ended October 31, 2019, the Audit Committee reviewed the Trust’s audited financial statements and met with both Hekemian & Co. and EisnerAmper LLP, the Trust’s independent registered public accountants for the fiscal year ended October 31, 2019, to review and discuss all financial statements and their respective assessments of the effectiveness of the Trust’s internal control over financial reporting. Hekemian & Co. has represented to the Audit Committee that the financial statements were prepared in conformity with GAAP.

The Audit Committee has received from and discussed with EisnerAmper LLP the written disclosure and the letter required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 (Independence Discussion with Audit Committees). These items relate to EisnerAmper LLP’s independence from the Trust. The Audit Committee also discussed with EisnerAmper LLP any matters required to be discussed by Auditing Standard 1301, as amended (Communication with Audit Committees), as adopted by the PCAOB in Rule 3200T.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Trust’s audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, for filing with the SEC.

Submitted by:	Ronald J. Artinian, Chairman David F. McBride Richard J. Aslanian

Corporate Governance

Code of Ethics

The Trust has adopted a Code of Ethics that is applicable to all trustees, officers and management employees of the Trust, including, without limitation, the Trust’s principal executive and senior financial officers (the “Code of Ethics”). The Audit Committee is charged with administering and interpreting the Code of Ethics. The Code of Ethics is available on the Trust’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs.

Board Leadership Structure

The Board does not have a fixed policy regarding the separation of the positions of Chairman of the Board and Chief Executive Officer; rather, the Board favors the flexibility to select the Chairman and to determine the optimal Board leadership structure from time to time in the best interests of the Trust and its shareholders.

From 1991 to 2018, the late Robert S. Hekemian served as Chairman of the Board and Chief Executive Officer of the Trust. The Board believed that the optimal leadership structure for the Trust was the centralization of leadership through the combination of the Chairman and Chief Executive Officer roles in Mr. Hekemian based on Mr. Hekemian’s particular background, experience and knowledge of the real estate industry and markets in which the Trust operated, as well as Mr. Hekemian’s availability to serve both roles in view of the fact that the Trust’s executive officers are employed on a part-time, non-exclusive basis and engage in business activities outside of the Trust.

Upon Robert S. Hekemian’s retirement as Chairman and Chief Executive Officer of the Trust in April 2018, the Board appointed Robert S. Hekemian, Jr., a trustee of the Trust and Chief Operating Officer of Hekemian & Co., to succeed Robert S. Hekemian as Chief Executive Officer of the Trust, and Ronald J. Artinian, a trustee of the Trust and Chairman of the Audit Committee, to succeed Mr. Hekemian as Chairman of the Board. The Board believed that Robert S. Hekemian, Jr. and Ronald J. Artinian had the experience and qualifications to serve as Chief Executive Officer and Chairman of the Board, respectively, and that Mr. Hekemian and Mr. Artinian had distinguished themselves as talented and capable leaders of the Trust in the course of their service as trustees and in other capacities, such as, in the case of Robert S. Hekemian, Jr., as the Chief Operating Officer of Hekemian & Co., and in the case of Ronald J. Artinian, as Chairman of the Audit Committee of the Board. The Board further believed that Mr. Hekemian and Mr. Artinian were attractive candidates for the Chief Executive Officer and Chairman positions, respectively, based on their familiarity with the Trust and its business and real estate portfolio, as well as their experience with corporate governance matters that they had acquired over their many years of service to the Trust. The Board therefore determined that the Trust and its shareholders would be best served by elevating both Robert S. Hekemian, Jr. and Ronald J. Artinian to formal leadership and strategy-developing roles in the Trust, by naming them to succeed the late Robert S. Hekemian as Chief Executive Officer and Chairman of the Board, respectively.

The Board does not have a “lead” independent trustee. In view of the relatively small size of the Board and the ample opportunities that the independent trustees have to hold discussions among themselves in conjunction with meetings of the Board (but outside the presence of the non-independent trustees), the Board does not believe that it is necessary to designate a “lead” independent trustee at this time. However, the Board believes that Ronald J. Artinian, in effect, functions as a “lead” independent trustee on an informal basis through his performance of the duties and functions as Chairman of the Board.

Risk Oversight

The full Board is responsible for actively overseeing the Trust’s risk profile and management’s processes for assessing and managing risk through regular meetings of the Board, as well as informal communications with management. The Chairman and Chief Executive Officer, other senior management members and employees of Hekemian & Co., regularly report to the Board on significant risks affecting the Trust, including financial, operational and strategic risks. The full Board (or the appropriate committee of the Board, in the case of risks that are under the purview of a particular committee) receives these reports from management to enable the Board (or committee, as the case may be) to understand the Trust’s risk identification, risk management and risk mitigation strategies.

In addition, while the full Board has the ultimate oversight responsibility for the risk oversight process, various committees of the Board comprised of independent directors also have responsibility for risk oversight. The Audit Committee of the Board: (i) reviews and assesses risk relative to insurance coverage for the Trust’s operating activity and financial investments, including the investment of liquid assets; (ii) evaluates the impact, if any, of changes in interest rates and energy prices and oversees actions taken to mitigate risk associated with fluctuations in interest rates and energy prices; (iii) conducts internal control reviews and reports any material issues raised in the course of such reviews; and (iv) reviews internal controls over financial reporting with the Independent Registered Public Accountants. The Audit Committee presents reports to the full Board on a quarterly basis and reports any matters relative to risk oversight that require the attention or action of the full Board. The Compensation Committee oversees the Trust’s compensation programs to ensure that they do not create incentives that expose the Trust to unnecessary and excessive risks.

When a report from management is vetted at the committee level, the chairperson of that committee subsequently reports on the matter to the full Board, which enables the Board and the committees to coordinate the Board’s risk oversight role.

EXECUTIVE COMPENSATION

The Trust is externally managed by Hekemian & Co. Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of the Trust, and David B. Hekemian, a trustee of the Trust, each holds a 33.3% equity interest in Hekemian & Co. The balance of the equity interests in Hekemian & Co. is held by other members of the Hekemian family. As compensation for its management services, the Trust pays Hekemian & Co. management and other fees pursuant to the Management Agreement. In addition, as an incentive to the employees of Hekemian & Co. (including members of the Hekemian family) to identify and provide real estate investment opportunities for the Trust, the Trust has advanced to such employees, who are investors in certain joint venture projects, a portion of the equity capital required to be contributed by them to such joint ventures. The Management Agreement and these other incentives are more particularly described in “Certain Relationships and Related Party Transactions; Trustee Independence” below.

In view of the Trust’s external management structure, the Trust does not employ executive officers on a full-time basis. The following Compensation Discussion and Analysis presents information regarding the Trust’s compensation policies and programs and the compensation of the Trust’s executive officers.

Compensation Discussion and Analysis

Overview

The Trust’s compensation program is designed to properly compensate the executive officers commensurate with the duties and services that they are employed to perform for the Trust, to reward their dedication, hard work and success and align their interests with the long-term interests of the Trust. The Compensation Committee reviews the compensation paid to the executive officers in consideration of these objectives and makes recommendations to the Board regarding its determinations. The various factors considered by the Compensation Committee in reaching its determinations concerning the compensation of the executive officers are discussed under “Fiscal 2019 Compensation” below.

Recovery of Erroneously Awarded Compensation

The Board has adopted a policy that provides that, in the event that the Trust is required to prepare an accounting restatement due to the Trust’s material non-compliance with any financial reporting requirement, the Trust will require the reimbursement, cancellation or forfeiture, as the case may be and to the fullest extent permitted by applicable law, of any incentive-based compensation paid to any current or former executive officer during the three-year period preceding such restatement that was based on the erroneous data and that was paid in excess of the compensation that would have been paid to the executive officer based on the accounting restatement. The Trust will disclose any incentive-based compensation paid to any executive officer that is based on any measure of financial performance or any other financial information in the Trust’s proxy statement for the annual meeting of shareholders and as required by the rules and regulations of the SEC.

As discussed under “Elements of Executive Compensation” below, the Trust did not pay any incentive-based compensation to any of the executive officers during the fiscal year ended October 31, 2019.

Hedging Policy

It is the policy of the Trust that no employee or trustee of the Trust may purchase any financial instruments that are designed to hedge or offset any decrease in the market value of the Trust’s Shares that (i) were previously awarded, or acquired pursuant to the exercise of any option granted, to an employee or trustee by the Trust as part of the compensation of such employee or trustee or (ii) otherwise held, directly or indirectly, by an employee or trustee, which financial instruments will include, without limitation, puts, calls, straddles, equity swaps and any other derivative security that is directly linked to the Shares.

Elements of Executive Compensation

There are three elements to the compensation of the executive officers of the Trust: (1) base salary; (2) the Equity Incentive Plan; and (3) the Amended and Restated Deferred Fee Plan (the “Deferred Fee Plan”). The Compensation Committee and the Board believe that these elements allow the Trust to accomplish its objectives of properly compensating the executive officers for their services to the Trust, rewarding the dedication, hard work and success of executive officers and aligning the interests of executive officers with the long-term interests of the Trust.

Except for base salary, benefits under the Equity Incentive Plan and Deferred Fee Plan, and fees paid to the executive officers for their service as trustees, the Trust does not pay any other compensation or benefits to its executive officers, whether it be in the form of bonus, long-term incentive compensation, perquisites, rights, warrants, convertible securities, performance units, performance shares or other similar instruments. The Equity Incentive Plan and the Deferred Fee Plan are the only employee benefit plans maintained by the Trust. There are no employment contracts between the Trust and any of the executive officers, nor is there any compensatory plan or arrangement between the Trust and any of the executive officers pursuant to which an executive officer would receive payments as the result of his resignation or retirement as an executive officer, or any other event resulting in the termination of his relationship with the Trust as an executive officer, or as a result of a change in control of the Trust. The Trust’s Deferred Fee Plan, discussed below, provides that a participant may receive Shares with respect to amounts credited to such participant’s account under the Deferred Fee Plan, including amounts deferred thereunder and accrued interest, upon such participant’s attainment of the retirement age specified in the participant’s deferral election, such participant’s actual retirement, such participant’s cessation of services prior to retirement, or the occurrence of a change in control of the Trust as defined under the Deferred Fee Plan. The Trust’s Equity Incentive Plan provides that in the event of (i) a Change in Control (as defined in the Equity Incentive Plan) or (ii) a sale of all or substantially all of the assets of the Trust, other than a sale of assets to a subsidiary or other affiliated entity of the Trust, all outstanding options granted under the Equity Incentive Plan will become exercisable (to the extent not already exercisable) immediately before or contemporaneously with the occurrence of such change in control or sale, and each outstanding restricted share award granted under the Equity Incentive Plan will immediately become free of all restrictions, conditions and forfeiture provisions. If the Sale is completed but the Liquidation Proposal is not approved by the Trust’s shareholders, the vesting of options outstanding under our Equity Incentive Plan will not accelerate, but the Compensation Committee of the Board may consider and approve a reduction of the exercise price of outstanding options at such time as the Board approves a distribution to the Trust’s shareholders. If the Liquidation Proposal is approved by the Trust’s shareholders, then all unvested outstanding options will become vested upon the closing of the Sale. As of October 31, 2019, there were 202,400 unexercised options collectively held by the executive officers and trustees of the Trust that were outstanding. Additional information with respect to outstanding stock options is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below.

Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of the Trust, is the President and Chief Operating Officer of Hekemian & Co. David B. Hekemian, a trustee of the Trust, is the Principal/Broker – Salesperson and Director of Commercial Brokerage of Hekemian & Co. Robert S. Hekemian, the former Chairman and Chief Executive Officer of the Trust, served as a consultant to the Trust and Chairman of the Board and Chief Executive Officer of Hekemian & Co. prior to his death in December 2019. Pursuant to the terms of the Management Agreement between Hekemian & Co. and the Trust, Hekemian & Co. is entitled to receive a termination fee from the Trust under certain circumstances, including the non-renewal of the Management Agreement by the Trust, termination of the Management Agreement by the Trust without cause, or termination of the Management Agreement by the Trust following an acquisition of the Trust. The Management Agreement was amended in January 2020 to amend the fees that would become payable to Hekemian & Co. in connection with the completion of the Sale pursuant to the Purchase Agreement and the liquidation of the Trust pursuant to the Plan of Liquidation. See PROPOSAL ONE – THE SALE PROPOSAL – Transactions with Hekemian & Co.” above and “Certain Relationships, Related Party Transactions; Trustee Independence” below.

Equity Incentive Plan

The Trust originally adopted the Equity Incentive Plan in 1999 upon the approval of the Board and the shareholders. In 2007, the Board and shareholders approved amendments to the Equity Incentive Plan to (a) increase the number of Shares reserved for issuance thereunder by 300,000 Shares and (b) extend the term of the Equity Incentive Plan from September 10, 2008 to September 10, 2018. In 2018, the Board and shareholders approved further amendments to the Equity Incentive Plan to (a) increase the number of Shares reserved for issuance thereunder by an additional 300,000 Shares and (b) further extend the term of the Equity Incentive Plan from September 10, 2018 to September 10, 2028.

The purpose of the Equity Incentive Plan is to allow the Trust to retain the services of individuals who have made, and/or who are expected to make, significant contributions to the business of the Trust and its subsidiaries, to align such persons’ interests with the long-term interests of the Trust, and to reward hard work, dedication and success by providing such individuals with an opportunity to acquire Shares of the Trust or receive other Share-based awards. Eligible participants include executive officers, trustees and consultants of the Trust, including employees of Hekemian & Co.

The Board administers the Equity Incentive Plan, with the full and exclusive power to interpret the plan, to adopt rules, regulations and guidelines relating to the plan, to grant waivers of restrictions under the plan and to make all of the determinations necessary for the administration of the plan. The Board’s authority to administer the Equity Incentive Plan includes the authority, within the limits set forth in the plan, to determine the persons to whom awards may be granted, determine the number of shares to be covered by each award, establish the terms, conditions and provisions of the awards to be granted, and establish restrictions on the awards or subsequently waive any such restriction or permit any such restriction to lapse.

The exercise price of options granted under the Equity Incentive Plan will be equal to the Fair Market Value (as defined in the Equity Incentive Plan) of the Shares on the date of the grant of the options. For any other form of award, the consideration, if any, to be paid in exchange for the award will be determined by the Board, but in no event will such consideration be greater than the Fair Market Value of the Shares on the date of grant. The term of awards will be determined by the Board, but will not exceed 10 years from the date of grant. Awards will vest in accordance with terms fixed by the Board, and vesting of awards may accelerate upon the occurrence of certain events, including a Change in Control (as defined in the Equity Incentive Plan), a sale of all or substantially all of the Trust’s assets, or the death, the Retirement (as defined in the Equity Incentive Plan) of the participant or the disability of the participant.

The Board may terminate, modify or amend the Equity Incentive Plan at any time; provided, that any modification or amendment that increases the number of Shares reserved for issuance thereunder is subject to the approval of the

Trust’s shareholders, and any termination, modification or amendment that adversely affects the terms of any outstanding awards is subject to the consent of the holders thereof.

The Board has charged the Compensation Committee with the responsibility of making recommendations to the Board with respect to grants of awards under the Equity Incentive Plan to eligible participants. While the Equity Incentive Plan provides that options to acquire Shares will be the principal form of award under the plan, the plan also provides for grants of restricted Share awards and other Share-based awards.

During the fiscal year ended October 31, 2019, upon the recommendation of the Compensation Committee, the Board granted options to acquire 5,000 Shares under the Equity Incentive Plan to Ronald J. Artinian, the Chairman of the Board. The Compensation Committee did not recommend, and the Board did not make, any other grants of stock options or other equity-based awards under the Equity Incentive Plan during the fiscal year ended October 31, 2019.

Amended and Restated Deferred Fee Plan

Effective November 1, 2000, the Board adopted the Deferred Fee Plan, which is intended to provide a benefit to executive officers and trustees who have made, and/or who are expected to continue to make, significant contributions to the long-term success of the Trust. An election to defer compensation is required to be made prior to the calendar year for which it will be effective, and is irrevocable with respect to the calendar year to which it applies. The Deferred Fee Plan was amended and restated effective December 31, 2008, and further amended and restated effective November 1, 2014.

The original purpose of the Deferred Fee Plan was to provide executive officers and trustees with a long-term savings opportunity. Prior to the amendments to the Deferred Fee Plan that went into effect as of November 1, 2014, the Deferred Fee Plan permitted any executive officer or trustee to elect to defer receipt of any compensation, including executive officer salary, trustee annual retainer fees, meeting attendance fees, and property site inspection fees, and the rate of interest payable on any amounts deferred was fixed at 9% per annum, compounded quarterly.

The amendments to the Deferred Fee Plan that went into effect as of November 1, 2014 shifted the purpose of the Deferred Fee Plan from a long-term savings vehicle for eligible participants to an opportunity for eligible participants to increase their equity position in the Trust. As amended and restated effective November 1, 2014, the Deferred Fee Plan no longer permits trustees who are also executive officers of the Trust to defer amounts payable to them as salary for their services as executive officers. Participants in the Deferred Fee Plan are only permitted to defer amounts payable to them for their service as trustees. In addition, from and after November 1, 2014, amounts deferred, together with the interest accrued on a participant’s entire balance, will be converted on the last day of each calendar quarter into share units that are equivalent to Shares (“Share Units”), and credited to the participant’s account. Amounts deferred under the Deferred Fee Plan are converted into Share Units on a quarterly basis, on the last day of each calendar quarter. The number of Share Units to be credited with respect to amounts deferred during a calendar quarter will be determined by the closing price of the Shares on the trading day immediately preceding the last day of such calendar quarter. The participants’ existing balances as of October 31, 2014 will be preserved in the form of cash and will not be converted into Share Units, although the interest that accrues on such existing balances from and after November 1, 2014 will be converted into Share Units. As of November 1, 2014, the interest rate on participants’ cash balances under the Deferred Fee Plan was changed from nine percent (9%) per annum to the average interest rate on 10-year Treasury bonds plus 150 basis points. In the event that any cash dividend is paid by the Trust with respect to the Shares, each participant will be credited with a number of Share Units equal to (x) the amount of the cash dividend paid with respect to one Share, (y) multiplied by the total number of Share Units credited to a participant’s account as of the record date for the dividend, (z) divided by the fair market value of one Share on the trading day immediately preceding the payment date of the dividend. In the event that any dividend is paid with respect to the Shares in Shares, each participant will be credited with a number of Share Units equal to the number of full Shares that such participant would have received had the participant been the owner, on the record date for the dividend, of a number of Shares equal to the number of Share Units credited to the participant’s account.

A participant’s deferred benefits under the Deferred Fee Plan will be paid to the participant at either: (i) the retirement age specified by the participant in the deferral election; (ii) actual retirement of the participant; (iii) upon the earlier cessation of duties as a trustee of the Trust prior to retirement; or (iv) upon a change in control of the

Trust (as defined in the Deferred Fee Plan). On the payment date, the Trust will issue to the participant a number of Shares equal to the number of Share Units credited to the participant’s account, and will pay to the participant amounts maintained in the participant’s account as of October 31, 2014 as cash, in either a lump sum or in a number of substantially equal annual installments over a period not to exceed 10 years, at the election of the participant, except if a participant elects to receive payment upon the occurrence of a change in control, in which case all such amounts will be payable in a lump sum. The Trust has not created and will not create a cash sinking fund for amounts deferred pursuant to the Deferred Fee Plan that are not payable in Shares. As a result, any participant who elects to participate in the Deferred Fee Plan is an unsecured creditor of the Trust with respect to any amounts deferred thereunder. The Deferred Fee Plan may be amended, suspended or terminated by resolution of the Board at any time and from time to time; provided, that no amendment, suspension or termination will operate to adversely affect the plan benefits accrued or available for any participant.

As of October 31, 2019, an aggregate amount of approximately $7,610,000 has been deferred under the Deferred Fee Plan, which represents an aggregate of $4,422,000 of deferred fees and $3,188,000 of accrued deferred interest, which amounts will be maintained as cash in the participants’ accounts under the Deferred Fee Plan and will not be converted into Share Units as described above. Subsequent to October 31, 2019, the Trust paid an aggregate of $4,977,115, which former executive officers and trustees were entitled to receive under the Deferred Fee Plan.

During the fiscal year ended October 31, 2019, participants deferred a total of approximately $879,800 under the Deferred Fee Plan, consisting of approximately $581,600 of deferred fees and approximately $298,200 of accrued deferred interest. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $879,800 deferred by all participants converted into an aggregate of 53,741 Share Units during the fiscal year ended October 31, 2019, which were credited to the participants’ accounts. In addition, the participants were credited with an aggregate of 6,407 Share Units during fiscal 2019 representing dividends paid with respect to the Share Units credited to their accounts. Additional information regarding the participants’ deferral of fees and the conversion of deferred amounts into Share Units credited to their accounts is set forth in the tables under “Fiscal 2019 Nonqualified Deferred Compensation” and “Fiscal 2019 Trustee Compensation” below.

If all of the Sale Properties are sold pursuant to the Purchase Agreement, the closing of the Sale will constitute a “change in control” under the Deferred Fee Plan and entitle participants to receive payment of their accrued benefits under the Deferred Fee Plan, including payment of any amounts maintained in their accounts in the form of cash pursuant to the terms of the Deferred Fee Plan and issuance of all share units credited to their accounts. See “Proposal One—The Sale Proposal—Interests of Our Trustees and Executive Officers.”

Fiscal 2019 Compensation

For the fiscal year ended October 31, 2017, the Compensation Committee determined and recommended to the Board that there be no adjustments to the compensation paid to the executive officers from the compensation paid to them for the fiscal year ended October 31, 2016, and the Board accepted the Compensation Committee’s recommendation and did not make any adjustments to the compensation paid to the executive officers for the fiscal year ended October 31, 2017.

Following Robert S. Hekemian’s retirement as Chairman and Chief Executive Officer on April 5, 2018, the Board determined, upon the recommendation of the Compensation Committee, to pay Robert S. Hekemian, Jr. a base salary for the fiscal year ended October 31, 2018 of $300,000 on a pro-rated basis for his services as Chief Executive Officer following his appointment to that office in April 2018. Robert S. Hekemian was paid an annual base salary of $300,000 prior to his retirement in April 2018.

With respect to compensation for the fiscal year ended October 31, 2019, the Compensation Committee recommended to the Board that the base salary paid to Robert S. Hekemian, Jr. for his service as Chief Executive Officer of the Trust be increased to $400,000 per year from $300,000 per year, and that there be no adjustments to the compensation paid to Allan Tubin as Chief Financial Officer and Treasurer of the Trust, Ronald J. Artinian as Chairman of the Board of the Trust or John A. Aiello as Executive Secretary, and the Board approved the Compensation Committee’s recommendations.

With respect to compensation for the fiscal year ending October 31, 2020, the Compensation Committee recommended to the Board that the base salary paid to Robert S. Hekemian, Jr. for his service as Chief Executive Officer of the Trust be maintained at $400,000 per year, and that there be no adjustments to the compensation paid to Allan Tubin as Chief Financial Officer and Treasurer of the Trust, Ronald J. Artinian as the Chairman of the Board or John A. Aiello as Executive Secretary.

The Compensation Committee considers the following factors, among other things, in the course of its review of the compensation for the executive officers: (a) compensation paid by other real estate investment trusts, both as a component of operating expenses and to ensure that the Trust’s compensation levels are competitive in the industry; (b) the duties and responsibilities of the executive officers and the value of the services provided by them; (c) the Trust’s operating results and financial condition, as well as the condition and prospects of the residential and commercial real estate markets; and (d) the results of the most recent shareholder advisory vote to approve the compensation of the executive officers, which was conducted at the 2017 Annual Meeting. For the fiscal year ending October 31, 2020, the Compensation Committee also considered the strategic alternatives being pursued by the Trust.

The Compensation Committee reviews compensation paid by other real estate investment trusts in the most general way in view of the fact that unlike many other real estate investment trusts, the Trust is externally managed. Therefore, the Trust does not retain the services of its executive officers on a full-time, exclusive basis, and the executive officers do not spend full time in their respective positions or devote all of their business activities to the Trust. The Compensation Committee and the Board take these considerations into account when determining the compensation to be paid to the Trust’s executive officers, and the compensation paid to the executive officers reflects what the Compensation Committee and the Board believe to be fair and reasonable compensation for the services that the executive officers provide to the Trust and their commitment to serve as executive officers of the Trust under these circumstances. The Compensation Committee and the Board also consider the size and scope of the Trust’s business and operations as reflected on its balance sheet and income statement in relationship to other real estate investment trusts.

As required by the rules and regulations of the SEC, at the 2017 Annual Meeting of Shareholders, the shareholders were asked to approve an advisory resolution approving the compensation of the executive officers as disclosed and described in the Compensation Discussion and Analysis and the compensation tables and narratives contained in the Trust’s proxy statement used in connection with the 2017 Annual Meeting. The advisory resolution received the approval of approximately 97.7% of the votes cast on this proposal. The Compensation Committee and the Board concluded from the strong approval of the advisory resolution that the shareholders believe that the Trust’s compensation policies and the compensation paid to the executive officers are appropriate and reflective of the Trust’s objectives of aligning the interests of the executive officers with the long-term interests of the Trust. In accordance with the rules and regulations of the SEC, and based on the results of the vote by the shareholders at the 2017 Annual Meeting on the frequency of such vote, the advisory vote by the shareholders to approve the compensation of the executive officers will occur again at the special meeting.

Risk Management

The Compensation Committee does not believe that the Trust’s executive compensation program gives rise to any risks that are reasonably likely to have a material adverse effect on the Trust. Executive officers are compensated on a fixed-salary basis and have not been awarded any bonuses or other compensation that might encourage the taking of unnecessary or excessive risks that threaten the long-term value of the Trust. In addition, the Compensation Committee and the Board have utilized, the Equity Incentive Plan to align the interests of the trustees and executive officers with the long-term interests of the Trust and the shareholders through grants of stock options and other equity-based awards, thereby giving the trustees and executive officers additional incentives to protect the long-term value of the Trust.

Executive Compensation and Financial Performance

As discussed above, the executive officers of the Trust are compensated primarily on a fixed-salary basis and have not been awarded any incentive-based cash bonuses, and the compensation paid to the executive officers is not specifically dependent upon any particular measure of financial performance. However, the Compensation

Committee considers, in general terms, both the overall financial performance and condition of the Trust and the Trust’s long-term prospects in the Committee’s determination of appropriate levels of executive salary, among other factors and considerations discussed under “—Fiscal 2019 Compensation” above.

Chief Executive Officer Compensation and Employee Compensation

The table below sets forth comparative information regarding (A) the total compensation of the Chief Executive Officer for the fiscal year ended October 31, 2019, (B) the median of the total compensation of all other employees of the Trust, not including the Chief Executive Officer, for the fiscal year ended October 31, 2019, and (C) the ratio of the Chief Executive Officer’s total compensation to the median of the total compensation of all other employees (other than the Chief Executive Officer). As of October 31, 2019, excluding the Chief Executive Officer, the Trust had 46 employees, including 32 full-time employees, 11 part-time and seasonal employees, and three executive officers.

Chief Executive Officer compensation (A)	$481,190
Median compensation of all employees (not including Chief Executive Officer) (B)	$39,888
Ratio of (A) to (B)	12.06

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended October 31, 2019, David F. McBride, Justin F. Meng and Richard J. Aslanian served on the Compensation Committee of the Board, with Mr. McBride serving as the Chairman of the Committee. None of the members of the Compensation Committee served as an executive officer or employee of the Trust at any time during the fiscal year ended October 31, 2019, nor have any of them ever served as an executive officer of the Trust in any prior year.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	David F. McBride, Chairman Justin F. Meng Richard J. Aslanian

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of all of the named executive officers of the Trust (the “Executive Officers”) as of October 31, 2019, October 31, 2018 and October 31, 2017 for services in all capacities to the Trust for the 2019, 2018 and 2017 fiscal years, respectively. With respect to all compensation, the term “paid” will mean actually paid or deferred.

Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert S. Hekemian,	2019	$—	$—	$—	$—	$—	$—	$—	$—

Former Chairman of	2018	$128,932	(4)	$—	$—	$—	$—	$—	$235,806	(5)	$364,738	(6)
the Board and Chief	2017	$300,000		$—	$—	$—	$—	$—	$237,745	(5)	$537,745	(6)
Executive Officer(3)
Robert S. Hekemian, Jr.,	2019	$400,000		$—	$—	$—	$—	$—	$81,190	(9)	$481,190
President and Chief	2018	$171,781	(8)	$—	$—	$—	$—	$—	$63,046	(9)	$234,827
Executive Officer(7)	2017	$—		$—	$—	$—	$—	$—	$—		$—

Allan Tubin	2019	$21,863	(11)	$—	$—	$—	$—	$—	$—		$21,863
Treasurer and Chief	2018	$—		$—	$—	$—	$—	$—	$—		$—
Financial Officer(10	2017	$—		$—	$—	$—	$—	$—	$—		$—

Donald W. Barney,	2019	$20,342	(13)	$—	$—	$—	$—	$—	$87,211	(14)	$107,553
Former President,	2018	$75,000		$—	$—	$—	$—	$—	$119,515	(14)	$194,515
Treasurer and Chief Financial Officer(12)	2017	$75,000		$—	$—	$—	$—	$—	$114,378	(14)	$189,378

John A. Aiello, Esq.,	2019	$40,000		$—	$—	$—	$—	$—	$76,000	(15)	$116,000	(16)
Executive Secretary	2018	$35,000		$—	$—	$—	$—	$—	$68,000	(15)	$103,000	(16)
and Secretary	2017	$30,000		$—	$—	$67,260	$—	$—	$71,800	(15)	$169,060	(16)

(1)	Represents the positions held by each Executive Officer for the fiscal years ended October 31, 2019, October 31, 2018 and October 31, 2017.
(2)	Represents payment to the Executive Officers for their services as Executive Officers of the Trust.
(3)	Robert S. Hekemian retired as Chairman, Chief Executive Officer and a trustee of the Trust effective April 5, 2018. Mr. Hekemian did not serve as an Executive Officer of the Trust during the fiscal year ended October 31, 2019.
(4)	Based on an annual base salary in the amount of $300,000, prorated for the period beginning November 1, 2017 through the effective date of Robert S. Hekemian’s retirement as Chairman of the Board and Chief Executive Officer on April 5, 2018.
(5)	Of these amounts: $200,955 and $177,958 represent accrued interest earned in the fiscal years ended October 31, 2018 and 2017, respectively, on amounts previously deferred by Robert S. Hekemian for service as an Executive Officer pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred executive officer fees are paid to Mr. Hekemian; $27,642 and $55,800 represent annual retainer fees, meeting fees and other fees paid to Mr. Hekemian in the fiscal years ended October 31, 2018 and 2017, respectively, as consideration for his service on the Board and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $7,209 and $3,987 represent dividends earned related to accrued interest and fees in the fiscal years ended October 31, 2018 and 2017, respectively. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $235,806 deferred (including dividends earned on deferral) for the fiscal year ended 2018 converted into an aggregate of 14,921 Share Units and the aggregate amount of $237,745 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2017 converted into an aggregate of 12,917 Share Units. See “Amended and Restated Deferred Fee Plan” above.
(6)	In addition to amounts paid to Robert S. Hekemian for his service as former Chairman of the Board, Chief Executive Officer and a trustee of the Trust during the fiscal year ended October 31, 2018 until his retirement as an Executive Officer and Trustee on April 5, 2018, Mr. Hekemian entered into a Consulting Agreement with the Trust effective April 5, 2018 and received compensation from the Trust for consulting services rendered thereunder. The compensation paid to Mr. Hekemian under the Consulting Agreement during the fiscal years ended October 31, 2019 and 2018, is described in Item 13, “Certain Relationships and Related Party Transactions; Trustee Independence.”
(7)	Robert S. Hekemian, Jr. was appointed as Chief Executive Officer of the Trust effective April 5, 2018 and President of the Trust effective February 7, 2019. Mr. Hekemian did not serve as an executive officer of the Trust during the fiscal year ended October 31, 2017. Amounts paid to Mr. Hekemian in the fiscal year ended October 31, 2017 represent amounts paid to him for services as a trustee.
(8)	Based on an annual base salary in the amount of $300,000, prorated for the period beginning on the date of Robert S. Hekemian, Jr.’s appointment as Chief Executive Officer on April 5, 2018 through the remainder of the fiscal year ended October 31, 2018.
(9)	Of these amounts: $9,840 and $11,080 represent accrued interest earned in the fiscal years ended October 31, 2019 and 2018, respectively, on amounts previously deferred by Robert S. Hekemian, Jr. pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred fees are paid to Mr. Hekemian; $61,000 and $50,000 represent annual retainer fees, meeting fees and other fees paid to Mr. Hekemian in the fiscal years ended October 31, 2019 and 2018, respectively, as consideration for his service on the Board and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $10,350, and $1,966 represent dividends earned related to accrued interest and fees in the fiscal years ended October 31, 2019 and 2018, respectively. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $81,190 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2019 converted into an aggregate of 4,927 Share Units, the aggregate amount of $63,046 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2018 converted into an aggregate of 4,002 Share Units. See “Amended and Restated Deferred Fee Plan” above.
(10)	Allan Tubin was appointed as Chief Financial Officer and Treasurer of the Trust effective February 7, 2019. Mr. Tubin did not serve as an executive officer of the Trust during fiscal 2018 or fiscal 2017.
(11)	Based on an annual base salary of $30,000 pro-rated for the period beginning on the date of Mr. Tubin’s appointment as Chief Financial Officer and Treasurer on February 7, 2019 through the remainder of the fiscal year ended October 31, 2019.
(12)	Donald W. Barney retired as President, Chief Financial Officer, Treasurer and a trustee of the Trust effective February 7, 2019.
(13)	Based on an annual base salary of $75,000 prorated for the fiscal year ended October 31, 2019 through the date of Mr. Barney’s retirement as Chief Financial Officer and Treasurer on February 7, 2019.
(14)	Of these amounts: $57,081, $65,992 and $58,440 represent accrued interest earned on amounts previously deferred by Donald W. Barney for service as an executive officer pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred executive officer fees are paid to Mr. Barney; $13,938, $50,000 and $54,000 represent annual retainer fees, meeting fees and other fees paid to Mr. Barney in the fiscal years ended October 31, 2019, 2018 and 2017, respectively, as consideration for his service on the Board and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $16,192, $3,523 and $1,938, represent dividends earned related to accrued interest and fees in the fiscal years ended October 31, 2019, 2018 and 2017, respectively. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $87,211 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2019 converted into an aggregate of 5,363 Share Units, the aggregate amount of $119,515 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2018 converted into an aggregate of 7,574 Share Units and the aggregate amount of $114,378 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2017 converted into an aggregate of 6,234 Share Units. See “Amended and Restated Deferred Fee Plan” above.
(15)	During the fiscal years ended October 31, 2019, October 31, 2018 and October 31, 2017, the Executive Secretary was entitled to receive: (i) meeting attendance fees in the amount of $1,500 for each meeting of the Board and its committees attended, $1,000 for each meeting participated in by teleconference; and (ii) property site inspection fees in the amount of $1,000 for each site inspection attended and reimbursement of all reasonable and verified out-of-pocket expenses incurred in connection with the site visit.
(16)	Mr. Aiello is an officer and shareholder in the law firm of Giordano, Halleran & Ciesla, P.C. During the fiscal years ended October 31, 2019, 2018 and 2017, Mr. Aiello paid to the law firm the retainer and meeting fees which he received in connection with his services as Secretary and Executive Secretary of the Trust during the fiscal years ended October 31, 2019, 2018 and 2017.

The following table sets forth information concerning the compensation of the executive officers that was deferred pursuant to the Deferred Fee Plan, described under “Amended and Restated Deferred Fee Plan” above, for the fiscal year ended October 31, 2019:

FISCAL 2019 NONQUALIFIED DEFERRED COMPENSATION

Name (1)	(a) (2) Executive Contributions in Last FY ($)	(b) (2) Registrant Contributions in Last FY ($)	(c) Aggregate Earnings in Last FY ($)	(d) Aggregate Withdrawals/ Distributions ($)	(e) (2) Aggregate Balance at Last FYE ($)
Robert S. Hekemian, Jr	$61,000	—	$20,190	$—	$605,194
Donald W. Barney(3)	$13,938	$—	$73,273	$207,908	$1,925,614
Allan Tubin	$—	$—	$—	$—	$—
John A. Aiello, Esq.	$—	$—	$—	$—	$—

(1)	Effective November 1, 2000, the Board adopted the Deferred Fee Plan for its executive officers and its trustees. The Deferred Fee Plan was amended and restated on December 30, 2008, effective as of December 31, 2008, and further amended and restated on September 4, 2014, effective beginning November 1, 2014. Prior to the amendments that went into effect beginning November 1, 2014, the Deferred Fee Plan permitted any executive officer or trustee to elect to defer receipt of any executive officer, trustee retainer, meeting attendance, or property site inspection fee. As a result of the amendments to the Deferred Fee Plan that went into effect on November 1, 2014, participants in the Deferred Fee Plan who are also executive officers of the Trust are only permitted to defer amounts paid to them in their capacities as trustees, and are not permitted to defer amounts paid to them in their capacities as Executive Officers. Please see the full discussion of the Deferred Fee Plan under “Amended and Restated Deferred Fee Plan” above.
(2)	All amounts reported in columns (a) and (b) are reported as compensation to the named Executive Officers in their capacities as members of the Board in the fiscal year ended October 31, 2019 in the “Summary Compensation Table” above.
(3)	Donald W. Barney retired as President, Chief Financial Officer, Treasurer and a Trustee of the Trust effective February 7, 2019.

The following table sets forth information concerning the conversion into Share Units of deferred fees, accrued deferred interest and dividends payable with respect to credited Share Units under the Deferred Fee Plan during the fiscal year ended October 31, 2019, and the aggregate number of credited Share Units, for each executive officer individually.

Participant	Aggregate Deferred Fees for FY 2019	Accrued Deferred Interest for FY 2019	Dividends Payable on Credited Share Units for FY 2019	Share Units Credited for FY 2019	Aggregate Share Units Credited
Robert S. Hekemian, Jr.	$61,000	$9,840	$10,350	4,927	19,025
Donald W. Barney	$13,938	$57,081	$16,192	5,363	28,008
Allan Tubin	$—	$—	$—	—	—
John A. Aiello, Esq.	$—	$—	$—	—	—

See “Amended and Restated Deferred Fee Plan” above for more information concerning the terms and provisions of the Deferred Fee Plan and the information set forth in these tables.

Securities Authorized for Issuance under Equity Compensation Plans

The number of stock options outstanding under the Equity Incentive Plan, the weighted-average exercise price of the outstanding options and the number of securities remaining available for issuance, as of October 31, 2019 were as follows:

EQUITY COMPENSATION PLAN TABLE

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders (1)	310,740	$18.35	442,060
Equity compensation plans not approved by shareholders	—	$—	—
Total	310,740	$18.35	442,060

(1)	The Trust currently has no equity compensation plans other than the Equity Incentive Plan described under “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unexercised Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Robert S.	19,000	—		—	$18.45	(2)	9/3/2024	—	—	—	—
Hekemian, Jr.	4,000	—		—	$18.45	(2)	9/3/2024	—	—	—	—
Donald W. Barney	36,000	—		—	$18.45	(2)	9/3/2024	—	—	—	—
Allan Tubin	6,000	—		—	$18.45	(2)	9/3/2024	—	—	—	—
John A. Aiello,	11,400	7,600	(1)	—	$21.00	(2)	11/9/2026	—	—	—	—
Esq.

(1)	The unvested Shares underlying this option vest as follows: 3,800 Shares vest on September 4, 2020; and 3,800 Shares vest on September 4, 2021.
(2)	The exercise price of this option is equal to the Fair Market Value of the Shares on the date of grant (as defined in the Equity Incentive Plan), which is described under “Compensation Discussion and Analysis” above.

Fiscal 2019 Option Exercises and Stock Vested

There were no exercises of stock options or vesting of stock held by Executive Officers in the fiscal year ended October 31, 2019.

TRUSTEE COMPENSATION

For the fiscal year ended October 31, 2019, each Trustee was entitled to receive: (a) an annual retainer fee of $35,000 per year; (b) a per-meeting attendance fee of $1,500 per meeting of the Board and each committee of which a trustee is a member; (c) a $1,000 per-meeting fee for telephonic meetings of the Board and each committee; and (d) a site inspection fee of $1,000 per-site inspection. The Chairman of the Board was entitled to receive a per-meeting attendance fee of $1,800 per-meeting of the Board, and the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Long-Term Planning Committee were entitled to receive per meeting attendance fees of $1,800 per-meeting of the Audit Committee, Compensation Committee and Long-Term Planning Committee, respectively. The Chairman of the Audit Committee was entitled to receive an additional annual retainer fee of $10,000, and the Chairman of the Compensation Committee and Chairman of the Long-Term Planning Committee were entitled to receive an additional annual retainer fee of $7,500, respectively. The Chairman of the Special Committee was entitled to receive an additional quarterly retainer fee of $15,000 and each other member of the Special Committee was entitled to a quarterly retainer of $10,000.

The trustees are entitled to defer all or any part of their retainer, meeting and property site inspection fees pursuant to the terms of the Deferred Fee Plan. For the fiscal year ended October 31, 2019, trustees (including the trustees who were also Executive Officers during the fiscal year ended October 31, 2019) elected to defer an aggregate amount of approximately $879,800 of annual retainer fees, meeting attendance fees, site inspection fees and accrued interest payable to them for their services to the Board and its committees, which amount was converted into an aggregate of 53,741 Share Units during the fiscal year ended October 31, 2019. In addition, the trustees (including the trustees who were also Executive Officers during the fiscal year ended October 31, 2019) were credited with an aggregate of 6,407 Share Units during the fiscal year ended October 31, 2019 from the conversion of dividends paid with respect to the Share Units credited to their accounts. See “Elements of Executive Compensation—Amended and Restated Deferred Fee Plan” under “Executive Compensation—Compensation Discussion and Analysis” above. For the fiscal year ended October 31, 2019, the Trust paid an aggregate of $60,000 of annual retainer fees, meeting attendance fees and site inspection fees to the trustees in cash for their services to the Board and its committees.

FISCAL 2019 TRUSTEE COMPENSATION(1)

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
Ronald J. Artinian	$186,964		$—	$12,150	$—	$—	$—	$199,114
Alan F. Aufzien(3)	$46,121	(4)	$—	$—	$—	$—	$—	$46,121
David F. McBride	$127,240		$—	$—	$—	$—	$—	$127,240
Justin F. Meng	$122,411		$—	$—	$—	$—	$—	$122,411
David B. Hekemian	$56,251		$—	$—	$—	$—	$—	$56,251
Richard J. Aslanian	$98,651		$—	$—	$—	$—	$—	$98,651

(1)	See the Summary Compensation Table above for information regarding compensation paid to each of Robert S. Hekemian, Jr., Donald W. Barney and John A. Aiello during the fiscal year ended October 31, 2019 in connection with their positions as trustees.
(2)	Effective November 1, 2014, the Deferred Fee Plan was amended to provide that the interest rate was equal to the average interest rate on 10-year Treasury bonds plus 150 basis points. The Deferred Fee Plan was also amended to provide that accrued deferred interest from and after November 1, 2014 would be converted into Share Units equivalent to Shares on a monthly basis. See “Amended and Restated Deferred Fee Plan” above for a description of the amendments to the Deferred Fee Plan.
(3)	Alan F. Aufzien retired as a trustee of the Trust upon the conclusion of the Trust’s 2019 Annual Meeting of Shareholders held on April 4, 2019.
(4)	The annual trustee retainer fee paid to Mr. Aufzien with respect to the 2019 fiscal year was pro-rated through the date of his retirement as a trustee on April 4, 2019, based on a base annual retainer fee of $35,000.

The following table sets forth information concerning the conversion of deferred fees and accrued deferred interest into Share Units under the Deferred Fee Plan during the fiscal year ended October 31, 2019 for each trustee who participated in the Deferred Fee Plan during the fiscal year ended October 31, 2019, except that the information concerning the participation of Robert S. Hekemian, Jr., Donald W. Barney and John A. Aiello, Esq., in the Deferred Fee Plan in their capacities as trustees is set forth under “Executive Compensation” above.

Participant	Aggregate Deferred Fees for FY 2019	Accrued Deferred Interest for FY 2019	Dividends Paid on Credited Share Units for FY 2019	Share Units Credited for FY 2019	Aggregate Share Units Credited
Ronald J. Artinian	$108,317	$31,048	$17,599	9,473	32,962
Alan F. Aufzien	$30,944	$12,015	$3,162	3,004	—
David F. McBride	$104,617	$9,747	$12,876	7,675	24,391
Justin F. Meng	$115,796	$0	$6,615	7,357	13,797
David B. Hekemian	$53,500	$0	$1,251	3,285	3,285
Richard J. Aslanian	$93,517	$0	$2,134	5,746	5,746
Totals	$506,691	$52,810	$43,637	36,540	80,181

Performance Graph

The graph below compares the cumulative total return on the Shares for the period covering the five fiscal years ended October 31, 2019 with the performance of the Russell 2000 Index and the FTSE NAREIT Equity REIT Index. The graph assumes that $100 was invested on October 31, 2014 in the Trust’s Shares, the Russell 2000 Index, and the FTSE NAREIT Equity REIT Index, and that all dividends were reinvested. The closing price used in the analysis for the performance graph below is $17.29 per share at October 31, 2019.

	10/14	10/15	10/16	10/17	10/18	10/19
First Real Estate Investment Trust	$100.00	$110.94	$125.73	$95.96	$98.26	$111.76
Russell 2000	$100.00	$100.34	$104.46	$133.55	$136.03	$142.70
FTSE NAREIT Equity REITs	$100.00	$105.81	$113.02	$119.43	$121.46	$150.25

Certain Relationships and Related Party Transactions; Trustee Independence

Of the seven members of the Board, Ronald J. Artinian, David F. McBride, Justin F. Meng and Richard J. Aslanian qualify as “independent directors” in accordance with the applicable NASDAQ Listing Rules and SEC rules. The independence of the trustees serving on committees of the Board is discussed under “Committees of the Board” above.

The Board has adopted a written charter for the Audit Committee (see “Audit Committee Report” above) whereby the Audit Committee oversees and evaluates all related party transactions proposed to be entered into by the Trust. In addition, the Declaration of Trust contains procedures in the event of any proposed purchase or sale of any properties between the Trust and any Trustee, Executive Officer or any firm, partnership or corporation in which a trustee or Executive Officer has or may have an interest. Further, the Trust has adopted a Code of Ethics applicable to all trustees, executive officers and management employees of the Trust (see “Corporate Governance – Code of Ethics” above), which Code of Ethics promotes the honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

Robert S. Hekemian, Jr., President and Chief Executive Officer of the Trust and a trustee, and David B. Hekemian, a trustee, are shareholders of Hekemian & Co. Robert S. Hekemian, Jr. and David B. Hekemian each holds a 33.3% equity interest in Hekemian & Co. The balance of the equity interests in Hekemian & Co. is held by other members of the Hekemian family, including Bryan S. Hekemian. Robert S. Hekemian, Jr. serves as the President and Chief Operating Officer of Hekemian & Co.; David B. Hekemian serves as a Vice President and the Treasurer of Hekemian & Co.; and Bryan S. Hekemian serves as a Vice President and the Secretary of Hekemian & Co.

On April 10, 2002, the Trust and Hekemian & Co. entered into the Management Agreement replacing the Management Agreement dated December 20, 1961, as extended. The term of the Management Agreement was automatically renewed as of November 1, 2019 for a two-year period, which will expire on October 31, 2021. The term of the Management Agreement automatically renews for periods of two years unless either party gives at least six months prior notice to the other of non-renewal. The Trust may terminate the Management Agreement (i) without cause upon one year’s prior written notice, (ii) for cause if Hekemian & Co. has not cured an event of default within 30 days of receipt of notice of termination from the Trust, or (iii) in the event of an acquisition of the Trust where the Trust ceases to effectively exist as an operating entity. The Management Agreement provides for a termination fee in the event of a termination by the Trust without cause or following a merger or acquisition of the Trust.

Under the Management Agreement, Hekemian & Co. serves as managing agent for the Trust and the Trust’s properties which the Trust owned on November 1, 2001. The Trust may retain Hekemian & Co. or other Managing Agents to manage its properties acquired after November 1, 2001 and to perform various other duties such as sales, acquisitions, and development with respect to any or all of the Trust’s properties. However, Hekemian & Co. currently manages all properties owned by the Trust and all subsidiaries and affiliates of the Trust, except for the commercial office space of the Rotunda, a mixed use (office, retail and residential) property located in Baltimore, Maryland that was acquired in July 2005 by Grande Rotunda, a limited liability company in which the Trust owns a 60% equity interest. An unaffiliated third-party management company manages the commercial office space at the Rotunda. Hekemian & Co. is not the exclusive advisor for the Trust to locate and recommend investments deemed suitable for the Trust, and it is not required to offer potential acquisition properties exclusively to the Trust before acquiring those properties for Hekemian & Co.’s own account or for others, including shareholders and employees of Hekemian & Co.

On January 14, 2020, in connection with the transactions contemplated by the Purchase Agreement and the Plan of Liquidation, the Trust and Hekemian & Co., entered into the First Amendment, which will become effective upon the effectiveness of the Plan of Liquidation and amends the Management Agreement. The First Amendment provides that upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property, whether pursuant to the Purchase Agreement or otherwise in furtherance of the Plan of Liquidation, (a) the Management Agreement will automatically terminate and be of no further force or effect with respect to such Trust property and (b) the Trust will pay to Hekemian & Co. (i) any and all commissions and fees for management services and reimbursement required to be paid by the Trust pursuant to the Management Agreement in respect of the applicable Trust property up to the termination date, calculated on a pro rata basis, plus (ii) a termination fee in respect of such Trust property equal to the product of (x) the Trust’s direct or indirect percentage ownership interest in such Trust property, multiplied by (y) 1.25, multiplied by (z) one year’s Base Management Fee (as defined in the Management Agreement and First Amendment) in respect of such Trust property.

In addition, the First Amendment amends the Management Agreement to provide that upon the closing of any sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property, whether pursuant to the Purchase Agreement or otherwise in furtherance of the Plan of Liquidation, the Trust will pay to Hekemian & Co. a sales fee equal to 1.65% of the sales price for such Trust property (reduced from the existing range of 2.5% to 4.5% in the Management Agreement); provided, however, that in the event that a Trust property is not wholly owned, directly or indirectly, by the Trust, the sales fee payable to Hekemian & Co. will only be payable in respect of the Trust’s percentage ownership share of the applicable Trust property.

The First Amendment provides that the foregoing fees will be paid in lieu of, and will supersede in their entirety, any other payments which otherwise would be payable to Hekemian & Co. under the Management Agreement arising out of or attributable to the sale or other disposition of the Trust’s entire direct or indirect interest in each Trust property or the termination of the Management Agreement in respect of such Trust property (including, without limitation, any Termination Fee, M&A Termination Fee or Sale of Property Fee under the Management Agreement (each as defined in the Management Agreement)). The First Amendment will become effective if, and only if, the Plan of Liquidation becomes effective.

The Trust retained Hekemian & Co. to manage the Preakness Shopping Center, which was acquired on November 1, 2002 by WaynePSC, LLC (“WaynePSC”), a limited liability company in which the Trust owns a 40% membership interest, and the Damascus Shopping Center, which was acquired on July 31, 2003 by Damascus Centre, LLC (“Damascus Centre”), a limited liability company in which the Trust owns a 70% equity interest. In the fiscal year ended October 31, 2004, the Trust retained Hekemian & Co. to manage Pierre Towers, an apartment complex acquired on April 15, 2004 by S&A in which the Trust owns a 65% equity interest. In the fiscal year ended October 31, 2005, the Trust retained Hekemian & Co. to provide supervisory and management services to Grande Rotunda, although the Trust did not retain Hekemian & Co. to manage the commercial office space at the Rotunda.

Pursuant to the terms of the Management Agreement, the Trust pays Hekemian & Co. certain basic management fees, mortgage fees, administrative fees, other miscellaneous fees and leasing commissions as compensation for its services. The Management Agreement includes a detailed schedule of such fees and commissions for those services which the Managing Agent may be called upon to perform. During the fiscal year ended October 31, 2019, the Trust paid or accrued to Hekemian & Co. and Hekemian Development Resources, LLC, a wholly owned subsidiary of Hekemian & Co. (“Hekemian Resources”), management and other fees in the approximate aggregate amount of $3,587,000, which includes the management fees of approximately $2,549,000 described in more detail below, and mortgage, leasing and other fees in the approximate amount of $1,038,000. Included in other fees for the fiscal year ended October 31, 2019 are commissions payable to Hekemian & Co. for the following transactions: $131,250 for the sale of the Patchogue property and $144,075 for the refinancing of Berdan Court loan.

The Trust also uses the resources of Hekemian & Co.’s insurance department to secure insurance coverage for its properties and subsidiaries. Hekemian & Co. is paid a commission for these services, which amounted to approximately $196,000 in the fiscal year ended October 31, 2019.

During the fourth quarter of the fiscal year ended October 31, 2007, the Board approved development fee arrangements for supervising the Grande Rotunda and Damascus Shopping Center redevelopment projects. Hekemian Resources entered into Agency Agreements with each of Grande Rotunda and Damascus Centre for the performance of management services in connection with the Rotunda and Damascus Center redevelopment projects on December 10, 2009 and August 13, 2008, respectively. The Agency Agreement with respect to the Rotunda was subsequently amended as of July 24, 2012 based on revisions to the scope of the project approved by the Board. The Agency Agreement with respect to the Rotunda project provides for Hekemian Resources to receive a fee equal to 6.375% of the total development costs as defined less the amount of $3,000,000 that Grande Rotunda had previously paid to Hekemian & Co. for the Rotunda project. Such development fees may be modified should the Board approve a change in the scope of the project. In addition, the Trust paid Hekemian Resources a fee in the amount of $1,400,000 in connection with the revision to the scope of the Rotunda project. The Trust paid $500,000 of this fee to Hekemian Resources in the fiscal year ended October 31, 2013. The balance of $900,000 became due upon the issuance of a certificate of occupancy for the multi-family portion of the project. A final certificate of occupancy was issued in the fiscal year ended October 31, 2016; however, Hekemian Resources agreed to defer the payment of the $900,000 balance of this fee, and accordingly the $900,000 portion of the fee was included in accounts payable on the Trust’s consolidated balance sheet at October 31, 2017. The Trust paid the $900,000 portion of this fee to Hekemian Resources in February 2018 in connection with the refinancing of the Wells Fargo construction loan for the Rotunda property with a new construction loan from Aareal Capital Corporation. The Trust also paid Hekemian

Resources the amount of $45,000 representing a mutually agreed upon amount of interest on the $900,000 portion of the fee for the period during which Hekemian Resources had agreed to defer payment thereof.

The Damascus Center redevelopment project has been completed, and all development fees due and payable pursuant to the Agency Agreement between Hekemian Resources and Damascus Centre were paid in full prior to the fiscal year ended October 31, 2014.

From time to time, the Trust engages Hekemian & Co. to provide certain additional services, such as consulting services related to development and financing activities of the Trust. Separate fee arrangements are negotiated between the Trust and Hekemian & Co. with respect to such services. The Trust also reimburses Hekemian & Co. for the salaries, payroll taxes, insurance costs and certain other costs of personnel employed at the Trust’s properties by Hekemian & Co. on behalf of the Trust.

The Trust’s real estate investments may be in the form of wholly owned fee interests or, if the circumstances warrant, joint venture interests. The Trust will make certain real estate investments through joint ventures with other parties from time to time in order to diversify risk. The Trust will also consider investing in real estate that requires development or that involves particular risk through joint ventures in order to meet the Trust’s investment objectives. In furtherance of these objectives, the Trust has invested in joint ventures with employees and affiliates of Hekemian & Co. and with trustees of the Trust, as described below.

The Trust owns a 60% equity interest in, and is the managing member of, Grande Rotunda. Rotunda 100, owns a 40% interest in Grande Rotunda. Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of the Trust, and members of his immediate family, including Robert S. Hekemian, the former Chairman and Chief Executive Officer of and consultant to the Trust and a former shareholder and former officer of Hekemian & Co., David B. Hekemian, a trustee of the Trust, and other employees of Hekemian & Co., have majority managing control of Rotunda 100. In July 2005, Grande Rotunda completed the acquisition of the Rotunda for a purchase price of approximately $31 million (inclusive of transaction costs), which was financed, in part, from an acquisition loan in the amount of $22.5 million, and the balance of which was contributed in cash by the members of Grande Rotunda in proportion to their membership interests. As an incentive to the employees of Hekemian & Co. to identify and provide real estate investment opportunities for the Trust, the Trust advanced to the employees of Hekemian & Co. who are members of Rotunda 100 (including Robert S. Hekemian, Jr., David B. Hekemian and certain other members of the immediate family of Robert S. Hekemian), 50% of the amount of the equity capital required to be contributed by them to Rotunda 100 in connection with the acquisition and operation of the Rotunda. The Trust initially loaned an aggregate amount of approximately $1,900,000 to those Hekemian & Co. employees (including approximately $1,700,000 million to Robert S. Hekemian, Jr., David B. Hekemian and certain other members of the immediate family of Robert S. Hekemian) with respect to their equity capital contributions (the “Rotunda Notes”). On May 8, 2008, the Board approved amendments to the loan agreements to increase the aggregate amount of the loans to $4,000,000 (which increased the aggregate amount loaned to Robert S. Hekemian, Jr., David B. Hekemian and certain other members of the immediate family of Robert S. Hekemian in connection with the Rotunda Notes to $3,700,000 from the initial aggregate amount of $1,700,000). These loans bear interest that floats at 225 basis points over the 90-day London Interbank Offered Rate (“LIBOR”), as adjusted each November 1, February 1, May 1 and August 1, and the loans are secured by such employees’ membership interests in Rotunda 100. The Rotunda Notes originally provided for payments of accrued interest on a quarterly basis, with no principal payments required during the term of the Rotunda Notes, except that the borrowers were required to pay to the Trust all refinancing proceeds and other cash flow they received from their interests in Grande Rotunda. The Rotunda Notes were originally scheduled to mature at the earlier of (a) 10 years after issue, on June 19, 2015 and (b) at the election of the Trust, 90 days after the borrower terminates employment with Hekemian & Co., at which time all outstanding unpaid amounts would be due. On June 4, 2015, the Board approved an extension of the terms of each of the Rotunda Notes to the earlier to occur of (a) June 19, 2018 and (b) the day that is five days after Grande Rotunda closes on a permanent mortgage loan secured by the Rotunda property. On December 7, 2017, the Board approved amendments to the Rotunda Notes to further extend the term of each of the Rotunda Notes to the date or dates upon which Grande Rotunda makes distributions of cash to its members as a result of either a refinancing of Grande Rotunda’s indebtedness or a sale of Grande Rotunda or all or a portion of the real property owned by it; provided, that the Rotunda Notes will mature only to the extent of such distributions to the maker of the Rotunda Notes. Pursuant to the December 7, 2017 amendments, distributions of cash as a result of events other than a refinancing of the indebtedness of Grande Rotunda or sale of the Rotunda property will not result in the maturation of the Rotunda Notes. At October 31, 2019, the outstanding principal balance on the Rotunda Notes was $4,000,000, and the accrued but unpaid interest on the Rotunda Notes was $1,053,000. Grande Rotunda paid Hekemian & Co. approximately $640,000 in management fees during the fiscal year ended October 31,2019, which is included in the $2,549,000 of management fees paid by the Trust to Hekemian & Co. during the fiscal year ended October 31, 2019 mentioned above. Pursuant to the terms of the Management Agreement, Grande Rotunda paid Hekemian & Co. leasing commissions in the aggregate amount of approximately $150,000, which is included in the $1,038,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above.

Prior to the refinancing of the Wells Fargo construction loan for the Rotunda property with a new construction loan from Aareal Capital Corporation, the Trust and Rotunda 100, as the 60% and 40% owners of Grande Rotunda, respectively, had been contributing their respective pro-rata share of Grande Rotunda’s cash needs through loans to Grande Rotunda. As of October 31, 2019, Rotunda 100 had funded Grande Rotunda with approximately $5.7 million (including interest), which is included in “Due to affiliate” on the Trust’s consolidated balance sheet as of October 31, 2019 and is characterized as a demand loan that Rotunda 100 can require to be repaid at any time.

The Trust owns a 70% membership interest in Damascus Centre, which is the owner of the Damascus Shopping Center. During the fiscal year ended October 31, 2005, in order to incentivize employees of Hekemian & Co., the Trust’s Board authorized an investor group comprised principally of Hekemian employees (including the late Robert S. Hekemian, Robert S. Hekemian, Jr., David B. Hekemian and certain other members of the immediate family of Robert S. Hekemian) (the “Hekemian Group”) to acquire a 30% equity interest in Damascus Centre through Damascus 100. The sale of an equity interest in Damascus Centre to Damascus 100 was completed on October 31, 2006, at a sale price of $3,224,000, of which the Trust financed approximately $1,451,000. The Trust agreed to advance to the Hekemian Group up to 50% of the amount of the equity purchase price required to be paid by them (including approximately $1,300,000 to Robert S. Hekemian, Jr., David B. Hekemian and certain other members of the immediate family of Robert S. Hekemian) (the “Damascus Notes”). These advances are in the form of secured loans that bear interest that floats at 225 basis points over the 90-day LIBOR, as adjusted each November 1, February 1, May 1 and August 1. The Damascus Notes originally provided for payments of accrued interest on a quarterly basis, with no principal payments required during the term of the Damascus Notes, except that the borrowers were required to pay to the Trust all refinancing proceeds and other cash flow they received from their interests in Damascus Centre. The Damascus Notes were originally scheduled to mature at the earlier of (a) 10 years after issue, on September 30, 2016, and (b) at the election of the Trust, 90 days after the borrower terminates employment with Hekemian & Co., at which time all outstanding unpaid amounts would be due. On June 4, 2015, the Board approved an extension of the term of each of the Damascus Notes to the earlier to occur of (a) June 19, 2018 and (b) the day that is five days after the Grande Rotunda, LLC closes on a permanent mortgage loan secured by the Rotunda property. The loans were secured by such employees’ membership interests in Damascus 100. On December 7, 2017, the Board approved amendments to the Damascus Notes to further extend the term of each of the Damascus Notes to the date or dates upon which Grande Rotunda makes distributions of cash to its members as a result of either a refinancing of Grande Rotunda’s indebtedness or a sale of Grande Rotunda or all or a portion of the real property owned by it; provided, that the Damascus Notes will mature only to the extent of such distributions to the maker of the Damascus Notes. Pursuant to the December 7, 2017 amendments, distributions of cash as a result of events other than a refinancing of the indebtedness of Grande Rotunda or sale of the Rotunda property would not have resulted in the maturation of the Damascus Notes. In the fourth quarter of the fiscal year ended October 31, 2018, the Damascus 100 members repaid the Damascus Notes in full for a total payment of $1,870,000, which was comprised of principal in the amount of $1,451,000 and accrued interest in the amount of approximately $419,000. Damascus Centre paid Hekemian & Co. approximately $135,000 in management fees during the fiscal year ended October 31, 2019, which is included in $2,549,000 of management fees paid by the Trust to Hekemian & Co. and Hekemian Resources during the 2019 fiscal year mentioned above. Pursuant to the Management Agreement, Damascus Centre paid leasing commissions to Hekemian & Co. in the aggregate amount of approximately $5,000, which is included in the $1,038,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above during the fiscal year ended October 31, 2019.

The Trust owns a 40% membership interest in Westwood Hills, LLC, which is the owner of Westwood Hills. In addition, an aggregate of 35% of the membership interests in Westwood Hills is beneficially owned by: Robert S. Hekemian, Jr., the Chief Executive Officer, President and a trustee of the Trust and a shareholder and officer of Hekemian & Co.; Ronald J. Artinian, the Chairman and a trustee of the Trust; David B. Hekemian, a trustee of the Trust and a shareholder and officer of Hekemian & Co.; the late Robert S. Hekemian, the former Chairman and

Chief Executive Officer of and consultant to the Trust and a former shareholder and former officer of Hekemian & Co.; members of Hekemian family; Donald W. Barney, a trustee of the Trust until his retirement in February 2019; and another former Trustee of the Trust. Pursuant to the terms of an operating agreement, the Trust is the Managing Member of Westwood Hills. Hekemian & Co. currently serves as the Managing Agent for Westwood Hills. During the fiscal year ended October 31, 2019, Westwood Hills paid Hekemian & Co. approximately $224,000 in management fees, which is included in the $2,549,000 of management fees paid by the Trust to Hekemian & Co. and Hekemian Resources during the fiscal year ended October 31, 2019 mentioned above.

The Trust owns a 40% equity interest in WaynePSC. H-TPKE, LLC, a New Jersey limited liability company (“H-TPKE”), owns a 60% equity interest in WaynePSC. In addition, an aggregate of approximately 73% of the membership interests in H-TPKE is controlled by: Robert S. Hekemian, Jr., the Chief Executive Officer, President and a trustee of the Trust and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a trustee of the Trust and a shareholder and officer of Hekemian & Co.; the late Robert S. Hekemian, the former Chairman and Chief Executive Officer and consultant to the Trust and a former shareholder and former officer of Hekemian & Co.; members of the families of Robert S. Hekemian, Jr., David B. Hekemian and Robert S. Hekemian; and other employees of Hekemian & Co. The Trust is the Managing Member of WaynePSC. WaynePSC owns a 323,000 +/- sq. ft. community shopping center located in Wayne, New Jersey, known as the Preakness Shopping Center. Hekemian & Co. is the Managing Agent for the Preakness Shopping Center. During the fiscal year ended October 31, 2019, WaynePSC paid Hekemian & Co. an annual property management fee in the approximate amount of $200,000, which is included in the $2,549,000 of management fees paid by the Trust to Hekemian & Co. and Hekemian Resources during the fiscal year ended October 31, 2019 mentioned above. Pursuant to the terms of the Management Agreement, WaynePSC paid Hekemian & Co. leasing commissions in the aggregate amount of approximately $20,000 with respect to leasing activity at the Preakness Shopping Center, which is included in the $1,038,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above.

The Trust owns a 65% equity interest in and is the managing and general partner of S&A. The remaining 35% of equity interests in S&A is owned by: Robert S. Hekemian, Jr., the Chief Executive Officer, President and a trustee of the Trust and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a trustee of the Trust and a shareholder and officer of Hekemian & Co.; the late Robert S. Hekemian, the former Chairman and Chief Executive Officer and consultant to the Trust and a former shareholder and former officer of Hekemian & Co.; members of the families of Robert S. Hekemian, Jr., David B. Hekemian and Robert S. Hekemian; and other employees of Hekemian & Co. and/or affiliates of Hekemian & Co. In February 2005, and in accordance with its investment policy regarding risk diversification, the Trust allowed the minority owners of S&A to make a cash contribution to S&A of approximately $1.3 million to increase their ownership interest in S&A from approximately 25% to 35%, which approximated market value at the time of the investment. On April 15, 2004, S&A purchased Pierre Towers. During the fiscal year ended October 31, 2019, Pierre Towers, LLC, on behalf of S&A, paid Hekemian & Co. management fees in the amount of approximately $371,000, which is included in the $2,549,000 of management fees paid by the Trust to Hekemian & Co. and Hekemian Resources during the fiscal year ended October 31, 2019 mentioned above.

Robert S. Hekemian, Jr., the Chief Executive Officer, President and a trustee of the Trust and a shareholder and officer of Hekemian & Co., was a director of Oritani Financial Corp. and its subsidiary, Oritani Bank, until Oritani Financial was merged into Valley National Bancorp in December 2019. The Trust is a party to a commercial mortgage loan with Valley National Bancorp. The mortgage loan is in the original principal amount of $22,750,000 with an interest rate of 4.75% per annum, which is secured by the Trust’s Westwood Plaza property and matures on January 13, 2023. This mortgage loan was negotiated at arm’s length and was on standard terms. Another mortgage loan with Oritani Bank in the original principal amount of $6,000,000 was repaid by the Trust in February 2019.

The Trust retained the law firm of Giordano, Halleran & Ciesla, P.C. during the fiscal year ended October 31, 2019 to furnish legal services. John A. Aiello, a trustee and Executive Officer of the Trust, is an officer and shareholder in the law firm. During the fiscal year ended October 31, 2019, Giordano, Halleran & Ciesla, P.C. received $164,788 in fees from the Trust for its services. In addition, Mr. Aiello paid to the law firm the amount of $60,500, representing retainer and meeting fees, which Mr. Aiello received in connection with his services as the Secretary and Executive Secretary of the Trust during the fiscal year ended October 31, 2019.

Effective upon the late Robert S. Hekemian’s retirement as Chairman, Chief Executive Officer and as a trustee on April 5, 2018, the Trust entered into a Consulting Agreement with Mr. Hekemian, pursuant to which Mr. Hekemian provided consulting services to the Trust through December 2019. Under the Consulting Agreement, Mr. Hekemian was obliged to provide advice and consultation with respect to matters pertaining to the Trust and its subsidiaries, affiliates, assets and business, for no fewer than 30 hours per month during the term of the agreement. The Trust paid Mr. Hekemian a consulting fee of $5,000 per month during the term of the Consulting Agreement, which was payable in the form of Shares on a quarterly basis (i.e., in quarterly installments of $15,000). The number of Shares to be issued for each quarterly installment of the consulting fee was determined by dividing the dollar amount of the consulting fee by the closing price of one Share on the OTC Pink Open Market as of the close of trading on the last trading day of the calendar quarter with respect to which such consulting fee was payable. For the fiscal year ended October 31, 2019, consulting fee expense for Robert S. Hekemian was approximately $60,000.

PROPOSAL FOUR— ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act and the rules and regulations promulgated thereunder provide that, not less frequently than once every three years, an issuer shall include in its proxy statement for its annual meeting of shareholders an advisory resolution subject to a shareholder vote to approve the compensation of the Trust’s executive officers.  The Trust last included such an advisory resolution in its proxy statement in connection with the Trust’s 2017 annual meeting. At the special meeting, you are asked to approve the compensation of the Trust’s executive officers as described under the heading “PROPOSAL 3 – ELECTION OF DIRECTORS - Compensation Discussion and Analysis,” the compensation tables and the related narrative discussion, by voting in favor of the following advisory resolution:

“RESOLVED, that the shareholders of First Real Estate Investment Trust of New Jersey approve the compensation of the executive officers as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Under the rules and regulations of the SEC, your vote is advisory and will not be binding upon the Trust or the Board and will not be construed to overrule any decision by the Trust or the Board or require the Board to take any action. However, the Compensation Committee and the Board will take the results of this advisory vote into consideration when considering future compensation arrangements for the executive officers and whether any adjustments or modifications are warranted.

As discussed in this proxy statement, the Compensation Committee and the Board believe that the Trust’s compensation programs and the actual compensation paid to the executive officers are supportive of the long-term interests of the Trust and the creation of value for the Trust’s shareholders. Accordingly, the Board unanimously recommends a vote FOR the approval of the advisory resolution approving the compensation of the executive officers, as described in this Proxy Statement.

The affirmative vote of a majority of the votes cast at the special meeting will approve this advisory resolution.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE EXECUTIVE COMPENSATION PROPOSAL.

PROPOSAL FIVE—THE AUDITOR APPOINTMENT PROPOSAL

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee makes the selection of the Independent Registered Public Accountants for the Trust. EisnerAmper LLP has served as the Trust’s independent registered public accounting firm for the fiscal years ended October 31, 2019 and 2018. The Audit Committee has selected EisnerAmper LLP to serve as the Trust’s independent registered public accounting firm for the fiscal year ended October 31, 2020. All audit and non-audit services provided by the Trust’s independent registered public accounting firm and the fees associated therewith are pre-approved by the Audit Committee in accordance with the written charter of the Audit Committee adopted by the Board. The Audit Committee gives due consideration to the potential impact of all non-audit services on auditor independence. The engagement of EisnerAmper LLP, which was pre-approved by the Audit Committee, did not make use of the de minimis exception for pre-approval contained in the rules of the SEC that permit limited engagements for non-audit services involving amounts under a specified threshold.

In accordance with Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), the Trust received a letter and verbal communication from EisnerAmper LLP that it knows of no state of facts that would impair its status as the Trust’s Independent Registered Public Accountants. The Audit Committee has considered whether the non-audit services provided by EisnerAmper LLP are compatible with maintaining its independence and has determined that the nature and substance of any such limited non-audit services have not impaired EisnerAmper LLP’s status as the Trust’s Independent Registered Public Accountants.

Audit Fees

Audit fees billed by EisnerAmper LLP to the Trust totaled $507,000 for the fiscal year ended October 31, 2019 and $384,000 for the fiscal year ended October 31, 2018 for professional services rendered in connection with the audits of the Trust’s consolidated financial statements, audits of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and reviews of the quarterly reports on Form 10-Q for the fiscal years ended October 31, 2019 and 2018, respectively.

Audit-Related Fees

Audit-related fees billed in the fiscal year ended October 31, 2019 totaled $35,000 in connection with matters related to the Purchase Agreement. There were no fees billed for audit-related services in the fiscal year ended October 31, 2018.

Tax Fees

In the fiscal year ended October 31, 2019, EisnerAmper LLP billed the Trust $32,500 for the preparation of the Trust’s 2018 tax return and $6,000 in connection with an analysis relating to the payment of dividends and return of capital. In addition, EisnerAmper LLP billed the Trust $106,000 in the fiscal year ended October 31, 2019 for tax-related matters and consultations in connection with the Purchase Agreement. In the fiscal year ended October 31, 2018, EisnerAmper LLP billed the Trust $32,500 for the preparation of the Trust’s 2017 tax return, $6,000 in connection with an analysis relating to the payment of dividends and return of capital and $2,500 in connection with the implementation of the Tax Cuts and Jobs Act in 2018.

All Other Fees

EisnerAmper LLP did not bill the Trust for any other services during the fiscal years ended October 31, 2019 or 2018.

Presence at Special Meeting

Representatives of EisnerAmper LLP will be present at the special meeting and will have an opportunity to make a statement if they desire to do so. The representatives of EisnerAmper LLP will be available to respond to appropriate questions.

The shareholders are being asked to ratify the Audit Committee’s appointment of EisnerAmper LLP as the Independent Registered Public Accountants to audit and report on the Trust’s consolidated financial statements for the fiscal year ending October 31, 2020. The Trust’s submission of the appointment of the Independent Registered Public Accountants to the shareholders for ratification will not limit the authority of the Audit Committee to appoint another accounting firm to serve as the Independent Registered Public Accountants if the Independent Registered Public Accountants resign or their engagement is otherwise terminated. If the shareholders do not ratify the Audit Committee’s appointment of EisnerAmper LLP at the special meeting, the Audit Committee and the Board may reconsider the selection of EisnerAmper LLP.

The ratification of the Audit Committee’s appointment of EisnerAmper LLP as the Trust’s Independent Registered Public Accountants for the fiscal year ending October 31, 2020 requires the affirmative vote of a majority of the votes cast at the special meeting assuming a quorum is present.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE AUDITOR APPOINTMENT PROPOSAL.

PROPOSAL SIX—THE ADJOURNMENT PROPOSAL

If, at the special meeting, the number of Shares present or represented by proxy voting in favor of the approval of the Sale Proposal or the Liquidation Proposal is insufficient to approve both of those proposals under New Jersey law, we intend to adjourn the special meeting in order to solicit additional proxies in favor of the approval of each of these proposals.

If, at the special meeting, the number of Shares present or represented by proxy voting in favor of the approval of the Sale Proposal is sufficient to approve the Sale Proposal under New Jersey law, but the number of Shares present or represented by proxy and voting in favor of the approval of the Liquidation Proposal is insufficient to approve such proposal under New Jersey law, then we intend to hold a vote on the Sale Proposal and then adjourn the special meeting as to the Liquidation Proposal in order to solicit additional proxies in favor of the Liquidation Proposal. Accordingly, we may ask our shareholders to vote at the special meeting only upon certain of the proposals described in this proxy statement.

In this proposal, we are asking you to approve the postponement or adjournment of the special meeting, and any later postponements or adjournments, in order to enable the Trust to solicit additional proxies in favor of the approval of the Sale Proposal or the Liquidation Proposal. If our shareholders approve the Adjournment Proposal, the Trust could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies in favor of the approval of the Sale Proposal or the Liquidation Proposal, including the solicitation of proxies from our shareholders that have previously voted against the approval of the Sale Proposal or the Liquidation Proposal.

The Adjournment Proposal requires the affirmative vote of a majority of votes cast at the special meeting, whether or not a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Adjournment Proposal. No proxy that is specifically marked AGAINST approval of the Sale Proposal or the Liquidation Proposal will be voted in favor of the Adjournment Proposal, unless it is specifically marked FOR the Adjournment Proposal.

The Board believes that if the Shares present or represented by proxy at the special meeting and voting in favor of the approval of the Sale Proposal or the Liquidation Proposal are insufficient to approve the Sale Proposal or the Liquidation Proposal, it is in the best interests of our shareholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of approval of the Sale Proposal or the Liquidation Proposal to bring about the approval of those proposals.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ADJOURNMENT PROPOSAL.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the Plan of Liquidation and of distributions to shareholders pursuant to the plan, including the possible receipt by shareholders of interests in a liquidating trust or other liquidating entity. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Tax Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment or the tax treatment of the Plan of Liquidation, and the statements in this proxy statement are not binding on the IRS or any court. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

The following discussion assumes that the Sale and the Plan of Liquidation are both approved. The United States federal income tax consequences of the Sale to the shareholders could be materially different if the Sale is approved but the Plan of Liquidation is not, including that any distribution of the proceeds of the Sale would not be treated as liquidating distributions and, as such, would not be treated as first reducing a shareholder’s tax basis in its Shares. You are urged to consult your tax advisor regarding the tax consequences to you of approving the Sale but failing to approve the Plan of Liquidation.

This summary does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes, or (iii) tax reporting requirements. This summary assumes that the Shares are held as capital assets within the meaning of Section 1221 of the Tax Code and does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances. Your tax treatment may vary depending on your particular situation.

In addition, this summary does not address the tax treatment of special classes of shareholders of the Shares, including, for example: bank and other financial institutions, insurance companies; regulated investment companies; REITs; pension plans, tax-exempt entities or persons holding the Shares in a tax-deferred or tax advantaged account; “qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund; mutual funds; dealers in securities or currencies; traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; persons whose functional currency is not the U.S. dollar; persons holding the Shares as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale; U.S. expatriates; persons subject to the alternative minimum tax; shareholders of our restricted Shares or who otherwise acquired the Shares as compensation; partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities; non-U.S. shareholders (except to the extent specifically set forth below); and “controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax and, in each case, shareholders of such corporations.

If any partnership, or entity treated as a partnership for U.S. federal income tax purposes holds the Shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the entity. If you are a partnership that holds the Shares, or a partner in such a partnership, you should consult your tax advisor regarding the tax consequences of the Plan of Liquidation.

For purposes of this section, a “U.S. shareholder” means a beneficial owner of the Shares that is, for U.S. federal income tax purposes: an individual citizen or resident of the United States; a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof, or the District of Columbia; a trust (i) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Tax Code) have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. shareholder” means a beneficial owner of the Shares that is not a U.S. shareholder or an entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO OUR LIQUIDATION, TO HOLDING AND DISPOSING OF THE SHARES, AND TO RECEIVING AND HOLDING INTERESTS IN A LIQUIDATING TRUST ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF COMMON SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE LIQUIDATION, THE OWNERSHIP AND DISPOSITION OF THE SHARES AND THE RECEIPT AND OWNERSHIP OF INTERESTS IN A LIQUIDATING TRUST, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Tax Consequences to the Trust

We believe that we have qualified and will continue to qualify as a REIT under Sections 856 through 860 of the Tax Code. As a REIT, we are generally entitled to receive a dividends paid deduction for dividends that we pay. In addition, we are also generally permitted a dividends paid deduction with respect to distributions pursuant to a plan of liquidation, including distributions to our shareholders of interests in a liquidating trust, provided that the plan of liquidation is completed within 24 months of its adoption. We anticipate that the plan will be completed within 24 months of its adoption, however, it is unclear whether our liquidating distributions will exceed our taxable income recognized in each tax year following the adoption of the Plan of Liquidation.

If we have sufficient cash to make liquidating distributions in excess of our taxable income, we will generally not be subject to U.S. federal income tax on any gain or other income recognized following the adoption of the Plan of Liquidation, including any gain that we recognize upon a transfer of appreciated assets to a liquidating trust and the transfer of interests in the liquidating trust to our shareholders.

In the event that we do not have sufficient cash after the satisfaction of our debt obligations to make liquidating distributions in excess of our taxable income, we would expect to be subject to corporate income tax (currently at a rate of 21%) on any retained earnings. In that case, we anticipate we will have sufficient cash to make distributions at least equal to our “real estate investment trust taxable income” (determined without regard to the dividends paid deduction and by excluding any net capital gains) but not sufficient cash to distribute all capital gains, and, as a result, any retained earnings (“Retained Capital Gain”) will be subject to the corporate tax described above and the treatment to shareholders will be as described below in “—Tax Consequences to U.S. Shareholders.”

In order to maintain our status as a REIT, we must, among other things, continue to satisfy various qualification requirements pursuant to the Tax Code, including requirements relating to the nature of our gross assets and income, the timing and amount of distributions and the composition of our shareholders. If the Plan of Liquidation is approved by our shareholders, we intend to carry out the liquidation in a manner that will allow us to continue to meet the requirements for qualification as a REIT until we have distributed all our assets to our shareholders, which may include the transfer of any remaining assets and liabilities to a liquidating trust. However, as a result of the liquidation or otherwise, circumstances may arise which could cause us to fail to qualify as a REIT. In addition, the Board could cause the Trust to discontinue our status as a REIT at any time if the Board finds it to be in the best interests of our shareholders to do so. Should we lose our status as a REIT, either inadvertently or because the Board determines that such loss will be in the best interests of our shareholders, we would be taxable as a corporation for U.S. federal income tax purposes. In that case, we would be subject to U.S. federal income taxes at the corporate rate for the taxable year in which our qualification as a REIT terminates, and in any subsequent years, with respect to our income from operations and from sales and distributions of appreciated assets in connection with our Plan of Liquidation, and without any tax deduction for dividends that we pay.

So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” are generally subject to a 100% tax. In general, “prohibited transactions” are dealer sales (i.e., inventory-like sales of property held primarily for sale to customers in the ordinary course of the Trust’s business).

The Tax Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the “prohibited transaction” 100% penalty tax. The principal requirements of the safe harbor are that: (i) the REIT must hold the applicable property for not less than two years for the production of rental income prior to its sale; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) property sales by the REIT during the particular tax year satisfy at least one of the following thresholds: (a) not more than seven sales during the year (treating the sale of multiple properties to the same buyer in a single transaction as a single sale for this purpose); (b) sales in the current year do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (c) sales in the current year do not exceed 20% of the REIT’s assets as of the beginning of the year, and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis. If a particular transaction does not satisfy all of the requirements of the foregoing safe harbor, it will not necessarily be treated as a prohibited transaction. Rather, in that case, the determination as to whether it is considered to be a dealer sale, and therefore a prohibited transaction, will instead be based upon an analysis of all of the relevant facts and circumstances.

In the event that we receive offers for sales of our properties that would cause us to fail to qualify for the safe harbor, the Board may decide to defer the sale of certain properties to a subsequent tax year to allow the Trust to meet the safe harbor described above. This deferral could reduce the amount or delay the timing of distributions to shareholders.

If we desire to sell a property pursuant to a transaction that does not satisfy the safe harbor, we could avoid the prohibited transaction tax if we hold and sell the property through a TRS. In that case, any gain would be taxable to the TRS at regular corporate income tax rates. We may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based our own internal analysis, or on the advice our tax advisors that the disposition should not be subject to the prohibited transaction tax. In cases where a property disposition is not effected through a TRS, the IRS could assert that the disposition constitutes a prohibited transaction. If such an assertion were successful, all of the net gain from the sale of the property will be payable as a penalty tax which will have a negative impact on cash flow and the ability to make cash distributions.

As a REIT, the value of our ownership interests held in TRSs may not exceed 20% of the value of all of our assets at the end of any calendar quarter. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS could assert that the value of our interests in our TRSs exceeds 20% of the value of our total assets at the end of any calendar quarter and therefore causes us to fail to qualify as a REIT. Additionally, as a REIT, generally no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we could fail to qualify as a REIT if distributions from all of the Trust’s TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of the Trust’s gross income with respect to such year.

Whether an asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and, given the aforementioned considerations, we expect to structure the sales of the Trust properties pursuant to the Plan of Liquidation to avoid the prohibited transactions tax. However, due to the anticipated sales volume and other factors, the contemplated sales may not qualify for the protective safe harbor. There can be no assurance that the IRS will not successfully assert that sales of our properties are prohibited transactions which are subject to the 100% tax.

Tax Consequences to U.S. Shareholders

In connection with the Plan of Liquidation, U.S. shareholders may receive one or more liquidating distributions. The amount of any liquidating distribution will be applied first to reduce a U.S. shareholder’s tax basis in its Shares, but not below zero. A U.S. shareholder’s tax basis in its Share will generally be equal to the U.S. shareholder’s cost of its shares, reduced by any prior distributions that were treated as reductions in basis rather than taxable dividends. To the extent that distributions pursuant to the Plan of Liquidation exceed a U.S. shareholder’s basis in its Shares, the excess will constitute taxable gain and be recognized in the year in which the distribution is received. If the total amount of liquidating distributions received by a U.S. shareholder is less than the tax basis of its shares, the U.S. shareholder will generally recognize a loss in the year in which the final liquidating distribution is received.

A U.S. shareholder’s gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Long-term capital gains of non-corporate U.S. shareholders may qualify for reduced U.S. federal income tax rates. Additionally, a 3.8% Medicare tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. shareholders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss is subject to limitations under the Tax Code.

Liquidating distributions made by us generally will not be unrelated business income tax (“UBTI”) to a tax-exempt U.S. shareholder that does not hold its Shares as “debt-financed property” within the meaning of the Tax Code. If a tax-exempt U.S. shareholder is deemed to have paid tax on the Trust’s undistributed capital gain, the tax-exempt entity may file a claim for refund or apply such amount against its UBTI, if any. However, tax-exempt U.S. shareholders may recognize UBTI with respect to assets (if any) transferred to a liquidating trust; see “—Tax Consequences of the Liquidating Trust” below.

It is expected that if the Trust is unable to distribute all capital gains for a taxable year after the adoption of the Plan of Liquidation, although there is no authority directly on point, U.S. shareholders will be treated as receiving deemed capital gain distributions with respect to the Retained Capital Gain. FREIT will pay tax on the Retained Capital Gain as discussed above under “—Tax Consequences to the Trust.” The Trust will provide a written notice to all shareholders within 60 days of the end of the taxable year in which the Trust has Retained Capital Gain noting the amount with respect to each share that a shareholder must include capital gain on the U.S. shareholder’s tax return. Although there is no authority addressing whether the rule applies once the Trust has adopted a Plan of Liquidation, generally, each U.S. shareholder is expected to receive a credit against such U.S. shareholder’s income tax liability for such U.S. shareholder’s allocable share of the tax (based on the U.S. shareholder’s percentage ownership of Shares) paid by the Trust on the Retained Capital Gain. U.S. shareholders are strongly urged to consult their own tax advisors as to the eligibility for a tax credit for the Trust’s Retained Capital Gain.

Additionally, a U.S. shareholder’s basis in our Shares will be increased by the difference between the amount of Retained Capital Gain included in such shareholder’s income and the U.S. shareholder’s allocable share of the tax paid by the Trust on the Retained Capital Gain.

Tax Consequences to Non-U.S. Shareholders

The rules governing United States federal income taxation of non-U.S. shareholders are complex, and this proxy statement only provides a limited summary of such rules. A non-U.S. shareholder should consult with its own tax advisor to determine the impact of United States federal, state and local income tax laws with regard to the Plan of Liquidation and its receipt of liquidating distributions. Accordingly, this discussion does not address all aspects of United States federal income taxation, nor state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

The discussion below assumes that a non-U.S. shareholder’s investment in the Shares is not effectively connected with a trade or business conducted in the United States by the non-U.S. shareholder, or, if an applicable tax treaty so provides, that its investment in the Shares is not attributable to a United States permanent establishment maintained by the non-U.S. shareholder. Also, special rules apply to a non-U.S. shareholder who is an individual who has been present in the United States for 183 days or more during the taxable year in which a liquidating distribution is made to such non-U.S. shareholder. For all other non-U.S. shareholders, distributions that are not subject to FIRPTA (discussed below) generally will not be subject to U.S. federal income taxation. We recommend that non-U.S. shareholders consult their own tax advisors to determine the U.S. federal, state, local and non-U.S. income and other tax consequences to them of the liquidation.

The IRS takes the position that, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), liquidating distributions by a REIT that are attributable to gain from the REIT’s sale or exchange of U.S. real property interests, including deemed distributions of the Trust’s Retained Capital Gain, (“FIRPTA distributions”) generally are taxable to non-U.S. shareholders as if such gain were effectively connected with a U.S. trade or business. Non-U.S. shareholders thus generally would be taxed on FIRPTA distributions at the same capital gain rates applicable to U.S. shareholders. We generally will be required to withhold U.S. tax at a rate of 21% for non-U.S. shareholders from any such FIRPTA distributions. Such tax withheld may be claimed by a non-U.S. shareholder as a credit against its reported U.S. federal income tax liability. In addition, corporate non-U.S. shareholders may be subject to a 30% branch profits tax on FIRPTA distributions made by us unless such non-U.S. shareholder is entitled to treaty relief or other exemption. However, FIRPTA distributions made by us generally would not be treated as effectively connected income for a non-U.S. shareholder if (i) the FIRPTA distribution is received with respect to shares that are regularly traded on an established securities market located in the United States and (ii) the non-U.S. shareholder has not owned more than 10% of the Shares at any time during the one-year period ending on the date of the distribution.

Generally, we will be required to report annually to the IRS the amount of FIRPTA distributions paid to a non-U.S. shareholder, such shareholder’s name and address, and the amount of U.S. tax withheld, if any. A non-U.S. shareholder may be entitled to a refund or credit against the shareholder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. shareholders should consult their tax advisor regarding withholding tax considerations.

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Tax Code and subsequent IRS guidance provide that a 30% withholding tax will be imposed on distributions to a non-U.S. entity if such entity fails to satisfy certain disclosure and reporting rules. In general, these rules require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity. In the event of non-compliance with the FATCA requirements, withholding at a rate of 30% on our liquidating distributions made to the non-complying non-U.S. shareholder which is a foreign financial entity will be required, and such shareholder will be required to seek a refund from the IRS to obtain a refund of any amounts withheld. Non-U.S. shareholders are urged to consult their own tax advisors with respect to these information reporting rules and due diligence requirements and the potential application of FATCA to them.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 24%, and information reporting may apply to distributions pursuant to the Plan of Liquidation. Backup withholding will not apply, however, to a shareholder who: in the case of a U.S. shareholder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form; in the case of a non-U.S. shareholder, furnishes an applicable IRS Form W-8 or successor form; or is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

If you are a non-U.S. shareholder, liquidating distributions paid to you may be subject to backup withholding tax unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or other applicable version of IRS Form W-8. If a non-U.S. shareholder is subject to backup or other United States federal income tax withholding, then the applicable withholding agent will be required to withhold the appropriate amount with respect to a deemed or constructive distribution, even though there is insufficient cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the applicable withholding agent may collect the amount of United States federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the stockholder would otherwise receive or own, and the stockholder may bear brokerage or other costs for this withholding procedure.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund if required information is timely furnished to the IRS.

Tax Consequences of the Liquidating Trust

The Board may at any time transfer our remaining assets and obligations to a liquidating trust if it determines that such a contribution is advisable. Upon a determination made by the Board, we may contribute our remaining assets and obligations to a liquidating trust prior to the end of the year in which the Sale occurs, and in any event no later than 24 months following the effective date of the Plan of Liquidation. Under the Tax Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust. Although neither the Tax Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to our shareholders, this will be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to our shareholders. Accordingly, each shareholder will be treated as receiving a liquidating distribution from us equal to such shareholder’s share of the cash and the fair market value of the assets (less liabilities) transferred to the liquidating trust, and may recognize gain, and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that shareholder exceeds the shareholder’s basis in its shares, even though the shareholder may not receive a current distribution of such cash or other assets.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, the liquidating trust will be treated as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each unit or interest in the liquidating trust will represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a shareholder will be treated for U.S. federal income tax purposes as receiving or paying directly a pro rata portion of all income, gain, loss, deduction and credit of the liquidating trust. A shareholder will be taxed each year on his, her or its share of revenues from the liquidating trust, net of such shareholder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not the shareholder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to shareholders, the shareholders will recognize no additional gain or loss.

A shareholder’s tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust which are attributable to that unit) will be equal to the fair market value of a unit (and those net assets) on the date that it is distributed to the shareholder, which value will be determined by us and reported to the shareholders. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets will be determined based upon a holding period commencing at the time of the acquisition by a shareholder of such shareholder’s beneficial interest in the liquidating trust.

The trustee or trustees of the liquidating trust will provide to each shareholder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per-unit basis the shareholder’s allocable share of all the various categories of revenue and expense of the liquidating trust for the year. Each shareholder must report such items on its own U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust for U.S. federal income tax purposes, the consequences to shareholders will depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes, rather than as a trust. If the liquidating trust is taxable as a corporation, the trust itself will be subject to federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the trust would be reduced by this additional level of tax, and a shareholder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis. We intend to take all available steps to cause the liquidating trust to qualify for treatment as a liquidating trust for U.S. federal income tax purposes.

Because shareholders would be treated as owning their respective shares of the liquidating trust’s assets, they would be treated as directly engaging in the operations of the liquidating trust. As such, tax-exempt U.S. shareholders holding interests in the liquidating trust may realize UBTI with respect to the trust’s operations, and non-U.S. shareholders may be considered to derive income that is effectively connected with a U.S. trade or business. In that event, non-U.S. shareholders would be subject to U.S. federal income tax and/or withholding tax and, for corporate non-U.S. shareholders, branch profits tax as described above in “—Tax Consequences to Non-U.S. Shareholders.” Tax-exempt U.S. shareholders and non-U.S. shareholders should consult their own tax advisors regarding the U.S. federal income tax consequences that would apply to them if we were to transfer assets to a liquidating trust.

State and Local Tax

Shareholders may be required to file income tax returns in states or localities in which a liquidating trust owns properties. The state or local tax treatment may differ from the U.S. federal income tax treatment described above. Each shareholder should consult its tax advisors regarding state and local tax consequences of owning units in a liquidating trust.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE PLAN OF LIQUIDATION AND TO DISTRIBUTIONS MADE PURSUANT TO THE PLAN, AND IS NOT TAX ADVICE. THEREFORE, SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP OF SHARES AND OF THE ADOPTION AND IMPLEMENTATION OF THE PLAN OF LIQUIDATION, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

ANNUAL REPORT

The Annual Report to shareholders (the “Annual Report”) for the fiscal year ended October 31, 2019 accompanies this proxy statement. The Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 as amended by the Form 10-K/A filed with the SEC, which the Trust has filed with the SEC, is included in the Annual Report, excluding exhibits. EisnerAmper LLP has audited the financial statements of the Trust for the fiscal year ended October 31, 2019, which financial statements are contained in the Annual Report. The Annual Report, including the audited financial statements contained therein, is not incorporated in this proxy statement and is not deemed to be part of the proxy soliciting material.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Trust’s executive officers and trustees, and persons who own more than 10% of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, trustees and shareholders holding more than 10% of the Shares are required by SEC regulation to furnish the Trust with copies of all Forms 3, 4 and 5 that they file.

Based solely on the Trust’s review of the copies of such forms it has received, the Trust believes that all of its trustees, executive officers and shareholders holding more than 10% of the Shares complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during the fiscal year ended October 31, 2019, except for a Form 3 for Allan Tubin in connection with his appointment as Chief Financial Officer of the Trust, which has been filed with the SEC.

SHAREHOLDER COMMUNICATIONS WITH TRUSTEES

The Board has adopted a formal process to be followed by those shareholders who wish to communicate directly with the Board or any individual Trustee, or group of trustees. A shareholder can contact the Board or any individual Trustee or group of trustees by sending a written communication to: The Board, or any specifically identified trustee(s), First Real Estate Investment Trust of New Jersey, c/o Secretary, 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602. A shareholder’s letter should also indicate that he or she is a shareholder of the Trust. Any such communication received by the Secretary of the Trust will be distributed to the Board, or a member or members thereof, as appropriate depending on the facts and circumstances described in the communication received. If a shareholder communication is addressed to one or more trustees, but not the entire Board, the Secretary of the Trust will notify any trustees to whom such communication was not addressed that such communication was received and will provide a copy of such communication upon request. Communications that are primarily commercial in nature, or related to an improper or irrelevant topic, will not be forwarded to the Board or any trustee. If the Secretary of the Trust believes that the management of the Trust can adequately respond to the shareholder’s inquiry or request, the Secretary will forward such communication to the appropriate person(s). At each meeting of the Board, a summary of all communications received since the last Board meeting which the Secretary elected not to forward to the Board or a trustee(s) will be presented, and all such communications will be made available to the trustees upon request.

SHAREHOLDER PROPOSALS AND RECOMMENDATIONS
FOR NOMINATION OF TRUSTEES

Shareholder proposals for presentation at the Trust’s 2021 Annual Meeting of Shareholders must be received by the Trust at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than October 31, 2020. A shareholder wishing to submit a proposal should write to the Trust’s Secretary and include a detailed description of such proposal. The Nominating Committee or the Board will also consider candidates for nomination as trustees who are recommended by one or more shareholders applying the same criteria for nominees described in the section of this proxy statement entitled “Committees of the Board—Nominating Committee.” A shareholder who wishes to suggest a candidate for nomination as a trustee should write to the Trust’s Secretary and include the following information: (1) the name and contact information for the candidate; (2) a statement of the candidate’s business experience and educational background; (3) a detailed description describing any relationship between the candidate and the proposing shareholder; (4) a statement by the shareholder explaining why he or she believes that the candidate is qualified to serve on the Board and how his or her service would benefit the Trust and its shareholders; and (5) a statement that the candidate is willing to be considered and willing to serve as a trustee of the Trust if nominated and elected. A shareholder wishing to suggest to the Nominating Committee a candidate for election at the Trust’s 2021 Annual Meeting of Shareholders must submit the required information to the Trust and such information must be received by the Trust no later than October 31, 2020.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as a broker, bank or other agent) to implement a delivery procedure called “householding” to eliminate duplicate mailings, conserve natural resources and reduce printing costs and postage fees. Householding permits us to mail a single set of proxy materials including this proxy statement and other proxy materials (other than proxy cards, which will remain separate), to shareholders who share the same address and last name, unless we have received contrary instructions from one or more of such shareholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Registered shareholders may revoke their consent at any time by contacting the Company's transfer agent Computershare, in writing at Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000; or by telephone, in the U.S., Puerto Rico and Canada, at (800) 733-9393, and outside the U.S., Puerto Rico and Canada, at +1(781) 575-4591. Holders through banks or brokers or other agents must notify such agents.

We will deliver promptly, upon oral or written request, a separate copy of the proxy materials to any shareholder at the same address. If you wish to receive a separate copy of the proxy materials (or future proxy materials), then you may contact our Investor Relations Department, Attention: Investor Relations at our principal executive offices located at 505 Main Street, Hackensack, New Jersey 07601 or by telephone at (201) 488-6400.

WHERE YOU CAN FIND MORE INFORMATION

The Trust files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by the Trust at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of the Trust are also available to the public from commercial document retrieval services, the Trust’s website (www.freitnj.com) and at the website maintained by the SEC at www.sec.gov.

This proxy statement incorporates by reference the documents listed below that the Trust has previously filed with the SEC. They contain important information about the Trust and its financial condition. The following documents, which were filed by the Trust with the SEC, are incorporated by reference into this proxy statement:

•	Annual Report on Form 10-K for the fiscal year ended October 31, 2019, filed on January 21, 2020;
•	Amendment No. 1 to Annual Report on Form 10-K/A, filed on February [●], 2020, as amended by the Form 10-K/A filed on February [●], 2020;
•	Current Reports on Form 8-K filed on [●], 2020.

The Trust also incorporates by reference the Purchase Agreement attached to this proxy statement as Annex A, the Plan of Liquidation attached to this proxy statement as Annex B and the opinion letter of HFF attached to this proxy statement as Annex C.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning the Trust, without charge, by written request directed to the Trust at our principal executive offices at 505 Main Street, Hackensack, New Jersey 07601, Attn: Investor Relations, on our corporate website at www.freitnj.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. THE TRUST HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the special meeting other than the items referred to above. If any other matter is properly brought before the special meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.

Annex A

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

BETWEEN

EACH PARTY LISTED AS A “SELLER” ON SCHEDULE I

AS SELLERS

AND

SINATRA PROPERTIES LLC

AS PURCHASER

Page

Article I DEFINITIONS; PRINCIPLES OF CONSTRUCTION	1
Article II PURCHASE AND SALE; PURCHASE PRICE AND DEPOSIT	2
2.1 Purchase and Sale	2
2.2 Purchase Price and Deposit	2
2.3 Escrow Provisions Regarding Deposit	3
2.4 All or Nothing Basis	4
2.5 Assumption Loan Properties	4
Article III DILIGENCE; SERVICE CONTRACTS; BROKERAGE	8
3.1 Diligence	8
3.2 Proprietary Information	9
3.3 Service Contracts	9
3.4 Brokerage	10
Article IV TITLE	10
4.1 Acceptance of Title as of the Effective Date	10
4.2 Title Updates	10
4.3 Permitted Exceptions	11
4.4 Mortgages, Voluntary Liens, Tax Liens and Monetary Liens	12
4.5 New Exceptions	13
4.6 Violations	14
4.7 Assignment of Regency Mortgage	14
4.8 Regency Property	15
Article V CLOSING	15
5.1 Closing Date	15
5.2 Seller Closing Deliveries	16
5.3 Purchaser Closing Deliveries	17
5.4 Prorations and Adjustments	18
5.5 Closing Costs	22
Article VI REPRESENTATIONS AND WARRANTIES OF SELLERS AND PURCHASER	22
6.1 Sellers’ Representations	23
6.2 Subsequent Changes; Updates to Disclosure Schedules	26
6.3 Purchaser’s Representations	27
6.4 Survival	28
Article VII COVENANTS OF SELLERS AND PURCHASER	28
7.1 Operation of Properties	28
7.2 Assumption Loans	29
7.3 Pierre Property	29
7.4 Leases	30
7.5 New Contracts	30
7.6 Voluntary New Exceptions	30
7.7 Notice of Breach	30
7.8 Tax Contests	31
7.9 Bulk Sales	31
7.10 Notice of Litigation, Violations and Regarding Property Tax Matters	32
7.11 Cooperation with Financing	32
7.12 Employees	32
7.13 Acquisition Proposals; Change in Recommendation	33
7.14 Proxy Statement	37
7.15 Trust Shareholders Meeting	37
7.16 PSE&G Approval	38
7.17 Current Certificates of Occupancy	38
Article VIII CONDITIONS PRECEDENT TO CLOSING	39
8.1 Purchaser’s Conditions to Closing	39
8.2 Sellers’ Conditions to Closing	39
8.3 Mutual Condition to Closing	39
Article IX TERMINATION	40
9.1 Termination of this Agreement	40
9.2 Consequences of Termination	40
Article X DEFAULTS AND REMEDIES	43
10.1 Purchaser Default	43
10.2 Seller Default	43
Article XI CASUALTY OR CONDEMNATION	44
11.1 Casualty/Condemnation	44
Article XII INDEMNIFICATION AND SURVIVAL PROVISIONS	45
12.1 Survival; Certain Limitations	45
12.2 Indemnification by Sellers	45
12.3 Indemnification by Purchaser	46
12.4 Damages Definition; Additional Limitations	46
12.5 REIT Savings Clause	47
12.6 Indemnification Procedures	48

ii

Page

12.7 Exclusive Remedy	50
12.8 Manner of Payment	51
12.9 Survival	51
Article XIII AS-IS SALE AND PURCHASE	51
13.1 AS-IS	51
13.2 No Representations	51
13.3 No Implied Warranties	52
13.4 Documents and Information Supplied by Sellers	52
13.5 Assumption and Release	52
13.6 Survival	53
Article XIV MISCELLANEOUS	53
14.1 Binding Effect	53
14.2 Counterparts; Facsimile and Electronic Signatures	53
14.3 Further Assurances	53
14.4 Recording	53
14.5 Relationship of Parties	54
14.6 Exhibits; Annexes; Schedules	54
14.7 Construction	54
14.8 Number and Gender of Words	54
14.9 Successors and Assigns	54
14.10 Multiple Purchasers	54
14.11 Third-Party Beneficiaries	54
14.12 No Personal Liability	55
14.13 Time of the Essence	55
14.14 Waiver	55
14.15 Entire Agreement	55
14.16 Amendments	55
14.17 Severability	55
14.18 Governing Law and Venue	55
14.19 WAIVER OF JURY TRIAL	56
14.20 Confidentiality	56
14.21 Notices	57
14.22 Joint and Several	58
14.23 1031 Exchange	58
14.24 Prevailing Party’s Attorneys’ Fees	59
14.25 Survival	59

iii

EXHIBITS, ANNEXES AND SCHEDULES

EXHIBITS
Exhibit A*	Legal Descriptions
Exhibit B*	Form of Escrow Agreement
Exhibit C-1*	Form of New Jersey Deed
Exhibit C-2*	Form of New York Deed
Exhibit D*	Form of Bill of Sale
Exhibit E*	Form of Assignment and Assumption of Leases
Exhibit F*	Form of General Assignment and Assumption
Exhibit G*	Form of Closing Certificate
Exhibit H*	Form of Certification of Non-Foreign Status
Exhibit I*	Form of Bulk Sales Escrow Agreement
Exhibit J*	Form of Voting Agreement
ANNEXES
Annex 1	Defined Terms
SCHEDULES
Schedule I	Apartment Complex Names and Addresses; Sellers; Allocated Purchase Prices
Schedule II*	Third-Party Reports
Schedule III*	Title Commitments and Surveys
Schedule IV*	Certain Personal Property
Schedule 2.5*	Assumption Loans and Assumption Loan Documents
Schedule 5.4.1.3*	Utility Deposits
Schedule 6.1.4*	Legal Proceedings
Schedule 6.1.5*	Condemnation
Schedule 6.1.7*	Rent Roll and Security Deposits
Schedule 6.1.8*	Service Contracts
Schedule 6.1.9*	Violations
Schedule 6.1.15*	Tax Contests
Schedule 6.1.16*	Permit Issues
Schedule 7.12*	Retained Employees

*These exhibits and schedules have been omitted.  Upon the request of the Securities and Exchange Commission, First Real Estate Investment Trust of New Jersey agrees to furnish copies of the omitted exhibits and schedules.

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of the 14th day of January, 2020 (the “Effective Date”), by and among each party listed as a “Seller” on Schedule I attached hereto, each having a principal address at c/o First Real Estate Investment Trust of New Jersey, 505 Main Street, Hackensack, New Jersey 07601 (each, a “Seller”; and, collectively, “Sellers”) and Sinatra Properties LLC, a Delaware limited liability company, having a principal address at c/o Kushner Companies, 666 Fifth Avenue, 15th Floor, New York, New York 10103 (“Purchaser”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Sellers and Purchaser hereby agree as follows:

RECITALS

Each Seller owns the Land (as defined below) associated with the Apartment Complex listed opposite its name on Schedule I, as more particularly described in Exhibit A attached hereto, together with the Apartment Complex (as defined below) located thereon and identified on Schedule I, and Sellers desire to sell, and Purchaser desires to purchase, all of Sellers’ respective right, title and interest in and to such Land, the Apartment Complexes and certain property related to the Apartment Complexes, on the terms and conditions set forth below. The term “Property” as used herein means: (A) the Land on which each Apartment Complex is located, (B) the Improvements (as defined below) constituting such Apartment Complex and (C) the Fixtures and Tangible Personal Property (including, without limitation, the personal property listed on Schedule IV), Leases, Intangibles and Assigned Contracts (as such terms are defined below) relating to such Apartment Complex.

The board of trustees of the Trust (the “Trust Board”) has (a) determined and declared that this Agreement and the Transactions are advisable and in the best interests of the Trust and the holders of shares of beneficial interest without par value of the Trust (the “Trust Shareholders”), (b) approved the execution, delivery and performance by the Trust of this Agreement and the consummation of the Transactions, (c) resolved to recommend approval of this Agreement and the consummation of the Transactions by the Trust Shareholders (such recommendation, the “Trust Board Recommendation”) and (d) directed that this Agreement be submitted to the Trust Shareholders for their approval at a duly held meeting of such shareholders for such purpose (the “Trust Shareholders Meeting”).

Simultaneously with the execution and delivery of this Agreement, each of the trustees of the Trust has entered into a Voting Agreement with Purchaser in substantially the form attached hereto as Exhibit J that provides, among other things, that the shares of beneficial interest of the Trust owned by such Trust Shareholders will be voted at the Trust Shareholders Meeting in favor of approval of this Agreement.

Article I
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in Annex 1 attached hereto. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. All references to Sections, subsections, paragraphs, Schedules, attachments and Exhibits are to sections, subsections, paragraphs, schedules, attachments and exhibits in or to this Agreement unless otherwise specified. All schedules, exhibits and attachments attached or annexed to this Agreement are incorporated in this Agreement as if fully set forth herein. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein are equally applicable to both the singular and plural forms of the terms so defined. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.   When this Agreement provides that something shall be subject to a party’s consent or approval, the same shall mean the consent or approval shall be de determined at such party’s sole and absolute discretion, except to the extent that an alternative standard is expressly set forth herein. The provisions of this Article I shall survive the Closing and any earlier termination of this Agreement.

Article II
PURCHASE AND SALE; PURCHASE PRICE AND DEPOSIT

2.1       Purchase and Sale. Each Seller agrees to sell and convey all of such Seller’s right, title and interest in the Property or Properties owned by such Seller to Purchaser and Purchaser agrees to purchase the same from Sellers, all in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2       Purchase Price and Deposit.

2.2.1       The total purchase price (the “Purchase Price”) for the Properties shall be an amount equal to Two Hundred Sixty-Six Million Five Hundred Thousand Dollars ($266,500,000), payable by Purchaser as follows:

2.2.1.1       On the Effective Date, Purchaser shall deliver to Royal Abstract of New Jersey LLC (in such capacity, “Escrow Agent”) as an earnest money deposit (the “Deposit”), at Purchaser’s option, either (i) a cash deposit by wire transfer of immediately available funds in the amount of Fifteen Million Dollars ($15,000,000) (such cash deposit, together with all interest accrued thereon, the “Cash Deposit”) or (ii) an unconditional, irrevocable letter of credit in the amount of Fifteen Million Dollars ($15,000,000) naming the Trust as beneficiary (such letter of credit, the “Deposit LOC”). The Deposit shall be non-refundable, except as otherwise expressly set forth herein. If Purchaser elects that the Deposit be in the form of a Deposit LOC, then such Deposit LOC shall be issued by Valley National Bank, shall be for a term which expires at least thirty (30) days after the Outside Closing Date, shall otherwise be in a form satisfactory to Sellers and shall be held and disposed of by Escrow Agent as provided in this Section 2.2, Section 2.3 and the Escrow Agreement. Such Deposit LOC shall provide that the Trust will be entitled to draw thereon upon the Trust’s written certification to the issuer of the Deposit LOC that it is authorized to do so in accordance with the provisions of Section 2.3 and the Escrow Agreement. Notwithstanding anything to the contrary contained herein, if at any time while Escrow Agent is holding the Deposit LOC the same is scheduled to expire within thirty (30) days, then unless

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Purchaser has delivered to the Escrow Agent, with a copy to Sellers, an amendment to such Deposit LOC extending the expiration date thereof for at least ninety (90) days, Escrow Agent shall be authorized and is hereby required upon receipt of written demand from the Trust to deliver such Deposit LOC to the Trust, and the Trust is hereby authorized to present such Deposit LOC for payment and to deliver the proceeds thereof to Escrow Agent to hold such proceeds as a Cash Deposit pursuant to the terms of this Agreement and the Escrow Agreement. If Escrow Agent is holding a Deposit LOC and pursuant to the terms of this Agreement Sellers are entitled to receive the Deposit as liquidated damages or otherwise, then Escrow Agent shall, upon its receipt of a written directive from the Trust and the expiration of the time period set forth in the Escrow Agreement, deliver such Deposit LOC to the Trust who shall be permitted upon such delivery to present such Deposit LOC for payment. If Escrow Agent is holding a Deposit LOC and the Closing occurs, or if the Closing does not occur and Purchaser is entitled to a return of the Deposit pursuant to this Agreement, then Escrow Agent shall, upon its receipt of a written directive from Purchaser and the expiration of the time period set forth in the Escrow Agreement, deliver such Deposit LOC to Purchaser, and the Trust shall deliver a letter of surrender addressed to the issuer of the Deposit LOC. If Escrow Agent is holding a Cash Deposit, then the Purchaser shall direct Escrow Agent to release the Cash Deposit to Sellers at the Closing by wire transfer of immediately available funds in accordance with Sellers’ wire instructions to be delivered by Sellers to Purchaser and Escrow Agent prior to the Closing (the “Sellers’ Wire Instructions”).

2.2.1.2       The balance of the Purchase Price (which, if the Deposit is in the form of a Cash Deposit, shall mean the entire Purchase Price less the Cash Deposit, and if the Deposit is in the form of a Deposit LOC, shall mean the entire Purchase Price), subject to prorations and/or adjustments required by this Agreement to be made at the Closing, and less the outstanding principal balance of the Assumption Loans as of the Closing Date, shall be paid by Purchaser to Sellers at the Closing in cash by wire transfer of immediately available funds in accordance with the Sellers’ Wire Instructions.

2.2.2       Each of Sellers and Purchaser agree that (i) the Purchase Price shall be allocated among the Properties as set forth on Schedule I (the portions of the Purchase Price so allocated, the “Allocated Purchase Prices”) and (ii) the Allocated Purchase Prices have been arrived at by a process of arm’s-length negotiations, and the parties specifically agree to the Allocated Purchase Prices as final and binding and will consistently reflect those allocations on their respective federal, state and local tax returns, including any state, county and other local transfer or sales tax declarations or forms to be filed in connection with the Transactions.

2.2.3       All currency amounts set forth in this Agreement are expressed in United States Dollars.

2.3       Escrow Provisions Regarding Deposit.

2.3.1       The Deposit shall be held and applied by Escrow Agent in accordance with the applicable terms of this Agreement, including Section 2.2.1.1 and Section 9.2., and that certain Escrow Agreement among Escrow Agent, Sellers and Purchaser being executed on the Effective Date in the form of Exhibit B (as the same may be supplemented, amended, restated or otherwise modified from time to time, the “Escrow Agreement”).

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2.3.2       The parties shall deliver to Escrow Agent an executed copy of this Agreement.

2.4       All or Nothing Basis. Purchaser acknowledges and agrees that, except as otherwise expressly set forth herein, (i) the sale of the Properties shall be on an “all or nothing” basis, (ii) Purchaser shall have no right, and Sellers shall have no obligation, to exclude any single Property from the Transactions, and (iii) any termination of this Agreement pursuant to the terms hereof shall constitute a termination of this Agreement as to all of the Properties.

2.5       Assumption Loan Properties.

2.5.1       The Sellers that own the Assumption Loan Properties (the “Assumption Loan Sellers”) are borrowers with respect to certain loans (collectively, the “Assumption Loans”) made by the lenders (collectively, the “Assumption Loan Lenders”) and in the original principal amounts set forth on Schedule 2.5. The Assumption Loans are evidenced by the documents listed on Schedule 2.5 (the “Assumption Loan Documents”). The Assumption Loan encumbering the Berdan Property is referred to herein as the “Berdan Loan” and the Assumption Loan encumbering the Pierre Property is referred to herein as the “Pierre Loan”.

2.5.2       Purchaser shall assume the Assumption Loans and the Assumption Loan Documents at Closing pursuant to, and subject to the further terms of, this Section 2.5. Purchaser hereby acknowledges that it has reviewed the Assumption Loan Documents and, subject to the further terms of this Section 2.5, agrees to use good faith efforts to promptly satisfy all conditions that each of the Assumption Loan Lenders may require in order to cause the Loan Assumption and Release to be effective (collectively, the “Loan Assumption Requirements”). Without limiting the foregoing, Purchaser hereby agrees (i) to cooperate in a commercially reasonably manner with all requests made by or on behalf of each of the Assumption Loan Lenders for information regarding Purchaser, any Replacement Loan Guarantor and their respective direct and indirect owners (including providing all financial statements, organizational documents, tax returns, background information regarding direct and indirect owners of Purchaser and other information and documents requested by each of the Assumption Loan Lenders and/or required to be provided under the Loan Assumption Requirements), (ii) subject to the further provisions of this Section 2.5, to execute and/or deliver all documentation reasonably requested by the Assumption Loan Lenders and/or required to be executed and/or delivered under the Loan Assumption Requirements and (iii) to cause one or more creditworthy Persons that are reasonably acceptable to each of the Assumption Loan Lenders and satisfy the applicable Loan Assumption Requirements (a “Replacement Loan Guarantor”) to enter into replacement guaranties and indemnities. Purchaser shall assume the Assumption Loans and the Assumption Loan Documents in their existing form (subject to the provisions of Section 7.3 with respect to the Pierre Loan), subject to (x) any modifications to the Assumption Loan Documents required by the Assumption Loan Lenders that do not materially and unreasonably increase the liabilities or obligations imposed by the applicable Assumption Loan Documents upon the borrower or guarantor thereunder over those that presently exist under such Assumption Loan Documents (y) modifications necessary to reflect the change in identity of the borrowers and the guarantors and (z) reasonable changes thereto requested by Purchaser permitting estate planning transfers of direct and indirect interests in such borrowers and Replacement Loan Guarantors (the “Required Estate Planning Changes”).

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Sellers acknowledges that Purchaser may also request from the Assumption Loan Lenders changes to the Assumption Loan Documents to (A) permit the transfer of an indirect interest in Purchaser to an institutional provider of preferred equity in the Purchaser, and the transfer to such member of the common equity in Purchaser and (B) provide Purchaser with a so-called “free, one time assumption right”, provided that the failure of an Assumption Loan Lender to agree to any such requested changes, other than the Required Estate Planning Changes (as provided in Section 2.5.7 below), shall not be a condition to Purchaser’s obligation to assume an Assumption Loan. Sellers agree, subject to the further terms of this Section 2.5, to reasonably cooperate and use good faith efforts to assist Purchaser (provided that, except to the set forth in Section 2.5.5 below, Sellers shall have no obligation to incur any expense other than the fees and expenses of its own attorneys) in connection with the Loan Assumption and Release.

2.5.3       Without limiting Purchaser’s obligations set forth above, Purchaser shall, not later than five (5) Business Days after being provided with the form of application required by each Assumption Loan Lender to obtain the applicable Loan Assumption and Release (the “Loan Assumption Application Submittal Deadline”), submit directly to the applicable Assumption Loan Lender a completed application, together with all documents, information and payments required in connection therewith (collectively, the “Loan Assumption Application”), and shall simultaneously therewith provide Sellers with a copy of its transmittal cover letter demonstrating its timely submission of such materials (provided that Section 2.5.5 below shall apply with respect to the payment of any Loan Assumption Fees and Assumption Loan Lender Ancillary Costs). Purchaser acknowledges and agrees that Purchaser is solely responsible for the preparation of the Loan Assumption Applications and the collection of all materials, documents, certificates, financial statements, signatures, and other items required to be submitted in connection with the Loan Assumption Applications, including any and all related payments, other than any required information regarding the applicable Properties or the Sellers that the Assumption Loan Lenders require Sellers to provide.

2.5.4       Purchaser shall expeditiously pursue each Loan Assumption Approval and Loan Assumption and Release and shall (and shall cause any Replacement Loan Guarantor to) use its good faith efforts to promptly satisfy and comply with the Loan Assumption Requirements and any and all other assumption guidelines of an Assumption Loan Lender in connection with the applicable Loan Assumption and Release. Purchaser shall be responsible, at its sole cost and expense, for correcting and re-submitting any deficiencies noted by any of the Assumption Loan Lenders in connection with the Loan Assumption Application no later than three (3) Business Days after notification such Assumption Loan Lender of such deficiency. Purchaser shall (x) keep Sellers reasonably apprised on a current basis of all communications with any Assumption Loan Lender, and shall provide Sellers with a copy of all correspondence (which may be redacted to remove any financial or other confidential information concerning Purchaser, any Replacement Loan Guarantor or any Affiliate thereof) to or from any of the Assumption Loan Lenders with respect to any Loan Assumption Applications, Loan Assumption Approval and/or the Loan Assumption and Release no later than three (3) Business Days after receipt of such correspondence from, or delivery of such correspondence to, any Assumption Loan Lender and (y) permit the applicable Sellers to participate in any discussions with the Assumption Loan Lenders (and nothing herein shall prohibit the applicable Sellers from directly contacting and communicating with the Assumption Loan Lenders, provided that Purchaser shall be advised of a Seller’s intent to directly

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contact or communicate with an Assumption Loan Lender concerning a Loan Assumption Application and be provided the opportunity to participate in any such communications).

2.5.5       Purchaser, on the one hand, and Pierre Property Seller (with respect to the Pierre Property only) or Berdan Property Seller (with respect to the Berdan Property only), on the other hand, shall each pay fifty percent (50%) of all Loan Assumption Fees imposed or charged by the Assumption Loan Lenders in connection with the Loan Assumption Applications and the Loan Assumption and Releases; provided, however, that (i) with respect to the Berdan Property, in no event shall each of Purchaser, on the one hand, and Berdan Property Seller, on the other hand, be obligated in respect of Loan Assumption Fees to pay more than 0.50% of the outstanding principal balance of the Berdan Loan as of the Closing Date (being each party’s “Berdan Loan Assumption Fee Cap”), and (ii) with respect to the Pierre Property, in no event shall each of Purchaser, on the one hand, and Pierre Property Seller, on the other hand, be obligated to pay in respect of Loan Assumption Fees more than 0.50% of the outstanding principal balance of the Pierre Loan as of the Closing Date (being each party’s “Pierre Loan Assumption Cap”; each of the Berdan Loan Assumption Fee Cap and the Pierre Loan Assumption Fee cap being a “Loan Assumption Fee Cap” and collectively, the “Loan Assumption Fee Caps”) (however, a party may elect in its sole discretion to pay amounts in excess of one or both Loan Assumption Fee Caps). Notwithstanding the foregoing, but subject to Section 7.3, (a) Purchaser shall be solely responsible for all Assumption Loan Lender Ancillary Costs and (b) each party shall be responsible for the costs and expenses of its own attorneys in connection with all Loan Assumption Applications and pursuing the Loan Assumption Approvals and Loan Assumption and Releases. All Loan Assumption Fees and Assumption Loan Lender Ancillary Costs shall be paid when due, whether before, at or after the Closing and whether or not the Closing occurs.

2.5.6       At Closing, and without limiting Purchaser’s obligations under this Section 2.5, but subject to Section 2.5.7, (i) Purchaser shall be responsible for (x) replacing (and increasing to the extent required by any of the Assumption Loan Lenders) all reserves, impounds and other accounts required to be maintained in connection with the Assumption Loans, to the extent such existing reserves, impounds and other accounts are not assigned to Purchaser and (y) funding any additional reserves, impounds or accounts required by the Assumption Loan Lenders in connection with the Assumption Loans, (ii) Purchaser (or if required by the applicable Assumption Loan Lender, an SPE Entity) shall assume each Assumption Loan, (iii) Purchaser shall deliver to each Assumption Loan Lender replacement guaranties and indemnities in connection with each Loan Assumption in the form required by the applicable Assumption Loan Lender and (iv) the existing guarantors and indemnitors shall be released from all liability under the existing guaranties and indemnities given under such Assumption Loans all other Assumption Loan Documents (collectively, the foregoing (i), (ii), (iii) and (iv) referred to herein as “Loan Assumption and Release”).

2.5.7       Notwithstanding the foregoing provisions of this Section 2.5, if (i) an Assumption Loan Lender formally denies Purchaser’s Assumption Loan Application or Purchaser has not received the Loan Assumption Approval with respect to one or both of the Loan Assumption Applications by February 28, 2020, then at any time thereafter (until such time that Purchaser receives the applicable Loan Assumption Approval(s)), Sellers or Purchaser may elect, by written notice to the other party, to terminate this Agreement solely with respect to the

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applicable Property or Properties; (ii) notwithstanding Purchaser’s compliance with Section 2.5.4 above, an Assumption Loan Lender formally denies Purchaser’s Assumption Loan Application, refuses to adopt any of the Required Estate Planning Changes or requires, as a condition to granting any Loan Assumption Approval or Loan Assumption and Release, any modifications to the Assumption Loan Documents that materially and unreasonably increase the liabilities or obligations imposed by the applicable Assumption Loan Documents upon the borrower or guarantor thereunder over those that presently exist under such Assumption Loan Documents (including, without limitation, an increase in the amount of any required escrows or reserves or the imposition of any requirement for new escrows or reserves), which modifications are not acceptable to Purchaser, then Purchaser may elect, by written notice to Sellers, to terminate this Agreement solely with respect to the applicable Property or Properties, or (iii) the amount of any Loan Assumption Fee payable with respect to the Berdan Loan or the Pierre Loan exceeds the aggregate Assumption Fee Caps with respect to such Loan and no party elects, within ten (10) days after notification from the applicable Assumption Loan Lender to the applicable Seller and Purchaser of the amount of the Assumption Loan Fee it is requiring, to pay such amounts in excess of such Assumption Fee Caps as are necessary in order that the Assumption Loan Fee for such Assumption Loan will be paid in full, then either party hereto may elect, by written notice to the other party hereto, to terminate this Agreement solely with respect to the applicable Property. Upon any termination election pursuant to this Section 2.5.7, (a) this Agreement shall be deemed automatically terminated solely with respect to the applicable Property(ies) (and the applicable Property(ies) shall no longer constitute a “Property” for the purposes of this Agreement) effective as of Sellers’ notice to Purchaser, or Purchaser’s notice to Sellers, of such election, (b) such Property(ies) shall be excluded from the property to be sold by Sellers to Purchaser at the Closing, (c) the Purchase Price payable by Purchaser at the Closing shall be reduced by an amount equal to the Allocated Purchase Price allocated to such Property(ies) as set forth on Schedule I and (d) all of Sellers’ representations, warranties, covenants, liabilities and obligations, and Purchaser’s rights, with respect to such Property(ies) shall be void and of no further force and effect (without limiting the respective rights and obligations of the parties with respect to the other Properties and except for matters which expressly survive the termination of this Agreement). In addition, if any Assumption Loan Lender, after having issued a Loan Assumption Approval, fails to deliver on or prior to the Closing Date a Loan Assumption and Release, then, unless the parties in their sole discretion elect to extend the Closing Date with respect to the applicable Property, this Agreement shall be deemed automatically terminated solely with respect to the applicable Property(ies) and the provisions of the immediately preceding sentence shall apply; provided that nothing in this sentence shall relieve Purchaser of its obligations under (and subject to) this Section 2.5 to expeditiously pursue each Loan Assumption Approval and Loan Assumption and Release and use good faith efforts to promptly satisfy and comply with the Loan Assumption Requirements and any and all other assumption guidelines of an Assumption Loan Lender in connection with the applicable Loan Assumption and Release.

2.5.8       The provisions of this Section 2.5 shall survive the Closing and any earlier termination of this Agreement.

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Article III
DILIGENCE; SERVICE CONTRACTS; BROKERAGE

3.1       Diligence.

3.1.1       Purchaser acknowledges and agrees that prior to the Effective Date (i) Sellers have (x) granted Purchaser and its agents and representatives access to the Data Site and (y) afforded Purchaser and each of its agents and representatives an opportunity to review the Properties, including each of the Apartment Complexes and the documentation, contracts, agreements, reports, financials and other information related thereto provided in the Data Site or otherwise made available to Purchaser by Sellers (collectively, the “Materials”) and (ii) Purchaser has (x) had the opportunity to review all Materials and all Third Party Reports provided in the Data Site or otherwise made available to or obtained by Purchaser, (y) conducted and obtained such independent analyses, studies (including environmental studies and analyses concerning the presence of lead, asbestos, water intrusion, fungal growth, PCBs, radon and any other Hazardous Materials (and any resulting damage) at, on in or about the Properties), investigations and inspections as it deems appropriate in connection with the Properties and (z) completed all such reviews, and all of its due diligence, investigations and inspections with respect to the Properties, to its satisfaction. Subject to Section 8.1 and without prejudice to Purchaser’s rights with respect to the Sellers’ Representations, Purchaser agrees and acknowledges that Purchaser shall acquire the Properties at the Closing subject to the risk that Purchaser has failed to completely and adequately review and consider any or all of the Third-Party Reports or other Materials, obtain and review any other information relating to the Properties or conduct physical and/or other investigations or inspections of the Properties. By executing this Agreement, Purchaser acknowledges that it has completed its inspections and studies of all of the Properties to the extent necessary to determine whether to proceed with the transactions contemplated hereby and it has no rights to object to any due diligence matters except as expressly provided in this Agreement.

3.1.2       Purchaser acknowledges and agrees that any and all Materials (including any Third-Party Reports) provided to it by any Seller or any Person acting on behalf of any Seller, or any other Person which prepared or provided any of the Materials, have been provided subject to the terms of Article XIII.

3.1.3       Prior to the Closing, Purchaser shall have the right, subject to the terms and conditions of the Access Agreement (including, without limitation, compliance with the insurance requirements thereunder), to conduct on-site non-invasive physical and environmental examinations, inspections, tests, studies, evaluations and investigations at the Properties (collectively, “Physical Due Diligence”) in accordance with the terms of this Section 3.1.3, subject to the following limitations:

3.1.3.1       access to the Properties shall be during normal working hours upon at least twenty-four (24) hours’ notice to Sellers, and Sellers and their respective representatives shall have the right to accompany Purchaser during any such entry and Physical Due Diligence;

3.1.3.2       such access and Physical Due Diligence shall not unreasonably interfere with the operation or occupancy of any Property or any portion thereof (whether by any

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Tenant, invitee, guest or any other Person), and all such inspections shall be conducted in accordance with Sellers’ safety and privacy requirements and subject to the rights of any Tenants;

3.1.3.3       Purchaser shall provide to Sellers in advance the names, addresses and scope of work for each consultant, contractor and agent who will be conducting Physical Due Diligence at any Property, and the scope of work shall be subject to Sellers’ prior written consent (which consent shall not be unreasonably withheld or delayed);

3.1.3.4       Purchaser shall not contact any Tenant without Sellers’ prior written consent, and, if required by Sellers no such contact shall be established without Sellers’ participation in such meeting or other interaction;

3.1.3.5       no invasive testing shall be conducted at any Property without Sellers’ prior written consent, which may be granted or withheld in Sellers’ sole discretion;

3.1.3.6       Purchaser shall promptly repair any damage to the Properties caused by any Physical Due Diligence; and

3.1.3.7       all Physical Due Diligence shall be at Purchaser’s sole expense and shall be in accordance with all applicable legal requirements.

3.1.4       Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all Damages (including claims for mechanics’ and materialmen’s liens) in connection with or arising out of any entry onto, or review, investigations or inspections of, the Properties by or on behalf of Purchaser, other than any Damages arising solely out of (i) the acts or omissions of the Seller Indemnified Parties or (ii) the mere discovery by Purchaser of pre-existing conditions at any Property.

3.1.5       The provisions of this Section 3.1 shall survive the Closing and any earlier termination of this Agreement.

3.2       Proprietary Information. Purchaser acknowledges that the Materials are proprietary and confidential and the Materials shall be subject to the terms and conditions set forth in Section 14.20 hereof. In the event of termination of this Agreement, Purchaser shall promptly return to Sellers all of the Materials. Purchaser’s obligations under this Section 3.2 shall survive the termination of this Agreement.

3.3       Service Contracts. Until the Closing Date, Seller shall not enter into any new Service Contracts or amend or modify, in any material respect, any existing Service Contracts, unless such new, amended or modified, as applicable, Service Contract (i) is terminable upon not more than thirty (30) days’ notice without penalty or (ii) is otherwise consented to by Purchaser in its reasonable discretion (which consent shall be deemed to be granted if Purchaser does not reply to a request therefor within five (5) Business Days following delivery of any such request). Purchaser shall assume all Service Contracts from and after the Closing Date, other than the 2020 Pool Management Agreement with North Jersey Pool Management, LLC (operating as American Pool) in respect of the Regency Property (the “Regency Pool Contract”). With respect to the Regency Pool Contract, and if Sellers and Purchaser have been unable to obtain any consent to the

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assignment and assumption of any other Service Contracts required by the terms of such Service Contracts, Sellers shall deliver a notice to the vendor of each applicable Service Contract terminating such Service Contract (with respect to the Properties, if such Service Contract covers one or more of the Properties as well as other properties) as of the Closing Date, and Sellers shall be responsible for any fees or expenses relating to such termination. Each Service Contract, other than the Regency Pool Contract, shall constitute an Assigned Contract and Purchaser shall assume each such Service Contract pursuant to the General Assignment and Assumption at the Closing, in each case, subject to the receipt of any required consent (it being understood that the receipt of any such required consent shall not constitute a condition to Purchaser’s obligation to consummate the Closing in accordance with the terms of this Agreement).

3.4       Brokerage. Each of Sellers and Purchaser represents and warrants to the other that it has not dealt with or utilized the services of any real estate broker, investment banker, sales person or finder in connection with this Agreement, other than the services of HFF Securities LP, in its capacity as financial advisor to Sellers (“HFF”). Sellers shall pay any and all fees that may be due and payable to HFF in connection with the Transactions pursuant to a separate agreement with HFF. Each party agrees that its indemnity obligations pursuant to Section 12.2 or Section 12.3, as applicable, shall cover any Damages arising from the breach of its representation set forth in this Section 3.4. The provisions of this Section 3.4 shall survive the Closing and any earlier termination of this Agreement.

Article IV
TITLE

4.1       Acceptance of Title as of the Effective Date. The parties acknowledge and agree that Royal Abstract of New Jersey LLC (or with respect to the Regency Property, Royal Abstract of New York LLC) (as applicable, the “Title Company”) has made available to Purchaser commitments for title insurance (collectively, the “Title Commitments”) addressing the status of title to each Property as of a date prior to the Effective Date, including (to the extent available) copies of Liens and Encumbrances that are indicated as Property-specific exceptions to title in such title commitments. Each of the Title Commitments is set forth on Schedule III. The parties acknowledge and agree that Purchaser has received for each Property a survey that meets the Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys in effect as of the Effective Date. Each of the Surveys, including all revisions made prior to the Effective Date, is identified on Schedule III (such surveys are referred to herein as the “Surveys”). Purchaser hereby acknowledges and agrees that, except as provided in Section 4.4 below, all Liens or Encumbrances disclosed in the Title Commitments or the Surveys set forth on Schedule III are deemed to be a Permitted Exception hereunder, and that Seller shall not be obligated to Remove any such Liens or Encumbrances.

4.2       Title Updates. Purchaser may order (w) updates to, continuations of and/or supplements to any of the Title Commitments, (x) updates or supplements to the Surveys and/or (y) new surveys with respect to any of the Properties (each of the foregoing, a “Title Update”), in each case, at Purchaser’s sole cost and expense. Purchaser shall instruct any title company and any surveyor provider to simultaneously deliver directly to Purchaser and Sellers (and their respective counsel referenced in Section 14.21 of this Agreement) copies of each Title Update

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(including tax and departmental searches) ordered by Purchaser or otherwise issued by any title company or any surveyor, and copies of all underlying documentation referenced as an exception therein.

4.3       Permitted Exceptions. With respect to each Property, the Land and the Improvements shall be conveyed subject to the following, all of which shall be deemed “Permitted Exceptions” with respect to such Property:

4.3.1       All matters shown on any Title Commitment (including, without limitation, the items identified in the final paragraph of this Section 4.3) other than Mortgages (subject to Section 4.3.5 below), Other Monetary Liens (but only to the extent provided under Section 4.4), Voluntary Liens and Tax Liens;

4.3.2       All matters shown on any Survey other than Voluntary Liens;

4.3.3       All matters shown on any new or updated survey obtained by Purchaser and all matters which would be disclosed by an accurate new or updated survey;

4.3.4       The standard printed exceptions appearing on the applicable Title Policy;

4.3.5       the Liens created by the Assumption Loan Documents evidencing or securing any Assumption Loan;

4.3.6       The rights of any Tenants, as tenants only, under their respective Leases affecting such Property;

4.3.7       Applicable federal, state and local laws, ordinances and governmental regulations, including building and zoning laws, ordinances and regulations, now or hereafter affecting such Property;

4.3.8       Customary utility and other easements which (A) are not encroached on by any Improvements located at the applicable Property, (B) are within and do not violate any setback requirements or restrictions and (C) do not materially and adversely impact the current use or value of the applicable Property;

4.3.9       Liens for real estate Taxes or assessments which are not yet due and payable;

4.3.10       Any easements or other liens and encumbrances the applicable Seller is obligated to grant on such Property pursuant to any applicable Title Document or applicable law;

4.3.11       Any Liens and Encumbrances that become Permitted Exceptions pursuant to Section 4.5 or any other express provision of this Agreement.

Following the Effective Date and until the Closing, Sellers shall use commercially reasonable efforts to cause, with respect to the Berdan Property, recordation in the applicable land records Ordinance No. 35, 2011 of the Township of Wayne “An Ordinance to Vacate and

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Extinguish the Public’s Interest in Hazen Court Located within the Township of Wayne”, provided that] Purchaser acknowledges and agrees that the failure of such ordinance to be recorded and/or the failure of the Title Policy for the Berdan Policy to insure title with respect to any portion of such property that lies within the bed of any street, road or highway, including, without limitation, Hazen Court, shall be a Permitted Exception. Purchaser further acknowledges and agrees that the Developer’s Agreement made between Borough of Red Bank, Station Place at Red Bank, LLC and G.S. Realty Corp. dated May 22, 2013 shall be Permitted Exception in respect of the Station Place Property and that the Developer’s Agreement made between Township of Rockaway and the Trust dated July 26, 2004, as amended, shall be a Permitted Exception in respect of the Boulders Property. Purchaser agrees that the Trust may enter into that certain Easement Agreement with the Bergen County Historical Society in respect of the Steuben Arms Property in the form previously delivered to Purchaser and the same shall be considered a Permitted Exception.

4.4       Mortgages, Voluntary Liens, Tax Liens and Monetary Liens. It is understood and agreed that any deed of trust and/or mortgage recorded against any Property, or any portion thereof, which secures any indebtedness for borrowed money (but, for the avoidance of doubt, excluding any deed of trust and/or mortgage and/or other instruments securing any Assumption Loan) (each such deed of trust or mortgage, together with any related security agreement or instrument with respect to the indebtedness secured thereby, a “Mortgage”) shall not be deemed a Permitted Exception and shall be paid off, satisfied and/or discharged either prior to the Closing or from proceeds of the Purchase Price at the Closing. In addition, the applicable Seller shall cause any Other Monetary Lien, Voluntary Lien, and/or Tax Lien which is recorded against any Property (or any portion thereof) to be Removed at or prior to the Closing; provided, however, that such Seller shall have no obligation under this Agreement to expend (i) in the aggregate with respect to the Sole-Owned Properties, more than one percent (1%) of the aggregate amount of the Allocated Purchase Prices for the Sole-Owned Properties, (ii) with respect to the Pierre Property, more than one percent (1%) of the amount of the Allocated Purchase Price for the Pierre Property and (iii) with respect to the Westwood Hills Property, more than one percent (1%) of the amount of the Allocated Purchase Price for the Westwood Hills Property, in each case in order to Remove Other Monetary Liens. If, at any time prior to the Closing Date, any Title Update discloses any Other Monetary Lien, Voluntary Lien, Tax Lien or Violation, Purchaser shall notify Sellers in writing of such Other Monetary Lien Voluntary Lien, Tax Lien or Violation, as applicable, not later than the date that is the earlier of (i) three (3) Business Days after the date of its receipt of such Title Update and (ii) the Closing Date. In the event the applicable Seller fails to cause any Mortgage, Other Monetary Lien, Voluntary Lien of an ascertainable amount that can be Removed by the payment of money and/or Tax Lien, in each case, required to be Removed by Sellers pursuant to this Section 4.4 to be Removed or pay any amount required to be paid by Sellers with respect to any Violations pursuant to Section 4.6, in each case, at or prior to the Closing, Purchaser shall have the right, without limitation on any other rights or remedy available to Purchaser hereunder, to apply a portion of the Purchase Price at the Closing in an amount necessary to Remove such Mortgage, Other Monetary Lien, Voluntary Lien and/or Tax Lien in order to Remove such item or to pay such amount required to be paid by such Seller with respect to any Violations pursuant to Section 4.6, as applicable.

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4.5       New Exceptions.

4.5.1       If any Title Update discloses any additional items, which (i) are not caused by or the result of any act or fault of Purchaser, any Affiliate of Purchaser or any Purchaser Consultant, (ii) are not Mortgages, Tax Liens, Voluntary Liens or Other Monetary Liens (which are covered by Section 4.4) or Violations (which are covered by Section 4.6), (iii) are not items that constitute Permitted Exceptions under Section 4.3, and (iv) are not disclosed in any prior Title Update (but subject to rights of Purchaser with respect to such prior Title Update) (each, a “New Exception”), Purchaser shall notify Sellers in writing of Purchaser’s approval or disapproval of such New Exception not later than the date that is the earlier (such earlier date, the “New Exception Review Period Expiration Date”) of (i) three (3) Business Days after the date of its receipt of such Title Update and (ii) the Closing Date.

4.5.2       If Purchaser fails to deliver written notice of its approval or disapproval of any New Exception on or prior to the New Exception Review Period Expiration Date, or if it approves any New Exception, such New Exception shall be deemed to be a Permitted Exception.

4.5.3       If Purchaser delivers written notice of its disapproval of any New Exception on or prior to the New Exception Review Period Expiration Date, such New Exception shall constitute an “Objected New Exception” and the applicable Seller may, in such Seller’s sole discretion, notify Purchaser as to whether it elects to attempt to Remove such New Exception. For the avoidance of doubt, the failure to Remove any Objected New Exception shall not be deemed to constitute a breach of any covenant or warranty of any Seller under this Agreement.

4.5.4       If (A) the applicable Seller does not elect, pursuant to Section 4.5.3, to attempt to Remove any Objected New Exception, or are unable, prior to the Outside Closing Date, to Remove any Objected New Exception, or (B) such Seller does not elect, pursuant to Section 4.4, to attempt to remove any Other Monetary Lien which it is not obligated to Remove, under such Section 4.4, then Purchaser shall have the right, as its exclusive remedy, to elect to either (i) waive its objection to such Objected New Exception or Other Monetary Lien and proceed with the Transactions without a reduction in the Purchase Price, in which event Purchaser shall be deemed to have approved such Objected New Exception or Other Monetary Lien and such Objected New Exception or Other Monetary Lien shall constitute a Permitted Exception, or (ii) elect, by written notice to Sellers, to terminate this Agreement solely with respect to the applicable Property (which is subject to the applicable Objected New Exception or Other Monetary Lien) and, upon any such election, (a) this Agreement shall be deemed automatically terminated solely with respect to the applicable Property (and the applicable Property shall no longer constitute a “Property” for the purposes of this Agreement) effective as of Purchaser’s notice to Sellers of such election, (b) such Property shall be excluded from the property to be sold by Sellers to Purchaser at the Closing, (c) the Purchase Price payable by Purchaser at the Closing shall be reduced by an amount equal to the Allocated Purchase Price allocated to such Property as set forth on Schedule I and (d) all of Sellers’ representations, warranties, covenants, liabilities and obligations, and Purchaser’s rights, with respect to such Property shall be void and of no further force and effect (without limiting the respective rights and obligations of the parties with respect to the other Properties and except for matters which expressly survive the termination of this Agreement).

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4.5.5       Notwithstanding the foregoing provisions of this Section 4.5, if the Closing occurs, Purchaser shall be deemed to have accepted any New Exception as a Permitted Exception and shall have no further rights or remedies with respect to such New Exception except as otherwise set forth in this Agreement.

4.6       Violations. Sellers shall have no obligation to cure or remove any Violations (including, without limitation, any matters identified in any Certificate of Inspection (Green Card) for any of the Properties) nor to cure or remove any noted or issued conditions which could give rise to any Violations, except that (i) Sellers shall be responsible for any penalties or fines issued prior to the Effective Date in connection with any Violations and (ii) notwithstanding anything to the contrary in this Agreement, if to the Knowledge of any Seller, such Seller received prior to the Effective Date written notice of any Violation (which had not been cured or dismissed prior to the Effective Date) which was not identified on Schedule 6.1.9 hereto in breach of Section 6.1.9, and Purchaser obtains Knowledge of the same and notifies Sellers of the same prior to the Closing Date, then, at such Seller’s option, such Seller shall either (x) cure or remove any such Violation (whether before of or after the Closing) or (y) indemnify Purchaser for the actual and reasonable out-of-pocket costs and expenses incurred by Purchaser after the Closing to cure or remove such Violation. For the avoidance of doubt, the cure or removal of any Violation pursuant to clause (ii) of the immediately preceding sentence (whether by a Seller or Purchaser) shall not constitute a condition to Purchaser’s obligation to consummate the Closing in accordance with the terms of this Agreement. This Section 4.6 shall survive the Closing.

4.7       Assignment of Regency Mortgage. Regency Property Owner shall use commercially reasonable efforts to cause its current mortgage lender (the “Existing Regency Mortgage Lender”) to assign (the “Regency Mortgage Assignment”) to Purchaser’s lending institution, at Closing, the lien of the Existing Regency Mortgage Lender’s mortgage (the “Existing Regency Mortgage”) and the note(s) secured by such Existing Regency Mortgage (the “Existing Regency Note”) pursuant to customary documentation (including, without limitation, an assignment of the Existing Regency Mortgage, an allonge with respect to the Existing Regency Note and delivery of the original Existing Regency Note (or an affidavit to the effect that the same is lost or destroyed)). Notwithstanding the foregoing, (a) Regency Property Owner shall not be obligated to pay any fee or cost to the Existing Regency Mortgage Lender, including any attorneys’ fees due to Existing Regency Mortgage Lender’s counsel, incur any expense in respect of the Regency Mortgage Assignment or the recording thereof (all of the foregoing fees, costs and expenses, collectively, the “Regency Mortgage Assignment Costs”) or incur any liability in connection therewith, (b) Purchaser shall be responsible for payment of all Regency Mortgage Assignment Costs, and (c) the failure of the Existing Regency Mortgage Lender to deliver the Regency Mortgage Assignment shall not be deemed a default or a failure of a condition to Closing and shall in no way alter Purchaser’s obligations hereunder to acquire the Regency Property for its full Allocated Purchase Price. Such assignment shall be made without representation, warranty or recourse whatsoever. If the Regency Mortgage Assignment occurs, (A) the liens securing the Existing Regency Mortgage Loan (as the same may be amended and assigned) will be deemed approved by Purchaser and to be Permitted Exceptions and (B) the Regency Property will be conveyed subject to such liens as the same may be amended and assigned.

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4.8       Regency Property. Sellers and Purchaser acknowledge that as of the Effective Date record title to a one one-hundredth percent (.01%) tenancy-in-common interest in the Regency Property may be held by an entity other than Regency Property Owner (the “Regency Ownership Defect”). Following the Effective Date, Regency Property Owner and Purchaser shall cooperate with each other and with the Title Company in order to resolve the Regency Ownership Defect (including, without limitation, by seeking a corrective deed or other conveyance from Regency Property Owner’s predecessors-in-title) such that the Title Company shall be willing to insure upon the consummation of the Closing that Purchaser owns one hundred percent (100%) of the Regency Property, provided that in connection with such efforts neither party hereunder shall be required to pay any amount to any predecessor-in-title. Regency Property Owner and Purchaser agree that if as of the tenth (10th) day prior to the scheduled date for the Trust Shareholders Meeting (as to which Purchaser shall have been notified pursuant to Section 7.15), and notwithstanding Regency Property Owner’s and Purchaser’s efforts, the Title Company cannot commit (determined without regard to the existence of the Regency Ownership Defect) that upon the consummation of the Closing it will insure that Purchaser owns one hundred percent (100%) of the Regency Property without taking exception for the Regency Ownership Defect, then Purchaser shall have the right, as its exclusive remedy, to elect to either (i) waive the Regency Ownership Defect and proceed with the Transactions without a reduction in the Purchase Price, or (ii) elect to terminate this Agreement solely with respect to the Regency Property and, upon any such election, (a) this Agreement shall be deemed automatically terminated solely with respect to the Regency Property (and the Regency Property shall no longer constitute a “Property” for the purposes of this Agreement) effective as of Purchaser’s election, (b) the Regency Property shall be excluded from the property to be sold by Sellers to Purchaser at the Closing, (c) the Purchase Price payable by Purchaser at the Closing shall be reduced by an amount equal to the Allocated Purchase Price allocated to the Regency Property as set forth on Schedule I and (d) all of Sellers’ representations, warranties, covenants, liabilities and obligations, and Purchaser’s rights, with respect to the Regency Property shall be void and of no further force and effect (without limiting the respective rights and obligations of the parties with respect to the other Properties and except for matters which expressly survive the termination of this Agreement). If Purchaser shall fail to notify Regency Property Owner of it election of clause (i) or (ii) under the immediately preceding sentence by the tenth (10th) day prior to the scheduled date for the Trust Shareholders Meeting, then Purchaser shall be deemed to have elected clause (i). Notwithstanding anything to the contrary contained in this Agreement, unless and until a corrective deed is delivered as aforesaid, the term “Regency Property”, as used herein, shall, where appropriate, and assuming that the Regency Ownership Defect exists, refer to the Regency Property Owner’s 99.99% tenancy-in-common interest in the Regency Property, and if the Closing shall occur prior to the delivery of a corrective deed, the conveyance documents in respect of the Regency Property shall be appropriately modified, as necessary, to reflect Regency Property Owner’s 99.99% tenancy-in-common interest in the Regency Property.

Article V
CLOSING

5.1       Closing Date. The Closing shall occur on the second (2nd) Business Day after satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such

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conditions), but in no event prior to March 14, 2020, or on such other date or time as Sellers and Purchaser may mutually agree in writing, through an escrow with Escrow Agent, whereby Sellers, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by courier or other means.

5.2       Seller Closing Deliveries. Sellers shall deliver (or cause to be delivered) to Escrow Agent each of the following items at or prior to the Closing:

5.2.1       With respect to each Property, a Deed, in the form attached as Exhibit C-1 or C-2, as applicable, executed by the applicable Seller, with Purchaser or the applicable Designee, if applicable, as grantee;

5.2.2       With respect to each Property, a Bill of Sale, in the form attached as Exhibit D, executed by the applicable Seller for the benefit of Purchaser or the applicable Designee, if applicable;

5.2.3       With respect to each Property, an Assignment and Assumption of Leases, in the form attached as Exhibit E, executed by the applicable Seller, with Purchaser and the applicable Designee, if applicable, as the counterparty (each, an “Assignment and Assumption of Leases”)

5.2.4       With respect to each Property, a General Assignment and Assumption Agreement, in the form attached as Exhibit F, executed by the applicable Seller, with Purchaser and the applicable Designee, if applicable, as the counterparty (each, a “General Assignment and Assumption”);

5.2.5       The Closing Certificate executed by Sellers;

5.2.6       Sellers’ counterpart signature to the closing statement prepared by Escrow Agent which shall include the applicable prorations and adjustments calculated in accordance with the terms of this Agreement (the “Closing Statement”);

5.2.7       With respect to each Seller, a certification of such Seller’s non-foreign status pursuant to Section 1445 of the Code, in the form attached as Exhibit H, executed by such Seller (each, a “FIRPTA Affidavit”);

5.2.8       With respect to each Property, a customary form of owner’s title affidavit, executed by the applicable Seller;

5.2.9       With respect to each Property, any applicable Transfer Tax Forms, and with respect to each Property other than the Regency Property, an Affidavit of Consideration for Use by Seller (Form RTF-1) and a Seller’s Residency Certification/Exemption Form (Form GIT/REP-3), in each case executed by the applicable Seller (if applicable);

5.2.10       With respect to each Seller, resolutions, certificates of good standing and such other organizational documents as the Title Company may reasonably require to evidence such Seller’s authority to consummate the Transactions;

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5.2.11       A true, correct and complete copy of an updated Rent Roll, security deposit list and an aged receivables report, each as of a date that is no earlier than the last day of the month preceding the month in which the Closing Date occurs;

5.2.12       Reasonable evidence that (i) the Management Agreements have been terminated with respect to each Property and (ii) each Service Contract required to be terminated by Sellers pursuant to Section 3.3 has been terminated;

5.2.13       Any transfer documents required to be executed and delivered pursuant to any Permitted Exceptions in connection with the Transactions;

5.2.14       The applicable Seller shall join with Purchaser to execute a notice in form and content reasonably satisfactory to Purchaser and Sellers which Purchaser shall send to each tenant under each of the Leases informing such tenant of the sale of the applicable Apartment Complex and of the assignment to Purchaser of such Seller’s interest in, and obligations under, the Leases (including, if applicable any security deposits) and directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice;

5.2.15       With respect to each Property (other than the Regency Property), (i) a notification by the applicable Seller to the New Jersey Department of Community Affairs (Division of Codes and Standards, Bureau of Housing Inspection) advising of the sale on the Closing Date of the applicable Apartment Complex by such Seller to Purchaser and (ii) a copy of the most recent Certificate of Inspection (Green Card) in respect of such Property and the Certificate of Registration for such Property issued by the New Jersey Department of Community Affairs and

5.2.16       Tenant files and copies of the Assumption Loan Documents to the extent in Sellers’ possession.

5.3       Purchaser Closing Deliveries. Purchaser shall deliver (or cause to be delivered) to Escrow Agent each of the following at or prior to the Closing:

5.3.1       The full Purchase Price (less the Deposit, if in the form of a Cash Deposit), plus or minus (as applicable) the adjustments or prorations required by this Agreement;

5.3.2       A countersigned counterpart of each Assignment and Assumption of Leases;

5.3.3       A countersigned counterpart of each General Assignment and Assumption;

5.3.4       The Closing Certificate executed by Purchaser;

5.3.5       Purchaser’s counterpart signature to the Closing Statement;

5.3.6       With respect to each Property, any applicable Transfer Tax Forms, and with respect to each Property other than the Regency Property, an Affidavit of Consideration for Use by Buyer (Form RTF-1EE), in each case executed by Purchaser (if applicable);

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5.3.7       Purchaser shall join with each Seller to execute a notice in form and content reasonably satisfactory to Purchaser and such Seller which Purchaser shall send to each tenant under each of the Leases informing such tenant of the sale of the applicable Apartment Complex and of the assignment to Purchaser of such Seller’s interest in, and obligations under, the Leases (including, if applicable any security deposits) and directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice;

5.3.8       With respect to each Property (other than the Regency Property), a completed Certificate of Registration (Form BHI 4) identifying Purchaser as the new owner of such Property pursuant to the New Jersey Hotel and Multiple Dwelling Law N.J.S.A. 55: 13A-1 et seq., which shall be promptly filed following the Closing (no more than 20 days following the Closing Date) with the New Jersey Department of Community Affairs, Division of Codes and Standards, Bureau of Housing Inspection;

5.3.9       Resolutions, certificates of good standing and such other organizational documents as the Title Company may reasonably require to evidence Purchaser’s authority to consummate the Transactions;

5.3.10       All documents, instruments, guaranties and other items or funds required by each Assumption Loan Lender to effect the Loan Assumption and Release; and

5.3.11       If any such documents require Purchaser’s counterpart signatures, Purchaser’s counterpart signatures to the documents described in Section 5.2.13.

5.4       Prorations and Adjustments.

5.4.1       General. All normal and customarily proratable items, including collected rents, Taxes and other operating costs and expenses, shall be prorated, subject to the below terms of this Section 5.4.1, as of 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date, the parties agreeing that Sellers shall be entitled to or responsible for, as applicable, all such items attributable to the period up to the Closing Date (and credited for any amounts paid by Sellers with respect to any period on or after the Closing Date) and Purchaser shall be entitled to or responsible for, as applicable, all such items attributable to the period on and after the Closing Date (in each case, except as otherwise expressly set forth below in this Section 5.4.1). The items to be so prorated shall include the following (and shall be prorated as set forth below):

5.4.1.1       Items with respect to Leases.

(a)       All collected rent or other sums and charges payable by any Tenant under any Lease and other collected income and revenues from the Properties shall be prorated as of 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date on the basis of the actual number of days of the month (or other applicable time period) which shall have elapsed as of the Closing Date. Purchaser shall receive all collected rent, income and revenues attributable to dates from and after the Closing Date. Sellers shall receive all collected rent, income and revenues attributable to dates prior to the Closing Date.

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(b)       No proration shall be made at the Closing with respect to any rent which has not been collected as of the Closing Date (“Uncollected Rent”). However, Purchaser shall pay Sellers all Uncollected Rent (to the extent attributable to periods prior to the Closing Date and net of reasonable costs of collection; any Uncollected Rents attributable to a time period that includes days prior to the Closing Date and following the Closing Date, and any reasonable costs of collection with respect to the same, shall be prorated between Purchaser and Sellers based upon the number of days each owned the Properties during such time period) as and when collected by Purchaser, subject to the further provisions of this Section 5.4.1.1(b). Purchaser agrees to bill the applicable Tenants for all Uncollected Rents and to take reasonable actions (which shall not include an obligation to commence legal action) to collect all Uncollected Rents. Purchaser’s collection of any Uncollected Rents (which does not include a statement by the payor thereof identifying the period to which it attributable) shall be applied in the following order and priority: (i) first, in payment of rent for the month in which the Closing Date occurs, and with such amounts being prorated between Purchaser and Sellers based upon the number of days each owned the applicable Property during the month in which the Closing Date occurs, (ii) second, in payment of rent for any period which commenced after the Closing Date, and (iv) third, in payment of rent for any periods which commenced prior to the Closing Date.

(c)       At the Closing, Purchaser shall receive a credit for the amount of any cash Security Deposits provided for under the Leases to be held by Sellers, less any amounts previously applied by Sellers in accordance with the terms of the applicable Lease and applicable law, and any interest earned thereon which by law or the terms of the Leases is required to be paid or refunded to the applicable Tenants, and Sellers shall be permitted to retain the balance of interest accrued thereon.

(d)       At the Closing, Purchaser shall receive a credit in the amount of One Thousand Dollars ($1,000) per apartment for each apartment which (x) is vacant on the Closing Date and shall have been vacant for at least thirty (30) days prior to the Closing Date and (y) shall not be in rentable condition (i.e., not broom-clean, fully painted and otherwise rentable) as of the Closing Date.

5.4.1.2       Real Estate Taxes. Any real estate ad valorem or similar taxes for each Property, or any installment of assessments payable in installments in respect of each Property which installment is payable in the calendar year in which the Closing Date occurs, shall be prorated as of 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date, on the basis of the actual number of days of the month (or other applicable time period) which shall have elapsed as of the Closing Date. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing Date occurs or the amount of such installments, as applicable, to the extent the same are available; provided, however, that, in the event that actual figures (whether for the assessed value of any Property, the tax rate, or the amount of such assessments) are not available as of the Closing Date, the proration at the Closing shall be made using figures from the preceding year or based on the most recent installment payment, subject to adjustment pursuant to Section 5.4.3.

5.4.1.3       Utilities. Any and all utility charges for which any Seller is liable with respect to each Property, if any, shall be tentatively prorated as of the Closing on the basis of

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the most recent meter reading occurring prior to the Closing or, if unmetered, on the basis of the most recent bill for such utility, subject to adjustment pursuant to Section 5.4.3. Sellers shall receive a credit for all deposits transferred to Purchaser at the Closing or which remain on deposit as of the Closing for the benefit of Purchaser with respect to any utility service (a list of utility deposits posted by Sellers in respect of the Properties as of the Effective Date is attached hereto as Schedule 5.4.1.3).

5.4.1.4       Assigned Contracts. All amounts payable under Assigned Contracts (other than any utilities prorated pursuant to Section 5.4.1.3) shall be prorated as of 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date on the basis of the actual number of days of the month (or other applicable time period) which shall have elapsed as of the Closing Date.

5.4.1.5       Seller Insurance Policies. Each of Sellers and Purchaser acknowledge and agree that none of the insurance policies maintained by Sellers in respect of the Properties (the “Seller Insurance Policies”) shall be assigned to Purchaser (but without limiting the terms of Article XI), and Purchaser shall be responsible for arranging for its own insurance for the Properties as of the Closing Date (and the obtaining of any such insurance, and any particular terms and conditions of any such insurance, shall not constitute a condition to Purchaser’s obligation to consummate the Closing in accordance with the terms of this Agreement). Accordingly, no proration or adjustment shall be made between Sellers and Purchaser with respect to the Seller Insurance Policies.

5.4.1.6       Assumption Loans. Sellers shall be responsible for all principal required to be paid under the terms of the Assumption Loan Documents prior to 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date, together with all interest accrued under, and any other amounts due and payable under, the Assumption Loans prior to 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date (excluding any Loan Assumption Fees and Assumption Loan Lender Ancillary Costs, which shall be paid as provided in Section 2.5.5 above) and (ii) Purchaser shall be responsible for the payment of all principal required to be paid from and after 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date, together with all interest accruing under, and any other amounts due and payable under, each Assumption Loan from and after 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date. Further, Sellers shall be credited for and Purchaser shall be charged for all amounts held in reserves, impounds and other accounts maintained in connection with the Assumption Loans as of 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date, to the extent assigned to Purchaser (or its Affiliates), except that Sellers shall assign to Purchaser (or its Affiliates) but shall not be entitled to a credit for (x) the “Pierre Towers-Damage Reimb. Escrow” (listed on Schedule 2.5) held by the lender under the Pierre Loan (provided that if any sums are released from such escrow to Purchaser from and after the Closing Date, then Purchaser shall promptly deliver such amount to the Pierre Property Seller) and (y) for the “Berdan Court—Green Improvements Escrow- Reserve” (listed on Schedule 2.5) held by the lender under the Berdan Loan.

5.4.1.7       Prepaid Amounts. Purchaser shall receive a credit in the amount of the prepaid “Allowance” paid by CSC ServiceWorks, Inc. in connection with the leasing of

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laundry facilities at several of the Properties, to the extent properly allocable to the period on or after the Closing.

5.4.1.8       PSE&G Agreement. Purchaser shall receive a credit in the amount equal to the unpaid balance owed to PSE&G under the PSE&G Agreement as of the Closing Date.

5.4.1.9       Other Operating Expenses. All other costs and expenses incurred in connection with the ownership and operation of the Properties that are customarily prorated shall be prorated as of 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date, with Sellers paying all such operating expenses accruing with respect to any time period prior to the Closing Date and Purchaser paying all such operating expenses accruing with respect to any time period from and after the Closing Date.

5.4.2       Proration Schedule. No later than one (1) Business Day prior to the Closing Date, the parties shall jointly prepare a proration schedule setting forth the prorations to be made at the Closing pursuant to Section 5.4.1, which proration schedule shall be reflected on the Closing Statement and, subject to Section 5.4.3, shall be final with respect to the items set forth therein. The parties shall attempt in good faith to reconcile any differences or disputes regarding the proration schedule; provided, however, that, if the parties are unable (despite good-faith efforts) to agree upon any item on the proration schedule, then Sellers’ good-faith estimate of any such item shall prevail for purposes of the Closing and pending any adjustment pursuant to Section 5.4.3.

5.4.3       Post-Closing Adjustments.

5.4.3.1       To the extent applicable, Sellers and Purchaser, acting in good faith, shall reconcile with each other within ninety (90) days following the Closing Date the amounts prorated and adjusted pursuant to this Section 5.4 using any new or updated information, including the reconciliation of estimated amounts with actual amounts, the correction of any errors and the inclusion of any items which should have been included as of the Closing Date; provided, however, if such final proration cannot be reasonably completed with respect to any Taxes or assessments in respect of any Property within such ninety (90) day period, because the amounts of any such Taxes or assessments for any applicable period are not yet known, then such final proration shall be completed as soon as such amounts are actually known (and Purchaser shall, promptly upon receipt, deliver to Sellers all such documents and information received by Purchaser after the Closing as may be necessary for Sellers to confirm the amounts of Taxes and assessments for the purposes of the final adjustments pursuant to this Section 5.4.3).

5.4.3.2       In the event the parties have not agreed with respect to any adjustments required to be made pursuant to this Section 5.4.3 within thirty (30) days following the expiration of such ninety (90) day period (or such longer period required to determine the amounts with respect to any Taxes or assessments), upon application by either party Wilkin & Guttenplan P.C. shall determine any such adjustment which has not theretofore been agreed to between the parties. The charges of such accountant shall be borne by the party that does not prevail in such dispute. All adjustments to be made as a result of the final adjustments (whether based on the mutual agreement of the parties or based on the determination of a certified public accountant) shall be paid to the party entitled to such adjustment within thirty (30) days after the final determination thereof. Neither party shall have any obligation to re-adjust any items prorated

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and adjusted pursuant to this Section 5.4 after the expiration of the applicable periods set forth in this Section 5.4.3..

5.4.4       The provisions of this Section 5.4 shall survive the Closing.

5.5     Closing Costs.

5.5.1       Sellers Costs. Sellers shall be responsible for payment of the following costs and expenses of the Transactions: (i) all fees of Sellers’ attorneys, accountants and other consultants; (ii) one-half of the fees and expenses of the Escrow Agent; (iii) fifty percent (50%) of all Loan Assumption Fees (subject to the Loan Assumption Fee Caps); and (iv) all transfer taxes, deed taxes, sales taxes, stamp taxes or similar taxes imposed on Sellers pursuant to N.J.S.A. 45:15-5 et seq. (with respect to the Properties other than the Regency Property) and pursuant to § 1400 et seq. of the New York State Tax Law (with respect to the Regency Property), and the applicable implementing regulations with respect to the Transactions (“Transfer Taxes”).

5.5.2       Purchaser Costs. Purchaser shall be responsible for payment of the following costs and expenses of the Transactions (and shall reimburse Sellers at the Closing, to the extent any such costs and expenses have been paid by Sellers prior to the Closing): (i) all fees of Purchaser’s attorneys, accountants and other consultants; (ii) one-half of the fees and expenses of the Escrow Agent; (iii) all fees, costs and expenses incurred in connection with Purchaser’s due diligence; (iv) all costs of the Title Commitments, the Surveys ordered (before or after the Effective Date) in connection with the Transactions, any Title Updates and the Third-Party Reports (but, with respect to Third-Party Reports, only to the extent Purchaser’s lender utilized such Third-Party Report or another report by the same vendor based on such Third-Party Report); (v) all state, city, county and municipal recording fees and all related charges, costs and expenses in connection with the recording of the Deeds; (vi) the premiums for each Title Policy; (vii) any and all costs incurred in connection with the issuance of any endorsements to the Title Policies, the issuance of any lender policies of title insurance and the cost of any and all endorsements to any such policies; and (viii) the so-called “mansion tax,” if any, payable with respect to the Transactions pursuant to N.J.S.A. 45:15-7.2 and its applicable implementing regulations; (ix) fifty percent (50%) of all Loan Assumption Fees (subject to the Loan Assumption Fee Caps) and all Assumption Loan Lender Ancillary Costs; and (x) all reasonable and customary ministerial costs charged by a counterparty to the Assigned Contracts in connection with the assignment of such Assigned Contracts to Purchaser.

5.5.3       The terms and provisions of this Section 5.5 shall survive the Closing and any earlier termination of this Agreement.

Article VI
REPRESENTATIONS AND WARRANTIES OF SELLERS AND PURCHASER

The disclosure schedules attached hereto (the “Disclosure Schedules”) are arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement to which such sections and subsections of the Disclosure Schedules relate. An exception to a representation or warranty in this Article VI set forth in the Disclosure Schedules effectively modifies the corresponding representation or warranty in this Article VI;

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provided that any fact or condition disclosed in any section or subsection of the Disclosure Schedules in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement, or information called for by another section or subsection of the Disclosure Schedules, reasonably apparent shall be deemed to be an exception to such representation or representations and to be disclosed on such other section or subsection of such Disclosure Schedules notwithstanding the omission of a reference or cross-reference thereto. Any fact or item disclosed in any section of the Disclosure Schedules shall not be deemed, solely by reason of such inclusion, to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

6.1       Sellers’ Representations. Each Seller hereby makes, as of the Effective Date (except as otherwise expressly set forth below) and, subject to Section 6.2, as of the Closing Date (except as otherwise expressly set forth below), the following representations and warranties to Purchaser, subject to the qualifications and exceptions set forth below:

6.1.1       Organization and Authority. Such Seller has been duly organized and is validly existing under the laws of the state of its formation, and to the extent such Seller’s Property is located in a state other than such state of formation, then such Seller is duly authorized to do business in the state in which its Property is located. Such Seller has the full right, power and authority to enter into this Agreement and the Seller Closing Documents to which it will be a party and, subject, in the case of the Trust, to the affirmative vote (in person or by proxy) of a majority of the votes cast by the holders of a majority of the outstanding shares of beneficial interest without par value of the Trust present (in person or represented by proxy) at a duly called meeting of such holders (the “Trust Shareholder Approval”), to consummate or cause to be consummated the Transactions, and (other than the Trust Shareholder Approval) all such actions have been duly and validly authorized by such Seller. The Trust Shareholder Approval is the only vote of the holders of any class or series of voting securities of the Trust that may be required to approve and adopt this Agreement and the Transactions. The person signing this Agreement and the Seller Closing Documents and all other agreements, documents and instruments required to be signed by such Seller pursuant to the terms of this Agreement, on behalf of such Seller is (or at the time it signs such agreements, documents and instruments will be) authorized to do so, and this Agreement, the Seller Closing Documents and such other agreements, documents and instruments, do or (when executed) will constitute the legal, valid and binding obligations of such Seller and are or (when executed) will be enforceable against such Seller in accordance with their terms, except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

6.1.2       No Conflicts. The execution, delivery and performance of this Agreement and the Seller Closing Documents by such Seller, and the consummation of the Transactions by such Seller will not: (a) conflict with or result in a breach of any terms, conditions or provisions of the organizational documents governing such Seller; (b) result in a breach or acceleration of or constitute a default or event of termination (with or without the giving of notice, the passage of time or otherwise) under the provisions of any agreement or instrument by which such Seller is bound; (c) subject to Section 7.17, other than obtaining the Trust Shareholder Approval and the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) relating to the solicitation

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of such approval, the approval of the Assumption Loan Lenders in respect of the Assumption Loan Properties and the approval of PSE&G in respect of the Pierre PSE&G Agreement (the “PSE&G Approval”), require the consent or approval of any third party, including any governmental authority (other than any such consents or approvals that have been obtained) or (d) subject to Section 7.17, result in a violation or breach of any legal requirement applicable to such Seller or by which such Seller or such Seller’s Property or Properties are bound.

6.1.3       No Bankruptcy. Such Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, admitted in writing its inability to pay its debts as they generally come due or made an offer of settlement, extension or composition to its creditors generally.

6.1.4       Legal Proceedings. Other than as described on Schedule 6.1.4 attached hereto, no litigation is pending or, to such Seller’s Knowledge, threatened against such Seller or with respect to such Seller’s Property or Properties (other than any “slip and fall” and other immaterial litigation covered by insurance).

6.1.5       Condemnation. Other than as described on Schedule 6.1.5 attached hereto, no pending or, to such Seller’s Knowledge, threatened condemnation or eminent domain proceedings exist with respect to such Seller’s Property or Properties as of the Effective Date.

6.1.6       Prohibited Person. Such Seller is not (i) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (ii) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; or (iii) to such Seller’s Knowledge, a Person owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, or a Person that is otherwise the target of any economic sanctions program currently administered by OFAC.

6.1.7       Rent Roll. Attached hereto as Schedule 6.1.7 is a true, correct and complete copy of the rent roll(s), as of the last day of the month preceding the month in which the Effective Date occurs, with respect to such Seller’s Property or Properties (the “Rent Roll”). It is acknowledged and understood that the foregoing representations and warranties in this Section 6.1.7 are not made as of the Closing Date (and are only made as of the Effective Date). The Rent Roll contains true, correct and complete list, as of the last day of the month preceding the month in which the Effective Date occurs, of (i) the names of all tenants of such Seller’s Property or Properties and (ii) those apartments which were vacant at such Seller’s Property or Properties. Also attached as part of Schedule 6.1.7 is a true, correct and complete list, as of the last day of the month preceding the month in which the Effective Date occurs, of the Security Deposits under the Leases being held by such Seller.

6.1.8       Service Contracts. Such Seller has made available to Purchaser complete and correct copies of the Service Contracts to which such Seller is a party, including any

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amendments thereto. There are no Service Contracts in respect of such Seller’s Property or Properties except as listed on Schedule 6.1.8. There are no material defaults beyond the expiration of any applicable notice and/or cure periods by Seller or the other party under any existing service contracts except as listed on Schedule 6.1.8. Other than defaults described on Schedule 6.1.8 attached hereto, neither such Seller nor, to such Seller’s Knowledge, any other party is in default in any material respect under any of the Service Contracts to which such Seller is a party.

6.1.9       Violations. Other than as described on Schedule 6.1.9, to such Seller’s Knowledge, such Seller has not received any written notice of a violation of any applicable fire, health, building, use, occupancy or zoning laws, regulations, ordinances and codes with respect to such Seller’s Property or Properties which has not been cured or dismissed.

6.1.10       Assumption Loans. All of the material Assumption Loan Documents related to such Seller’s Property or Properties that are in effect as of the Effective Date are identified on Schedule 2.5. To the extent such Seller is an Assumption Loan Seller it has made available to Purchaser true, correct and complete copies of all material Assumption Loan Documents applicable to its Property or Properties in effect as of the Effective Date. To such Seller’s Knowledge, as of the Effective Date, such Assumption Loan Documents are in full force and effect. As of the Effective Date, such Assumption Loan Seller has not received any written notice from any of the Assumption Loan Lenders asserting a default under such Assumption Loan Documents that remains uncured. To such Seller’s Knowledge, as of the Effective Date, the principal amounts outstanding under the Assumption Loan Documents with respect to the Pierre Property is $48,000,000 and with respect to the Berdan Property is $28,815,000. To such Seller’s Knowledge, as of January 10, 2020, other than the escrows and reserves listed on Schedule 2.5, there are no escrows and/or reserves in connection with the Assumption Loans or required under the Assumption Loan Documents. To such Seller’s Knowledge, as of the Effective Date, the amount held in each of the escrows and/or reserves required under the Assumption Loan Documents is as set forth on Schedule 2.5.

6.1.11       Leases. Such Seller has made available to Purchaser for Purchaser’s review in the Data Site or otherwise, or delivered to Purchaser, true and complete and accurate copies of all Leases affecting such Seller’s Property or Properties.

6.1.12       ERISA. Such Seller does not hold “plan assets” within the meaning of 29 C.F.R. 2510.3 101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.

6.1.13       Environmental Matters. Except (i) with respect to any matter disclosed in any environmental assessment report made available by Sellers to Purchaser (including any such report listed on Schedule II attached hereto), (ii) expressly disclosed in writing to Purchaser prior to the Effective Date (including in any Materials provided in the Data Site prior to the Effective Date) or (iii) with respect to any matter disclosed in any report prepared by Purchaser or Purchaser’s Consultants as of the Effective Date, no Seller has, to such Seller’s Knowledge, received any written notice from any governmental authority or other Person of (x) any existing, pending or threatened claims, actions, suits, liabilities, proceedings or investigations related to the presence, release, discharge, spillage or disposal of any Hazardous Substance or contamination of

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soil or water by any Hazardous Substance with respect to such Seller’s Property in any court or before any state, federal or other governmental agency or private arbitration tribunal or (y) any violations of any Environmental Laws with respect to such Seller’s Property which have not been cured.

6.1.14       Employment Matters. There are no union agreements or collective bargaining agreements affecting such Seller’s Property or Properties. None of the employees employed by such Seller or at such Seller’s Property or Properties are employed pursuant to a union or “prevailing wage” agreement or contract.

6.1.15       Taxes. Except as set forth on Schedule 6.1.15, as of the date hereof neither such Seller nor to such Seller’s Knowledge, any municipality currently is protesting or challenging the assessed value of its Property or Properties for real estate tax purposes. To such Seller’s Knowledge, such Seller has received no notices of any revaluation or reassessment for such Seller’s Property or Properties.

6.1.16       Permits. Except as set forth on Schedule 6.1.16, to such Seller’s Knowledge, such Seller has not received written notice (i) of any default under any of the Permits which has not been cured, (ii) that any of the Permits will be revoked or will not be renewed, or (iii) that any license or permit not held by such Seller is required to be held by such Seller in order for such Seller’s Property or Properties to comply with legal requirements.

6.1.17       Ownership of Personal Property. Sellers are the owners of all Fixtures and Tangible Personal Property and Intangibles free and clear of all liens, claims or encumbrances, except for Permitted Exceptions, liens, claims and security interests that will be released at or prior to the Closing and liens securing the Assumption Loans.

The term “Seller’s Knowledge”, or words of similar import in this Agreement, shall be deemed to refer exclusively to matters within the actual, present and conscious knowledge of (i) with respect to Seller’s Representation in Sections 6.1.4, 6.1.5, 6.1.8, 6.1.9, 6.1.13 and 6.1.15, Mike O’Dea, and (ii) with respect to Seller’s Representations in Sections 6.1.6 and 6.1.10, Allan Tubin. (collectively, “Seller Knowledge Individuals”), without any obligation to investigate or review any files or other information in the possession or otherwise available to any Seller, make inquiries of other Persons or take any other actions in connection with any of the representations and warranties contained in this Agreement. Neither the actual, present or conscious knowledge of any other Person, nor the constructive knowledge of the Seller Knowledge Individuals or of any other Person, shall be imputed to the Seller Knowledge Individuals. No Seller Knowledge Individual is a party to this Agreement or shall be subject to any personal liability hereunder.

6.2       Subsequent Changes; Updates to Disclosure Schedules. Notwithstanding anything to the contrary in this Agreement, Sellers shall have the right to amend or supplement the Disclosure Schedules from time to time without Purchaser’s consent to the extent that the Disclosure Schedules need to be amended or supplemented to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein as of the Closing Date (to the extent applicable), by providing a written copy of such amendment or supplement to Purchaser. If at any time prior to the Closing Sellers make any such amendment or supplement to the Disclosure Schedules such amendment or supplement shall constitute a “New Disclosure

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Item”, except to the extent such amendment or supplement arises from (i) any change to the Rent Roll or list of security deposits between the Effective Date and the Closing Date, (ii) any notice of a violation of any laws, regulations, ordinances or codes or concerning any license or Permit delivered to a Seller (subject to Section 4.6), (iii) any Tenant’s default under any Lease or any counterparty’s default under any Service Contract, (iv) any Service Contract which is not an Assigned Contract or (v) any act of a Seller which does not constitute or arise out of the breach by any Seller or its Affiliates of Sellers’ obligation hereunder (in which case such amendment or supplement shall not constitute a New Disclosure Item for any purposes under this Agreement (including for the purposes of the definition of “Material Adverse Effect”)). Sellers shall have the right (but no obligation) to elect to attempt to cure the fact or circumstance giving rise to any New Disclosure Item at any time prior to the Closing.

6.3       Purchaser’s Representations. Purchaser hereby makes, as of the Effective Date and as of the Closing Date, the following representations and warranties to each Seller, subject to the qualifications and exceptions set forth below:

6.3.1       Organization and Authority. Purchaser is a limited liability company, has been duly organized and is validly existing under the laws of the State of Delaware, and is in good standing under the law of the State of Delaware. Purchaser has the full right, power and authority to enter into this Agreement and to consummate or cause to be consummated the Transactions, and all such actions have been duly and validly authorized by Purchaser. The person signing this Agreement, the Purchaser Closing Documents and all other agreements, documents and instruments required to be signed by Purchaser pursuant to the terms of this Agreement, on behalf of Purchaser is authorized to do so, and this Agreement, the Purchaser Closing Documents and such other agreements, documents and instruments, do or (when executed) will constitute the legal, valid and binding obligations of Purchaser and are or (when executed) will be enforceable against Purchaser in accordance with their terms, except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

6.3.2       No Conflicts. The execution, delivery and performance of this Agreement and the Purchaser Closing Documents by Purchaser and the consummation of the Transactions by Purchaser will not: (a) conflict with or result in a breach of any terms, conditions or provisions of the organizational documents governing Purchaser; (b) result in a breach or acceleration of or constitute a default or event of termination (with or without the giving of notice, the passage of time or otherwise) under the provisions of any agreement or instrument by which Purchaser is bound; (c) subject to Section 7.17, other than obtaining the approval of the Assumption Loan Lenders in respect of the Assumption Loan Properties and the PSE&G Approval, require the consent or approval of any third party, including any governmental authority (other than any such consents or approvals that have been obtained); or (d) subject to Section 7.17, result in a violation or breach, in any material respect, of any legal requirement applicable to Purchaser or by which Purchaser is bound.

6.3.3       No Bankruptcy. Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, admitted in writing its inability to pay its debts as they

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generally come due or made an offer of settlement, extension or composition to its creditors generally.

6.3.4       Legal Proceedings. No litigation is pending or, to Purchaser’s Knowledge, threatened against Purchaser or its Affiliates which has had or would reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the Transactions.

6.3.5 Loan Applications. Within the three (3) year period immediately preceding the Effective Date, neither Purchaser nor any of its Affiliates has been rejected for a loan application (including an application for an assumption of a loan) for any multifamily property.

6.3.6       Prohibited Person. Purchaser is not (i) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac; or (iii) to Purchaser’s Knowledge, a Person owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, or a Person that is otherwise the target of any economic sanctions program currently administered by OFAC. To Purchaser’s Knowledge, the funds transferred by Purchaser to Sellers pursuant to this Agreement are not, and will not be, the property of, or beneficially owned, directly or indirectly, by any Persons described in any of clauses (i) through (iii) of the immediately preceding sentence or the proceeds of specified unlawful activity as defined by 18 U.S.C. §1956(c)(7).

The term “Purchaser’s Knowledge”, or words of similar import in this Agreement, shall be deemed to refer exclusively to matters within the actual, present and conscious knowledge of Laurent Morali or Ben Curtiss (collectively, “Purchaser Knowledge Individuals”), without any obligation to investigate or review any files or other information in the possession or otherwise available to any Purchaser, make inquiries of other Persons or take any other actions in connection with any of the representations and warranties contained in this Agreement. Neither the actual, present or conscious knowledge of any other Person, nor the constructive knowledge of the Purchaser Knowledge Individuals or of any other Person, shall be imputed to the Purchaser Knowledge Individuals. No Purchaser Knowledge Individual is a party to this Agreement or shall be subject to any personal liability hereunder.

6.4       Survival. The provisions of this Article VI shall survive the Closing.

Article VII
COVENANTS OF SELLERS AND PURCHASER

7.1       Operation of Properties. Between the Effective Date and the earlier of the termination of this Agreement and the Closing Date (the “Pre-Closing Period”), each Seller shall conduct its business with respect to the applicable Property or Properties in the ordinary course of its business consistent with past

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practice, including continuing to (i) comply, in all material respects, with the Assigned Contracts and the Leases and use commercially reasonable efforts to enforce its rights under the Assigned Contracts and the Leases, (ii) maintain, or cause to be maintained, its Property or Properties in the ordinary course of its business consistent with past practice, (iii) maintain, or cause to be maintained, insurance coverage in full force and effect with respect to its Property or Properties in the ordinary course of its business consistent with past practice, (iv) not cause or initiate any zoning changes, and (v) use commercially reasonable efforts to maintain, or cause to be maintained, in full force and effect all licenses and permits required to be held by such Seller in order for such Seller’s Property or Properties to comply with legal requirements. Purchaser acknowledges and agrees that, notwithstanding the foregoing or anything else in this Agreement to the contrary, Sellers shall terminate the Management Agreements with respect to each Property in connection with the Closing.

7.2       Assumption Loans. Subject to Section 7.3, between the Effective Date and the Closing Date, Sellers shall not amend, modify, extend, renew or terminate any Assumption Loan Document in any manner that increases the obligations or potential liability of, or reduces the rights and benefits of the borrowers, guarantors and/or indemnitors thereunder, in each case, other than in a de minimis respect, without Purchaser’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

7.3       Pierre Property. Pierre Property Seller has advised Purchaser that the indirect owners of the Pierre Property are considering converting their indirect ownership of the Pierre Property into direct tenancy-in-common interests in the Pierre Property (which tenancy-in-common interests may be held through one or more entities; the owners of such tenancy-in-common interests after the TIC Conversion, the “TIC Owners”). Purchaser acknowledges and agrees that Pierre Property Seller shall be permitted, at any time prior to the Closing, to transfer ownership of the Pierre Property to the TIC Owners, as tenants-in-common (the “TIC Conversion”); provided that (i) Purchaser is provided with notice promptly following the consummation of the TIC Conversion that it has occurred, (ii) in connection with the TIC Conversion, each TIC Owner executes a joinder to this Agreement pursuant to which it agrees to become a party to this Agreement on such terms and conditions that the conditions set forth in clause (v) below shall be satisfied (and which joinder shall include, without limitation, the obligation to deliver to Purchaser a Deed to such TIC Owner’s tenancy-in-common interest in the Pierre Property), (iii) Purchaser shall incur no obligations, liabilities, costs or expenses in connection with the TIC Conversion, (iv) the Closing shall not be delayed by reason of the implementation of the TIC Conversion and (v) by virtue of the TIC Conversion, none of Purchaser’s rights under this Agreement shall be affected or diminished, or its obligations affected or increased, other than to a de minimis extent. Purchaser acknowledges that in connection with the TIC Conversion, if any, Pierre Property Seller shall be permitted to modify the loan documents evidencing the Pierre Loan as shall be reasonably necessary to implement the TIC Conversion and reflect the joint ownership of the Pierre Property by the TIC Owners resulting from the TIC Conversion, provided that such loan documents shall provide that upon the consummation of the sale of the Pierre Property to Purchaser pursuant to this Agreement, such loan documents shall (subject to any changes thereto consistent with the provisions of Section 2.5.2) revert to their existing form and provide for the ownership of the Pierre Property by a single party. Pierre Property Seller has received a verbal approval from the Pierre Property lender to the TIC Conversion. If the TIC Conversion shall have not been consummated on or prior to TIC Conversion Deadline, then, notwithstanding anything to the contrary contained herein, this Agreement (if not theretofore terminated with respect to the Pierre Property pursuant to Section 2.5.7) shall automatically terminate solely with respect to the Pierre Property. Upon any such

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termination pursuant to this Section 7.3, (a) this Agreement shall be deemed automatically terminated solely with respect to the Pierre Property (and the Pierre Property shall no longer constitute a “Property” for the purposes of this Agreement) effective as of such termination, (b) the Pierre Property shall be excluded from the property to be sold by Sellers to Purchaser at the Closing, (c) the Purchase Price payable by Purchaser at the Closing shall be reduced by an amount equal to the Allocated Purchase Price allocated to the Pierre Property as set forth on Schedule I, (d) all of Sellers’ representations, warranties, covenants, liabilities and obligations, and Purchaser’s rights, with respect to the Pierre Property shall be void and of no further force and effect (without limiting the respective rights and obligations of the parties with respect to the other Properties and except for matters which expressly survive the termination of this Agreement) and (e) the Pierre Property Seller shall reimburse Purchaser for any reasonable out-of-pocket Assumption Loan Lender Ancillary Costs incurred by Purchaser in connection with the Pierre Loan and for the actual and reasonable costs and expenses of Purchaser’s own attorneys in connection with the Loan Assumption Applications and pursuing the Loan Assumption Approval and Loan Assumption and Releases, in each case in respect of the Pierre Loan.

7.4       Leases. Between the Effective Date and the Closing Date, (i) Sellers have the right to enter into any New Lease Documents in the ordinary course of business consistent with past practice; provided, however, that Sellers shall not enter into any New Lease Documents with Affiliates of Sellers or for any leases of any apartment units for a term greater than one (1) year, in each case without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, and (ii) Sellers shall deliver a copy of each such New Lease Document to Purchaser promptly upon the execution and delivery thereof.

7.5       New Contracts. Between the Effective Date and the Closing Date, Sellers shall not, except as permitted by Section 3.3, Section 7.1, Section 7.2, Section 7.3 and Section 7.4, enter into any new contract, or amend any existing contract affecting the Properties (excluding Service Contracts with Persons who are not Affiliates of any Seller entered into prior to the date of delivery thereof to Purchaser pursuant to Section 3.3) (“New Contracts”) without Purchaser’s prior written consent, not to be unreasonably withheld, delayed or conditioned; provided that any Seller may, without Purchaser’s prior written consent, enter into any New Contract that (i) is necessary (A) to prevent material damage or loss to property (B) to prevent imminent danger to people at or near an Apartment Complex or (C) as a result of an emergency at such Apartment Complex, as long as Seller provides Purchaser with a copy of any such New Contract promptly, or (ii) is entered into in the ordinary course of business for maintenance, repairs or operation of any Property, is assignable to and terminable by Purchaser (upon not more than thirty (30) days’ notice) at no cost to Purchaser, and Seller promptly provides Purchaser with a copy of any such New Contract. Each New Contract entered into pursuant to Section 7.5 shall constitute an Assigned Contract if the same remains in effect on the Closing Date.

7.6       Voluntary New Exceptions. Between the Effective Date and the Closing Date, Sellers shall not grant any voluntary New Exceptions.

7.7       Notice of Breach. If, at or prior to the Closing, any Purchaser Knowledge Individual has knowledge that any of the Sellers’ Representations are untrue, inaccurate or

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incorrect in any material respect, Purchaser shall deliver written notice to Sellers thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing).

7.8       Tax Contests.

7.8.1       Taxable Period Terminating Prior to the Closing Date. Other than as disclosed on Schedule 6.1.15, Sellers shall not commence, continue or settle any proceedings to contest any Taxes for any taxable period which terminates prior to the Closing Date. Sellers shall be entitled to any refunds or abatements of Taxes awarded pursuant to any proceedings to contest taxes which relate to any taxable periods which terminate prior to the Closing Date.

7.8.2       Taxable Period Including the Closing Date. Other than as disclosed on Schedule 6.1.15, neither party shall have the right to commence, continue or settle any proceedings to contest any Taxes for any taxable period which includes the Closing Date. Any refunds or abatements awarded in such proceedings shall be used first to reimburse the applicable party for the reasonable costs and expenses incurred by in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between Sellers and Purchaser as of 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date, based upon actual days in the applicable taxable period prior to and after the Closing Date. Promptly upon receipt of any such refund or abatement, Purchaser shall pay the applicable prorated amount to Sellers.

7.8.3       Cooperation. Sellers and Purchaser shall use commercially reasonable efforts to cooperate with the party contesting any Taxes pursuant to, and in accordance with, this Section 7.8 (at no cost or expense to the non-contesting party, other than any de minimis cost or expense or any cost or expense which the requesting party agrees to reimburse pursuant to an agreement mutually acceptable to the parties).

7.8.4       Survival. This Section 7.8 shall survive the Closing.

7.9       Bulk Sales. No later than sixty (60) days after the Effective Date, (a) each Seller (other than Regency Property Seller) shall execute and deliver to Purchaser a completed Asset Transfer Tax Declaration (TTD) form and all other information necessary for Purchaser to complete a notice form C-9600 (“Bulk Transfer Notice”) to the New Jersey Division of Taxation, Bulk Sales Unit (the “Bulk Sales Unit”). Provided Purchaser has filed the Bulk Transfer Notice with the Bulk Sales Unit and the Bulk Sales Unit has replied in writing received by Purchaser prior to the Closing, Purchaser shall have the right to hold back the portion of the Purchase Price that is required by the Bulk Sales Unit in its reply (“Response Letter”) to the Bulk Transfer Notice (the “Division Escrow”), which amount shall be held in escrow by Purchaser’s counsel, pursuant to an escrow agreement in the form attached hereto as Exhibit I (the “Bulk Sales Escrow Agreement”). In no event shall the Closing be cancelled, delayed or postponed in order to afford additional time to receive a Response Letter, provided that Seller shall have the right to communicate directly with the Bulk Sales Unit concerning the amount of any Division Escrow that may be imposed. The Division Escrow shall be held by Purchaser’s counsel in an interest bearing account utilizing Sellers’ (other than Regency Property Seller’s) taxpayer identification numbers. Interest accrued on the Division Escrow shall not be deemed to be part of the Division Escrow and shall be remitted to the applicable Seller from time to time, on request from such Seller only, subject to the terms of the Bulk Sales Escrow Agreement. Purchaser shall have no right, title or interest in or to the

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Division Escrow and shall have no right to demand or receive payment of all or any portion of the Division Escrow. Purchaser and Sellers agree to be bound by the escrow or disbursement requirements imposed by the Bulk Sales Unit. Upon demand by the Bulk Sales Unit, Purchaser’s counsel shall disburse to the Bulk Sales Unit such amounts from the Division Escrow as the Bulk Sales Unit shall require. Any remaining balance of funds in the Division Escrow shall be disbursed to the applicable Seller only after the Bulk Sales Unit has authorized the release of such funds in writing and upon such Seller’s written request to Purchaser’s counsel and simultaneous notice to Purchaser of such request. Sellers shall cooperate reasonably with Purchaser in Purchaser’s undertaking to comply with the New Jersey Bulk Sales Act.

7.10       Notice of Litigation, Violations and Regarding Property Tax Matters. If, prior to the Closing, any Seller receives written notice of (i) any new litigation not disclosed on Schedule 6.1.4 with respect to any Property (other than any “slip and fall” and other immaterial litigation covered by insurance), (ii) any new material violation not disclosed on Schedule 6.1.9 of any applicable fire, health, building, use, occupancy or zoning laws, regulations, ordinances and codes with respect to any Property or (iii) any reevaluation or reassessment with respect to any Property, or of any real estate tax appeal being commenced by a municipality in respect of any Property, Sellers shall promptly deliver written notice to Purchaser thereof.

7.11       Cooperation with Financing. Upon Purchaser’s request, Sellers shall reasonably cooperate with Purchaser, at no cost or expense to Sellers, in Purchaser’s and its permitted designees’ obtaining financing for the Properties where a loan is not being assumed (e.g., by providing access to such Properties for property tours subject to the terms and conditions contained herein), provided that Sellers shall not be obligated to make any payments or accommodations in connection therewith. In connection therewith, but without limitation of the foregoing, Sellers shall promptly provide to Purchaser, without recourse or warranty of any kind, additional information in the possession or control of Sellers related to the Properties to the extent reasonably requested by any of Purchaser’s lenders, subject to any confidentiality restrictions contained herein or in any other binding agreements.

7.12       Employees.

7.12.1       Until the first (1st) anniversary of the Closing Date, Purchaser shall not, through its manager, employees, agents, representatives or any other Person, directly or indirectly, solicit any of the employees of Sellers identified on Schedule 7.12 hereof (the “Retained Employees”) for employment without the applicable Seller’s prior written consent, which may be withheld in their sole discretion.

7.12.2       Each Seller shall terminate the employment of all of its employees effective as of the Closing (provided the Retained Employees may be re-employed by one or more Affiliates of the Sellers or their managing agent(s)). Prior to the Closing, Purchaser, directly or through its manager, employees, agents, representatives or any other Person, may contact any of the Sellers’ employees that are not Retained Employees for the sole purpose of soliciting them for employment from and after the Closing, and Purchaser may offer employment to all such employees, other than the Retained Employees, subject to the Closing and commencing as of the effective time of the Closing (the terminated Employees who accept such offers of employment are referred to

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collectively herein as the “Rehired Employees”). Each Seller shall be responsible for, and shall defend, indemnify and hold harmless Purchaser Indemnified Parties from and against any losses incurred by any Purchaser Indemnified Parties in respect of, all accrued salary and benefits of such Seller’s employees which relate to the period prior to the Closing Date. Each Seller shall take all such action as may be necessary to permit the termination of the employment of all of its employees effective as of the Closing without any liability on the part of Purchaser therefor, including the giving of any notice required to be given under the WARN Act. Purchaser shall defend, indemnify and hold harmless Seller Indemnified Parties from and against any losses incurred by any Seller Indemnified Parties under the WARN Act as a result of Purchaser’s termination of any Rehired Employee following the Closing. As used herein, “WARN Act” shall mean the Worker’s Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., as well as the rules and regulations thereto, set forth in 20 CFR 639, et seq., and any similar state and local laws, as amended from time to time, and any regulations, rules and guidance issued pursuant thereto.

7.12.3       The provisions of this Section 7.12 shall survive the Closing.

7.13       Acquisition Proposals; Change in Recommendation.

7.13.1       Except as expressly permitted by this Section 7.13, during the Pre-Closing Period, the Sellers shall not, and shall use their reasonable best efforts to cause their respective Affiliates and Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal or any inquiry, proposal or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 7.13, engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning the Sellers or any of their respective Affiliates to, any Third Party in connection with, or for the purpose of encouraging or facilitating, an Acquisition Proposal, (iii) recommend, approve, authorize or enter into any letter of intent, memorandum of understanding, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement (an “Alternative Acquisition Agreement”) or (iv) approve, authorize or agree to do any of the foregoing. Promptly following the execution of this Agreement, the Sellers shall, and shall direct their respective Representatives to, cease and cause to be terminated any solicitation and any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal. In furtherance of the foregoing, promptly following the execution and delivery of this Agreement, the Sellers will (i) request that each Third Party and its representatives that has, prior to the execution and delivery of this Agreement, executed a confidentiality agreement in connection with such Person’s consideration of making an Acquisition Proposal, to promptly return or destroy all non-public information related to the Properties furnished to such Person by or on behalf of the Sellers or any of their respective Affiliates prior to the date of this Agreement and (ii) immediately terminate all physical and electronic data room access for such Persons and their representatives to diligence or other information regarding the Properties. The Sellers shall not modify, amend, or terminate, or waive, release or assign, any provisions of, any confidentiality or standstill agreement (or any

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similar agreement) to which the Sellers or any of their respective Affiliates is a party relating to any such Acquisition Proposal and shall enforce the provisions of any such agreement; provided, however, that the Trust shall be permitted on a confidential basis to release or waive any explicit or implicit standstill obligations solely to the extent necessary to permit the party referred to therein to submit an Acquisition Proposal to the Board of Trustees of the Trust on a confidential basis. The Trust shall provide written notice to Purchaser of waiver or release of any standstill by the Trust, including disclosure of the identities of the parties thereto and circumstances relating thereto. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, in no event shall (x) any Third Party or its representatives be required to return or destroy any non-public information related to the properties of the Trust (other than the Properties) or the Trust as a whole to the extent that such Third Party is considering or pursuing a strategic transaction in respect of such properties of the Trust (other than the Properties) and (y) the Trust or any other Person be required to terminate all physical and electronic data room access for any Third Party or its representatives to diligence or other information regarding the properties of the Trust (other than the Properties).

7.13.2       Notwithstanding anything to the contrary contained in this Agreement, if prior to obtaining the Trust Shareholder Approval, the Trust receives a bona fide written Acquisition Proposal (which Acquisition Proposal was made after the date of this Agreement and did not result from a breach of this Section 7.13), and the Trust Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then the Trust and its Representatives may: (i) furnish any information with respect to the Trust and its subsidiaries and access thereto to any Third Party making such Acquisition Proposal; provided that (A) prior to furnishing any such information, the Trust receives from such Third Party an executed Acceptable Confidentiality Agreement and (B) any such non-public information so furnished has been previously provided or otherwise made available (including through the Data Site) to Purchaser or is provided or otherwise made available (including through the Data Site) to Purchaser concurrently with it being so furnished to such Third Party or (ii) participate or engage in negotiations or discussions with the Third Party making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal.

7.13.3       Except as set forth in this Section 7.13, neither the Trust Board nor any committee thereof shall (a)(i) withhold or withdraw (or modify, amend or qualify in a manner adverse to Purchaser), or propose publicly to withhold or withdraw (or modify, amend or qualify in a manner adverse to Purchaser), the Trust Board Recommendation, (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal, or (iii) fail to include the Trust Board Recommendation in the Proxy Statement when disseminated to the Trust Shareholders (any such action being referred to as a “Change in Recommendation”) or (b) cause or permit the Trust to enter into any Alternative Acquisition Agreement.

7.13.4       Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Trust Shareholder Approval, if, in response to a bona fide written Acquisition Proposal made after the date of this Agreement and not withdrawn, the Trust Board determines in good faith (after consultation with its outside legal counsel and financial advisors)

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that (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) the failure to take an action set forth in clause (x) or (y) would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the Trust Board may (x) make a Change in Recommendation or (y) terminate this Agreement pursuant to Section 9.1.5 in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided that in either such case (A) the Trust shall have provided to Purchaser four (4) Business Days’ prior written notice (the “Superior Proposal Notice”) (which notice shall not constitute a Change in Recommendation) advising the Purchaser that the Trust intends to take such action (and specifying, in reasonable detail, the material terms and conditions of any such Superior Proposal) and providing Purchaser with a copy of the most current version of the Alternative Acquisition Agreement and any other documents containing the material terms of such Superior Proposal (provided that the Purchaser shall be required to keep all such documents and their terms confidential in accordance with the terms of the Confidentiality Agreement), and (B):

(1)       during such four (4) Business Day period, if requested by Purchaser, the Trust Board and its Representatives shall negotiate in good faith with Purchaser regarding changes to the terms of this Agreement and any other proposals made by Purchaser intended by Purchaser to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

(2)       the Trust Board shall have considered in good faith any and all adjustments to this Agreement (including any change to the price terms hereof) and any other agreements that may be proposed in writing by Purchaser (the “Proposed Changed Terms”) no later than 5:00 p.m., New York City time, on the fourth (4th) Business Day of such four (4) Business Day period and shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that (x) such Acquisition Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect, and (y) the failure to make the Change in Recommendation or terminate this Agreement pursuant to Section 9.1.5 would reasonably be expected to be inconsistent with the Trust Board’s fiduciary duties under applicable law.

For the avoidance of doubt, any material revisions to an Acquisition Proposal subject to the terms of this Section 7.13.4 shall constitute a new Acquisition Proposal and shall in each case require the Trust to deliver to Purchaser a new Superior Proposal Notice, except that the references to four (4) Business Days in this Section 7.13.4 shall be deemed to be two (2) Business Days, and the provisions of this Section 7.13.4 shall otherwise apply as modified thereby.

7.13.5       Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Trust Shareholder Approval, the Trust Board may make a Change in Recommendation in response to an Intervening Event if (i) the Trust Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Trust Board’s fiduciary duties under applicable law, (ii) (A) the Trust shall have provided Purchaser four (4) Business Days’ prior written notice (which notice shall not constitute a Change in Recommendation) advising Purchaser that the Trust intends to make a Change in Recommendation (and specifying, in reasonable detail, the Intervening Event)

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(provided that the Purchaser shall be required to keep all such information confidential in accordance with the terms of the Confidentiality Agreement), and (B):

(1)       during such four (4) Business Day period, if requested by Purchaser, the Trust and its Representatives shall negotiate in good faith with Purchaser regarding any changes to the terms of this Agreement and any other proposals made by Purchaser so that a Change in Recommendation would no longer be necessary; and

(2)       the Trust Board shall have considered in good faith any and all adjustments to this Agreement (including any change to the price terms hereof) and any other agreements that may be proposed by Purchaser no later than 5:00 p.m., New York City time, on the fourth (4th) Business Day of such four (4) Business Day period and shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to make a Change in Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

For the avoidance of doubt, in the event of any material change in any event, circumstance, change, development, occurrence or fact relating to such Intervening Event (other than in respect of any revisions proposed or proposals made by Purchaser as referred to above), a new notice shall be required from the Company pursuant to Section 7.13.5(ii), except that the references to four (4) Business Days in this Section 7.13.5 shall be deemed to be two (2) Business Days, and the provisions of this Section 7.13.5 shall otherwise apply to the Intervening Event as modified thereby.

7.13.6       During the Pre-Closing Period, the Trust shall (i) in the event that the Trust receives any Acquisition Proposal or any request for information or inquiry that contemplates or that could reasonably be expected to lead to an Acquisition Proposal, advise Purchaser as promptly as practicable (and in any event within 48 hours after the receipt thereof) of the receipt of such Acquisition Proposal, request or inquiry, the material terms and conditions thereof and the identity of the Person making such Acquisition Proposal, request or inquiry, (ii) provide to Purchaser copies of such Acquisition Proposal and other substantive correspondence relating to such Acquisition Proposal, request or inquiry made in writing, and (iii) thereafter, keep Purchaser reasonably informed on a reasonably current basis regarding the status, material details and material terms of any such Acquisition Proposal and any discussions and negotiations concerning the material terms and conditions thereof, including unredacted copies of any proposed Alternative Acquisition Agreements and any other writings or media (whether or not electronic) containing any material terms or conditions of any Acquisition Proposal.

7.13.7       Nothing contained in this Agreement or the Confidentiality Agreement shall prohibit the Trust or the Trust Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing to the Trust Shareholders any position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to the Trust Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any disclosure to the Trust Shareholders that the Trust has determined in good faith (after consultation with its

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outside legal counsel) is required by applicable law; provided that this Section 7.13.7 shall not be deemed to permit the Trust Board to make a Change in Recommendation except to the extent permitted by Sections 7.13.3 - 7.13.5; provided, further, that nothing in this Section 7.13 shall prohibit the Trust from contacting and engaging in any discussions with any Person or group or their respective Representatives who has made an Acquisition Proposal solely for the purpose of (x) clarifying such Acquisition Proposal and the terms thereof or (y) determining whether such Person intends to provide any documents (or additional documents) containing the terms and conditions of such Acquisition Proposal.

7.14       Proxy Statement As promptly as reasonably practicable after the execution of this Agreement, the Trust shall prepare the Proxy Statement in preliminary form and file it with the SEC. Subject to Section 7.13, the Trust Board shall make the Trust Board Recommendation to the Trust Shareholders and shall include such recommendation in the Proxy Statement.  Each party shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each party covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the date it is filed with the SEC or first mailed to the Trust Shareholders or at the time of the Trust Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each party shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. The Trust shall notify Purchaser promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement and shall supply Purchaser with copies of all written correspondence between the Trust or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Trust shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement and to resolve such comments with the SEC, and shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Trust Shareholders as promptly as reasonably practicable after the resolution of any such comments. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the Trust Shareholders, or responding to any comments from the SEC or its staff with respect thereto, the Trust shall provide Purchaser with a reasonable opportunity to review and to propose comments on such document or response, which the Trust shall consider in good faith. Purchaser shall provide to the Trust all information concerning Purchaser and its Affiliates as may be reasonably requested by the Trust in connection with the Proxy Statement and shall otherwise assist and cooperate with the Trust in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC or its staff.

7.15       Trust Shareholders Meeting. The Trust shall, as promptly as practicable after the date on which the Trust learns that the Proxy Statement will not be reviewed by the SEC or that the SEC has no further comments on the Proxy Statement, take all action required under applicable law and the Trust’s organizational documents necessary to promptly and duly call, give notice of,

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convene and hold as promptly as practicable the Trust Shareholders Meeting; provided that the Trust may (a) delay filing its definitive Proxy Statement and calling, giving notice of, convening and holding the Trust Shareholders Meeting until, with respect to each Loan Assumption Property, either (i) receipt of the Loan Assumption Approval or (ii) a termination of this Agreement with respect to such Property pursuant to Section 2.5.7, and (b) postpone or adjourn such meeting solely (i) to the extent required by applicable law (including as necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Trust Shareholders within a reasonable amount of time in advance of the Trust Shareholders Meeting), (ii) with the written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) to allow reasonable additional time to solicit additional proxies to the extent the Trust reasonably believes necessary in order to obtain the Trust Shareholder Approval or (iv) in the absence of a quorum. Subject to Section 7.13, the Trust shall use reasonable best efforts to solicit from the Trust Shareholders proxies in favor of the approval of this Agreement and the Transactions and obtain the Trust Shareholder Approval. The Trust shall notify Purchaser promptly following the filing its definitive Proxy Statement and calling of the Trust Shareholders Meeting of the scheduled date for the Trust Shareholders Meeting. The Trust shall keep Purchaser updated with respect to proxy solicitation results as requested by Purchaser. For the avoidance of doubt, the Trust shall not be required to hold the Trust Shareholders Meeting if this Agreement is terminated before the meeting is held.

7.16       PSE&G Approval. Sellers and Purchaser shall reasonably cooperate with one another to obtain the PSE&G Approval prior to the Closing.

7.17       Current Certificates of Occupancy. Following the Effective Date, with respect to each Property (other than the Regency Property), but only to the extent required under applicable law in connection with the sale of such Property, Sellers shall apply for a current certificate of occupancy for such Property and/or such departmental inspections as may be required by the municipality where such Property is located. Purchaser shall reasonably cooperate with Seller in completing any such applications. The parties hereto agree that Sellers shall be solely responsible for all related application and filing fees. If, as a result of any related inspection or review process, a municipality requires the performance of any repairs, other remedial work or undertaking of any other action in respect of a Property, then Purchaser shall be solely responsible to perform such work and the cost thereof. Notwithstanding the foregoing, and for the avoidance of doubt, the parties hereto acknowledge that the issuance of any such certificate of occupancy, permit or other evidence of other inspections, or performance and/or completion of any such repairs or other work shall not constitute a condition to Purchaser’s obligation to consummate the Closing in accordance with the terms of this Agreement and shall not give rise to any right to adjourn or delay the consummation of the Closing. The parties hereto further acknowledge and agree that Sellers shall not be liable for any penalties or fines that may be imposed by any municipality to the extent any such certificates, permits or other evidence of other inspections, or performance and/or completion of any such repairs or other work shall not be obtained, performed or completed prior the Closing, and Purchaser shall indemnify Sellers from and against the same. The provisions of this Section 7.17 shall survive the Closing.

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Article VIII
CONDITIONS PRECEDENT TO CLOSING

8.1       Purchaser’s Conditions to Closing. The obligations of Purchaser to consummate the Closing are subject to the satisfaction (or waiver by Purchaser in writing) of the following conditions as of the Closing Date:

8.1.1       Representations and Warranties. Each of the Sellers’ Representations shall be true in all respects (without regard to qualifications based on materiality) as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect (it being agreed that no modification to the Disclosure Schedules permitted under Section 6.2 shall be deemed to cause a Sellers’ Representation to cease to be true for purposes of this Section 8.1.1, nor shall any such modification be taken into account in determining whether there is a Material Adverse Effect, unless such modification constitutes a New Disclosure Item and Seller fails to cure such New Disclosure Item on or before the Closing Date). For purposes of this Section 8.1.1, the Sellers’ Representations in Section 6.1.8 shall be deemed to apply only to Service Contracts that are Assigned Contracts.

8.1.2       Covenants and Agreements. Sellers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them prior to or on the Closing Date, including delivery of the items listed in Section 5.2.

8.1.3       Title Company. The Title Company shall be prepared, and irrevocably committed, to issue a Title Policy in the form required hereunder with respect to each Property, subject only to the Permitted Exceptions and subject to the terms of Section 4.5.4,

8.2       Sellers’ Conditions to Closing. The obligations of Sellers to consummate the Closing are subject to the satisfaction (or waiver by each Seller in writing) of the following conditions as of the Closing Date:

8.2.1       Representations and Warranties. Each of the Purchaser’s Representations shall be true in all material respects (without regard to qualifications based on materiality) as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

8.2.2       Covenants and Agreements. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it prior to or on the Closing Date, including delivery of the items listed in Section 5.3.

8.3       Mutual Condition to Closing. The respective obligations of each of the parties to effect the Transactions shall be subject to the satisfaction of the following condition as of the Outside Closing Date:

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8.3.1       No Legal Prohibition. No law shall be in effect and no order shall have been entered, in each case, that (i) restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of the Transactions, or (ii) declares unlawful this Agreement or the consummation of the Transactions.

8.3.2       Termination of Agreement. This Agreement shall not have been terminated in its entirety in accordance with any provision of this Agreement.

8.3.3       Trust Shareholder Approval. The Trust Shareholder Approval shall have been obtained.

Article IX
TERMINATION

9.1       Termination of this Agreement. This Agreement may be terminated and the Transactions may be abandoned at any time on or before the Closing, in each of the following instances:

9.1.1       Mutual Consent. At any time prior to the Closing, by mutual written agreement of Sellers and Purchaser.

9.1.2       Delay. By either party by written notice to the other party if the Closing shall not have been consummated by the Outside Closing Date, provided, however, that the right to terminate this Agreement under this Section 9.1.2 shall not be available to any party whose action or failure to act has been a principal cause of or directly resulted in the failure of the Closing to have been consummated on or prior to such date and such action or failure to act constitutes a breach of this Agreement.

9.1.3       Default. By either party pursuant to, and in accordance with, its rights under Article X.

9.1.4       Trust Shareholder Approval. By either party if the Trust Shareholders Meeting shall have been held and the Trust Shareholder Approval is not obtained at the Trust Shareholders Meeting (or at any adjournment or postponement thereof).

9.1.5       Superior Proposal. By Sellers if prior to obtaining the Trust Shareholder Approval (w) the Trust Board has determined that an Acquisition Proposal constitutes a Superior Proposal; (x) the Trust has complied in all material respects with its obligations in Section 7.13.4; (y) the Trust pays, or causes to be paid, to Purchaser the Termination Fee payable pursuant to Section 9.2.6 prior to or concurrently with such termination; and (z) substantially concurrently with such termination, the Trust enters into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal.

9.1.6       Change of Recommendation. By Purchaser prior to the obtaining the Trust Shareholder Approval if a Change in Recommendation shall have occurred.

9.2       Consequences of Termination.

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9.2.1       If this Agreement is terminated pursuant to Section 9.1.1, then this Agreement shall immediately terminate, without further action by any of the parties, Escrow Agent shall return the Deposit to Purchaser, and neither Sellers nor Purchaser shall have any further obligation or liability to the other except with respect to those provisions of this Agreement which expressly survive a termination of this Agreement.

9.2.2       If this Agreement is terminated by Purchaser pursuant to Section 9.1.2, then this Agreement shall immediately terminate, without further action by any of the parties, Escrow Agent shall return to return the Deposit to Purchaser, and neither Sellers nor Purchaser shall have any further obligation or liability to the other except with respect to those provisions of this Agreement which expressly survive a termination of this Agreement.

9.2.3       If this Agreement is terminated by Sellers pursuant to Section 9.1.2, then this Agreement shall immediately terminate, without further action by any of the parties, Escrow Agent shall deliver the Deposit to Sellers, if applicable pursuant to Article X, and otherwise to Purchaser, and neither Sellers nor Purchasers shall have any further obligation or liability to the other except with respect to those provisions of this Agreement which expressly survive a termination of this Agreement.

9.2.4       If this Agreement is terminated by either party pursuant to Section 9.1.3, then this Agreement shall immediately terminate, without further action by any of the parties, Escrow Agent shall deliver the Deposit to the party entitled thereto pursuant to Article X, and neither Sellers nor Purchaser shall have any further obligation or liability to the other except with respect to those provisions of this Agreement which expressly survive a termination of this Agreement.

9.2.5       If this Agreement is terminated by either party pursuant to Section 9.1.4, then (x) this Agreement shall immediately terminate, without further action by any of the parties, Escrow Agent shall return to return the Deposit to Purchaser, and neither Sellers nor Purchaser shall have any further obligation or liability to the other except with respect to those provisions of this Agreement which expressly survive a termination of this Agreement and (y) the Trust shall promptly pay (or cause to be paid to) Purchaser, no later than the five (5) Business Days following receipt from Purchaser of request therefor accompanied by documentation with respect thereto, the reasonable and documented out-of-pocket fees and expenses (including, without limitation, reasonable legal fees of outside counsel) incurred by Purchaser in connection with this Agreement or the Transactions, provided that in no event shall the Trust be required to reimburse Purchaser for any amounts in excess of Two Million Dollars ($2,000,000) (such amount, subject to the foregoing cap, the "Purchaser Expense Reimbursement").

9.2.6       If this Agreement is terminated by Sellers pursuant to Section 9.1.5 then (x) this Agreement shall immediately terminate, without further action by any of the parties, Escrow Agent shall return to return the Deposit to Purchaser, and neither Sellers nor Purchaser shall have any further obligation or liability to the other except with respect to those provisions of this Agreement which expressly survive a termination of this Agreement, (y) prior to or concurrently with such termination, the Trust shall pay (or cause to be paid to) Purchaser a fee in the amount of Three Million Five Hundred Thousand Dollars $3,500,000 (the “Termination Fee” and, together

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with the Purchaser Expense Reimbursement, the "Termination Payments") and (z) the Trust shall promptly pay (or cause to be paid to) Purchaser, no later than the five (5) Business Days following receipt from Purchaser of request therefor accompanied by documentation with respect thereto, the Purchaser Expense Reimbursement.

9.2.7       If this Agreement is terminated by Purchaser pursuant to Section 9.1.6, then (x) this Agreement shall immediately terminate, without further action by any of the parties, Escrow Agent shall return to return the Deposit to Purchaser, and neither Sellers nor Purchaser shall have any further obligation or liability to the other except with respect to those provisions of this Agreement which expressly survive a termination of this Agreement, (y) the Trust shall promptly pay (or cause to be paid to) Purchaser, but in no event later than two (2) Business Days after termination of this Agreement, the Termination Fee and (z) the Trust shall promptly pay (or cause to be paid to) Purchaser, no later than the five (5) Business Days following receipt from Purchaser of request therefor accompanied by documentation with respect thereto, the Purchaser Expense Reimbursement.

9.2.8       If this Agreement is terminated (i) (A) by either party pursuant to Section 9.1.2 (but in the case of a termination by the Sellers, only if at such time Purchaser would not be prohibited from terminating this Agreement pursuant to the proviso in Section 9.1.2), (B) by Purchaser pursuant to Section 9.1.3 or (C) by either party pursuant to Section 9.1.4, (ii) at any time on or after the date of this Agreement and prior to such termination a bona fide Acquisition Proposal shall have become publicly known and not publicly withdrawn prior to such termination, and (iii) within twelve (12) months after the date of such termination, (A) the Trust (and/or one or more of its subsidiaries) enters into an Alternative Acquisition Agreement providing for an Acquisition Transaction or (B) an Acquisition Transaction is consummated, then, the Trust shall pay (or cause to be paid to) Purchaser (in addition to return of the Deposit to Purchaser, if applicable, pursuant to Section 9.2.2, Section 9.2.3, Section 9.2.4 or Section 9.2.5) (1) the Termination Fee (less any amounts previously paid pursuant to Section 10.2(x)) concurrently with the consummation of any such Acquisition Transaction and (2) no later than the five (5) Business Days following receipt from Purchaser of request therefor accompanied by documentation with respect thereto, the Purchaser Expense Reimbursement (less any amounts previously paid pursuant to Section 9.2.5).

9.2.9       Notwithstanding anything in this Agreement to the contrary, (a) if and to the extent Purchaser is entitled to receive any Termination Payments pursuant to Sections 9.2.5, 9.2.6, 9.2.7 or 9.2.8, payment of the applicable Termination Payments (and to the extent expressly provided herein, return of the Deposit to Purchaser, if applicable) shall be the sole and exclusive remedy of Purchaser or any of its Affiliates or its or their respective Representatives against the Sellers and any of their respective former, current or future officers, directors, partners, shareholders (or other equityholders), managers, members or Affiliates (collectively, the “Trust Related Parties”), and, upon payment of the applicable Termination Payments, none of the Trust Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, and (b) the maximum aggregate amount that Purchaser (or its designee) is entitled to receive in respect of any loss and all losses suffered as a result of the failure of the Transactions to be consummated or for any breach or failure to perform hereunder shall be an amount equal to the Termination Payments.

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9.2.10       The Sellers acknowledge that the agreements contained in this Section 9.2 are an integral part of the Transactions and that without such provisions Purchaser would not have entered into this Agreement. For the avoidance of doubt, the terms and provisions of this Section 9.2 are subject to the terms and provisions of Article X. The provisions of this Article IX shall survive any termination of this Agreement.

9.2.11       Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge and agree that in no event shall the Trust be required to pay (or cause to be paid) the Termination Fee on more than one occasion, whether nor not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events, and in no event shall the Trust be required to pay (or cause to be paid) an aggregate amount in excess of Two Million Dollars ($2,000,000) in respect of the Purchaser Expense Reimbursement, whether nor not the Purchaser Expense Reimbursement may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

Article X
DEFAULTS AND REMEDIES

10.1       Purchaser Default. If there is a Purchaser Default prior to the consummation of the Closing, then, at Sellers’ election and as Sellers’ exclusive remedy, Sellers may terminate this Agreement by giving written notice thereof to Purchaser, in which event Purchaser shall forfeit the Deposit to Sellers and Escrow Agent shall deliver the Deposit to Sellers as liquidated damages (the parties agreeing that (x) Sellers’ losses resulting from a termination due to a Purchaser Default would be difficult to quantify, and (y) such sum is not a penalty, but rather a reasonable measure of Sellers’ damages resulting from a termination due to a Purchaser Default). SELLERS ACKNOWLEDGE AND AGREE THAT THIS SECTION 10.1 IS INTENDED TO AND DOES LIMIT THE REMEDIES AVAILABLE TO SELLERS AND SHALL BE SELLERS’ EXCLUSIVE REMEDIES AGAINST PURCHASER HEREUNDER AND BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A PURCHASER DEFAULT PRIOR TO THE CONSUMMATION OF THE CLOSING. For the purposes of this Agreement, the term “Purchaser Default” shall mean the occurrence of either of the following: (x) the conditions to Purchaser’s obligations to consummate the Transactions set forth in Article VIII have been satisfied and Purchaser defaults on its obligations under Section 5.3; or (y) Purchaser defaults in any material respect on any of its other performance obligations under this Agreement or has breached any of the Purchaser’s Representations, such default or breach results in the closing conditions set forth in Section 8.2 not being satisfied as of the Outside Closing Date and such default or breach is not cured within five (5) days after written notice from Sellers.

10.2       Seller Default. If there is a Seller Default prior to the consummation of the Closing, then, at Purchaser’s election and as Purchaser’s exclusive remedy, Purchaser may either (i) terminate this Agreement by giving written notice thereof to Sellers, in which event Escrow Agent shall return the Deposit to Purchaser, and neither Sellers nor Purchaser shall have any further obligation or liability to the other except with respect to those provisions of this Agreement which expressly survive a termination of this Agreement (including, for the avoidance of doubt, the provisions contain in Section 9.2); or (ii) subject to the conditions below, seek specific

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performance of Sellers’ obligation to consummate the Transactions pursuant to and in accordance with this Agreement (but without seeking or collecting any damages, provided that, if specific performance is not available with respect to any Property due to a Seller having sold or transferred such Property to a third party, then (x) Purchaser shall be entitled to pursue an action against the Sellers for Purchaser’s actual damages (but not punitive damages or consequential damages) as a result of such default related to such Property and (y) Purchaser also shall have the right to terminate this Agreement, in which event the Deposit shall be returned to Purchaser. Purchaser may seek specific performance of Sellers’ obligation to consummate the Transactions only if, as a condition precedent to initiating such litigation for specific performance, (a) Purchaser shall not be in default under this Agreement and (b) Purchaser shall file suit therefor with the applicable court(s) on or before the date that is ninety (90) days of the occurrence of the applicable Seller Default. If Purchaser is entitled and fails to file an action for specific performance within such ninety (90)-day period, then Purchaser shall be deemed to have elected to terminate this Agreement and receive a return of the Deposit in accordance with clause (i) above. PURCHASER ACKNOWLEDGES AND AGREES THAT SECTION 9.2 AND THIS SECTION 10.2 ARE INTENDED TO AND DO LIMIT THE REMEDIES AVAILABLE TO PURCHASER AND SHALL BE PURCHASER’S EXCLUSIVE REMEDIES AGAINST SELLERS HEREUNDER AND BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A SELLER DEFAULT PRIOR TO THE CONSUMMATION OF THE CLOSING. For the purposes of this Agreement, the term “Seller Default” shall mean the occurrence of any of the following: (A) the conditions to Sellers’ obligations to consummate the Transactions set forth in Article VIII have been satisfied and Sellers default on their obligations under Section 5.2; or (B) Sellers default in any material respect on any of their other performance obligations under this Agreement or have breached any of the Sellers’ Representations, such default or breach results in a Material Adverse Effect, and such default or breach is not cured on or prior to the Outside Closing Date.

Article XI
CASUALTY OR CONDEMNATION

11.1       Casualty/Condemnation. If, on or before the Closing Date, one or more Properties shall be (i) damaged or destroyed by fire or other casualty or (ii) taken as a result of (or in lieu of) any condemnation or eminent domain proceeding, and the same does not constitute a Major Loss or Damage, then Sellers shall promptly notify Purchaser of the same, and this Agreement shall remain in full force and effect without any reduction in the Purchase Price, provided that (A) at the Closing, Purchaser shall be entitled to a reduction in the Purchase Price with respect to the applicable Apartment Complex equal to the amount of the deductible under the applicable Seller’s property insurance policy applicable to such casualty with respect to such Apartment Complex, and (B) Sellers shall assign to Purchaser all of Sellers’ right, title and interest in and to any and all (i) claims and insurance proceeds Sellers may have or be entitled to collect, as applicable, under the Seller Insurance Policies in connection with such casualty and (ii) condemnation awards Sellers may be entitled to collect in connection with such condemnation, in each case, pursuant to an assignment and assumption agreement reasonably acceptable to both Sellers and Purchaser, and less the amount of such proceeds or awards theretofore used by Sellers in connection with securing and restoring the applicable Property or Properties. In the event of a Major Loss or Damage affecting a Property, Purchaser may terminate this Agreement with respect to such Property by sending written notice thereof to Sellers within ten (10) Business Days after Sellers send Purchaser

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written notice of the occurrence of a Major Loss or Damage (but in no event later than the Closing Date), and, upon any such election, (a) this Agreement shall be deemed automatically terminated solely with respect to the applicable Property (and the applicable Property shall no longer constitute a “Property” for the purposes of this Agreement) effective as of Purchaser’s notice to Sellers of such election, (b) such Property shall be excluded from the property to be sold by Sellers to Purchaser at the Closing, (c) the Purchase Price payable by Purchaser at the Closing shall be reduced by an amount equal to the Allocated Purchase Price allocated to such Property as set forth on Schedule I and (d) all of Sellers’ representations, warranties, covenants, liabilities and obligations, and Purchaser’s rights, with respect to such Property shall be void and of no further force and effect (without limiting the respective rights and obligations of the parties with respect to the other Properties and except for matters which expressly survive the termination of this Agreement). If Purchaser does not elect to terminate this Agreement with respect to the applicable Property within such ten (10) Business Day period, then Purchaser shall be deemed to have elected to proceed with Closing with respect to the subject Property, in which event the provisions of the first sentence of this Section 11.1 shall apply. Purchaser and Seller agree that for purposes of the Regency Property this Section 11.1 is an express agreement to the contrary of Section 5-1311 of the New York General Obligations Law.

Article XII
INDEMNIFICATION AND SURVIVAL PROVISIONS

12.1       Survival; Certain Limitations. All of Sellers’ Representations shall survive the Closing Date for a period of one hundred eighty (180) days (the “Survival Period”), provided, however, that the Fundamental Sellers’ Representations and the Purchaser’s Representations shall survive until the expiration of the applicable statute of limitations, and provided further that none of the other provisions contained in this Agreement shall survive the Closing except as otherwise expressly provided herein. Each of the Sellers’ Representations under this Agreement shall automatically be null and void and of no further force and effect after the Survival Period unless, prior to the end of the Survival Period, Sellers or Purchaser, as applicable, shall have delivered a Notice of Claim. Notwithstanding anything to the contrary contained in this Agreement, (i) no individual claim (or series of related claims arising out of similar circumstances) shall be permitted hereunder with respect to any breach of any Sellers’ Representations unless the amount of such claim or claims (excluding costs and expenses of the Purchaser Indemnified Parties incurred in connection with making such claim or claims under this Agreement) shall exceed Thirty Five Thousand Dollars ($35,000) (any such claim or series of claims the amount of which does not exceed such amount, a “De Minimis Claim”), and (ii) if Purchaser has actual Knowledge prior to the Closing, that any of the Sellers’ Representations is inaccurate, untrue or incorrect, then, after the Closing, Purchaser shall not be permitted to make any claim and shall have no recourse, right of action or claim against Sellers pursuant to this Article XII or otherwise pursuant to this Agreement, or at law or in equity, and Sellers shall have no liability or obligation to Purchaser with respect to the breach of such Sellers’ Representations. For the avoidance of doubt, Sellers acknowledge and agree that any of Sellers’ covenants that expressly survive the Closing shall survive indefinitely or for such shorter period of time as may be expressly provided herein.

12.2       Indemnification by Sellers. Subject to the other provisions of this Article XII and Section 14.22, after the Closing, Sellers shall indemnify and hold Purchaser, its Designees, its

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Affiliates and their respective shareholders, members, managers, partners, directors, trustees, officers, employees and agents (collectively, the “Purchaser Indemnified Parties”) harmless from and against any and all Damages suffered by any of the Purchaser Indemnified Parties (without duplication) resulting from or arising out of any breach of or inaccuracy in any of the Sellers’ Representations.

12.3       Indemnification by Purchaser. Subject to the other provisions of this Article XII, Purchaser shall indemnify and hold each Seller, its Affiliates and the respective shareholders, members, managers, partners, directors, trustees, officers employees and agents of each of the foregoing (collectively, the “Seller Indemnified Parties”) harmless from and against any and all Damages suffered by any of the Seller Indemnified Parties (without duplication) resulting from or arising out any breach of or inaccuracy in any of the Purchaser’s Representations.

12.4       Damages Definition; Additional Limitations. For the purposes of this Agreement, “Damages” shall mean all actions, suits, proceedings, governmental investigations, injunctions, demands, charges, claims, judgments, awards, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, fees and expenses (including court costs and reasonable and documented out-of-pocket attorneys’ and accountants’ fees and expenses); provided, however, that “Damages” shall not include punitive, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or diminution in value, except to the extent that such damages are payable by the party to be indemnified to a third party. In no event shall (x) the Sole-Owner Sellers’ aggregate liability for Damages pursuant to Section 12.2 exceed one and a half percent (1.5%) of the aggregate amount of the Allocated Purchase Prices for the Sole-Owned Properties (excluding any Properties in respect of which this Agreement was terminated prior to the Closing pursuant to the terms of this Agreement) (“Sole-Owned Properties Seller Maximum Liability”), and no claim may be made by any Purchaser Indemnified Party, and the Sole-Owner Sellers shall not be liable for, any payments pursuant to Section 12.2 unless and until the aggregate amount of Damages incurred or suffered by Purchaser Indemnified Parties (excluding Damages in connection with the De Minimis Claims) exceeds one-tenth of a percent (0.1%) of the aggregate amount of the Allocated Purchase Prices for the Sole-Owned Properties (excluding any Properties in respect of which this Agreement was terminated prior to the Closing pursuant to the terms of this Agreement) (“Sole-Owner Properties Seller Floor”), in which event the Sole-Owner Sellers’ liability respecting such claim(s) shall be for any amount thereof in excess of the Sole-Owned Properties Seller Floor, subject to the Sole-Owner Properties Seller Maximum Liability, (y) the Pierre Seller’s aggregate liability for Damages pursuant to Section 12.2 exceed one and a half percent (1.5%) of the amount of the Allocated Purchase Price for the Pierre Property (“Pierre Seller Maximum Liability”), and no claim may be made by any Purchaser Indemnified Party, and the Pierre Seller shall not be liable for, any payments pursuant to Section 12.2 unless and until the aggregate amount of Damages incurred or suffered by Purchaser Indemnified Parties (excluding Damages in connection with the De Minimis Claims) exceeds one-tenth of a percent (0.1%) of the amount of the Allocated Purchase Price for the Pierre Property (“Pierre Seller Floor”), in which event the Pierre Seller’s liability respecting such claim(s) shall be for any amount thereof in excess of the Pierre Seller Floor, subject to the Pierre Seller Maximum Liability and (z) the Westwood Hills Seller’s aggregate liability for Damages pursuant to Section 12.2 exceed one and a half percent (1.5%) of the amount of the Allocated Purchase Price for the Westwood Hills

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Property (“Westwood Hills Seller Maximum Liability”), and no claim may be made by any Purchaser Indemnified Party, and the Westwood Hills Seller shall not be liable for, any payments pursuant to Section 12.2 unless and until the aggregate amount of Damages incurred or suffered by Purchaser Indemnified Parties (excluding Damages in connection with the De Minimis Claims) exceeds one-tenth of a percent (0.1%) of the amount of the Allocated Purchase Price for the Westwood Hills Property (“Westwood Hills Seller Floor”), in which event the Westwood Hills Seller’s liability respecting such claim(s) shall be for any amount thereof in excess of the Westwood Hills Seller Floor, subject to the Westwood Hills Seller Maximum Liability. For the avoidance of doubt, determining whether the applicable threshold for, or maximum liability in respect of, indemnification has been met with respect to (a) the Sole-Owned Properties is independent of the amount of claims for breach or inaccuracy of any Sellers’ Representations with respect to the Pierre Property or the Westwood Hills Property, (b) the Pierre Property is independent of the amount of claims for breach or inaccuracy of any Sellers’ Representations with respect to the Sole-Owned Properties or the Westwood Hills Property and (c) the Westwood Hills Property is independent of the amount of claims for breach or inaccuracy of any Sellers’ Representations with respect to the Pierre Property or the Sole-Owned Properties. In no event will (A) any claims for breach or inaccuracy of any Sellers’ Representations relating to the Sole-Owned Properties be applied towards determining whether the applicable threshold for, or maximum liability in respect of, indemnification has been met with respect to any claims for breach or inaccuracy of any Sellers’ Representations with respect to the Pierre Property or the Westwood Hills Property, (B) any claims for breach or inaccuracy of any Sellers’ Representations relating to the Pierre Property be applied towards determining whether the applicable threshold for, or maximum liability in respect of, indemnification has been met with respect to any claims for breach or inaccuracy of any Sellers’ Representations with respect to the Sole-Owned Properties or the Westwood Hills Property and (C) any claims for breach or inaccuracy of any Sellers’ Representations relating to the Westwood Hills be applied towards determining whether the applicable threshold for, or maximum liability in respect of, indemnification has been met with respect to any claims for breach or inaccuracy of any Sellers’ Representations with respect to the Pierre Property or the Sole-Owned Properties. Notwithstanding anything to the contrary contained in this Agreement, the liability of Sellers with respect to the Cap Exclusions shall not be subject to any Seller Floor and Seller Maximum Liability. For purposes hereof, the term “Cap Exclusions” shall mean the following: (i) a breach of any Fundamental Sellers’ Representations; (ii) a breach of any certifications in any FIRPTA Affidavit; and (iii) the indemnification obligations of Sellers with respect to brokers and brokerage fees, as set forth in Section 3.4. In furtherance of the foregoing indemnification provisions, the Trust agrees that if at any time within the six (6) month period immediately following the Closing its sells all or any part of its interest in the Baltimore Property, then following such sale it shall retain liquid assets until the expiration of the Survival Period in an amount sufficient to satisfy its indemnification obligations pursuant to this Section 12.4 (and if there is a Noticed Claim which remains outstanding following the expiration of the Survival Period, then in an amount reasonably sufficient to satisfy its indemnification obligations in respect of such Noticed Claim for so long as it shall remain outstanding).

12.5       REIT Savings Clause. Notwithstanding anything in this Agreement to the contrary, in no event shall any amount paid to any Seller Indemnified Party pursuant to this Agreement (including the Deposit, to the extent Sellers are entitled thereto pursuant to this

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Agreement) in any taxable year exceed the maximum amount that can be paid in such year without causing any Seller Indemnified Party, or any direct or indirect owner of such Seller Indemnified Party, in each case, which is a real estate investment trust, to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for such year, determined as if the payment of such amount did not constitute income described in Section 856(C)(2)(A)-(I) and Section 856(C)(3)(A)-(I) of the Code, as determined by Sellers’ independent accountants. If the maximum amount that can be paid for any taxable year under the preceding sentence is less than the amount which Purchaser would otherwise be obligated to pay to the Seller Indemnified Parties pursuant to this Article XII (plus the amount of the Deposit, to the extent Seller are entitled thereto pursuant to this Agreement) (the aggregate amount of such deficit, the “Deficit Amount”), Sellers shall so notify Purchaser, and Purchaser shall place the Deficit Amount in escrow and shall not execute any instrumentation permitting a release of any portion thereof to the applicable Seller Indemnified Party, and the applicable Seller Indemnified Party shall not be entitled to any such amount, unless and until Purchaser and the escrow holder receive a written request therefor from Sellers, in which event the escrow holder shall pay such maximum amount. The obligation of Purchaser and the escrow holder to pay any Deficit Amounts shall terminate ten (10) years from the date of this Agreement and, upon such date, the escrow holder shall remit any remaining funds in escrow to Purchaser and Purchaser shall have no obligation to make any further payments to the Seller Indemnified Parties notwithstanding that such Deficit Amounts have not been paid as of such date. For all purposes of this Agreement, (i) the Seller Indemnified Parties release Purchaser from any claims that may arise from actions taken by Purchaser at the request of the Seller Indemnified Parties (or their respective agents) under this Section 12.5, and (ii) the right of the Seller Indemnified Parties to receive Deficit Amounts shall be limited to the amounts in escrow and Purchaser shall have no obligation to make any further payments to any Seller Indemnified Party with respect to such Deficit Amounts.

12.6       Indemnification Procedures.

12.6.1       The party or the parties making a claim for indemnification under Section 12.2 or Section 12.3 shall be, for purposes of this Agreement, referred to as the “Indemnified Person” and the party or the parties against whom such claims are asserted shall be, for purposes of this Agreement, referred to as the “Indemnifying Person”.

12.6.2       Any Indemnified Person shall make any claim for indemnification pursuant to Section 12.2 or Section 12.3, as applicable, by notifying the Indemnifying Person prior to the expiration of the Survival Period by the delivery of a written notice (each such notice, a “Notice of Claim” and each such claim identified therein, a “Noticed Claim”) setting forth: (i) the particular representation and warranty and specifying in reasonable detail the nature of the claim and the factual and legal basis for any such claim and the provisions of this Agreement upon which such claim is made; (ii) the dollar amount of the Damages relating to the Noticed Claim (or a reasonable estimate of such amount); (iii) the aggregate dollar amount of all prior Noticed Claims by such Indemnified Person to date (or a reasonable estimate of such amount); (iv) whether the applicable Seller Floor (if applicable) has been exceeded; and (v) the aggregate dollar amount of Damages paid by the Indemnifying Person to date. If Purchaser and Sellers cannot mutually agree upon the settlement of any such Noticed Claim, the Indemnified Person shall be deemed to have waived its right to pursue such Noticed Claim (and any right to collect from the Indemnified Person

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with respect to such Noticed Claim), unless the Indemnified Person brings a court action with respect to such Noticed Claim on or prior to the date that is ninety (90) days after the expiration of the Survival Period.

12.6.3       In the event of any claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against any Indemnified Person which is covered by the indemnification provisions of this Article XII (in each such case, a “Third-Party Claim”), the Indemnified Person shall promptly cause written notice of the assertion of such Third-Party Claim to be forwarded to the Indemnifying Person (a “Notice of Third-Party Claim”). The failure of the Indemnified Person to deliver promptly to the Indemnifying Person a Notice of Third-Party Claim shall not release, waive or otherwise affect the Indemnifying Person’s obligations with respect thereto except to the extent that the Indemnifying Person is actually prejudiced as a result of such failure. Subject to Section 12.6.4, in the event an Indemnifying Person accepts and assumes responsibility for indemnification pursuant to this Article XII with respect to any Third-Party Claim, such Indemnifying Person on behalf of the Indemnified Person shall have the right to elect to assume control of the defense of any Third-Party Claim with counsel reasonably acceptable to the Indemnified Person. The costs and expenses incurred by the Indemnifying Person in connection with such defense (including reasonable out-of-pocket attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be paid by the Indemnifying Person (subject to the applicable Seller Floor and Seller Maximum Liability, if applicable). In the event of a conflict of interest between the Indemnifying Person and the Indemnified Person as to the defense of any Third-Party Claim for which indemnification is required hereunder, the Indemnified Person may engage counsel of its own choice to participate in the defense of such Third-Party Claim (which counsel shall be reasonably satisfactory to the Indemnifying Person) at the expense of the Indemnifying Person (subject to the applicable Seller Floor and Seller Maximum Liability, if applicable). No Indemnified Person shall settle any Third-Party Claim without the prior approval of the Indemnifying Person, such approval not to be unreasonably withheld or delayed.

12.6.4       With respect to the defense of any Third-Party Claim, the Indemnifying Person shall not be entitled to continue control of such defense and shall pay the costs and expenses incurred by the Indemnified Person in connection with such defense (subject to the applicable Seller Floor and Seller Maximum Liability, if applicable) if the Indemnifying Person fails to assume control of the defense or materially fails to defend such claim.

12.6.5       If the Indemnifying Person has the right to and does elect to defend any Third-Party Claim, the Indemnifying Person shall: (i) conduct the defense of such Third-Party Claim actively and diligently and keep the Indemnified Person reasonably informed of material developments in the Third-Party Claim at all stages thereof and (ii) to the extent practicable, permit the Indemnified Person and its counsel to confer with the Indemnifying Person regarding the conduct of the defense thereof. Each of the Indemnified Party and the Indemnifying Party will make available to each other and each other’s counsel and accountants, without charge, all of their and their Affiliates’ books and records relating or responsive to the Third-Party Claim, and each party (at its own expense) will render to the other party such assistance as may be reasonably required in order to ensure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials

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and appeals as may be reasonably requested by the other party in connection therewith; provided, however, that the Indemnified Person shall not have an obligation to disclose any information or documents that are proprietary, subject to confidentiality restrictions (unless the recipient of such information signs a confidentiality agreement reasonably acceptable to the disclosing Indemnified Person) or privileged (including pursuant to any attorney-client privilege). The Indemnified Person and the Indemnifying Person shall render to each other, at the sole cost and expense of the Indemnifying Person such other assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.

12.6.6       If the Indemnifying Person has the right to and does elect to defend any Third-Party Claim, the Indemnifying Person shall have the right to enter into any settlement of a Third-Party Claim without the consent of the Indemnified Person, provided that (i) such settlement does not involve any injunctive or other equitable relief or the contractual equivalent thereof binding upon the Indemnified Person, (ii) such settlement expressly and unconditionally releases the Indemnified Person from all liabilities and obligations with respect to such claim, with prejudice and (iii) such settlement does not include an admission of wrongdoing by the Indemnified Person; provided, further, that no settlement by the Indemnifying Person of a Third-Party Claim shall limit or reduce the right of the Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from such Third-Party Claim to the extent such Indemnified Person is otherwise entitled to be indemnified pursuant to this Article XII.

12.6.7       The amount of any indemnifiable Damages shall be determined net of (i) payments recovered by such Indemnified Person under any insurance policy with respect to such Damages, and (ii) any net prior recovery by such Indemnified Person from any other third party with respect to such Damages. If the Indemnifying Person has paid the Indemnified Person pursuant to the provisions of this Article XII with respect to a claim for which payment of the type described in clauses (i) and (ii) of the preceding sentence is subsequently received by the Indemnified Person, the Indemnified Person will promptly pay to the Indemnifying Person the amount of such duplicative payment (net of any costs of recovery), provided that the amount of such payment will not exceed the sums paid by the Indemnifying Person to the Indemnified Person in connection with the applicable claim.

12.6.8       Sellers and Purchaser shall use reasonable best efforts to (i) mitigate any Damages, whether by asserting claims against third parties or by otherwise qualifying for a benefit that would reduce or eliminate Damages for which indemnification would otherwise be available under this Article XII, and (ii) recover any Losses from applicable insurance policies or third parties..

12.6.9       The terms of this Section 12.6 are not intended to modify in any manner the limitations on liability set forth in Section 12.4.

12.7       Exclusive Remedy. Purchaser and Sellers acknowledge and agree that, following the Closing, the indemnification provisions of this Article XII shall be the exclusive rights and remedy of Purchaser (and all other Purchaser Indemnified Parties) and Sellers (and all other Seller Indemnified Parties) under this Agreement with respect to any breach of the Sellers’ Representations or the Purchaser’s Representations, respectively.

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12.8       Manner of Payment. Any indemnification payments required to be made by Sellers or Purchaser pursuant to this Article XII shall be effected by wire transfer of immediately available funds to the accounts designated by the other party, within five (5) days after the final determination thereof.

12.9       Survival. The provisions of this Article XII shall survive the Closing, subject to the limitations on such survival set forth in Sections 12.1 and 12.6.2 above.

Article XIII
AS-IS SALE AND PURCHASE

Purchaser acknowledges that the provisions of this Article XIII have been required by Sellers as a material inducement to enter into this Agreement and the Transactions, and the intent and effect of such provisions have been explained to Purchaser by Purchaser’s counsel and have been understood and agreed to by Purchaser.

As a material inducement to Sellers to enter into this Agreement and to convey the Properties to Purchaser, Purchaser hereby acknowledges and agrees that:

13.1       AS-IS. Subject to the Sellers’ Representations and Sellers’ covenants expressly set forth in this Agreement and/or the Seller Closing Documents, Purchaser is purchasing the Properties in their existing condition (whether physical, financial or otherwise) on the Closing Date, “AS-IS, WHERE-IS, WITH ALL FAULTS” and has made or has waived all inspections and investigations of the Properties (and all information and documents relating thereto) and their respective vicinities which Purchaser believes are necessary to protect its own interest in, and its contemplated use of, the Properties.

13.2       No Representations. Except (in the case of Sellers) for the Sellers’ Representations and Sellers’ covenants expressly set forth in this Agreement and/or the Seller Closing Documents, no Seller, Affiliate of any Seller, or officer, director, partner, member, shareholder, employee, agent, representative, accountant, advisor, attorney, principal, consultant, contractor, successor or assign of any Seller or Affiliate thereof (each Seller and all of the other Persons described above in this sentence, collectively, the “Exculpated Parties”) has made any representation, warranty, inducement, promise, agreement, assurance or statement, oral or written, of any kind whatsoever to Purchaser upon which Purchaser is relying, or in connection with which Purchaser has made or will make any decisions concerning the Properties or its vicinity, including with respect to (i) the ownership, operation, management, leasing, use, condition, value or financial earning capacity of the Properties or the business of any Seller, (ii) continued occupancy levels, entitlements, condemnation actions (current or prospective) or casualty events with respect to the Properties, (iii) the value, or the actual or projected revenue and expenses, of the Properties, (iv) the current or future real estate tax liability, assessment or valuation of the Properties, (v) the availability of any financing for the alteration, renovation or operation of the Properties from any source, (vi) compliance of the Properties or any Seller with any applicable law (including any applicable Environmental Law) or contractual or legal obligations, (vii) the existence or absence of any environmental hazards or other conditions on the Properties (including the presence of asbestos or other Hazardous Materials), or (viii) the permissibility, feasibility, or convertibility of

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all or any portion of the Properties for any particular use or purpose, including its present or future prospects for sale, lease, development, occupancy or suitability as security for financing.

13.3       No Implied Warranties. Except for the Sellers’ Representations, each Seller hereby specifically disclaims: (i) all warranties implied by law arising out of or with respect to the execution of this Agreement, any aspect or element of any Property or the performance of Sellers’ obligations hereunder, including all implied warranties of merchantability, habitability and/or fitness for a particular purpose; and (ii) any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning (x) the nature and condition of the Properties, including the water, soil and geology, the suitability thereof and of the Properties for any and all activities and uses which Purchaser may elect to conduct thereon, the existence or absence of any environmental hazards or conditions thereon (including to the presence of asbestos or other Hazardous Materials) or compliance with applicable Environmental Laws; (y) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, current or potential eminent domain proceedings, condition or other matter; or (z) the compliance of the Properties or their operation with any applicable law.

13.4       Documents and Information Supplied by Sellers. Except for the Sellers’ Representations, Purchaser specifically acknowledges and agrees that (i) no Seller or any other Exculpated Party has made any representation or warranty of any nature concerning the content, accuracy, truthfulness or completeness of any documents or information delivered or made available to Purchaser by any Seller or any other Exculpated Party, including the Materials, or their suitability for any purpose, (ii) Purchaser shall not in any way be entitled to rely upon the accuracy, truthfulness or completeness of any such documents or information, (iii) Purchaser has undertaken such investigations or inspections of the Properties as Purchaser deems necessary and appropriate, and (iv) Purchaser is relying solely and exclusively upon such investigations and inspections and not on the Materials or any other documents or information provided to Purchaser by any Seller or any other Exculpated Party. As to the Materials, and without prejudice to Purchaser’s rights with respect to the Sellers’ Representations, Purchaser specifically acknowledges that they may have been prepared by third parties with whom Purchaser has no privity, and Purchaser acknowledges and agrees that no warranty or representation, express or implied, has been made, nor shall any be deemed to have been made, to Purchaser with respect to any or all of the Materials, either by any Seller, any other Exculpated Party or by any third parties that prepared the same. Purchaser acknowledges and agrees that, except as otherwise expressly set forth in the Sellers’ Representations, Purchaser shall not have any recourse against any Exculpated Party, and hereby fully releases each Exculpated Party from any liability, and irrevocably waives any right to maintain any claim or cause of action against any Exculpated Party, in the event of incompleteness of, any errors in or omissions from the Materials.

13.5       Assumption and Release. As of the Closing, and without prejudice to Purchaser’s rights with respect to the Sellers’ Representations, Purchaser hereby (i) assumes the risk of all adverse matters, including adverse physical conditions, defects, including construction defects, and environmental, health, safety and welfare matters and conditions, which may or may not have been revealed by Purchaser’s investigation and evaluation of the Properties, and (ii) fully and irrevocably releases each and every Seller from any and all claims that Purchaser may have against any Seller for any liability arising from or related to any matter of any nature relating to, and any

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condition of, any Property, or any portion thereof, or the purchase of the Properties by Purchaser from Sellers pursuant to this Agreement, including any liability arising in connection with any latent or patent construction defects therein, errors or omissions relating thereto, compliance thereof with applicable law, the existence or absence of any environmental hazards or conditions thereon (including the presence of any Hazardous Materials) and other environmental matters within, under or upon, or in the vicinity of any Property, any statutory or common law right Purchaser may have to receive disclosures from Sellers, or any other condition or circumstance affecting any Property, its financial viability, use or operation. In addition to any liability of which Purchaser is presently aware or which Purchaser presently suspects to exist, this release includes all liability of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist in its favor, including any such liability which, if known by Purchaser, would materially affect Purchaser’s release of Sellers pursuant to this Section 13.5.

Notwithstanding anything to the contrary set forth in this Section 13.5, the foregoing release is not intended to and does not cover (i) any Damages incurred by any Purchaser Indemnified Parties arising from any breach of the Sellers’ Representations or (ii) any other breach by any Seller of an express covenant of such Seller under this Agreement or any Seller Closing Documents.

13.6       Survival. The provisions of this Article XIII shall survive the Closing and any earlier termination of this Agreement.

Article XIV
MISCELLANEOUS

14.1       Binding Effect. This Agreement shall not be binding on either party until executed by both Purchaser and Sellers.

14.2       Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in a number of identical counterparts. This Agreement may be executed by facsimile signatures or electronic delivery of signatures which shall be binding on the parties hereto.

14.3       Further Assurances. Each party agrees that it will, upon a request by the other party, execute and deliver such other documents and take such other action, whether prior or subsequent to the Closing, as may be reasonably required to consummate the Transactions pursuant to, and in accordance with, the terms of this Agreement, provided the same does not result in any increased liability to such first party or result in any cost or expense to such first party that it has not expressly undertaken to pay under this Agreement.

14.4       Recording. Purchaser shall not cause or allow this Agreement or any contract or other document related hereto (other than the Deeds, which Purchaser shall cause to be recorded in the applicable real property recording offices after the Closing), nor any memorandum or other evidence hereof, to be recorded or become a public record without Sellers’ prior written consent, which consent may be withheld in Sellers’ sole discretion. If Purchaser records this Agreement or any other memorandum or evidence hereof, Purchaser shall be in material default of its obligations under this Agreement. Purchaser hereby appoints each Seller as Purchaser’s attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of this

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Agreement or other memorandum or evidence thereof from the public records. This appointment shall be coupled with an interest and irrevocable and shall survive the termination of this Agreement.

14.5       Relationship of Parties. Each of each Seller and Purchaser acknowledges and agrees that the relationship established between the parties pursuant to this Agreement is only that of a seller and a purchaser of property. Neither Purchaser nor any Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

14.6       Exhibits; Annexes; Schedules. All Exhibits, Annexes and Schedules attached hereto are a part of this Agreement for all purposes.

14.7       Construction. Captions, headings and titles of this Agreement are solely for convenience of reference and shall in no way affect, limit, amplify, or modify the terms and provisions of this Agreement. No provision of this Agreement shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Agreement; each party, being represented by counsel, has fully participated in the negotiation of this instrument.

14.8       Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

14.9       Successors and Assigns. Purchaser shall have no right to assign this Agreement, except to a Designee; provided, however, that Purchaser shall have the right to direct that deeds and other closing documents be entered into by one or more affiliates of Purchaser. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.10       Multiple Purchasers. If Purchaser directs any designees to take title pursuant to and in accordance with Section 14.9, the term “Purchaser”, as used in this Agreement, shall mean Purchaser and each such Designee and designee collectively and all of the representations, warranties and covenants of Purchaser hereunder shall be the representations, warranties and covenants of Purchaser and each such Designee jointly and severally (and the representation and warranty contained in the first sentence of Section 6.3.1 with respect to any Designee shall be deemed supplemented at the Closing to refer to the applicable entity form and jurisdiction with respect to such Designee).

14.11       Third-Party Beneficiaries. The provisions of this Agreement and of the other agreements, documents and instruments to be executed and delivered pursuant hereto are and will be for the benefit of the parties hereto only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of any such other agreements, documents or instruments, provided, however, that (i) each Exculpated Party shall be a third-party beneficiary of Article XIII and (ii) each Indemnified Person shall be a third-party beneficiary of Article XII.

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14.12       No Personal Liability. Purchaser acknowledges that this Agreement is entered into by and among each Seller and Purchaser, and Purchaser agrees that none of the Seller Indemnified Parties (other than Sellers) shall have any personal liability under this Agreement or any other agreements, documents or instruments executed in connection with the Transactions. Each Seller acknowledges that this Agreement is entered into by and among Purchaser and each Seller, and each Seller agrees that none of the Purchaser Indemnified Parties (other than Purchaser) shall have any personal liability under this Agreement or any other agreements, documents or instruments executed in connection with the Transactions.

14.13       Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement and any aspect thereof.

14.14       Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Agreement shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

14.15       Entire Agreement. This Agreement, together with the Confidentiality Agreement, the Seller Closing Documents and the Purchaser Closing Documents, embodies the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and contracts, whether written or oral.

14.16       Amendments. This Agreement shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, that nothing contained in this Section 14.16 shall be deemed to limit or modify Sellers’ rights under Section 6.2.

14.17       Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good-faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.18       Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to any principles regarding conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. Each of each Seller and Purchaser shall submit to the exclusive jurisdiction of the state courts of the State of New Jersey and to the jurisdiction of the United States District Court for the District of New Jersey for the purposes of each and every suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the parties, it being expressly understood and agreed that this consent to jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Agreement or as otherwise permitted by such law, shall be necessary in order to

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confer jurisdiction upon a party in any such court. Each of each Seller and Purchaser shall waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any suit, action or proceeding brought in any such court, any claim that such Seller or Purchaser is not subject personally to the jurisdiction of the above-named courts, that such Seller’s or Purchaser’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Notwithstanding the foregoing, (A) to the extent that any remedy hereunder with respect to the Regency Property requires that an action be brought in a court in the State of New York, such action may be commenced and prosecuted in such court and each of Purchaser and Sellers submit to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for such purposes, and (B) to the extent New York law mandatorily applies in any proceeding referenced in clause (A), New York law shall govern to such extent.

14.19       WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. The terms and provisions of this Section 14.19 shall survive the Closing and any earlier termination of this Agreement.

14.20       Confidentiality.

14.20.1       Purchaser acknowledges and agrees that (i) it is subject to the Confidentiality Agreement, the terms and conditions of which are hereby incorporated by reference as if fully set forth herein, (ii) notwithstanding anything in the Confidentiality Agreement to the contrary, the execution and delivery of this Agreement shall not terminate, or otherwise affect or limit the terms of, the Confidentiality Agreement, except as expressly stated herein, and the Confidentiality Agreement shall remain in full force and effect, and (iii) the existence and terms of this Agreement shall constitute “Evaluation Material” under, and be held confidential subject to the terms of, the Confidentiality Agreement. Notwithstanding the above, Purchaser shall have the right to (x) disclose the foregoing to the officers, directors, members, controlling persons, employees, attorneys, accountants, lenders, potential equity sources, advisors and consultants of Purchaser and its affiliates, and (y) make such disclosures as may be required in connection with soliciting any related consents or approvals (including in connection with seeking any Loan Assumption Approval) or by applicable laws.

14.20.2       Sellers shall keep the existence and terms of this Agreement confidential, provided that Sellers shall have the right to (i) disclose the foregoing to their respective joint venture partners and affiliates (and joint venture partners of their respective affiliates) and the officers, directors, members, controlling persons, employees, attorneys, accountants, lenders, advisors and consultants of Sellers, the aforesaid joint venture partners and their respective affiliates and (ii) make such disclosures as may be required in connection with soliciting any related consents or approvals (including in connection with seeking any Loan Assumption Approval) or by applicable laws or by the regulations, rules and policies of any

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applicable regulatory body or stock exchange, including, without limitation, the filing of a copy of this Agreement with the Securities and Exchange Commission.

14.21       Notices. All notices, consents, approvals, acceptances, demands, waivers or other communications required or permitted hereunder must be in writing to be effective and shall be personally delivered, sent by registered or certified mail, return receipt requested, delivered via overnight mail (via Federal Express or similar overnight courier) or delivery by email, and shall be deemed received upon the date of delivery, if personally delivered, delivered via overnight mail or delivered by email (provided, however, if such delivery occurs at any time other than normal business hours on a Business Day at the location of receipt, the same shall be deemed delivered on the next Business Day) or three (3) Business Days after the date of posting by U.S. postal service, if mailed. Notwithstanding the foregoing, email may not be the sole means of delivery for any notice to be effective. All such notices or communications shall be addressed as follows:

If to any Seller:                   c/o Hekemian & Co., Inc.

505 Main Street

Hackensack, New Jersey 07601

Attention: Allan Tubin

Email: allan@hekemian.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

1285 Avenue of the Americas

New York, New York 10019

Attention: Bruce Gutenplan and Mitch Berg

Email: bgutenplan@paulweiss.com and mberg@paulweiss.com

If to Purchaser:                   c/o Kushner Companies

666 Fifth Avenue, 15th Floor

New York, New York 10103

Attention: Ben Curtiss and Emily Wolf

Email: bcurtiss@kushner.com and ewolf@kushner.com

with a copy to:

Brach Eichler LLC

101 Eisenhower Parkway

Roseland, New Jersey 07068

Attention: Alan R. Hammer

Email: ahammer@bracheichler.com

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Each party shall be entitled to change its address for notices and other communications required or permitted hereunder from time to time by delivering to the other party notice thereof in accordance with this Section 14.21. Any refusal to accept delivery of a notice, shall be deemed to constitute delivery when delivery was attempted.

14.22       Joint and Several.

14.22.1              The covenants, representations, indemnities and other obligations of each of the Sole-Owner Sellers under this Agreement shall be limited to matters related to the Sole-Owner Sellers and such Sellers’ Properties. The Sole-Owner Sellers shall be jointly and severally liable with respect to such covenants, representations, indemnities and obligations, but shall not be liable with respect to the representations, covenants, indemnities and obligations of any Co-Owner Seller or in respect of any Co-Owned Property.

14.22.2              The covenants, representations, indemnities and other obligations of the Westwood Hills Seller under this Agreement shall be limited to matters related to the Westwood Hills Seller and the Westwood Hills Property. Without limiting the foregoing, the Westwood Hills Seller shall not be liable with respect to the representations, covenants, indemnities and obligations of the Pierre Property Seller or any Sole-Owner Seller, or in respect of the Pierre Property or any Sole-Owned Property.

14.22.3       The covenants, representations, indemnities and other obligations of the Pierre Seller under this Agreement shall be limited to matters related to the Pierre Seller and the Pierre Property. Without limiting the foregoing, the Pierre Seller shall not be liable with respect to the representations, covenants, indemnities and obligations of the Westwood Hills Seller or any Sole-Owner Seller, or in respect of the Westwood Hills Property or any Sole-Owned Property.

14.23       1031 Exchange.

14.23.1              Purchaser understands that one or more Sellers may seek to structure the disposition of one or more of the Properties (including, if applicable, tenancy-in-common interests in the Pierre Property following any TIC Conversion) in such a way that will afford the applicable Sellers (or the TIC Owners) an opportunity to take advantage of the provisions of Section 1031 of the Code governing tax free exchanges and reorganizations. Purchaser shall reasonably cooperate with Sellers (or the TIC Owners) (at Sellers’ (or the TIC Owners’) sole cost and expense) in such efforts. Without limiting the generality of the foregoing, Purchaser, if directed by one or more Sellers (or TIC Owners), shall make all payments on account of the Allocated Purchase Price in respect of the applicable Apartment Complexes (including, at the direction of Sellers, the allocable portion of the Deposit) (or the portion of the Applicable Purchase Price allocable to the applicable TIC Owners), to a Qualified Intermediary (as defined in the Code) and not to Sellers (or the applicable TIC Owners), directly or indirectly. Each Seller (and TIC Owner) reserves the right, in effectuating such like-kind exchange, to assign such Seller’s (or TIC Owner’s) rights in, but not its obligations, under this Agreement to the Qualified Intermediary and Purchaser hereby consents to such assignment. Purchaser agrees to execute such reasonable documents and otherwise to cooperate in such respects as may reasonably be requested by such Seller (or TIC Owner) in order to enable such Seller (or TIC Owner) to carry out a like-kind exchange as aforesaid. Subject to Section 7.3 with respect to the Pierre Property, the like kind

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exchange shall not diminish Purchaser’s rights (or Sellers’ (or TIC Owners’) liabilities or obligations), nor increase Purchaser’s liabilities or obligations, in any manner. Subject to Section 14.22, Sellers (and each TIC Owner) agree to indemnify, defend and hold harmless Purchaser from and against all loss, liability, damages and disbursements, costs and expenses (including reasonable counsel fees and disbursements) resulting from a Seller’s (or such TIC Owner’s) election to structure the disposition of its interests as a like-kind exchange.

14.23.2              Sellers hereby acknowledges that it is the intent of Purchaser, in connection with its acquisition of one or more of the Properties, to potentially take advantage of the provisions of Section 1031 of the Code governing tax free exchanges and reorganizations. In connection therewith, Sellers agree and acknowledge that Purchaser may designate that title to one or more Properties be conveyed to a Qualified Intermediary for the purpose of completing such an exchange. Sellers agree to reasonably cooperate with Purchaser and any Qualified Intermediary as shall be reasonably necessary to complete the exchange, including the execution of any documentation required by any Qualified Intermediary for purposes of completing the exchange, provided that such cooperation shall not impose additional liability or expense upon Sellers. Purchaser acknowledges and agrees that in no event shall any of Purchaser’s other rights or obligations hereunder, including any rights to indemnification under this Agreement, be transferred to a Qualified Intermediary. Purchaser’s exercise of its rights under this Section 14.23.2 shall not delay the Closing or cause any additional expense to Sellers.

14.24       Prevailing Party’s Attorneys’ Fees. In connection with any litigation initiated by a party hereto against the other party hereto arising out of this Agreement, the party adjudicated to be the substantially prevailing party shall be entitled to recover reasonable attorneys’ fees and disbursements from the other party.

14.25       Survival. The provisions of this Article XIV shall survive the Closing and any earlier termination of this Agreement (except that the provisions of Section 14.3 shall not survive any termination of this Agreement).

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NOW, THEREFORE, the parties hereto have executed this Agreement as of the date first set forth above.

Sellers:

First Real Estate Investment Trust OF NEW JERSEY,
a New Jersey real estate investment trust

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: President and Chief Executive Officer

[Signatures continue on following page]

[Signature Page to Purchase and Sale Agreement]

Berdan Court, LLC, a Delaware limited liability company By: First Real Estate Investment Trust of New Jersey, a New Jersey real estate investment trust, its Sole Member and Sole Manager

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: President and Chief Executive Officer

[Signatures continue on following page]

[Signature Page to Purchase and Sale Agreement]

Pierre Towers, LLC,

a New Jersey limited liability company

By: S and A Commercial Associates Limited Partnership, a Maryland limited partnership, its sole member

By: First Real Estate Investment Trust of New Jersey, a New Jersey real estate investment trust, its general partner

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: President and Chief Executive Officer

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[Signature Page to Purchase and Sale Agreement]

FREIT Regency, LLC, a New Jersey limited liability company By: First Real Estate Investment Trust of New Jersey, a New Jersey real estate investment trust, its sole Member and Manager

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: President and Chief Executive Officer

[Signatures continue on following page]

[Signature Page to Purchase and Sale Agreement]

Station PlaCE on Monmouth LLC, a New Jersey limited liability company By: First Real Estate Investment Trust of New Jersey, a New Jersey real estate investment trust, its sole Member and Manager

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: President and Chief Executive Officer

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[Signature Page to Purchase and Sale Agreement]

Westwood Hills, L.L.C., a New Jersey limited liability company By: First Real Estate Investment Trust of New Jersey, a New Jersey real estate investment trust, its managing member

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: President and Chief Executive Officer

[Signature Page to Purchase and Sale Agreement]

Purchaser:

SINATRA PROPERTIES LLC, a Delaware limited liability company

By:	/s/ Laurent Morali
Name: Laurent Morali
Title: Authorized Signatory

[Signature Page to Purchase and Sale Agreement]

ANNEX 1

DEFINED TERMS

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms as to confidentiality that are substantially the same, in all material respects, as those set forth in the Confidentiality Agreement.

“Access Agreement’ means that certain Property Access Agreement dated November 26, 2019, between Sellers and Kushner Realty Acquisition LLC, as the same may have been, or may hereafter be, supplemented, amended, restated or otherwise modified.

“Acquisition Proposal” means any indication of interest, offer or proposal, including any amendment or modification to any existing indication of interest, offer or proposal, contemplating an Acquisition Transaction (other than, for the avoidance of doubt, any indication of interest, offer or proposal made or submitted by or on behalf of Purchaser or one or more of its Affiliates).

“Acquisition Transaction” means any transaction (including any single- or multi-step transaction) or series of related transactions with any Person or “group” (as defined in the Exchange Act) involving (x) the issuance to such Person or “group” or acquisition by such Person or “group” of, or a tender offer or exchange offer that if consummated would result in such Person or “group” beneficially owning (within the meaning of Section 13(d) of the Exchange Act), at least fifty percent (50%) of the outstanding equity interests in the Trust or (y) the acquisition by such Person or “group” of at least fifty percent (50%) of the consolidated assets, or assets generating at least fifty percent (50%) of the consolidated net revenue or consolidated net income, of the Trust and its subsidiaries, in each case of clauses (x) and (y), whether pursuant to a merger (including a reverse merger in which the Trust is the surviving entity), reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer, liquidation, dissolution or other similar transaction, other than in each case of clauses (x) and (y) the Transactions.

“Affiliate” means, with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with such Person.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Allocated Purchase Prices” shall have the meaning set forth in Section 2.2.2.

“Apartment Complex” means each of the apartment complexes identified on Schedule I.

“Assigned Contract” means (i) the Pierre PSE&G Agreement and (ii) each Service Contract, other than the Regency Pool Contract, subject to receipt of any required consent to the assignment to Purchaser of the same as of the Closing Date.

Annex 1-1

“Assumption Loan” shall have the meaning set forth in Section 2.5.

“Assumption Loan Documents” shall have the meaning set forth in Section 2.5.

“Assumption Loan Properties” means, collectively, the Pierre Property and the Berdan Property.

“Assumption Loan Lender” shall have the meaning set forth in Section 2.5.

“Assumption Loan Lender Ancillary Costs” means, collectively, all costs and expenses (other than Loan Assumption Fees) to be paid to or on behalf of each Assumption Loan Lender and to their agents, attorneys or other representatives, in connection with seeking and obtaining the Loan Assumption and Release, including additional reserves and escrows, title insurance premiums and fees, endorsement fees, non-refundable deposits, search fees, closing fees, recordation fees and legal fees and disbursements.

“Assumption Loan Sellers” shall have the meaning set forth in Section 2.5.

“Baltimore Property” means that certain mixed-use property located at 711 W. 40th Street, Baltimore, Maryland, and commonly known as “The Rotunda”..

“Berdan Loan” shall have the meaning set forth in Section 2.5.1.

“Berdan Loan Assumption Fee Cap” shall have the meaning set forth in Section 2.5.5.

“Berdan Property” means the Apartment Complex named “Berdan Court” on Schedule I.

“Boulders Property” means the Apartment Complex named “The Boulders at Rockaway” on Schedule I.

“Bulk Sale Unit” shall have the meaning set forth in Section 7.9.

“Bulk Sales Escrow Agreement” shall have the meaning set forth in Section 7.9.

“Bulk Transfer Notice” shall have the meaning set forth in Section 7.9.

“Business Day” means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of New York.

“Cap Exclusions” shall have the meaning set forth in Section 12.4.

“Cash Deposit” means shall have the meaning set forth in Section 2.2.1.1.

“Closing” means the consummation of the purchase and sale and related transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

“Closing Certificate” shall mean a closing certificate in the form attached hereto as Exhibit G.

Annex 1-2

“Closing Date” means the date on which the Closing occurs.

“Closing Statement” shall have the meaning set forth in Section 5.2.5.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated July 11, 2019, between the Trust and Kushner Realty Acquisition LLC, as the same may have been, or may hereafter be, supplemented, amended, restated or otherwise modified.

“Co-Owned Property” means each of the Pierre Property and the Westwood Hills Property.

“Co-Owner Sellers” mean, collectively, (i) as to the Pierre Property, the Pierre Property Seller and (ii) as to the Westwood Hills Property, the Westwood Hills Seller.

“Control” means, with respect any Person, the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through ownership, voting control, by contract or otherwise.

“Damages” shall have the meaning set forth in Section 12.4.

“Data Site” means the IntraLinks data room titled “Project Sinatra”.

“De Minimis Claim” shall have the meaning set forth in Section 12.1.

“Deed” means, with respect to each Property, a special warranty deed (or with respect to the Regency Property, a bargain and sale deed without covenants against grantor’s acts) for each parcel of Land, the related Improvements and any other real property included in such Property, subject only to the Permitted Exceptions.

“Deficit Amount” shall have the meaning set forth in Section 12.5.

“Delinquency Report” shall have the meaning set forth in Section 6.1.7.

“Deposit” means shall have the meaning set forth in Section 2.2.1.1.

“Deposit LOC” means shall have the meaning set forth in Section 2.2.1.1.

“Designee” means any Person that is an Affiliate of Purchaser.

“Disclosure Schedules” shall have the meaning set forth in Article VI.

“Division Escrow” shall have the meaning set forth in Section 7.9.

“Effective Date” shall have the meaning set forth in the introductory paragraph.

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“Encumbrance” means (i) any covenant, condition, restriction, easement, right of way or other matter affecting title to a Property, and (ii) any encroachment, easement, right of way or other matter affecting title to a Property as would be disclosed by an accurate and complete survey that meets the Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys in effect as of the Effective Date; provided, however, that “Encumbrances” do not include Liens or Leases.

“Environmental Laws” means the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Sections 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Safe Drinking Water Act 42 U.S.C. Section 300(f) et seq. and all other applicable state, county, municipal, or, administrative ordinances, rules, regulations, judgments, and orders relating or pertaining to (A) the protection, preservation or reclamation of the environment or natural resources or (B) the management, release and threatened release of hazardous materials.

“Escrow Agent” shall have the meaning set forth in Section 2.2.1.1.

“Escrow Agreement” shall have the meaning set forth in Section 2.3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exculpated Parties” shall have the meaning set forth in Section 13.2.

“Executive Order” shall have the meaning set forth in Section 6.1.6.

“Existing Regency Mortgage” shall have the meaning set forth in Section 4.7.

“Existing Regency Mortgage Lender” shall have the meaning set forth in Section 4.7.

“Existing Regency Note” shall have the meaning set forth in Section 4.7.

“HFF” shall have the meaning set forth in Section 3.4.

“FIRPTA Affidavit” shall have the meaning set forth in Section 5.2.7.

“Fixtures and Tangible Personal Property” means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on the Land or in the Improvements as of the Effective Date or acquired by a Seller prior to the Closing Date, in each case, used or usable exclusively in connection with the occupation or operation of all or any portion of the Land or the Improvements; provided, however, that the term “Fixtures and Tangible Personal Property” specifically excludes assets that are not owned by Sellers (including assets owned or leased by any Tenant, any guest or any employee or other person furnishing goods or services to any portion of any Property).

“Fundamental Sellers’ Representations” means the representations and warranties under (i) Section 3.4, (ii) Section 6.1.1, (iii) Section 6.1.2, (iv) Section 6.1.3 and (v) Section 6.1.6.

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“General Assignment and Assumption” shall have the meaning set forth in Section 5.2.4

“Hazardous Materials” means any and all substances, wastes, materials, pollutants, contaminants, compounds, chemicals or elements which are defined or classified as a “hazardous substance,” “hazardous material,” “toxic substance,” “hazardous waste,” “pollutant,” “contaminant” or words of similar import under any Environmental Law, including all dibenzodioxins and dibenzofurans, polychlorinated biphenyls (PCBs), petroleum hydrocarbon, including crude oil or any derivative thereof, asbestos-containing materials in any form, and radon gas.

“Hekemian Manager” means Hekemian & Co., a New Jersey corporation.

“Improvements” means all buildings and improvements located on the Land.

“Indemnified Person” shall have the meaning set forth in Section 12.6.1.

“Indemnifying Person” shall have the meaning set forth in Section 12.6.1.

“Intangibles” means, collectively, (i) the rents and other sums due to Sellers under the Leases, (ii) to the extent assignable, any unapplied Security Deposits, and (iii) to the extent assignable and used exclusively in the operation or occupancy of the Apartment Complexes all of Sellers’ right, title and interest in and to (w) all telephone numbers, names, trade names, designations, logos, internet websites and domain names and service marks used in connection with the operation Apartment Complexes (excluding the names or variations thereof of Sellers and any tenant), (x) all warranties and guaranties issued to Sellers in connection with the Improvements or the Fixtures and Tangible Personal Property, (y) all Permits and (z) all plans, drawings and other items of intangible personal property relating to the ownership or operation of the Apartment Complexes and owned by any Seller.

“Intervening Event” means an event, circumstance, change, development, occurrence or fact occurring or arising after the date hereof that was not known to the Trust Board as of the date of this Agreement (or, if known, the magnitude or consequences of which were not known or reasonably foreseeable by the Trust Board as of the date of this Agreement), other than any event, circumstance, change, development, occurrence or fact in respect of an Acquisition Proposal.

“Land” means all of those certain tracts of land described on Exhibit A, together with all rights of Sellers’ in and to the easements, rights, privileges and appurtenances pertaining thereto.

“Lease” means any lease, sublease, license agreement or other occupancy agreement affecting any Apartment Complex under which any Seller is the landlord, sublandlord, licensor or grantor.

“Leasing Commissions” mean all leasing commissions, brokers’ commissions and similar commissions, fees and charges payable by the landlord in connection with the negotiation, execution and delivery of any Leases.

“Lien” means any mortgage, deed of trust or other consensual lien, a mechanic’s or any materialman’s lien, a judgment lien, a lien for delinquent real property taxes or assessments, any

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other tax or statutory lien, or any other lien, in each case to the extent the same affects a Property and encumbers the interest of such the applicable Seller in such Property.

“Loan Assumption and Release” shall have the meaning set forth in Section 2.5.

“Loan Assumption Application” shall have the meaning set forth in Section 2.5.

“Loan Assumption Application Submittal Deadline” shall have the meaning set forth in Section 2.5.

“Loan Assumption Approval” shall mean an Assumption Loan Lenders’ written approval of the assumption of the applicable Assumption Loan by Purchaser or an SPE Entity and the release of the applicable Seller and all existing guarantors and indemnitors from liability under the applicable Assumption Loan Documents.

“Loan Assumption Fee Caps” shall have the meaning set forth in Section 2.5.5.

“Loan Assumption Fees” means, collectively, all transfer or assumption fees to be paid to or on behalf of each Assumption Loan Lender in connection with seeking and obtaining the Loan Assumption and Release (provided that “Loan Assumption Fees” shall not include Assumption Loan Lender Ancillary Costs). With respect to the Berdan Loan, the Loan Assumption Fees shall means the “Transfer Fee” and “Transfer Processing Fee” payable thereunder.

“Major Loss or Damage” means any loss or damage to an Apartment Complex (i) which in the case of any taking as the result of (or in lieu of) any condemnation or eminent domain, renders fifteen percent (15%) or more of the Improvements at such Apartment Complex inaccessible or unusable for their intended purpose or has a material adverse effect on the access to or parking at such Apartment Complex, and (ii) with respect to which, in the case of any damage or destruction to by fire or other casualty, the cost to restore such Apartment Complex, as reasonably estimated by Sellers, would exceed fifteen percent (15%) of such Property’s Allocated Purchase Price.

“Management Agreements” means, collectively, (i) that certain Property Management Agreement, dated January 8, 2018, between Pierre Property Seller and Hekemian Manager, (ii) that certain Management Agreement, dated November 1, 2001, between the Trust and Hekemian Manager and (iii) that certain Management Agreement, dated August 26, 2019, between Berdan Court, LLC, a Delaware limited liability company, and Hekemian Manager, as each of the same may be supplemented, amended, restated or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on the business, financial condition or results of operations of the Properties, taken as a whole.

“Materials” shall have the meaning set forth in Section 3.1.1.

“Mortgage” shall have the meaning set forth in Section 4.4.

“New Disclosure Item” shall have the meaning set forth in Section 6.2.

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“New Exception” shall have the meaning set forth in Section 4.5.1.

“New Exception Review Period Expiration Date” shall have the meaning set forth in Section 4.5.1.

“New Lease Document” means each of any (i) amendment, renewal or expansion of any existing Lease and (ii) any new Lease, in each case, executed in accordance with the terms of this Agreement after the Effective Date and prior to the Closing Date.

“Noticed Claim” shall have the meaning set forth in Section 12.6.2.

“Notice of Claim” shall have the meaning set forth in Section 12.6.2.

“Notice of Third-Party Claim” shall have the meaning set forth in Section 12.6.3.

“Objected New Exception” shall have the meaning in Section 4.5.3.

“OFAC” shall have the meaning set forth in Section 6.1.6.

“Other Monetary Lien” means (i) any judgment lien against a Seller or (ii) any mechanic’s, materialmen’s or other monetary lien or encumbrance (excluding any of the foregoing liens or encumbrances to the extent they constitute Permitted Exceptions).

“Outside Closing Date” means June 15, 2020.

“Permitted Exceptions” shall have the meaning set forth in Section 4.3.

“Permit” means, collectively, all permits, licenses, approvals and authorizations issued by any governmental authority to Sellers in connection with the Properties.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

“Pierre Loan” shall have the meaning set forth in Section 2.5.1.

“Pierre Loan Assumption Fee Cap” shall have the meaning set forth in Section 2.5.5.

“Pierre Property” means the Apartment Complex named “Pierre Towers” on Schedule I.

“Pierre Property Seller” means Pierre Towers LLC, a New Jersey limited liability company, the current owner of the Pierre Property.

“Pierre Seller Floor” shall have the meaning set forth in Section 12.4.

“Pierre Seller Maximum Liability” shall have the meaning set forth in Section 12.4.

“Pierre PSE&G Agreement” means that certain PSE&G Residential Multifamily Housing Program Master Customer Agreement, dated June 24, 2016 between Public Service Electric & Gas Company (“PSE&G”) and Pierre Property Seller.

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“Physical Due Diligence” shall have the meaning set forth in Section 3.1.3.

“Pre-Closing Period” shall have the meaning set forth in Section 7.1.

“Property” means, collectively, (i) the Land, (ii) the Improvements, (iii) the Fixtures and Tangible Personal Property, (iv) the Assigned Contracts and (v) the Intangibles, including all of Sellers’ respective right, title and interest in and to the Apartment Complexes.

“Proxy Statement” shall have the meaning set forth in Section 6.1.3.

“Purchase Price” shall have the meaning set forth in Section 2.2.1.

“Purchaser” shall have the meaning set forth in the introductory paragraph.

“Purchaser Closing Documents” mean the documents delivered by Purchaser at the Closing pursuant to this Agreement.

“Purchaser Consultants” means, collectively, all of Purchaser’s agents, representatives, consultants and/or contractors.

“Purchaser Default” shall have the meaning set forth in Section 10.1.

“Purchaser Expense Reimbursement” shall have the meaning set forth in Section 9.2.5.

“Purchaser Indemnified Parties” shall have the meaning set forth in Section 12.2.

“Purchaser’s Representations” means the representations made by Purchaser that are set forth in this Agreement, the Purchaser Closing Documents and the Closing Certificate executed and delivered by Purchaser.

“Regency Mortgage Assignment” shall have the meaning set forth in Section 4.7.

“Regency Mortgage Assignment Costs” shall have the meaning set forth in Section 4.7.

“Regency Ownership Defect” shall have the meaning set forth in Section 4.8.

“Regency Pool Contract” shall have the meaning set forth in Section 3.3.

“Regency Property” means the Apartment Complex named “The Regency Club Towers” on Schedule I.

“Regency Property Owner” means FREIT Regency LLC, a New Jersey limited liability company, the current owner of the Regency Property.

“Remove” means, with respect to any matter, that Sellers cause the Title Company to remove such matter as an exception to, or affirmatively insure over such matter in, the applicable Title Policy for the benefit of Purchaser, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of any Seller or otherwise; provided, however, that

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the Title Company must also be willing to accept such Seller cure action to remove or insure over the same matter on the loan policy of Purchaser’s lender.

“Rent Roll” shall have the meaning set forth in Section 6.1.7.

“Replacement Loan Guarantor” shall have the meaning set forth in Section 2.5.

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants (other than independent public accountants), consultants, agents and other authorized representatives and advisors of such Person.

“Required Estate Planning Changes” shall have the meaning set forth in Section 2.5.

“Response Letter” shall have the meaning set forth in Section 7.9.

“Retained Employees” shall have the meaning set forth in Section 7.12.1.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Deposits” means any and all security deposits providing security for any Leases and in Sellers’ possession or control or for which Sellers are responsible under the Leases.

“Seller” and “Sellers” shall have the meanings set forth in the introductory paragraph.

“Seller Adjournment” shall have the meaning set forth in Section 5.1.

“Seller Closing Documents” mean the documents delivered by Sellers at the Closing pursuant to this Agreement.

“Seller Default” shall have the meaning set forth in Section 10.2.

“Seller Floor” means each of the Sole-Owned Properties Seller Floor, the Pierre Seller Floor and the Westwood Hills Seller Floor.

“Seller Indemnified Parties” shall have the meaning set forth in Section 12.3.

“Seller Insurance Policies” shall have the meaning set forth in Section 5.4.1.6.

“Seller Knowledge Individuals” shall have the meaning set forth in Section 6.1.

“Seller Maximum Liability” means each of the Sole-Owned Properties Seller Maximum Liability, the Pierre Seller Maximum Liability and the Westwood Hills Seller Maximum Liability.

“Sellers’ Covenants” means all covenants and agreements required by this Agreement to be performed and complied with by Sellers prior to or on the Closing Date.

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“Seller’s Knowledge” shall have the meaning set forth in Section 6.1.

“Sellers’ Representations” means the representations made by Sellers that are set forth in this Agreement, the Seller Closing Documents and the Closing Certificate executed and delivered by Sellers.

“Sellers’ Wire Instructions” shall have the meaning set forth in Section 2.2.1.1.

“Service Contracts” means, collectively, all service contracts and other similar agreements and contracts including, without limitation, contracts with television, internet and utility providers (but, for the avoidance of doubt, excluding Leases and the Management Agreements), affecting any Apartment Complex to which any Seller is a party or by which any Seller is bound.

“Sole-Owner Sellers” means all of the Sellers other than the Westwood Property Owner and the Pierre Property Seller(s).

“Sole-Owned Properties Seller Floor” shall have the meaning set forth in Section 12.4.

“Sole-Owner Sellers” means all of the Sellers other than the Westwood Property Owner and the Pierre Property Seller(s).

“Sole-Owned Property” means each Property other than the Co-Owned Properties.

“SPE Entity” shall mean, with respect to each Assumption Loan Property, a single member, Delaware limited liability company that shall be Purchaser’s Designee to receive title in respect of such Assumption Loan Property and to assume the applicable Assumption Loan. Each SPE Entity shall be a wholly-owned subsidiary of Purchaser, be newly formed as of the Closing, and satisfy the requirements of each of the Assumption Loan Lenders for a special purpose, bankruptcy remote borrower pursuant to the Assumption Loan Documents.

“Special Damages” shall have the meaning set forth in Section 10.2.

“Station Place Property” means the Apartment Complex named “Station Place” on Schedule I.

“Steuben Arms Property” means the Apartment Complex named “Steuben Arms” on Schedule I.

“Superior Proposal” means a bona fide written Acquisition Proposal made by a Third Party that the Trust Board determines in its good faith judgment (after consultation with its financial advisor and outside legal counsel) would, if consummated, result in a transaction that is more favorable to the Trust Shareholders from a financial point of view than the Transactions.

“Superior Proposal Notice” shall have the meaning set forth in Section 7.13.5.

“Surveys” shall have the meaning set forth in Section 4.1.

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“Survival Period” shall have the meaning set forth in Section 12.1.

“Tax Lien” means any liens for Taxes (other than Taxes not yet due and payable) upon any Property.

“Taxes” means any federal, state, local or foreign real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any governmental authority on any Seller with respect to any Property, including any interest, penalty or fine with respect thereto, but expressly excluding any federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the Transactions.

“Tenant” means any tenant, subtenant, licensee or other occupant pursuant to any Lease.

“Termination Fee” shall have the meaning set forth in Section 9.2.6.

“Termination Payments” shall have the meaning set forth in Section 9.2.6.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than the parties hereto or any of their respective Affiliates or Representatives (solely in their capacity as such).

“Third-Party Claim” shall have the meaning set forth in Section 12.6.3.

“Third-Party Reports” means any reports, studies or other information prepared or compiled for Purchaser’s use by any consultant or other third party in connection with Purchaser’s investigation of the Properties, whether ordered by Sellers or Purchaser, including the Third-Party Reports identified on Schedule II attached hereto.

“TIC Conversion” shall have the meaning set forth in Section 7.3.

“TIC Conversion Deadline” means February 28, 2020.

“TIC Owners” shall have the meaning set forth in Section 7.3.

“Title Commitments” shall have the meaning set forth in Section 4.1.

“Title Company” shall have the meaning set forth in Section 4.1.

“Title Policy” means, with respect to each Property, a standard American Land Title Association owner’s title insurance policy for the Land and the Improvements applicable to such Property issued by the Title Company subject only to Permitted Exceptions, using the current policy jacket customarily provided by the Title Company in the applicable state, in an amount equal to the Allocated Purchase Price allocated to such Property, excluding the personal property components thereof, subject only to the Permitted Exceptions.

“Title Update” shall have the meaning set forth in Section 4.5.2.

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“Transactions” means any and all transactions contemplated by the terms of this Agreement.

“Transfer Taxes” shall have the meaning set forth in Section 5.5.1.

“Transfer Tax Forms” means any and all sales tax or transfer tax forms and returns, transfer declarations and other similar disclosure forms or notices required to be executed and/or delivered by any Seller and/or Purchaser pursuant to applicable law in connection with the consummation of the Transactions.

“Trust” means First Real Estate Investment Trust of New Jersey, a New Jersey trust, a Seller and a direct or indirect member of the other Sellers.

“Trust Board” shall have the meaning set forth in the recitals.

“Trust Board Recommendation” shall have the meaning set forth in the recitals.

“Trust Shareholder Approval” shall have the meaning set forth in Section 6.1.1.

“Trust Shareholders” shall have the meaning set forth in the recitals.

“Trust Shareholders Meeting” shall have the meaning set forth in the recitals.

“Uncollected Rent” shall have the meaning set forth in Section 5.4.1.1(b).

“Violations” means, with respect to each Property, all fines, penalties and interest that have accrued on any and all notes or notices of violations of law, or municipal ordinances, orders, designations or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau or any other governmental authority having jurisdiction over the Properties.

“Voluntary Liens” means, with respect to each Property, title exceptions affecting such Property that are voluntarily created by Sellers or their respective Affiliates after the Effective Date; provided, however, that the term “Voluntary Liens” as used in this Agreement shall not include the following: (a) any Permitted Exceptions; (b) any title exceptions that are approved, waived or deemed to have been approved or waived by Purchaser pursuant to the terms of this Agreement or that are created as permitted by, and in accordance with, the provisions of this Agreement and (c) any judgment liens and mechanics’ and similar liens.

“WARN Act” shall have the meaning set forth in Section 7.12.2.

“Westwood Hills Property” means the Apartment Complex named “Westwood Hills” on Schedule I.

“Westwood Hills Seller” means Westwood Hills, LLC, a New Jersey limited liability company, the current owner of the Westwood Hills Property.

“Westwood Hills Seller Floor” shall have the meaning set forth in Section 12.4

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“Westwood Hills Seller Maximum Liability” shall have the meaning set forth in Section 12.4

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SCHEDULE I

Apartment Complex Names and Addresses; Sellers; Allocated Purchase Prices

	Apartment Complex Name	Apartment Complex Street Address	City & State	Seller	Allocated purchase price
1.	Berdan Court	2 Hazen Court	Wayne, NJ	Berdan Court, LLC, a Delaware limited liability company	$42,000,000
2.	The Boulders at Rockaway	10 Mount Pleasant Avenue	Rockaway, NJ	First Real Estate Investment Trust of New Jersey, a New Jersey trust	$33,000,000
3.	Pierre Towers	185 Prospect Avenue	Hackensack, NJ	Pierre Towers, LLC, a New Jersey limited liability company	$80,500,000
4.	The Regency Club	1200 Regency Court	Middletown, NY	FREIT Regency, LLC, a New Jersey limited liability company	$27,250,000
5.	Station Place	145 Monmouth Street	Red Bank, NJ	Station Place on Monmouth, LLC, a New Jersey limited liability company	$16,500,000
6.	Steuben Arms	112 Main Street	River Edge, NJ	First Real Estate Investment Trust of New Jersey, a New Jersey trust	$17,250,000
7.	Westwood Hills	5 Sutton Place	Westwood, NJ	Westwood Hills, LLC, a New Jersey limited liability company	$50,000,000

Schedule I-1

Annex B

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

PLAN OF VOLUNTARY LIQUIDATION

1.       Approval and Effectiveness of Plan. This Plan of Voluntary Liquidation (this “Plan”) of First Real Estate Investment Trust of New Jersey, a real estate investment trust formed under the laws of New Jersey (the “Trust”), and the transactions contemplated hereby have been unanimously approved and declared by the Trust’s board of trustees (the “Board of Trustees”) as being advisable and in the best interests of the Trust and the holders of its shares of beneficial interest without par value (such holders, the “Shareholders,” and such shares, the “Shares”). The Board of Trustees has directed that the Plan, and the transactions contemplated thereby, be submitted to the Shareholders of the Trust for approval. The Plan shall become effective upon approval of the Plan, and the transactions contemplated thereby, by a majority of the votes cast by Shareholders present in person or represented by proxy at a duly called meeting of the Shareholders at which a quorum is present, subject to the consummation of the transaction contemplated by the Purchase and Sale Agreement, dated as of January 14, 2020, by and among the Trust, each other Seller listed on Schedule I thereto and Sinatra Properties LLC (“Buyer”). Subject to the foregoing, the date of the Shareholders’ approval is hereinafter referred to as the “Effective Date.”

2.       Voluntary Dissolution, Termination and Liquidation. From and after the Effective Date, the Trust shall, except as otherwise provided in Section 10 below, commence, and proceed with, actions to voluntarily dissolve, terminate and liquidate the Trust, pursuant to the broad authority granted to the Board of Trustees under Article V of the amended and restated declaration of trust of the Trust (as amended from time to time, the “Declaration of Trust”) and completely liquidate the Trust in accordance with Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations thereunder. Pursuant to the Plan, subject to Section 10 below, the Trust shall sell, convey, transfer and deliver or otherwise dispose of, or cause its subsidiaries to sell, convey, transfer and deliver or otherwise dispose, of all of their remaining assets, without further approval of the Shareholders.

3.       Disposition of Assets. The Trust is authorized to sell or otherwise dispose of, and cause its subsidiaries to sell or otherwise dispose of, in each case by means of a merger, other extraordinary action or transaction or otherwise, all of their remaining assets, for cash, notes or such other assets, upon such terms as the Board of Trustees may deem advisable and without further approval of the Shareholders.

4.       Payment of Creditors; Distributions to Shareholders. The Board of Trustees, and such officers, managers, agents or other representatives of the Trust as the Board of Trustees may authorize and direct, are authorized and empowered to proceed as promptly as practicable (as determined by the Board of Trustees in its discretion and subject to Section 10 below) to: (i) collect the assets of the Trust; (ii) dispose of such of its assets as are not to be distributed in kind to its Shareholders; (iii) pay or create a reserve fund for the payment of or otherwise adequately provide for all of the liabilities and obligations of the Trust and its subsidiaries; (iv) pay all expenses incidental to this Plan, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate this Plan; (v) distribute all the remaining assets of the Trust, either in cash or in kind, to the Shareholders in cancellation or redemption of their Shares in one or more distributions; and (vii) do every other act necessary or advisable to wind-up the affairs of the Trust (including, without limitation, the affairs of the Trust’s subsidiaries), dissolve or otherwise terminate (including by merger, other extraordinary action or otherwise) the subsidiaries and liquidate the Trust’s business and affairs.

5.       Reserve Fund. The Trust is authorized, but not required, to establish one or more reserve funds in a reasonable amount to be determined by the Board of Trustees in its discretion, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses, if the Board of Trustees deems such reserves desirable. Creation of a reserve fund may be accomplished by a recording in the Trust’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Trust is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Trust or the Liquidating Trust or Other Liquidating Entity (each as defined below), as applicable, or such other successor in interest to the Trust as may then exist or, if no such entity is then in existence, shall be delivered to the applicable governmental entity in accordance with any applicable abandoned property or escheat law. The Trust may also create a reserve fund by any other reasonable means.

6.       Insurance Policies. The Trust is authorized, but not required, to procure for itself one or more insurance policies in a reasonable amount to be determined by the Board of Trustees in its discretion, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses, if the Board of Trustees in its discretion deems such insurance policies desirable.

7.       Termination of Existence and Notification of Voluntary Dissolution. Subject to Section 10 below, the Board of Trustees, and such officers, managers, agents or other representatives of the Trust as the Board of Trustees may authorize and direct, are authorized and empowered, when appropriate, as determined by the Board of Trustees in its discretion, to take such action as necessary terminate the existence of the Trust by voluntary dissolution under applicable law, to determine the effective date of such dissolution and termination and, to the extent required, to notify any applicable governmental authority of such dissolution and termination. However, notwithstanding the effective date of such dissolution, the Trust shall continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs.

8.       Effect and Timing of Distributions. Upon the complete distribution of all assets of the Trust to the holders of outstanding Shares (the “Final Distribution”), all such Shares will be canceled automatically and no longer deemed outstanding and all rights of the holders thereof as Shareholders of the Trust shall automatically cease and terminate (without any further action by the Trust, the Shareholders or any other person). Subject to Section 10 below, the Trust shall use commercially reasonable efforts to cause the voluntary dissolution and liquidation of the Trust to occur and to make the Final Distribution to holders of outstanding Shares no later than the second anniversary of the Effective Date. After termination of the Trust, the liquidation of its business and the Final Distribution, a majority of the members of the Board of Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly dissolved, liquidated and terminated.

9.       Final Distribution as Distribution in Kind of Liquidating Trust Beneficial Interests. In the event that (i) the Board of Trustees deems it necessary or advisable in order to preserve the Trust’s status as a real estate investment trust under Sections 856 through 860 of the Code and the Treasury regulations thereunder, or (ii) the Board of Trustees deems it necessary or advisable in order to enable the Trust to terminate its obligation to file quarterly reports and audited annual financial statements with the Securities and Exchange Commission (the “Commission”) or (iii) the Board of Trustees determines in its discretion that it is otherwise advantageous or appropriate to do so, the Board of Trustees may cause the Trust to make the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board of Trustees deems appropriate in its discretion, substantially as follows:

(a)       The Trust may create the Liquidating Trust under statutory or common law of New Jersey or any other state of the United States and may transfer and assign all or substantially all of the remaining assets of the Trust of every sort whatsoever, including its unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Trust shall have no interest of any character in and to any such assets and all of such assets shall thereafter by held by the Liquidating Trust.

(b)       Simultaneously with such transfer and assignment, shares of beneficial interest in the Liquidating Trust shall be deemed to be distributed to each holder of Shares, all of whom shall automatically and without any need for notice or presentment be deemed to hold corresponding shares of beneficial interest in the Liquidating Trust. Such deemed distribution of shares of beneficial interest shall constitute the Final Distribution of all of the assets of the Trust to its Shareholders under Section 8 of this Plan.

(c)       The Liquidating Trust shall be constituted pursuant to a declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust of the Liquidating Trust”) in such form and contain such terms and conditions as the Board of Trustees may approve in its discretion. Without limiting the generality of the foregoing, the Declaration of Trust of the Liquidating Trust shall provide: (i) that shares of beneficial interest in the Liquidating Trust shall not be transferable (except by will, intestate succession or operation of law); (ii) that beneficial interests in the Liquidating Trust will not be represented by certificates; (iii) that the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the trust corpus or a specified number of years from the date that the Trust’s assets were first transferred to it, subject to extensions of determinate duration; and (iv) that the Liquidating Trust may disclose annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, shall be filed under cover of Form 10-K under the Trust’s Commission file number to the extent the Liquidating Trust is eligible to do so) but need not prepare or distribute any quarterly financial statements.

(d)       The initial trustees of the Liquidating Trust shall be designated by the Board of Trustees (and may include members of the Board of Trustees).

(e)       Approval of this Plan and the transactions contemplated hereby shall constitute the approval by the Shareholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust of the Liquidating Trust, as approved by the Board of Trustees and the appointment of trustees designated by the Board of Trustees.

10.       Conversion of Trust. In the event that (i) the Board of Trustees determines it necessary or advisable in order to preserve the Trust’s status as a real estate investment trust under Sections 856 through 860 of the Code and the Treasury regulations thereunder, or (ii) the Board of Trustees determines it necessary or advisable in order to enable the Trust to terminate its obligation to file quarterly reports and audited annual financial statements with the Commission or (iii) the Board of Trustees determine in its discretion that it is otherwise advantageous or appropriate to do so, the Board of Trustees may, instead of terminating the existence of the Trust by voluntary dissolution, but nonetheless in furtherance of the liquidation of the Trust, cause the Trust to convert to a newly formed limited liability company, a partnership or other appropriate legal entity (an “Other Liquidating Entity”), at such time as the Board of Trustees deems appropriate in its discretion, substantially as follows:

(a)       The Other Liquidating Entity to which the Trust converts shall be organized under statutory or common law of New Jersey or any other state of the United States.

(b)       The Board of Trustees shall, in its discretion, determine the effective time for the conversion of the Trust, and shall file, or cause to be filed, for record with the appropriate governmental authorities articles of conversion and/or other applicable documentation (“Articles of Conversion”) providing for such effective date and otherwise complying with applicable law and shall file with the applicable governmental authorities such other filings and documents as shall be necessary or appropriate to effect the conversion.

(c)       Upon the effective time of the conversion of the Trust, in the conversion, the Shares shall be automatically converted into or exchanged for corresponding ownership or beneficial interests in the Other Liquidating Entity.

(d)       The Other Liquidating Entity shall be constituted pursuant to articles of organization, certificate of limited partnership, a certificate of trust, a limited liability company agreement, a partnership agreement or other instrument or instruments governing the Other Liquidating Entity (the “Organizational Documents”) in such form and contain such terms and conditions as the Board of Trustees may approve in its discretion. Without limiting the generality of the foregoing, the Organizational Documents shall provide: (i) that ownership or beneficial interests in the Other Liquidating Entity shall not be transferable (except by will, intestate succession or operation of law); (ii) that ownership or beneficial interests in the Other Liquidating Entity will not be represented by certificates; (iii) that the Other Liquidating Entity will have a finite life and will terminate upon the earlier of the complete distribution of the assets of the Other Liquidating Entity or a specified number of years from the date of the conversion, subject to extensions of determinate duration; and (iv) that the Other Liquidating Entity may disclose annual financial statements, which need not be audited, to holders of its ownership or beneficial interests (which statements, if prepared and distributed, shall be filed under cover of Form 10-K under the Trust’s Commission file number to the extent the Other Liquidating Entity is eligible to do so) but need not prepare or distribute any quarterly financial statements.

(e)       The Articles of Conversion and/or the Organizational Documents shall include provisions reasonably necessary to provide that this Plan shall be substantially applicable to the Other Liquidating Entity.

(f)       The initial directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity shall be designated by the Board of Trustees (and may include members of the Board of Trustees).

(g)       Approval of this Plan and the transactions contemplated hereby shall constitute the approval by the Shareholders of the conversion of the Trust to an Other Liquidating Entity, the form and substance of the Organizational Documents of the Other Liquidating Entity, as approved by the Board of Trustees and the appointment of directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity designated by the Board of Trustees.

All actions, determination, designations and approvals by the Board of Trustees under this Section 10 or Section 18 below shall be by majority vote of the entire Board of Trustees.

11.       Termination of Exchange Act Registration. Immediately prior to the transfer to the Liquidating Trust, the conversion of the Trust to an Other Liquidating Entity or at such other time as the Board of Trustees considers appropriate, the Board of Trustees and officers of the Trust are authorized to file a Form 15 (or take other appropriate action) to terminate the registration of the Shares under the Securities Exchange Act of 1934, as amended.

12.       Tax Matters. This Plan is intended to accomplish the complete liquidation of the Trust in accordance with Section 331 of the Code and the Treasury regulations thereunder. This Plan shall be deemed to authorize all such action as, in the opinion of counsel for the Trust, may be necessary to comply with the provisions of Section 331 of the Code and the Treasury regulations thereunder.

13.       Form 966. The proper officers of the Trust, or manager of the Trust, shall within 30 days after the date that the liquidation of the Trust is approved by the Board of Trustees, file Form 966 with the Internal Revenue Service, together with any required attachments. The Trust shall also file in due course all other tax (federal, state, local or otherwise) returns, certificates, documents and information required to be filed by reason of the complete liquidation of the Trust.

14.       Interpretation; General Authority. The Board of Trustees, the trustees of the Liquidating Trust, the directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity and such officers, managers, agents or other representatives as the Board of Trustees, the trustees of the Liquidating Trust or the directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity, as applicable, may authorize and direct are hereby authorized to interpret the provisions of the Plan and are hereby authorized and empowered to take such actions, to give such notices to creditors, stockholders and governmental entities, to make such filings with governmental entities and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may, in their judgment, be necessary or desirable in order to wind-up expeditiously the affairs of the Trust and complete the dissolution, termination and liquidation thereof, or the conversion thereof to the Other Liquidating Entity, as applicable, including, without limitation: (i) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Trust or its subsidiaries, the Liquidating Trust or the Other Liquidating Entity, as applicable, whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, and (iii) the temporary investment of funds in such medium as the Board of Trustees, the trustees of the Liquidating Trust or the directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity, as applicable, may deem appropriate. The death, resignation or other disability of any trustee or officer of the Trust, trustee or officer of the Liquidating Trust or any director, manager, trustee or similar member of the governing body of the Other Liquidating Entity, as applicable, shall not impair the authority of the surviving or remaining trustees, directors, managers, similar members or officers (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon such death, resignation or other disability, the surviving or remaining trustees, directors, managers or similar members shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining trustees, directors, managers, similar members or officers to exercise any of the powers provided for in this Plan.

15.       Trustee Compensation. The members of the Board of Trustees shall continue to be entitled to receive compensation for their service as trustees until the Final Distribution. The trustees of the Liquidating Trust and the directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity, as applicable, shall also be entitled to receive compensation for their service as trustees of the Liquidating Trust or as directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity, as applicable.

16.       Indemnification. The Trust shall reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as shall be necessary or advisable to provide the continued indemnification of the members of the Board of Trustees, the trustees of the Liquidating Trust, the directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity and officers, managers, agents or other representatives of the Trust, the Liquidating Trust or Other Liquidating Entity, as applicable, to the full extent provided by the Declaration of Trust and the bylaws of the Trust, the Declaration of Trust of the Liquidating Trustor the Organizational Documents of the Other Liquidating Entity, any indemnification agreement in effect and applicable law. At the discretion of the Board of Trustees, the trustees of the Liquidating Trust and/or the directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity, as applicable, such insurance may include coverage for the periods after the effective date of the dissolution of the Trust, including periods after the termination of any Liquidating Trust or Other Liquidating Entity.

17.       Governing Law. The validity, interpretation and performance of this Plan shall be controlled by and construed under the laws of the State of New Jersey.

18.       Abandonment of Plan; Amendment. Prior to approval of this Plan, and the transactions contemplated hereby, by the Shareholders, the Board of Trustees may withdraw and abandon this Plan for any reason (or no reason). Following approval of this Plan, and the transactions contemplated hereby, by the Shareholders, the Plan and such transactions may not be abandoned by the Trust except in accordance with applicable law. Notwithstanding approval of the Plan, and the transactions contemplated hereby, by the Shareholders, the Board of Trustees, the trustees of the Liquidating Trust or the directors, managers, trustees or similar members of the governing body of the Other Liquidating Entity, as applicable, shall have the right to modify or amend this Plan without further action by or approval of the Shareholders to the extent permitted by applicable law.

Annex C

January 14, 2020

Special Committee of the Board of Trustees of

First Real Estate Investment Trust of New Jersey

505 Main Street

Hackensack, NJ 07601

Special Committee of the Board of Trustees of First Real Estate Investment Trust of New Jersey:

We understand that First Real Estate Investment Trust of New Jersey, a New Jersey Business Trust (the “Company”), proposes to enter into a transaction whereby, pursuant to the terms of a Purchase and Sale Agreement, dated as of January 14, 2020 (the “Purchase Agreement”), between Sinatra Properties LLC, a Delaware limited liability company (“Purchaser”), and the Sellers named therein, including the Company (the “Sellers”), Purchaser will acquire all of the Sellers’ right, title and interest to the Properties (as defined in the Purchase Agreement), including each Co-Owned Property (collectively, the “Purchase Agreement Transactions”) for the Purchase Price (as defined in the Purchase Agreement), subject to prorations and/or adjustments required by the Purchase Agreement (the “Transaction Consideration”).

Furthermore, at the time of the execution of the Purchase Agreement, we understand that the Board of Trustees of the Company (the “Board”) will approve a Plan of Voluntary Liquidation of the Company pursuant to which the Company will sell certain remaining assets of the Company (the “Plan of Liquidation,” and together with the Purchase Agreement, the “Transaction Agreements”) and will distribute the net proceeds after the payment of transaction costs and liabilities (the “Liquidation,” and together with the Purchase Agreement Transactions, the “Transaction”) to the holders of shares of beneficial interest of the Company, without par value (the “Shares” and such holders, the “Shareholders”). We have also been advised that in connection with the Plan of Liquidation, the Company will obtain the approval of the Shareholders holding a majority of the votes cast by Shareholders present in person or represented by proxy at a duly called meeting of the Shareholders at which a quorum is present, subject to the consummation of the transactions contemplated by the Purchase Agreement, in accordance with a proxy statement to be provided to such Shareholders (the “Proxy Statement”). We have also been advised that such Proxy Statement will include the terms and conditions and consideration to be received by the Company in any transactions for which definitive agreements have been entered into as of the date of the Proxy Statement, and will include estimates prepared by the Company of the range of expected per share aggregate liquidating distributions from the Plan of Liquidation (the “Estimated Range of Per Share Liquidating Distributions”), which estimate reflects the Company’s best good faith estimate of such distributions taking into account various factors, including, without limitation, the terms of (i) the Company’s declaration of trust and (ii) the agreements to which all entities through which the Company holds interests in its properties are a party, in each case relating to the liquidation of assets. We have been advised further that the Company’s Estimated Range of Per Share Liquidating Distributions is $25.64 to $31.71 per share.

Special Committee of the Board of Trustees of

First Real Estate Investment Trust of New Jersey

January 14, 2020

You have asked for our opinion, as of the date hereof, that the portion of the Transaction Consideration to be paid to the Company (including the portion of the Transaction Consideration to be paid by Purchaser to the Company with respect to each Co-Owned Property) in the Purchase Agreement Transactions is fair, from a financial point of view, to the Company. In addition, you have asked for our opinion as to the reasonableness, from a financial point of view, of the Company’s Estimated Range of Per Share Liquidating Distributions.

For purposes of the opinion set forth herein, we have:

(i)	reviewed documentation provided by management of the Company, including historical audited financial statements and certain internal financial statements and other operating data concerning the Company prepared by the management of the Company;
(ii)	analyzed certain financial forecasts prepared by the management of the Company, which forecasts the Company has represented to us are consistent with the best judgments of management of the Company as to the future financial performance of the Company and are the best currently available forecasts with respect to such future financial performance of the Company;
(iii)	reviewed certain SEC filings that we considered to be relevant;
(iv)	reviewed rent rolls of the Company’s properties;
(v)	discussed the past and current operations, capitalization and financial condition and the prospects of the Company with senior executives of the Company;
(vi)	reviewed the financial terms, to the extent publicly available, of certain publicly-traded multifamily real estate investment trusts (“REITs”) that we considered to be generally relevant and compared to the Company;
(vii)	performed site visits to all of the Company’s properties;
(viii)	reviewed third-party research on the multifamily, retail, and office real estate sectors from Green Street Advisors and other reputable sources;
(ix)	reviewed the financial terms, to the extent publicly available, of certain transactions that we considered to be relevant;
(x)	reviewed the draft Purchase Agreement dated January 14, 2020 and certain related documents;

Special Committee of the Board of Trustees of

First Real Estate Investment Trust of New Jersey

January 14, 2020

(xi)	reviewed the draft Plan of Liquidation dated January 14, 2020 and certain related documents;
(xii)	performed financial analyses including net asset value and discounted cash flow analyses and considered other factors as we deemed appropriate;
(xiii)	analyzed precedent portfolio and single asset multifamily transactions as we deemed relevant;
(xiv)	reviewed the internal financial analyses and projections prepared by the Company in order to calculate the Company’s Estimated Range of Per Share Liquidating Distributions, which estimate is based in part on the Company’s estimated range of the Company’s property values; and
(xv)	performed such other analyses, studies and investigations, and considered such other factors, as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, reviewed by or discussed with us (including information that is available from generally recognized public sources) for the purposes of this opinion. With respect to the financial projections provided to us, with your consent, we have assumed that they have been reasonably prepared and are consistent with the best currently available estimates and judgments of senior management of the Company as to the future financial performance of the Company and the other matters covered thereby. We assume no responsibility for and express no view as to such forecasts or any other forward-looking information or the assumptions on which they are based, and we have relied upon the assurances of the senior management of the Company that they are unaware of any facts that would make the information provided to or reviewed by us incomplete or misleading. In rendering our opinion, we express no view as to the reasonableness of such forward-looking information or any estimate, judgment or assumption on which it is based. We have not performed an independent appraisal of the assets and liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, including its real estate portfolio, nor have we been furnished with any such appraisals, and with your consent, we have relied upon and assumed the accuracy of information provided by the Company concerning: (i) potential environmental liabilities; (ii) deferred maintenance and other property capital needs; (iii) the Company’s ownership interest in each of its properties and the economic terms of any interests held by other parties in such properties; (iv) the Company’s ownership interests in the billboard and vacant land parcels, each located in New Jersey, and the economic terms associated with such interests, (v) the number of Shares outstanding; and (vi) the balance sheet value determinations for non-real estate assets and liabilities of the Company and any transaction expense and other adjustments to determine the Company’s Estimated Range of Per Share Liquidating Distributions. In particular, we do not express any opinion as to the value of any asset or liability of the Company or any of its respective subsidiaries, whether at current market prices or in the future. We have not assumed any obligation to conduct, nor have we conducted,

Special Committee of the Board of Trustees of

First Real Estate Investment Trust of New Jersey

January 14, 2020

any physical inspection of the properties or facilities of the Company. In arriving at our opinion, we have not taken into account any litigation that is pending or may be brought against the Company or any of its respective affiliates or representatives. We have been advised by the Company that it has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its formation as a REIT and further have assumed, at the direction of the Company, that the Transaction will not adversely affect such status or operations of the Company. In addition, we have not evaluated the solvency of any party to the Transaction Agreements under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.

For purposes of rendering our opinion, we have assumed that there has not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or any of its subsidiaries since the dates on which the most recent financial statements or other information, financial or otherwise, relating to the Company or any of its subsidiaries, was made available to us. We have also assumed, with your consent, that the final executed Transaction Agreements will not differ in any material respect from the draft Transaction Agreements reviewed by us, that the representations and warranties of each party set forth in the Transaction Agreements are true and correct, that each party to the Transaction Agreements will perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the Transaction set forth in the Transaction Agreements will be timely satisfied and not modified or waived and that the Transaction will be consummated in accordance with the terms set forth in the Transaction Agreements without modification, waiver or delay, except, in each case, as would not be material to our analyses. In addition, we have assumed, with your consent, that any governmental, regulatory or third-party consents, approvals or agreements necessary for the consummation of the Transaction will be obtained without any imposition of a delay, limitation, restriction or condition that would, in any respect be material to our analyses, have an adverse effect on the Company, or the contemplated benefits of the Transaction. Furthermore, we have assumed, with your consent, that the Company will not incur any fees or costs associated with liabilities, reserves or insurance for liabilities, contingent or otherwise, during the term of the Plan of Liquidation which are not accrued in or anticipated to be paid during the Plan of Liquidation and, therefore, considered in the Company’s Estimated Range of Per Share Liquidating Distributions, and further, that the timing of the Plan of Liquidation will occur consistent with management’s best estimates for the Plan of Liquidation and as reflected in the calculations of the Company’s Estimated Range of Per Share Liquidating Distributions. In addition, we are not legal, accounting, regulatory or tax experts and with your consent we have relied, without independent verification, on the assessment of the Company and its advisors with respect to such matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion and the assumptions used in preparing it, we do not have any obligation to update, revise or reaffirm this opinion. The credit, financial and stock markets as well as industries in which the Company operates have experienced, and continue to experience, volatility and we express no opinion or view as to any potential effects of such volatility on the Company or the Transaction.

Special Committee of the Board of Trustees of

First Real Estate Investment Trust of New Jersey

January 14, 2020

Our opinion addresses only (i) the fairness from a financial point of view to the Company of the portion of the Transaction Consideration (including the portion of the Transaction Consideration to be paid by Purchaser to the Company with respect to each Co-Owned Property) to be received by the Company in the Purchase Agreement Transactions, and (ii) the reasonableness, from a financial point of view, of the Company’s Estimated Range of Per Share Liquidating Distributions, and we do not express any view as to the fairness or reasonableness of the Transaction to, or any consideration of, the holders of any other class of securities of the Company, creditors or other constituencies of the Company or its respective subsidiaries or any other term of the proposed Transaction or the other matters contemplated by the Transaction Agreements. We have not been asked to, nor do we, offer any opinion as to any other term or aspect of the Transaction Agreements or any other agreement or instrument contemplated by or entered into in connection with the Transaction or the form or structure of the Transaction Agreements or the likely timeframe in which the Transaction will be consummated. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, employees or other affiliates of any party to the Transaction, including Hekemian & Company, Inc., or any class of such persons, relative to the Consideration to be received by the Company in the Transaction or with respect to the fairness of any such compensation. We do not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Transaction Agreements, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as they deem necessary from qualified professionals, and which advice we have relied upon in rendering our opinion. We express no view or opinion as to the financing of the Transaction or the terms or conditions upon which it is obtained. Our opinion does not address the underlying business decision of the Company to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company.

We have acted as financial advisor to the Special Committee of the Board of Trustees of the Company (the “Committee”) in connection with, and have participated in certain of the negotiations leading to, the Transaction. We will receive a fee for our services as financial advisor to the Committee in connection with the Transaction, a portion of which is payable upon the rendering of this opinion. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us for liabilities relating to or arising out of our engagement. During the two years preceding the date of this opinion, as disclosed to the Committee, we and our affiliates have engaged in financial advisory relationships with the Company and its affiliates for which we and our affiliates have received fees in connection with such services. Such relationships have included arranging for placement of debt financings on behalf of the Company and its affiliates. During such two-year period, neither we nor our affiliates have been engaged as a financial advisor to Purchaser, and we have not received any fees from Purchaser during such period. We and our affiliates may in the future provide, financial advice and services to the Company and Purchaser or their respective affiliates for which we and our affiliates would expect to receive compensation.

Special Committee of the Board of Trustees of

First Real Estate Investment Trust of New Jersey

January 14, 2020

Our opinion expressed herein is provided for the information and assistance of the Committee and the Board (which is entitled to rely on this opinion as if it were addressed and delivered to the Board) in connection with their consideration of the Transaction and does not constitute a recommendation as to whether the Committee or the Board should recommend or proceed with the Transaction, nor does it constitute a recommendation to any Shareholder as to how such Shareholder should vote or act with respect to any aspect of the Transaction or any matter related thereto. This opinion has been approved by the Fairness Committee of HFF Securities L.P. in accordance with our customary practice.

Based upon and subject to the foregoing and such other matters as we consider relevant, we are of the opinion that, as of the date hereof, (i) the portion of the Transaction Consideration to be paid to the Company (including the portion of the Transaction Consideration to be paid by Purchaser to the Company with respect to each Co-Owned Property) in the Purchase Agreement Transactions is fair, from a financial point of view, to the Company and (ii) the Company’s Estimated Range of Per Share Liquidating Distributions is reasonable from a financial point of view.

Very truly yours,
HFF Securities L.P.

Annex D

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is dated as of January 14, 2020, by and among Sinatra Properties LLC, a Delaware limited liability company (“Purchaser”), and the individuals listed on Annex A (collectively, the “Shareholders” and each, a “Shareholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser and certain “Sellers” party thereto have entered into that certain Purchase and Sale Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), pursuant to which, among other things, Purchaser will purchase the “Property” referred to therein (the “Acquisition”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement;

WHEREAS, as of the date hereof, each Shareholder has the right to vote the shares of beneficial interest without par value of First Real Estate Investment Trust of New Jersey (the “Trust”) set forth opposite such Shareholder’s name on Annex A (such shares, together with all other shares of beneficial interest without par value of the Trust acquired by such Shareholder and over which such Shareholder will have the right to vote after the date hereof and prior to the termination of this Agreement, “Shares”); and

WHEREAS, as a condition and inducement to the willingness of Purchaser to enter into the Purchase Agreement, Purchaser has required that the Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I

Voting Agreement

Section 1.01 Voting Agreement. During the term of this Agreement, each Shareholder hereby agrees, at every meeting of the Shareholders of the Trust called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Shareholders of the Trust:

(a)       to appear at such meeting or otherwise cause such Shareholder’s Shares to be present thereat for purposes of establishing a quorum; and

(b)       to vote or, as applicable, cause or direct to be voted (including by written consent) all of such Shareholder’s Shares (i) in favor of the adoption and approval of the Purchase Agreement and the other transactions contemplated thereby, and (ii) against any Acquisition Proposal and any action, agreement or transaction that would reasonably be expected to materially impede, interfere with, delay or postpone the consummation of the Acquisition.

Article II

Representations and Warranties of ShareholderS

Each Shareholder represents and warrants to Purchaser that:

Section 2.01 Authorization. Such Shareholder has all requisite right, capacity, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated by this Agreement and the compliance by such Shareholder with the provisions of this Agreement have been duly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and, assuming its due authorization, execution and delivery by Purchaser and each other Shareholder, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (b) general principles of equity (collectively, the “Equitable Exceptions”).

Section 2.02 No Conflicts.

(a)       No authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by such Shareholder.

(b)       None of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of such Shareholder’s Shares is bound or (ii) violate any applicable law, judgment, award, order, injunction, decree or ruling, except for any of the foregoing as would not reasonably be expected to impair such Shareholder’s ability to perform its obligations under this Agreement. As of the date hereof, there is no action, suit, proceeding, governmental investigation, demand or claim pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder that impairs or would reasonably be expected to impair such Shareholder’s ability to perform its obligations under this Agreement.

Section 2.03 Ownership of Shares. Such Shareholder has (except as otherwise permitted by this Agreement) sole voting power with respect to such Shareholder’s Shares. Except as set forth herein, none of such Shareholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. As of the date hereof, such Shareholder has the direct right to vote the Shares set forth opposite such Shareholder’s name on Annex A.

Section 2.04 Total Shares. Except for the Shares set forth on Annex A, as of the date hereof, no Shareholder beneficially owns any (a) shares of capital stock or voting securities of the Trust over which it has voting control or (b) securities of the Trust convertible into or exchangeable for shares of capital stock or voting securities of the Trust over which it would have voting control.

Article III

Representations and Warranties of PURCHASER

Purchaser represents and warrants to each of the Shareholders:

Section 3.01 Authority; Execution and Delivery; Enforceability. Purchaser has all requisite right, capacity, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Purchaser, the consummation by Purchaser of the transactions contemplated by this Agreement and the compliance by Purchaser with the provisions of this Agreement have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming its due authorization, execution and delivery by the Shareholders, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by the Equitable Exceptions.

Section 3.02 No Conflicts.

(a)       No authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by Purchaser.

(b)       None of the execution and delivery of this Agreement by Purchaser, the consummation by Purchaser of the transactions contemplated hereby or compliance by Purchaser with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser is bound or (ii) violate any applicable law, judgment, award, order, injunction, decree or ruling, except for any of the foregoing as would not reasonably be expected to impair Purchaser’s ability to perform its obligations under this Agreement. As of the date hereof, there is no action, suit, proceeding, governmental investigation, demand or claim pending against Purchaser or, to the knowledge of Purchaser, threatened against Purchaser that impairs or would reasonably be expected to impair Purchaser’s ability to perform its obligations under this Agreement.

Article IV

Covenants of Shareholders

Section 4.01 No Proxies for or Encumbrances on Shares. During the term of this Agreement, each Shareholder hereby covenants and agrees that:

(a)       Except as permitted by the terms of this Agreement, such Shareholder shall not, directly or indirectly, without the prior written consent of Purchaser, (i) grant any proxy or enter into any voting trust or other agreement or arrangement with respect to the voting of any of such Shareholder’s Shares, (ii) offer for sale, sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement with respect to the Transfer of, any such Shares, or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case, involving any such Shares, or (iii) knowingly take any action, in each case, that would have the effect of preventing or delaying such Shareholder from performing any of its obligations under this Agreement.

(b)       Notwithstanding Section 4.01(a), any Shareholder may effect a Transfer of any of such Shareholder’s Shares to a Permitted Transferee of such Shareholder; provided that such Shareholder, prior to and as a condition to the effectiveness of such Transfer, causes each such Permitted Transferee to execute a counterpart signature page to this Agreement and deliver the same to Purchaser, pursuant to which such Permitted Transferee agrees to be a “Shareholder” pursuant to, and to be bound by, this Agreement with respect to such Shares that are the subject of such Transfer (such Transfer, a “Permitted Transfer”). “Permitted Transferee” means, with respect to any Shareholder, (i) any other Shareholder or controlled Affiliate of a Shareholder, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of such Shareholder, (iii) any trust, the trustees of which include only the persons named in clauses (i) and/or (ii) and the beneficiaries of which include only the persons named in clauses (i) and/or (i), (iv) any corporation, limited liability company or partnership the shareholders, members or general or limited partners of which include only the Persons named in clauses (i), (ii), and/or (iii), (v) if such Shareholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust, or (vi) to any Person by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations. Transfers of Shares to Permitted Transferees made pursuant to this Section 4.01(b) shall not be a breach of this Agreement.

(c)       Any Transfer of Shares not effected in accordance with the terms and conditions of this Section 4.01 shall be null and void ab initio.

Section 4.02 Proxy Statement. The Shareholders hereby agree that their respective identities and beneficial ownership of the Shares and the nature of their commitments under this Agreement may be disclosed in the Proxy Statement to the extent required by applicable law.

Section 4.03 Acquisition of Additional Shares. During the term of this Agreement, each Shareholder shall notify Purchaser promptly, in writing, of the direct or indirect acquisition of record or beneficial ownership of additional shares of beneficial interest without par value of the Trust by such Shareholder after the date hereof over which such Shareholder has voting control, all of which shall be considered Shares and be subject to the terms of this Agreement as though owned by such acquiring Shareholder on the date hereof.

Section 4.04 Further Assurances. From time to time and without additional consideration, each Shareholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Purchaser may reasonably request for the purpose of carrying out the intent of this Agreement.

Article V

Miscellaneous

Section 5.01 Amendments and Waivers; Termination.

(a)       Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Purchaser and each of the Shareholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

(b)       This Agreement, and all rights and obligations of the parties contained herein, shall automatically terminate without any further action required by any Person upon the earliest to occur of (i) the mutual agreement of the parties hereto to terminate this Agreement, (ii) the termination of the Purchase Agreement in accordance with its terms, and (iii) the Closing. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

Section 5.02 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 5.03 Successors and Assigns; No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, executors and permitted assigns; provided that, other than as permitted by Section 4.01(b), no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 5.04 Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to any principles regarding conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. Each party hereto shall submit to the exclusive jurisdiction of the state courts of the State of New Jersey and to the jurisdiction of the United States District Court for the District of New Jersey for the purposes of each and every suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the parties, it being expressly understood and agreed that this consent to jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Agreement or as otherwise permitted by such law, shall be necessary in order to confer jurisdiction upon a party in any such court. Each party hereto shall waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any suit, action or proceeding brought in any such court, any claim that such party is not subject personally to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Section 5.05 WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE TERMS AND PROVISIONS OF THIS SECTION 5.05 SHALL SURVIVE THE CLOSING AND ANY EARLIER TERMINATION OF THIS AGREEMENT.

Section 5.06 Specific Performance. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, and the parties hereby waive any requirement for the posting of any bond or similar collateral in connection therewith.

Section 5.07 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the next business day if transmitted by national overnight courier or (b) on the date delivered if sent by email (provided that confirmation of email receipt is obtained), in each case, as follows (or to such other persons or addressees as may be designated in writing by the party to receive such notice):

if to Purchaser:

c/o Kushner Companies

666 Fifth Avenue, 15th Floor

New York, New York 10103

Attention: Ben Curtiss and Emily Wolf

Email: bcurtiss@kushner.com and ewolf@kushner.com

with a copy (which shall not constitute notice) to:

Brach Eichler LLC

101 Eisenhower Parkway

Roseland, New Jersey 07068

Attention: Alan R. Hammer

Email: ahammer@bracheichler.com

if to any of the Shareholders, as set forth on Annex A.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Bruce Gutenplan

Email: bgutenplan@paulweiss.com

Section 5.08 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 5.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 5.11 Capacity. Each Shareholder is signing this Agreement solely in its capacity as a shareholder of the Trust and not in any other capacity, and this Agreement shall not limit or otherwise affect any actions taken, or required or permitted to be taken, by any Shareholder or any Affiliate or Representative of any Shareholder or any of its Affiliates in any other capacity, including, if applicable, as an officer, director, manager or trustee of the Trust or any of its Affiliates, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by any of the foregoing Persons in such capacity as an officer, director, manager or trustee of the Trust or any of its Affiliates shall not be deemed to constitute a breach of this Agreement.

Section 5.12 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

Purchaser:

SINATRA PROPERTIES LLC

By:	/s/ Emily Wolf
Name: Emily Wolf
Title: Authorized Signatory

[Signature Page to Voting Agreement]

Shareholders:

/s/ John Aiello
John Aiello

/s/ Ronald Artinian
Ronald Artinian

/s/ Richard Aslanian
Richard Aslanian

/s/ David Hekemian
David Hekemian

/s/ Robert Hekemian, Jr.
Robert Hekemian, Jr.

/s/ David McBride
David McBride

/s/ Justin Meng
Justin Meng

PROXY CARD

FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF HOLDERS OF SHARES OF BENEFICIAL INTEREST OF

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Robert S. Hekemian, Jr. and John A. Aiello (together, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote all of the shares of beneficial interest that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of annual meeting of holders of beneficial interest of First Real Estate Investment Trust of New Jersey (the “Trust”) to be held on April 9, 2020 at 7:00 p.m., Eastern Time at 505 Main Street, Hackensack, New Jersey 07601, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED HOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS LISTED BELOW AND ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6. PLEASE MARK, SIGN, AND DATE AND RETURN THE PROXY CARD PROMPTLY.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 and 6.

Proposal 2 is conditioned upon the approval of Proposal 1.

|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

1)	The Sale Proposal. To approve the Purchase and Sale Agreement, dated as of January 14, 2020, by and among the Trust, certain affiliates of the Trust and Sinatra Properties LLC and the transactions contemplated thereby.

For □               Against □               Abstain □

2)	The Liquidation Proposal. To approve the Plan of Voluntary Liquidation of the Trust and the actions and transactions contemplated thereby.

For □               Against □               Abstain □

3)	The Trustee Election Proposal. To elect Robert S. Hekemian, Jr. and David F. McBride, Esq. as trustees to serve on the Board of Trustees of the Trust for terms of three years each, or until their successors have been elected and qualify or, if earlier, the Trust has been dissolved and terminated:

For All □	Withhold All □	For All Except □	To withhold authority to vote for any individual nominee,
mark “For All Except” and write the name of the nominee below.

4)	The Executive Compensation Proposal. To approve and adopt an advisory resolution approving the compensation of the executive officers of the Trust.

For □               Against □               Abstain □

5)	The Auditor Appointment Proposal. To ratify the appointment of the Audit Committee of the Board of Trustees of the Trust of EisnerAmper LLP as the independent registered public accountants of the Trust to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2020.

For □               Against □               Abstain □

6)	The Adjournment Proposal. To approve the adjournment of the special meeting, if necessary, to solicit additional votes to approve the Sale Proposal and/or the Liquidation Proposal.

For □               Against □               Abstain □

IMPORTANT: Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign.

Shareholder sign above

Co-holder (if any) sign above

Please be sure to sign and date this Proxy in the box below

Date:                                              , 2020